As filed with the Securities and Exchange Commission on June 30, 2010

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RBS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3560	01-0752045
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

REXNORD LLC

(Formerly Rexnord Corporation)

(Exact name of registrant as specified in charter)

Delaware	3560	04-3722228
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

GUARANTORS LISTED ON SCHEDULE A HERETO

RBS Global, Inc.

4701 W. Greenfield Avenue

Milwaukee, WI 53214

(414) 643-3000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Patricia M. Whaley

Vice President, General Counsel and Secretary

RBS Global, Inc.

4701 W. Greenfield Avenue

Milwaukee, WI 53214

(414) 643-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth V. Hallett, Esq.

Joseph D. Masterson, Esq.

Quarles & Brady LLP

411 E. Wisconsin Avenue

Milwaukee, WI 53202

(414) 277-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
8.50% Senior Notes Due 2018	$1,145,000,000	100%	$1,145,000,000	$81,639
Guarantees of Senior Notes Due 2018 (3)				(4)

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. The proposed maximum offering price is estimated solely for purpose of calculating the registration fee, and is exclusive of accrued interest, if any.
(2)	Paid by wire transfer.
(3)	The guarantors are the entities listed on Schedule A.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address, including Zip Code, and Telephone Number, including, area code of Registrant’s Principal Executive Offices	I.R.S. Employer Identification Number

The Falk Service Corporation	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	39-1545847

Prager Incorporated	Louisiana	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	72-0291860

PT Components, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	35-1537461

RBS Acquisition Corporation	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	72-1538677

RBS China Holdings, L.L.C.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	68-0532389

Rexnord Industries, LLC	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	39-1626766

Rexnord International Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	39-1049617

W.M. Berg Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	11-2583091

Rexnord-Zurn Holdings, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	22-3568449

OEI, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	75-2270874

OEP, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	36-3114796

Krikles, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	75-2740962

Krikles Europe U.S.A., Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	75-2438219

Krikles Canada U.S.A., Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	75-2438221

Zurco, Inc.	Delaware	103 Springer Building, Concord Plaza 3411 Silverside Road P.O. Box 7048 Wilmington, DE 19803 (302) 573-3946	51-0338798

Zurn International, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	25-1782107

Zurn PEX, Inc.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	75-1248298

Environmental Energy Company	California	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	93-0998392

HL Capital Corp.	California	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	95-4168463

Zurnacq of California, Inc.	California	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	94-3125330

Zurn Constructors, Inc.	California	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	95-3700653

Gary Concrete Products, Inc.	Georgia	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	58-1985364

Sanitary-Dash Manufacturing Co. Inc.	Connecticut	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	06-0734926

Zurn EPC Services, Inc.	Washington	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	91-1091148

USI Atlantic Corp.	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	22-3369326

Zurn Industries, LLC	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	25-1040754

GA Industries Holdings, LLC	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	26-2152658

GA Industries, LLC	Delaware	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	25-1267725

Rodney Hunt Company, Inc.	Massachusetts	4701 W. Greenfield Ave. Milwaukee, WI 53214 (414) 643-3000	04-3285203

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to completion, dated June 30, 2010

PROSPECTUS

RBS Global, Inc.

Rexnord LLC

Offer to Exchange

$1,145,000,000 aggregate principal amount of Registrants’ 8.50% Senior Notes due 2018.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $1,145,000,000 in aggregate principal amount of our registered 8.50% Senior Notes due 2018 and the guarantees thereof (the “exchange notes”), for a like principal amount of our unregistered 8.50% Senior Notes due 2018 and the guarantees thereof (the “old notes”). We refer to the old notes and the exchange notes collectively as the “notes.” The terms of the exchange notes and the guarantees thereof are identical to the terms of the old notes and the guarantees thereof in all material respects, except for the elimination of certain transfer restrictions and the right to receive additional interest payments in the event of our failure to effect this exchange offer registration statement. Each of the notes are irrevocably and unconditionally guaranteed by our domestic subsidiaries that guarantee our obligations under our senior secured credit facility and our other existing notes (the “guarantors”). The notes will be exchanged in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

We will exchange any and all old notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on [                    ], 2010, unless extended.

We have not applied, and do not intend to apply, for listing the notes on any national securities exchange or automated quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page [    ] of this prospectus for a discussion of certain risks that you should consider before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2010.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission (the “SEC”), the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

The notes may not be offered or sold in or into the United Kingdom by means of any document except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the notes in, from or otherwise involving or having an effect in the United Kingdom.

The notes have not been and will not be qualified under the securities laws of any province or territory of Canada. The notes are not being offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

Until [                    ], 2010 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

i

TRADEMARKS

The following terms used in this prospectus are our Process and Motion Control trademarks: Falk™, Rexnord®, Rex®, Prager™, Falk Renew®, Steelflex ®, Thomas®, Omega ®, Viva ®, Wrapflex ®, Lifelign ®, True Torque ®, Addax ®, Shafer ®, PSI ®, Cartriseal ®. The following terms used in this prospectus are our Water Management trademarks: Zurn ®, Wilkins®, Aquaflush ®, AquaSense ®, AquaVantage ®, Zurn One®, Zurn One Systems ®, EcoVantage ®, AquaSpec ®, Zurn PEX ®, Checktronic ®, Cam-Seal ®, Rodney Hunt®, Golden Anderson ™ and Fontaine®. All other trademarks appearing in this prospectus are the property of their holders.

CERTAIN TERMS USED IN THIS PROSPECTUS

Unless otherwise indicated or as the context otherwise requires, in this prospectus:

•

“Rexnord,” “we,” “us,” “our” and the “Company” mean RBS Global, Inc. and its predecessors and consolidated subsidiaries, including Rexnord LLC; “RBS Global” means RBS Global, Inc. and its predecessors but not its subsidiaries; and “Rexnord Holdings” means Rexnord Holdings, Inc. and its predecessors but not its subsidiaries;

•

the “guarantors” means each of the domestic subsidiaries of RBS Global, Inc. that guarantee the notes (which subsidiaries are all of the domestic operating subsidiaries of RBS Global, Inc. as of the date of this prospectus other than Rexnord LLC, which is a co-issuer of the notes), but does not include any of its foreign subsidiaries;

•	the “old notes” or the “old Notes” means the unregistered 8.50% Senior Notes due 2018 that were issued on April 28, 2010 and are being accepted for exchange in this exchange offer;

•	the “exchange notes” or the “exchange Notes” means the registered 8.50% Senior Notes due 2018 that are being exchanged for the old notes in this exchange offer;

•	the “notes” or the “Notes” means the old notes and the exchange notes;

•

the “senior secured credit facilities” means the term loan facility and revolving credit facility that we entered into on July 21, 2006, as amended and restated on October 5, 2009, and the incremental term loan B facility that we entered into in connection with the Zurn acquisition;

•	the “2006 9.50% Notes” means the 9.50% Senior Unsecured Notes due 2014;

•	the “2009 9.50% Notes” means the 9.50% Senior Unsecured Notes due 2014;

•	the “2014 senior notes” means the 2006 9.50% Notes and the 2009 9.50% Notes;

•	the “8.875% Notes” or the “2016 senior notes” means the 8.875% Senior Unsecured Notes due 2016;

•	the “existing notes” means the existing senior notes and the existing senior subordinated notes;

•	the “existing senior notes” means the 2006 9.50% Notes, the 2009 9.50% Notes and the 8.875% Notes;

•	the “existing senior subordinated notes” or the “2016 senior subordinated notes” means the 11.75% Senior Subordinated Notes due 2016 that we issued on July 21, 2006;

•	the “Holdco Notes” means the PIK Toggle Senior Notes due 2013 that Rexnord Holdings issued on August 8, 2008;

•	the “Holdco Term Loans” means the term loan facility that Rexnord Holdings entered into on March 2, 2007;

•	the “Holdco Debt” means the Holdco Notes and Holdco Term Loans;

ii

•

“fiscal year” refers to Rexnord’s fiscal year ending March 31 of the corresponding calendar year (for example, “fiscal year 2010” or “fiscal 2010” means the period from April 1, 2009 to March 31, 2010);

•	the “Transactions” means the Cash Tender Offers and Consent Solicitations and the issuance of the old notes;

•	the “remaining existing senior notes” means the 2006 9.50% Notes, the 2009 9.50% Notes and the 8.875% Notes remaining outstanding after the consummation of the Cash Tender Offers; and

•	“Apollo” or the “Sponsor” means Apollo Global Management, LLC, together with its subsidiaries.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus, including the section entitled “Risk Factors,” along with the financial statements and related notes. “Rexnord,” “we,” “us,” “our” and the “Company” mean RBS Global, Inc. and its predecessors and consolidated subsidiaries, including Rexnord LLC. As used in this prospectus, “fiscal year” refers to our fiscal year ending March 31 of the corresponding calendar year (for example, “fiscal year 2010” or “fiscal 2010” means the period from April 1, 2009 to March 31, 2010).

Our Company

We believe we are a leading, global multi-platform industrial company strategically positioned within the markets and industries we serve. Currently, our business is comprised of two strategic platforms: (i) Process and Motion Control, which produces gears, couplings, industrial bearings, aerospace bearings and seals, flattop, special components and industrial chain and conveying equipment, and (ii) Water Management, which produces professional grade specification plumbing, water and waste water treatment and control products. Our Process and Motion Control platform designs, manufactures, markets and services specified highly engineered mechanical components used within complex systems where our customers’ reliability requirements and cost of failure or downtime is extremely high. Our Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Our product portfolio includes premier and widely known brands within both of our platforms as well as one of the broadest and most extensive product offerings.

Our strategy is to build our business around multi-billion dollar, global strategic platforms that participate in end markets with above average growth characteristics where we are, or have the opportunity to become, the industry leader.

We are led by an experienced, high caliber management team that employs a proven operating philosophy, the Rexnord Business System (“RBS”) modeled after the Danaher Business System of the Danaher Corporation. RBS was established by George Sherman, our Non-Executive Chairman of the Board and the former CEO of the Danaher Corporation from 1990 to 2001. RBS is designed to drive excellence and world class performance in all aspects of our business by focusing on customer satisfaction or the “Voice of the Customer,” while seeking to continuously improve our growth, quality, delivery and cost. Our global footprint encompasses 28 principal Process and Motion Control manufacturing and warehouse facilities and three principal Process and Motion Control repair facilities located around the world and 23 principal Water Management manufacturing and warehouse facilities which allow us to meet the needs of our increasingly global customer base as well as our distribution channel partners.

We believe we have a sustainable competitive advantage in both of our platforms as a result of the following attributes:

•

We are a leading designer, manufacturer and marketer of highly-engineered, end user and/or third-party specified products that are mission or project-critical for applications where the cost of failure is high;

•

We believe our portfolio includes premier and widely known brands in the Process and Motion Control and Water Management markets in which we participate as well as one of the broadest, most extensive product offerings;

•	We estimate approximately 85% of our total net sales come from products in which we have leading market share positions;

•

We have established an extensive installed base of our products that provides us the opportunity to capture significant, recurring aftermarket revenues at attractive margins as a result of a “like-for-like” replacement dynamic; and

•

We have extensive distribution networks in both of our platforms – in Process and Motion Control we have over 400 distributor customers with more than 2,400 branches serving our customers globally and in Water Management we have approximately 650 independent sales representatives across approximately 170 sales agencies that work directly with our in-house technical team to drive specification of our products.

We employ approximately 5,700 employees across 54 principal locations around the world and we generated net sales of $1,510.0 million and net loss of $5.6 million for the fiscal year ended March 31, 2010.

Recent Developments

The Transactions

The Cash Tender Offers and Consent Solicitations and the issuance of the old notes described below are collectively referred to as the “Transactions.”

Cash Tender Offers and Consent Solicitations

On April 7, 2010, we launched cash tender offers and consent solicitations with respect to any and all of our outstanding 2006 9.50% Notes, 2009 9.50% Notes and 8.875% Notes (the “Cash Tender Offers”). In connection with the Cash Tender Offers, we also solicited the consents (the “Consent Solicitations”) of the holders of the existing senior notes to proposed amendments to each indenture governing each series of the existing senior notes (the “Proposed Amendments”). The primary purpose of the Consent Solicitations and Proposed Amendments was to eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the indentures governing the existing senior notes.

Upon completion of the Cash Tender Offers, $794.1 million aggregate principal amount of 2006 9.50% Notes, $196.3 million aggregate principal amount of 2009 9.50% Notes and $77.0 million aggregate principal amount of 8.875% Notes had tendered their notes and consented to the Proposed Amendments. After closing, $0.9 million aggregate principal amount of the 2006 9.50% Notes, $13,000 aggregate principal amount of the 2009 9.50% Notes and $2.0 million aggregate principal amount of the 8.875% Notes had not been tendered and remain outstanding.

In connection with the Cash Tender Offers and Consent Solicitations, on April 20, 2010, we entered into supplemental indentures to the indentures governing each of the 2006 9.50% Notes, 2009 9.50% Notes and 8.875% Notes (as amended and supplemented, the “Supplemental Indentures”). The Supplemental Indentures amend the terms governing the respective notes to, among other things, eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the respective indentures governing the notes.

Issuance of 8.50% Senior Notes due 2018

On April 28, 2010, we issued, in a private offering, $1,145.0 million aggregate principal amount of our 8.50% Senior Notes due 2018, which are being accepted by us for exchange in this exchange offer. The proceeds of the offering of the notes were used to fund the Cash Tender Offers plus any consent payments and related fees.

Organizational Structure

RBS Global, Inc. is the parent company of Rexnord LLC, a Delaware limited liability company and a holding company, which owns several domestic and foreign subsidiaries. RBS Global was formed by certain affiliates of our prior equity sponsor and incorporated in Delaware on November 4, 2002. On July 21, 2006, affiliates of the private equity firm Apollo Management, L.P. (“Apollo”) and certain members of management acquired RBS Global from our prior equity sponsor. Thus, RBS Global became an indirect wholly-owned subsidiary of our ultimate parent company, Rexnord Holdings, Inc. (“Rexnord Holdings”).

The chart below is a summary of the organizational structure of Rexnord Holdings, the Company and their subsidiaries and illustrates the long term debt that is outstanding as of March 31, 2010.

(1)	Includes investment funds affiliated with, or co-investment vehicles managed by, Apollo, including Apollo Investment Fund VI, L.P., which, as of March 31, 2010, collectively beneficially own 90.2% of Rexnord Holdings’ common stock, with the balance beneficially owned by the management participants.
(2)	As of March 31, 2010, $49.9 million was outstanding.
(3)	As of March 31, 2010, $37.0 million was outstanding.
(4)	As of March 31, 2010, $763.5 million was outstanding.
(5)	As of March 31, 2010, on a pro forma basis after giving effect to the Transactions, there were outstanding $1,145.0 million aggregate principal amount of old notes, $0.9 million aggregate principal amount of 2006 9.50% Notes, $13,000 aggregate principal amount of 2009 9.50% Notes, and $2.0 million aggregate principal amount of 8.875% Notes.
(6)	As of March 31, 2010, $300.3 million was outstanding.
(7)	As of March 31, 2010, $7.2 million was outstanding. This indebtedness was incurred at the subsidiary level and primarily consists of foreign borrowings and capitalized lease obligations.
(8)	Guarantors of the senior secured credit facilities, the notes, the existing senior notes and the existing senior subordinated notes include substantially all of the domestic operating subsidiaries of RBS Global, Inc. as of the date of this prospectus other than Rexnord LLC, which is a co-issuer of the notes, but do not include any of its foreign subsidiaries.

Summary of the Terms of the Exchange Offer

In connection with the issuance of the old notes, we entered into a registration rights agreement (as more fully described below) with the initial purchasers of the old notes. Under that agreement, we agreed to deliver to you this prospectus and to consummate the exchange offer. In the exchange offer you are entitled to exchange your old notes for exchange notes which are identical in all material respects to the old notes except that:

•	the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us; and

•	our obligation to pay additional interest on the old notes due to the failure to file a registration statement and consummate the exchange offer by a certain date does not apply to the exchange notes.

The Exchange Offer	We are offering to exchange up to $1,145,000,000 aggregate principal amount of our registered 8.50% Senior Notes due 2018 and the guarantees thereof, for a like principal amount of our 8.50% Senior Notes due 2018 and the guarantees thereof which were issued on April 28, 2010. Old notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000.

Resales	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

•	are acquiring the exchange notes in the ordinary course of business; and

•

have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in, a distribution of the exchange notes.

In addition, each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For more information, see “Plan of Distribution.”

Any holder of old notes, including any broker-dealer, who:

•	is our affiliate,

•	does not acquire the exchange notes in the ordinary course of its business, or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on [ ], 2010, or such later date and time to which we extend it. We do not currently intend to extend the expiration date. A tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. For more information, see “The Exchange Offer—Certain Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold old notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Guaranteed Delivery Procedures	If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Old Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreements for the old notes and, accordingly, we will not be obligated to pay additional interest as described in the registration rights agreements. If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the respective indenture, except for any rights under the registration rights agreement that, by their terms, terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture governing the notes. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Material Tax Considerations	The exchange of old notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For more information, see “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

Summary of the Terms of the Exchange Notes

The following summary highlights certain material information regarding the exchange notes contained elsewhere in this prospectus. For a more complete description of the terms of the notes see “Description of Notes” in this prospectus. We urge you to read this entire prospectus, including the “Risk Factors” section and the consolidated financial statements and related notes.

Co-Issuers	RBS Global, Inc. and Rexnord LLC as joint and several obligors.

Notes Offered	$1,145,000,000 aggregate principal amount of 8.50% Senior Notes due 2018.

Maturity Date	The notes will mature on May 1, 2018.

Interest Payment Dates	May 1 and November 1 of each year, commencing November 1, 2010.

Interest Rate	Interest on the notes will be payable in cash and will accrue from the issue date of the notes at a rate of 8.50% per annum.

Optional Redemption	Prior to May 1, 2014, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date plus the applicable “make-whole” premium. On or after May 1, 2014, we may redeem some or all of the notes at the redemption prices set forth in this prospectus. Additionally, on or prior to May 1, 2013, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of specified equity offerings at the redemption price set forth in this prospectus. See “Description of Notes—Optional Redemption.”

Change of Control	If a change of control occurs, we must give holders of the notes an opportunity to sell to us their notes at a purchase price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest to the date of purchase. The term Change of Control is defined under “Description of Notes—Change of Control.”

Guarantees	The notes will be guaranteed, jointly and severally, on an unsecured, senior basis, by each of our domestic subsidiaries that guarantees our senior secured credit facilities, the existing senior notes and the existing senior subordinated notes. See “Description of Notes—Guarantees.”

Ranking	The notes and the guarantees thereof will be our and the guarantors’ unsecured, senior obligations and will rank:

•	equal in the right of payment with all of our and the guarantors’ existing and future senior indebtedness, including any remaining existing senior notes and the guarantees thereof;

•	senior to all of our and the guarantors’ existing and future subordinated indebtedness, including our existing senior subordinated notes and the guarantees thereof;

•

effectively junior in priority to our and the guarantors’ obligations under all secured indebtedness, including our senior secured credit facilities and any other secured obligations, in each case to the extent of the value of the assets securing such obligations; and

•

effectively junior to liabilities of the non-guarantor subsidiaries. As of March 31, 2010, our non-guarantor subsidiaries had total liabilities to non-affiliates of $160.0 million and had $452.8 million of our total assets.

As of March 31, 2010, after giving pro forma effect to the Transactions, we would have had outstanding on a consolidated basis:

•	$763.5 million of secured senior indebtedness;

•	$1,147.9 million of unsecured senior indebtedness, consisting of the notes and remaining existing senior notes;

•	$300.3 million of unsecured senior subordinated indebtedness, consisting substantially of our existing senior subordinated notes; and

•	$7.2 million of other long-term indebtedness (primarily foreign borrowings and capitalized lease obligations).

Restrictive Covenants	The indenture governing the notes contains certain covenants limiting our ability and the ability of our subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain preferred shares;

•	pay dividends and make other restricted payments;

•	create restrictions on the payment of dividends or other distributions to us from our restricted subsidiaries;

•	create or incur certain liens;

•	create liens on certain assets to secure debt;

•	make certain investments;

•	engage in transactions with affiliates;

•	engage in sales of assets and subsidiary stock; and

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions.

These covenants are subject to a number of important limitations and exceptions as described under “Description of Notes—Certain Covenants.”

No Trading Market	The notes are a new issue of securities. There is no established public trading market for the notes, and we cannot assure you that an active trading market for the notes will develop or be maintained. We do not intend to list the notes on any securities exchange.

Risk Factors	Investing in the notes involves substantial risk. We urge you to read this entire prospectus, including the “Risk Factors” section beginning on page [ ].

Trustee	Wells Fargo Bank, National Association

Risk Factors

Investing in the notes involves substantial risk. These risks include, among other things, risks related to our competitive environment, our dependence on independent distributors, general economic and business conditions, our dependence on customers in cyclical industries and the seasonality of sales. See “Risk Factors” for a discussion of these and certain other factors that you should consider before investing in the notes and participating in the exchange offer.

Additional Information

RBS Global is a Delaware corporation and Rexnord LLC is a Delaware limited liability company. Our principal executive offices are located at 4701 Greenfield Avenue, Milwaukee, Wisconsin 53214. Our telephone number is (414) 643-3000. Our website is located at www.rexnord.com. The information that appears on our website is not a part of, and is not incorporated into, this prospectus.

Summary Historical Consolidated Financial Data and Certain Pro Forma Financial Data

The following table presents the Company’s summary historical financial data as of and for the periods presented and is based on our consolidated financial statements, including those included elsewhere in this prospectus. The following table also includes pro forma financial information as of March 31, 2010, giving effect to the Transactions as if they occurred on that date. The Statement of Operations, Other Data and Balance Sheet Data are derived from our audited financial statements. These financial statements do not include the accounts of Rexnord Holdings, the indirect parent company of RBS Global, Inc.

The historical results presented below are not necessarily indicative of the financial results to be achieved in future periods.

The following data should be read in conjunction with the “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and our consolidated financial statements and the related notes included herein.

(dollars in millions)	Year Ended March 31, 2010	Year Ended March 31, 2009 (1)	Year Ended March 31, 2008 (2)
Statement of Operations:
Net Sales	$1,510.0	$1,882.0	$1,853.5
Cost of Sales	998.0	1,277.0	1,250.4

Gross Profit	512.0	605.0	603.1
Selling, General and Administrative Expenses	299.0	316.6	312.2
Loss on Divestiture	—	—	11.2
(Gain) on Canal Street Accident, net	—	—	(29.2)
Intangible Impairment Charges	—	422.0	—
Restructuring and Other Similar Costs	6.8	24.5	—
Amortization of Intangible Assets	49.7	48.9	49.9

Income (Loss) from Operations	156.5	(207.0)	259.0
Non-Operating Income (Expense):
Interest Expense, net (3)	(183.7)	(178.4)	(191.8)
Other Income (Expense), net	(16.4)	(0.9)	(5.3)

Income (Loss) Before Income Taxes	(43.6)	(386.3)	61.9
Provision (Benefit) for Income Taxes	(38.0)	8.0	21.0

Net Income (Loss)	$(5.6)	$(394.3)	$40.9

Other Data:
Net Cash Provided By (Used for):
Operating Activities	157.0	156.1	232.8
Investing Activities	(22.0)	(54.5)	(121.6)
Financing Activities	(153.3)	39.5	(28.0)
Depreciation and Amortization of Intangible Assets	109.3	109.6	104.1
Capital Expenditures	22.0	39.1	54.9
Dividend payment to parent company	30.0	70.0	—

	March 31,
(dollars in millions)	2010 Adjusted (4)	2010 Actual	2009 (1)	2008 (2)
Balance Sheet Data:
Cash and Cash Equivalents	$241.9	$263.2	$277.5	$141.9
Working Capital (5)	484.2	484.6	548.8	436.6
Total Assets	2,982.7	3,015.2	3,204.8	3,805.2
Total Debt (6)	2,218.9	2,129.2	2,140.5	2,024.5
Stockholders’ Equity (7)	(47.1)	54.2	157.4	744.6

(1)	Consolidated financial data as of and for the year ended March 31, 2009 reflects the estimated fair value of assets acquired and liabilities assumed in connection with the Fontaine acquisition on February 27, 2009. As a result, the comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of the Fontaine acquisition.
(2)	Consolidated financial data as of and for the year ended March 31, 2008 reflects the estimated fair value of assets acquired and liabilities assumed in connection with the GA acquisition on January 31, 2008. As a result, the comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of the GA acquisition.
(3)	After giving full period pro forma effect to the Transactions, assuming such Transactions occurred on March 31, 2010, our interest expense, net for the twelve months ended March 31, 2010 would have been $176.1.
(4)	Adjusted to give pro forma effect to the Transactions, assuming the Transactions occurred on March 31, 2010.
(5)	Represents total current assets less total current liabilities.
(6)	Total debt represents long-term debt plus the current portion of long-term debt.
(7)

The adjusted amount of $(47.1) million reflects the impact on retained deficit related to the write-off of $25.7 million of previously capitalized deferred financing fees, the write-off of $12.1 million of net original issue discount and $63.5 million of consent payments made in connection with the retirement of $794.1 million, $196.3 million and $77.0 million of 2006 9.5% Notes, 2009 9.5% Notes and 8.875% Notes, respectively. No net tax impact has been recorded on these adjustments as the tax benefit associated with the additional expenses (or losses) would be offset by a corresponding increase to our valuation allowance.

Covenant Compliance

The credit agreement, the indentures that govern certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes contain, among other provisions, restrictive covenants regarding indebtedness, payments and distributions, mergers and acquisitions, asset sales, affiliate transactions, capital expenditures and the maintenance of certain financial ratios. Payment of borrowings under the senior secured credit facilities and indentures that govern certain of our existing notes and the indenture governing the notes may be accelerated if there is an event of default. Events of default include the failure to pay principal and interest when due, a material breach of a representation or warranty, covenant defaults, events of bankruptcy and a change of control. Certain covenants contained in the credit agreement that governs our senior secured credit facilities restrict our ability to take certain actions, such as incurring additional debt or making acquisitions, if we are unable to meet certain maximum senior secured bank debt to Adjusted EBITDA ratios and, with respect to our revolving facility, also require us to remain at or below a certain maximum senior secured bank debt to Adjusted EBITDA ratio as of the end of each fiscal quarter. Certain covenants contained in the indentures that govern certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes restrict our ability to take certain actions, such as incurring additional debt or making acquisitions, if we are unable to achieve a minimum Adjusted EBITDA to Fixed Charges ratio. Under such indentures, the Company’s ability to incur additional indebtedness and our ability to make future acquisitions under certain circumstances requires us to have an Adjusted EBITDA to Fixed Charges ratio (measured on a last twelve months, or LTM, basis) of at least 2.0:1.0. Failure to comply with this covenant could limit our long-term growth prospects by hindering our ability to obtain future debt or make acquisitions.

“Fixed Charges” is defined in our indentures as net interest expense, excluding the amortization or write-off of deferred financing costs.

“Adjusted EBITDA” is defined in our senior secured credit facilities as net income, adjusted for the items summarized in the table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP (see “Risk Factors–The calculation of Adjusted EBITDA pursuant to our senior secured credit facilities represents our actual historical covenant compliance calculations and permits certain estimates and assumptions that may differ materially from actual results.”). For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facilities may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

As of the date of this prospectus, the calculation of Adjusted EBITDA under the credit agreement and indentures that govern our notes result in a substantially identical calculation. However, the results of such calculations could differ in the future based on the different types of adjustments that may be included in such respective calculations at the time.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the fiscal year ended March 31, 2010, including the ratio of Adjusted EBITDA to Fixed Charges and the senior secured bank leverage ratio as adjusted to give pro forma effect to the Transactions as if they had occurred on March 31, 2010.

(in millions)	Year Ended March 31, 2010
Net loss	$(5.6)
Interest expense, net	183.7
Income tax benefit	(38.0)
Depreciation and amortization	109.3

EBITDA	$249.4
Adjustments to EBITDA:
Restructuring and other similar costs (1)	6.8
Stock option expense	5.5
Impact of inventory fair value adjustment (2)	0.3
LIFO expense (3)	1.7
CDSOA recovery (4)	(0.8)
Other expense, net (5)	17.2

Subtotal of adjustments to EBITDA	$30.7

Adjusted EBITDA	$280.1

Fixed charges (6)	$172.6
Ratio of Adjusted EBITDA to Fixed Charges	1.62	x
Senior secured bank indebtedness (7)	$514.6
Senior secured bank leverage ratio (8)	1.84	x
Ratio of Adjusted EBITDA to Fixed Charges, as adjusted for the Transactions (9)	1.66
Senior secured bank leverage ratio, as adjusted for the Transactions (9)	1.91

(1)	Represents costs incurred by the Company to reduce operating costs and improve profitability. These charges are primarily comprised of work force reductions, asset impairments and contract termination costs. See Note 5 of the notes to our consolidated financial statements for additional information.
(2)	Represents the incremental unfavorable expenses of selling inventories that had been adjusted to fair value in purchase accounting as a result of the Fontaine acquisition.
(3)	Last-in first-out (LIFO) inventory adjustments are excluded in calculating Adjusted EBITDA as defined in our senior secured credit facilities.
(4)	Recovery under Continued Dumping and Subsidy Offset Act (CDSOA). See Note 6 of the notes to our consolidated financial statements for additional information.
(5)	Other expense, net for the fiscal year ended March 31, 2010, consists of management fee expense of $3.0 million, transaction costs associated with the April 2009 debt exchange offer of $6.0 million, foreign currency transaction losses of $4.3 million, loss on the sale of fixed assets of $2.5 million, income in unconsolidated affiliates of $0.5 million and other miscellaneous expense of $1.9 million.
(6)	The indentures governing our senior notes define fixed charges as interest expense excluding the amortization or write-off of deferred financing costs.
(7)	The senior secured credit facilities define senior secured bank debt as consolidated secured indebtedness for borrowed money, less unrestricted cash, which was $248.9 million (as defined by the senior secured credit facilities) at March 31, 2010. Senior secured bank debt reflected in the table consists of borrowings under our senior secured credit facilities.
(8)	The senior secured credit facilities define the senior secured bank leverage ratio as the ratio of senior secured bank debt to Adjusted EBITDA for the trailing four fiscal quarters.
(9)	As of March 31, 2010 as adjusted to give pro forma effect to the Transactions.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus, including our financial statements and the related notes, before participating in this exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If any of the following risks materialize, our business, financial condition or results of operations could be materially and adversely affected. In that case, you may lose some or all of your investment.

Risks Related to an Investment in the Notes

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.

We are highly leveraged companies. As of March 31, 2010 (as adjusted to give pro forma effect to the completion of the Transactions), we would have had $2,218.9 million of outstanding indebtedness, our fiscal 2010 debt service payment obligations would have been $170.7 million (including approximately $141.0 million of debt service on fixed rate obligations) and our Adjusted EBITDA to Fixed Charges ratio would have been 1.66 to 1.00 (calculated pursuant to the indentures governing our existing senior notes to include the annualized effect of certain operational changes effected prior to the date of this prospectus). Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt will depend on a range of economic, competitive and business factors, many of which are outside our control. Our business may not generate sufficient cash flow from operations to meet our debt service and other obligations, and currently anticipated cost savings and operating improvements may not be realized on schedule, or at all. If we are unable to meet our expenses and debt service and other obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets or raise equity. Furthermore, Apollo has no obligation to provide us with debt or equity financing, and we therefore may be unable to generate sufficient cash to service all of our indebtedness. We may not be able to refinance any of our indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Our inability to generate sufficient cash flow to satisfy our debt obligations or to refinance our obligations on commercially reasonable terms would have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our substantial indebtedness could also have other important consequences with respect to our ability to manage our business successfully, including the following:

•	it may limit our ability to borrow money for our working capital needs, capital expenditures, debt service requirements, strategic initiatives or other purposes;

•

it may make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under our senior secured credit facilities, the indentures that govern certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments), the indenture governing the notes and our other indebtedness;

•	a substantial portion of our cash flow from operations will be dedicated to the repayment of our indebtedness and so will not be available for other purposes;

•	it may limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	we are and will continue to be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to further downturns in our business or the economy;

•	it may restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities; and

•	it may limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets.

Furthermore, our interest expense could increase if interest rates increase because a portion of the debt under our senior secured credit facilities is unhedged variable-rate debt. Recently interest rates have been subject to unprecedented volatility which may intensify this risk. Also, we may still incur significantly more debt, which could intensify the risks described above. For more information, see Note 11, Long-Term Debt, of the notes to consolidated financial statements.

Despite our substantial indebtedness, we may still be able to incur significantly more indebtedness, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

The senior secured credit facilities, the indentures governing certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future. As of March 31, 2010, we had approximately $118.6 million available for additional borrowing under our $150.0 million senior secured revolving credit facility, including a subfacility for letters of credit ($31.4 million was considered utilized in connection with outstanding letters of credit), and the covenants under our debt agreements would allow us to borrow a significant amount of additional indebtedness, including $88.8 million under our accounts receivable facility. Additional leverage could have a material adverse effect on our business, financial condition, results of operations or cash flows and could increase the risks described in “—Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes,” “—Our debt agreements impose significant operating and financial restrictions, which could have a material adverse effect on our business, financial condition, results of operations or cash flows,” “—As a result of these covenants, we could be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs” and “—Because a substantial portion of our indebtedness bears interest at rates that fluctuate with changes in certain prevailing short-term interest rates, we are vulnerable to interest rate increases.”

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our senior secured credit facilities, the availability of which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Neither Apollo nor any of its affiliates has any continuing obligation to provide us with debt or equity financing.

In addition to our debt service needs, our parent company, Rexnord Holdings, Inc., will need to rely upon distributions from us to service the Holdco Debt, $86.9 million aggregate principal amount of which is outstanding as of March 31, 2010. We may not generate sufficient cash flow from operations to pay dividends or distributions to our parent in amounts sufficient to allow it to pay principal on its debt at maturity, or make cash interest or special mandatory payments due prior to maturity. In addition, our ability to make distributions to our parent is subject to restrictions in our various debt instruments. If Rexnord Holdings is unable to meet its debt service obligations, it could attempt to restructure or refinance its indebtedness or seek additional equity capital. We cannot assure you that our parent will be able to accomplish these actions on satisfactory terms, if at all. A default under the Holdco Debt could result in a change of control and/or an event of default under our other debt instruments and lead to an acceleration of all outstanding loans under our senior secured credit facilities and certain of our other debt, including the notes.

Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own substantially all of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our non-guarantor subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes will be unsecured. As a result, the notes and the related guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the assets securing the indebtedness. Our obligations under our senior secured credit facilities and each applicable guarantor’s obligations under its guarantee of our senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets. In the event that we or a relevant guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, our obligations under our senior secured credit facilities and any other secured obligations will be entitled to be paid in full from our assets or the assets of such guarantor, as the case may be, securing such obligation before any payment may be made with respect to the notes. Holders of the notes (including holders of both the old notes and the exchange notes) would participate ratably in our remaining assets or the remaining assets of the guarantor, as the case may be, with all holders of unsecured indebtedness that are deemed to rank equally with the notes based upon the respective amount owed to each creditor. In addition, if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

As of March 31, 2010, we had $763.5 million of senior secured indebtedness (substantially all of which was indebtedness under our senior secured credit facilities and which does not include additional borrowing availability of $118.6 million under our revolving credit facility, net of $31.4 million in outstanding letters of credit). The senior secured credit facilities, the indentures governing certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured credit facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, or we may be required to apply all of our available cash to repay such holders, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Notes.”

Because a substantial portion of our indebtedness bears interest at rates that fluctuate with changes in certain prevailing short-term interest rates, we are vulnerable to interest rate increases.

A substantial portion of our indebtedness, including the senior secured credit facilities and borrowings outstanding under our accounts receivable securitization facility, bears interest at rates that fluctuate with changes in certain short-term prevailing interest rates. As of March 31, 2010, we had $763.5 million of floating rate debt under the senior secured credit facilities ($763.5 million term loans outstanding). Of the $763.5 million of floating rate debt, $370.0 million of our term loans are subject to interest rate swaps, in each case maturing in July 2012. After considering the interest rate swaps, a 100 basis point increase in the March 31, 2010 interest rates would increase interest expense under the senior secured credit facilities by approximately $3.9 million on an annual basis.

The notes are structurally subordinated to all liabilities of the Issuers’ non-guarantor subsidiaries.

The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries (other than, in respect of RBS Global, Inc., Rexnord LLC) that are not guaranteeing the notes. In fiscal 2010, subsidiaries that are not guaranteeing the notes had net loss of $11.2 million and had EBITDA of $16.0 million and held $452.8 million of our total assets. In the event of a bankruptcy, liquidation or reorganization of any such subsidiaries that are not guaranteeing the notes, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to the Issuers.

The notes are not guaranteed by any of the Issuers’ non-U.S. subsidiaries or any other subsidiaries that are not wholly owned by the Issuers. These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of these subsidiaries upon their liquidation or reorganization, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, a court may void, subordinate or otherwise decline to enforce the notes or the guarantees if it found that when the Issuers issued the notes or the guarantors issued the guarantees, or in some states when payments became due under the notes, the guarantees or the Issuers received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The court might also void an issuance of notes or a related guarantee by a guarantor, without regard to the above factors, if the court found that the Issuers issued the notes or the applicable guarantor made its guarantee with actual intent to hinder, delay or defraud its creditors.

A court would likely find that the Issuers or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or its guarantee of the notes, if the Issuers or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or related guarantee, if applicable, you would no longer have any claim against the Issuers or the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from the Issuers or a guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Issuers or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any subsidiary guarantor’s other debt.

The notes will mature after a substantial portion of our other indebtedness.

The notes will mature on May 1, 2018. Substantially all of our existing indebtedness (including under our senior secured credit facilities and our existing senior notes and existing senior subordinated notes), as well as the Holdco Debt, will mature prior to May 1, 2018.

Therefore, we will be required to repay substantially all of our other creditors before we are required to repay a portion of the interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay or refinance such amounts.

Our debt agreements impose significant operating and financial restrictions, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our senior secured credit facilities, the indentures governing certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes contain various covenants that limit or prohibit our ability, among other things, to:

•	incur or guarantee additional indebtedness or issue certain preferred shares;

•	pay dividends on our capital stock or redeem, repurchase, retire or make distributions in respect of our capital stock or subordinated indebtedness or make other restricted payments;

•	make certain loans, acquisitions, capital expenditures or investments;

•	sell certain assets, including stock of our subsidiaries;

•	enter into sale and leaseback transactions;

•	create or incur liens;

•	consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

The indentures governing certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes contain covenants that restrict our ability to take certain actions, such as incurring additional debt, if we are unable to meet defined specified financial ratios. As of March 31 2010, our senior secured bank leverage ratio was 1.84x. In addition, as of March 31, 2010, we had $118.6 million of additional borrowing capacity under the senior secured credit facilities ($31.4 million was considered utilized in connection with outstanding letters of credit). Failure to comply with the leverage covenant of the senior secured credit facilities can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions. The interest rate in respect of borrowings under the senior secured credit facilities is determined in reference to the senior secured bank leverage ratio. A breach of any of these covenants could result in a default under our debt agreements. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

The restrictions contained in the agreements that govern the terms of our debt could:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans;

•

adversely affect our ability to finance our operations, to enter into strategic acquisitions, to fund investments or other capital needs or to engage in other business activities that would be in our interest; and

•	limit our access to the cash generated by our subsidiaries.

Upon the occurrence of an event of default under the senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure the senior secured credit facilities on a first-priority lien basis. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, such acceleration could have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, we may not have sufficient assets to repay our senior notes and senior subordinated notes upon acceleration. For a more detailed description of the limitations on our ability to incur additional indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

The Issuers may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, the Issuers will be required to offer to repurchase all of their outstanding senior and subordinated notes (including the notes) at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that the Issuers will not have sufficient funds at the time of the change of control to make the required repurchase of all such notes or that restrictions in our senior secured credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures for the notes, the existing senior notes and existing senior subordinated notes. See “Description of Notes—Change of Control.”

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Notes—Guarantees.”

Risks Related to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and be subject to the same limitations on your ability to transfer old notes.

We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal or compliance with DTC’s Automated Tender Offer Program. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you are eligible to participate in the exchange offer and do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and will no longer be entitled to any additional interest with respect to the old notes. In addition:

•

if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of up to 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

If you do not exchange your old notes for exchange notes, there will be restrictions on your ability to resell your old notes.

The old notes have not been registered under the Securities Act or any state securities laws, and were sold pursuant to an exemption from registration under U.S. and applicable state securities laws. As a result, the old notes may be transferred or resold only in transactions registered under, or exempt from, U.S. and applicable state securities laws. An issue of restricted securities may command a lower price than does a comparable issue of unrestricted securities. Therefore, if you do not exchange your old notes for exchange notes or if you do not satisfy the conditions described in “The Exchange Offer” below, you may be required to bear the risk of your investment in the old notes for an indefinite period of time. Although we are obligated to use commercially reasonable efforts under certain circumstances to file the registration statement of which this prospectus is a part with the SEC and to cause this registration statement to become effective with respect to the exchange offer, the SEC has broad discretion to determine whether any registration statement will be declared effective and may delay or deny the effectiveness of any registration statement filed by us for a variety of reasons.

An active trading market may not develop for the exchange notes, in which case the trading market liquidity and the market price quoted for the exchange notes could be adversely affected.

The exchange notes are a new issue of securities with no established trading market and will not be listed on any securities exchange or automated dealer quotation system. The liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer would reduce liquidity and could lower the market price of those exchange notes. Future trading prices of the old notes and the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

Risks Related to Our Business

Weak economic and financial market conditions have impacted our business operations and may adversely affect our results of operations and financial condition.

Weak global economic and financial market conditions, including severe disruptions in the credit markets and the global economic recession, have impacted our business operations and may adversely affect our future results of operations and financial condition. A continuing economic downturn in the end markets, businesses or geographic areas in which we sell our products could reduce demand for these products and result in a decrease in sales volume for a prolonged period of time which would have a negative impact on our future results of operations. Also, a weak recovery could prolong the negative effects we have experienced. For example, sales to the construction industry are driven by trends in commercial and residential construction, housing starts and trends in residential repair and remodeling. Consumer confidence, mortgage rates, credit standards and availability and income levels play a significant role in driving demand in the residential construction, repair and remodeling sector. In the current weak market, many lenders and institutional investors have significantly reduced, and in some cases ceased to provide, funding to borrowers. The lack of available or increased cost of credit has led to decreased construction which has resulted in reduced demand for our products. A prolonged or further drop in consumer confidence, continued restrictions in the credit market or an increase in mortgage rates, credit standards or unemployment could delay the recovery of commercial and residential construction levels and have a material adverse effect on our business, financial condition, results of operations or cash flows. This may express itself in the form of substantial downward pressure on product pricing and our profit margins, thereby adversely affecting our financial results. Additionally, many of our products are used in the energy, mining and cement and aggregate markets. With the recent volatility in commodity prices, certain customers may defer or cancel anticipated projects or expansions until such time as these projects will be profitable based on the underlying cost of commodities compared to the cost of the project. Volatility and disruption of financial markets could limit the ability of our customers to obtain adequate financing to maintain operations and may cause them to terminate existing purchase orders, reduce the volume of products they purchase from us in the future or impact their ability to pay their receivables. Adverse economic and financial market conditions may also cause our suppliers to be unable to meet their commitments to us or may cause suppliers to make changes in the credit terms they extend to us, such as shortening the required payment period for outstanding accounts receivable or reducing or eliminating the amount of trade credit available to us. We recorded an impairment charge in fiscal 2009 and may need to record additional impairment charges if the fair value of our assets declines further due to the conditions cited above. These conditions could affect our liquidity which may cause us to defer needed capital expenditures, reduce research and development or other spending, defer costs to achieve productivity and synergy programs, or sell assets. In addition, this could require us to seek additional borrowings which may not be available given the current financial market conditions, or may only be available at terms significantly less advantageous than our current credit terms.

Demand for our Water Management products depends on availability of financing.

Many customers who purchase our Water Management products depend on third-party financing. There have been significant disruptions in the availability of financing on reasonable terms. Fluctuations in prevailing interest rates affect the availability and cost of financing to our customers. Given recent market conditions, some lenders and institutional investors have significantly reduced, and in some cases ceased to provide, funding to borrowers. The lack of availability or increased cost of credit could lead to decreased construction which would result in a reduction in demand for our products and have a material adverse effect on our Water Management business, financial condition, results of operations or cash flows.

The markets in which we sell our products are highly competitive.

We operate in highly fragmented markets within the Process and Motion Control. As a result, we compete against numerous companies. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate, and some of our competitors have greater financial and other resources than we do. Competition in our business lines is based on a number of considerations including product performance, cost of transportation in the distribution of our Process and Motion Control products, brand reputation, quality of client service and support, product availability and price. Additionally, some of our larger, more sophisticated customers are attempting to reduce the number of vendors from which they purchase in order to increase their efficiency. If we are not selected to become one of these preferred providers, we may lose access to certain sections of the markets in which we compete. Our customers increasingly demand a broad product range and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest continuously in manufacturing, customer service and support, marketing and our distribution networks. We may also have to adjust the prices of some of our Process and Motion Control products to stay competitive. We cannot assure you that we will have sufficient resources to continue to make these investments or that we will maintain our competitive position within each of the markets we serve.

Within the Water Management platform, we compete against both large international and national rivals, as well as many regional competitors. Some of our competitors have greater resources than we do. Significant competition in any of the markets in which the Water Management platform operates could result in substantial downward pressure on product pricing and our profit margins, thereby adversely affecting the Water Management financial results. Furthermore, we cannot provide assurance that we will be able to maintain or increase the current market share of our products successfully in the future.

Our business depends upon general economic conditions and other market factors beyond our control, and we serve customers in cyclical industries. As a result, our operating results could further be negatively affected during any continued or future economic downturns.

Our financial performance depends, in large part, on conditions in the markets that we serve in the U.S. and the global economy generally. Some of the industries we serve are highly cyclical, such as the aerospace, energy and industrial equipment industries. We have undertaken cost reduction programs as well as diversified our markets to mitigate the effect of downturns in economic conditions; however, such programs may be unsuccessful. Any sustained weakness in demand or downturn or uncertainty in the economy generally, such as the recent unprecedented volatility in the capital and credit markets, would materially reduce our net sales and profitability.

The demand in the water management industry is influenced by new construction activity, both residential and non-residential, and the level of repair and remodeling activity. The level of new construction and repair and remodeling activity is affected by a number of factors beyond our control, including the overall strength of the U.S. economy (including confidence in the U.S. economy by our customers), the strength of the residential and commercial real estate markets, institutional building activity, the age of existing housing stock, unemployment rates and interest rates. Any declines in commercial, institutional or residential construction starts or demand for replacement building and home improvement products may impact us in a material adverse manner and there can be no assurance that any such adverse effects would not continue for a prolonged period of time.

The loss of any significant customer could adversely affect our business.

We have certain customers that are significant to our business. During fiscal 2010, our top 20 customers accounted for approximately 31% of our consolidated net sales, and our largest customer, Motion Industries, Inc., accounted for 7.1% of our consolidated net sales. Our competitors may adopt more aggressive sales policies and devote greater resources to the development, promotion and sale of their products than we do, which could result in a loss of customers. The loss of one or more of our major customers or deterioration in our relationship with any of them could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Increases in the cost of our raw materials, in particular bar steel, brass, castings, copper, forgings, high-performance engineered plastic, plate steel, resin, sheet steel and zinc, or the loss of a substantial number of our suppliers, could adversely affect our financial condition.

We depend on third parties for the raw materials used in our manufacturing processes. We generally purchase our raw materials on the open market on a purchase order basis. In the past, these contracts generally have had one-to-five year terms and have contained competitive and benchmarking clauses intended to ensure competitive pricing. While we currently maintain alternative sources for raw materials, our business is subject to the risk of price fluctuations, delays in the delivery of and potential unavailability of our raw materials. Any such price fluctuations or delays, if material, could harm our profitability or operations. In addition, the loss of a substantial number of suppliers could result in material cost increases or reduce our production capacity. We are also significantly affected by the cost of natural gas used for fuel and the cost of electricity.

We do not typically enter into hedge transactions to reduce our exposure to price risks and cannot assure you that we would be successful in passing on any attendant costs if these risks were to materialize. In addition, if we are unable to continue to purchase our required quantities of raw materials on commercially reasonable terms, or at all, or if we are unable to maintain or enter into our purchasing contracts for our larger commodities, our business operations could be disrupted and our profitability could be impacted in a material adverse manner.

We rely on independent distributors. Termination of one or more of our relationships with any of those independent distributors or an increase in the distributors’ sales of our competitors’ products could have a material adverse effect on our business, financial condition, results of operations or cash flows.

In addition to our own direct sales force, we depend on the services of independent distributors to sell our Process and Motion Control products and provide service and aftermarket support to our customers. We rely on an extensive distribution network, with nearly 2,400 distributor locations nationwide; however, for fiscal 2010, approximately 18% of our Process and Motion Control net sales were generated through sales to three of our key independent distributors, the largest of which accounted for 10.7% of Process and Motion Control net sales. Rather than serving as passive conduits for delivery of product, our industrial distributors are active participants in the overall competitive dynamic in the Process and Motion Control industry. Industrial distributors play a significant role in determining which of our Process and Motion Control products are stocked at the branch locations, and hence are most readily accessible to aftermarket buyers, and the price at which these products are sold. Almost all of the distributors with whom we transact business also offer competitors’ products and services to our customers. Within Water Management, we depend on a network of several hundred independent sales representatives and approximately 70 third-party warehouses to distribute our products; however, for fiscal 2010, our three key independent distributors generated approximately 28% of our Water Management net sales with the largest accounting for 19.7% of Water Management net sales.

We are in the process of renewing our Process and Motion Control distributorship agreement with one of our three key distributors. We currently operate in accordance with the terms of both current and previously expired agreements. We believe these terms to be “market standard” providing, among other matters, that the applicable distributor is (i) authorized to sell certain products in certain geographic areas, (ii) obligated to comply with minimum stocking requirements and (iii) entitled to certain limited inventory return rights. None of our distributors have exclusive geographic rights. Our Water Management distributorship sales are on “market standard” terms. In addition, certain key distributors are on rebate programs, including our top three Water Management distributors. For more information on our rebate programs, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Revenue Recognition.”

The loss of one of our key distributors or of a substantial number of our other distributors or an increase in the distributors’ sales of our competitors’ products to our customers could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We could be adversely affected if any of our significant customers default in their obligations to us.

Our contracted backlog is comprised of future orders for our products from a broad number of customers. Defaults by any of the customers that have placed significant orders with us could have a significant adverse effect on our net sales, profitability and cash flow. Our customers may in the future default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons deriving from the current general economic environment. More specifically, the recession and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of customer confidence, increased market volatility and widespread reduction of business generally. Accordingly, the recession and tightening of credit increases the risks associated with our backlog. If a customer defaults on its obligations to us, it could have a material adverse effect on our business, financial condition, results of operations or cash flows. Approximately 15% of our backlog at March 31, 2010 is currently scheduled to ship beyond fiscal 2011.

We are subject to risks associated with changing technology and manufacturing techniques, which could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously evolve our existing products and introduce new products to meet customers’ needs in the industries we serve. Our products are characterized by stringent performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. If we fail to meet these requirements, our business could be at risk. We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including product quality, price competitiveness, technical and manufacturing expertise, development and product design capability, new product innovation, reliability and timeliness of delivery, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers’ changing specifications with respect to these criteria. We cannot assure you that we will be able to address technological advances or introduce new products that may be necessary to remain competitive within our businesses. Furthermore, we cannot assure you that we can adequately protect any of our own technological developments to produce a sustainable competitive advantage.

If we lose certain of our key sales, marketing or engineering personnel, our business may be adversely affected.

Our success depends on our ability to recruit, retain and motivate highly-skilled sales, marketing and engineering personnel. Competition for these persons in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new customers, develop new products and provide acceptable levels of customer service could materially suffer. In addition, we cannot assure you that these individuals will continue their employment with us. If any of these key personnel were to leave our company, it could be difficult to replace them, and our business could be materially harmed.

We may incur significant costs for environmental compliance and/or to address liabilities under environmental laws and regulations.

Our operations and facilities are subject to extensive laws and regulations related to pollution and the protection of the environment, health and safety, including those governing, among other things, emissions to air, discharges to water, the generation, handling, storage, treatment and disposal of hazardous wastes and other materials, and the remediation of contaminated sites. A failure by us to comply with applicable requirements or the permits required for our operations could result in civil or criminal fines, penalties, enforcement actions, third party claims for property damage and personal injury, requirements to clean up property or to pay for the costs of cleanup or regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or remedial actions. Moreover, if applicable environmental, health and safety laws and regulations, or the interpretation or enforcement thereof, become more stringent in the future, we could incur capital or operating costs beyond those currently anticipated.

Some environmental laws and regulations, including the federal Superfund law, impose requirements to investigate and remediate contamination on present and former owners and operators of facilities and sites, and on potentially responsible parties (“PRPs”) for sites to which such parties may have sent waste for disposal. Such liability can be imposed without regard to fault and, under certain circumstances, may be joint and several, resulting in one PRP being held responsible for the entire obligation. Liability may also include damages to natural resources. We are currently conducting investigations and/or cleanup of known or potential contamination at several of our current and former facilities and have been named as a PRP at several third party Superfund sites. The discovery of additional contamination, the imposition of more stringent cleanup requirements, disputes with our insurers or the insolvency of other responsible parties could require significant expenditures by us in excess of our current reserves. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities may trigger remediation requirements that are not currently applicable to our operating facilities. We may also face liability for alleged personal injury or property damage due to exposure to hazardous substances used or disposed of by us, that may be contained within our current or former products, or that are present in the soil or groundwater at our current or former facilities. Significant costs could be incurred in connection with such liabilities.

We believe that, subject to various terms and conditions, we have certain indemnification protection from Invensys plc (“Invensys”) with respect to certain environmental liabilities that may have occurred prior to the acquisition by Carlyle (the “Carlyle acquisition”) of the capital stock of 16 entities comprising the Rexnord group of Invensys, including certain liabilities associated with our Downers Grove, Illinois facility and with respect to personal injury claims for alleged exposure to hazardous materials. We also believe that, subject to various terms and conditions, we have certain indemnification protection from Hamilton Sundstrand Corporation (“Hamilton Sundstrand”), with respect to certain environmental liabilities that may have arisen from events occurring at Falk facilities prior to the Falk acquisition, including certain liabilities associated with personal injury claims for alleged exposure to hazardous materials. If Invensys or Hamilton Sundstrand becomes unable to, or otherwise does not, comply with its indemnity obligations, or if certain contamination or other liability for which we are obligated is not subject to such indemnities or historic insurance coverage, we could incur significant unanticipated costs. As a result, it is possible that we will not be able to recover pursuant to these indemnities a substantial portion, if any, of the costs that we may incur.

Certain subsidiaries are subject to numerous asbestos claims.

Certain subsidiaries are co-defendants in various lawsuits filed in a number of jurisdictions throughout the United States alleging personal injury as a result of exposure to asbestos that was used in certain components of our products. The uncertainties of litigation and the uncertainties related to the collection of insurance and indemnification coverage make it difficult to accurately predict the ultimate financial effect of these claims. In the event our insurance or indemnification coverage becomes insufficient to cover our potential financial exposure, or the actual number or value of asbestos-related claims differs materially from our existing estimates, we could incur material costs that could have a material adverse effect on our business, financial condition, results of operations or cash flows. See “Business–Legal Proceedings.”

Certain Water Management subsidiaries are subject to a number of class action claims.

Certain Water Management subsidiaries are defendants in a class action lawsuit pending in U.S. federal court in Minnesota and in a number of putative class action lawsuits pending in various other U.S. federal courts. The plaintiffs in these suits represent or seek to represent a class of plaintiffs alleging damages due to the alleged failure or anticipated failure of the Zurn brass crimp fittings on the PEX plumbing systems in homes and other structures. The complaints assert various causes of action, including but not limited to negligence, breach of warranty, fraud, and violations of the Magnuson-Moss Act and certain state consumer protection laws, and seek declaratory and injunctive relief, and damages (including punitive damages). While we intend to vigorously defend ourselves in these actions, the uncertainties of litigation and the uncertainties related to insurance coverage and collection as well as the actual number or value of claims make it difficult to accurately predict the financial effect these claims may ultimately have on us. We may not be successful in defending such claims, and the resulting liability could be substantial and may not be covered by insurance. As a result of the preceding, there can be no assurance as to the long-term effect this litigation will have on our business, financial condition, results of operations or cash flows. See “Business–Legal Proceedings.”

Weather could adversely affect the demand for products in our Water Management platform and decrease its net sales.

Demand for our Water Management products is primarily driven by commercial, institutional and residential construction activity. Weather is an important variable affecting financial performance as it significantly impacts construction activity. Spring and summer months in the United States and Europe represent the main construction seasons. Adverse weather conditions, such as prolonged periods of cold or rain, blizzards, hurricanes and other severe weather patterns, could delay or halt construction and remodeling activity which could have a negative effect on our business. For example, an unusually severe winter can lead to reduced construction activity and magnify the seasonal decline in our Water Management net sales and earnings during the winter months. In addition, a prolonged winter season can delay construction and remodeling plans and hamper the typical seasonal increase in net sales and earnings during the spring months.

Our international operations are subject to uncertainties, which could adversely affect our operating results.

Our business is subject to certain risks associated with doing business internationally. For fiscal 2010, our net sales outside the United States represented approximately 25% of our total net sales (based on the country in which the shipment originates). Accordingly, our future results could be harmed by a variety of factors, including:

•	fluctuations in currency exchange rates, particularly fluctuations in the Euro against the U.S. dollar;

•	exchange controls;

•	compliance with export controls;

•	tariffs or other trade protection measures and import or export licensing requirements;

•	changes in tax laws;

•	interest rates;

•	changes in regulatory requirements;

•	differing labor regulations;

•	requirements relating to withholding taxes on remittances and other payments by subsidiaries;

•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions;

•	restrictions on our ability to repatriate dividends from our subsidiaries; and

•	exposure to liabilities under the Foreign Corrupt Practices Act.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could have a material adverse effect on our international operations and, consequently, our business, financial condition, results of operations or cash flows.

We may be unable to make necessary capital expenditures.

We periodically make capital investments to, among other things, maintain and upgrade our facilities and enhance our products’ processes. As we grow our businesses, we may have to incur significant capital expenditures. We believe that we will be able to fund these expenditures through cash flow from operations and borrowings under our senior secured credit facilities. However, our senior secured credit facilities, the indentures governing certain of our existing notes (other than the indentures that govern our remaining existing senior notes following the effectiveness of the Proposed Amendments) and the indenture governing the notes contain limitations that could affect our ability to fund our future capital expenditures and other capital requirements. We cannot assure you that we will have, or be able to obtain, adequate funds to make all necessary capital expenditures when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated or current expenditures. If we are unable to make necessary capital expenditures, our product line may become dated, our productivity may be decreased and the quality of our products may be adversely affected which, in turn, could materially reduce our net sales and profitability.

We rely on intellectual property that may be misappropriated or otherwise successfully challenged.

We attempt to protect our intellectual property through a combination of patent, trademark, copyright and trade secret protection, as well as third-party nondisclosure and assignment agreements. We cannot assure you that any of our applications for protection of our intellectual property rights will be approved and maintained or that our competitors will not infringe or successfully challenge our intellectual property rights. We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants and advisors to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure. If we are unable to maintain the proprietary nature of our technologies, our ability to sustain margins on some or all of our products may be affected which could have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, in the ordinary course of our operations, from time to time we pursue and are pursued in potential litigation relating to the protection of certain intellectual property rights, including some of our more profitable products, such as flattop chain. An adverse ruling in any such litigation could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We could face potential product liability claims relating to products we manufacture or distribute.

We may be subject to additional product liability claims in the event that the use of our products, or the exposure to our products or their raw materials, is alleged to have resulted in injury or other adverse effects. We currently maintain product liability insurance coverage but we cannot assure you that we will be able to obtain such insurance on commercially reasonable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. An unsuccessful product liability defense could have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, our business depends on the strong brand reputation we have developed. In the event that this reputation is damaged as a result of a product liability claim, we may face difficulty in maintaining our pricing positions and market share with respect to some of our products, which could have a material adverse effect on our business, financial condition, results of operations or cash flows. See “Business–Legal Proceedings.”

We, our customers and our shippers have unionized employees who may stage work stoppages which could seriously impact the profitability of our business.

As of March 31, 2010, we had approximately 5,700 employees, of whom approximately 4,000 were employed in the United States. Approximately 525 of our U.S. employees are represented by labor unions. The five U.S. collective bargaining agreements to which we are a party will expire between August 2010 and April 2012. Additionally, approximately 885 of our employees reside in Europe, where trade union membership is common. Although we believe that our relations with our employees are currently strong, if our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could interfere with our ability to deliver products on a timely basis and could have other negative effects, such as decreased productivity and increased labor costs. Such negative effects could have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, if a greater percentage of our workforce becomes unionized, our business, financial condition, results of operations or cash flows could be affected in a material adverse manner. Many of our direct and indirect customers and their suppliers have unionized workforces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are used. In addition, organizations responsible for shipping our products may be impacted by occasional strikes staged by the International Brotherhood of Teamsters or the Teamsters Union. Any interruption in the delivery of our products could reduce demand for our products and could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We could incur substantial business interruptions as the result of updating our Enterprise Resource Planning (“ERP”) Systems.

Utilizing a phased approach, we began updating our ERP systems in fiscal year 2008, starting with certain of our Process and Motion Control business units. This initiative continues across our Process and Motion Control platform and has expanded to our Water Management platform. If these updates are unsuccessful, we could incur substantial business interruptions, including the inability to perform routine business transactions, which could have a material adverse effect on our financial performance.

We may be unable to successfully realize all of the intended benefits from our past acquisitions, and we may be unable to identify or realize the intended benefits of other potential acquisition candidates.

We may be unable to realize all of the intended benefits of our recent acquisitions. As part of our business strategy, we will also evaluate other potential acquisitions, some of which could be material, and engage in discussions with acquisition candidates. We cannot assure you that suitable acquisition candidates will be identified and acquired in the future, that the financing of any such acquisition will be available on satisfactory terms, that we will be able to complete any such acquisition or that we will be able to accomplish our strategic objectives as a result of any such acquisition. Nor can we assure you that our acquisition strategies will be successfully received by customers or achieve their intended benefits. Often acquisitions are undertaken to improve the operating results of either or both of the acquirer and the acquired company and we cannot assure you that we will be successful in this regard. We will encounter various risks in acquiring other companies, including the possible inability to integrate an acquired business into our operations, diversion of management’s attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our required cash contributions to our pension plans have increased and may increase further and we could experience a material change in the funded status of our defined benefit pension plans and the amount recorded in our consolidated balance sheets related to those plans. Additionally, our pension costs could increase in future years.

Recent legislative changes have reformed funding requirements for underfunded U.S. defined benefit pension plans. The revised statute, among other things, increases the percentage funding target of U.S. defined benefit pension plans from 90% to 100% and requires the use of a more current mortality table in the calculation of minimum yearly funding requirements. Our future required cash contributions to our U.S. defined benefit pension plans may increase based on the funding reform provisions that were enacted into law. In addition, if the returns on the assets of any of our U.S. defined benefit pension plans were to decline in future periods, if the Pension Benefit Guaranty Corporation (“PBGC”) were to require additional contributions to any such plans as a result of our recent acquisitions or if other actuarial assumptions were to be modified, our future required cash contributions to such plans could increase. Any such increases could have a material and adverse effect on our business, financial condition, results of operations or cash flows.

The need to make these cash contributions to such plans may reduce the cash available to meet our other obligations, including our debt obligations with respect to our senior secured credit facilities, our senior notes and our senior subordinated notes, or to meet the needs of our business. In addition, the PBGC may terminate our U.S. defined benefit pension plans under limited circumstances, including in the event the PBGC concludes that the risk may increase unreasonably if such plans continue. In the event a U.S. defined benefit pension plan is terminated for any reason while it is underfunded, we could be required to make an immediate payment to the PBGC of all or a substantial portion of such plan’s underfunding, as calculated by the PBGC based on its own assumptions (which might result in a larger obligation than that based on the assumptions we have used to fund such plan), and the PBGC could place a lien on material amounts of our assets.

The deterioration experienced in fiscal 2009 in the securities markets has impacted the value of the assets included in our defined benefit pension plans, the effect of which has been reflected in the consolidated balance sheet at March 31, 2010. The deterioration in pension asset values has led to additional contribution requirements (in accordance with the plan funding requirements of the U.S. Pension Protection Act of 2006) and increased pension costs in fiscal 2010 as compared to the prior fiscal year. Any further deterioration may also lead to further cash contribution requirements and increased pension costs. Recent pension funding legislative and regulatory relief provided by the U.S. government in light of the securities markets decline has reduced our short-term required pension contributions from the amount required before relief. The impact of this relief has been reflected in our projected cash contribution requirements disclosed in the consolidated financial statements

Our historical financial data is not comparable to our current financial condition and results of operations because of our use of purchase accounting in connection with the Merger and various acquisitions and due to the different basis of accounting used by us prior to the Merger.

It may be difficult for you to compare both our historical and future results. These acquisitions were accounted for utilizing the purchase method of accounting, which resulted in a new valuation for the assets and liabilities to their fair values. This new basis of accounting began on the date of the consummation of each transaction. Also, until our purchase price allocations are finalized for an acquisition (generally less than one year after the acquisition date), our allocation of the excess purchase price over the book value of the net assets acquired is considered preliminary and subject to future adjustment.

The calculation of Adjusted EBITDA pursuant to our senior secured credit facilities represents our actual historical covenant compliance calculations and permits certain estimates and assumptions that may differ materially from actual results.

Although Adjusted EBITDA is derived from our financial statements (pro forma or historical, as the case may be), the calculation of “EBITDA” pursuant to our senior secured credit facilities, which we have presented in this prospectus as Adjusted EBITDA, permits certain estimates and assumptions that may differ materially from actual results. Although our management believes these estimates and assumptions are reasonable, investors should not place undue reliance upon the calculation of Adjusted EBITDA given how it is calculated and the possibility that the underlying estimates and assumptions may ultimately not reflect actual results. In addition, our senior secured credit facilities permit us to adjust Adjusted EBITDA for items that would not meet the standards for inclusion in pro forma financial statements under Regulation S-X and other Securities and Exchange Commission (“SEC”) rules. Some of these adjustments may be too speculative to merit adjustment under Regulation S-X; however, our senior secured credit facilities would permit such adjustments for purposes of determining Adjusted EBITDA under the indentures and our senior secured credit facilities. As a result of these adjustments, we may be able to incur more debt or pay dividends or make other restricted payments in greater amounts than would otherwise be permitted without such adjustments.

Adjusted EBITDA is not a presentation made in accordance with GAAP, is not a measure of financial condition, liquidity or profitability and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures.

Apollo controls us and its interests may conflict with or differ from ours.

Apollo, through its control of a majority of the common stock of our parent, Rexnord Holdings, has the power to elect all of Rexnord Holdings’ and our directors. Therefore, Apollo has the ability to prevent any transaction that requires the approval of our board of directors or our stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. The directors elected by Apollo have the ability to control decisions affecting our corporate structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. The interests of Apollo could conflict with or differ from your interests. For example, in March 2007, Rexnord Holdings entered into a credit agreement that provided $449.8 million in cash, which was used primarily to pay a special dividend to our shareholders as well as holders of fully vested rollover options. Furthermore, the concentration of ownership held by Apollo could delay, defer or prevent a change of control of the Company or impede a merger, takeover or other business combination which you may otherwise view favorably. Additionally, Apollo is in the business of making or advising on investments in companies it holds, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Apollo may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as Apollo continues to own a significant amount of the outstanding shares of Rexnord Holdings common stock, it will continue to be able to strongly influence or effectively control our decisions.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and, in particular, appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target,” “approximately,” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could case actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

•	the impact of our substantial indebtedness;

•	the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular;

•	access to available and reasonable financing on a timely basis;

•	our competitive environment;

•	dependence on independent distributors;

•	general economic and business conditions, market factors and our dependence on customers in cyclical industries;

•	the seasonality of our sales;

•	impact of weather on the demand for our products;

•	availability of financing for our customers;

•	changes in technology and manufacturing techniques;

•	loss of key personnel;

•	increases in cost of our raw materials and our possible inability to increase product prices to offset such increases;

•	the loss of any significant customer;

•	inability to make necessary capital expenditures;

•	risks associated with international operations;

•	the costs of environmental compliance and/or the imposition of liabilities under environmental, health and safety laws and regulations;

•	the costs of asbestos claims;

•	the costs of Zurn’s class action litigation;

•	a declining construction market;

•	solvency of insurance carriers;

•	viability of key suppliers;

•	reliance on intellectual property;

•	potential product liability claims;

•	work stoppages by unionized employees;

•	integration of recent and future acquisitions into our business;

•	changes in pension funding requirements;

•	control by our principal equityholders; and

•	the other factors set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes estimates of market share and industry data and forecasts that we obtained from industry publications and surveys and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Unless otherwise noted, all information regarding our market share is based on the latest market data currently available to us, and all market share data is based on net sales in the applicable market.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement with the initial purchasers of the old notes, in which we agreed to file a registration statement relating to an offer to exchange the old notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions and additional interest payable for the failure to file a registration statement and consummate the exchange offer by the dates set forth in the registration rights agreement. Old notes in an aggregate principal amount of $1,145.0 million were issued on April 28, 2010.

Under the circumstances set forth below, we have committed that we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and to keep the shelf registration statement effective until the earliest of (i) the time when all of the old notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (ii) two years after April 28, 2010 and (iii) the date on which all old notes registered under the shelf registration statement are disposed of in accordance therewith. These circumstances include:

•	the exchange offer is not permitted by applicable law or SEC policy;

•	despite the use of commercially reasonable efforts, for any reason the exchange offer is not consummated by April 28, 2011;

•

if any holder of a transfer restricted note is prohibited by applicable law or SEC policy from participating in the exchange offer and, prior to the 20th day following consummation of the exchange offer, the holder so requests;

•

if any holder of a transfer restricted note may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as an affiliate of the Issuers) and this prospectus is not appropriate or available for such resales and, prior to the 20th day following consummation of the exchange offer, the holder so requests; or

•

if any holder of a transfer restricted note is a broker-dealer and holds old notes acquired directly from the Issuers or one of their affiliates and, prior to the 20th day following consummation of the exchange offer, such holder so requests.

Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in this exchange offer will be required to make the following representations:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•

it has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution (within the meaning of Securities Act) of the exchange notes in violation of the Securities Act;

•	it is not our “affiliate,” as defined in Rule 405 under the Securities Act; and

•

if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes and if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and the holder will acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued in this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	the exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of the exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. We have agreed that, for a period of up to 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective and remain usable for its intended purpose, an exchange offer registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $1,145.0 million in aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We will conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to the Exchange Offer.”

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time on [                    , 2010], unless we extend it in our sole discretion.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of any extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes in connection with an extension of the exchange offer;

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under “—Certain Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange or if we amend the terms of this exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt payment for all old notes properly tendered and accepted for exchange in the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act, and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution,” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving written notice of such extension to the registered holders of the old notes. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offer must be satisfied or waived by us prior to the expiration of the exchange offer. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive old notes along with the letter of transmittal; or

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letter of transmittal or old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners’ behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•	make appropriate arrangements to register ownership of the old notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc.

(“FINRA”), a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date or termination of the exchange offer, as applicable.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the letter of transmittal, each tendering holder of old notes will represent that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•	the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

•	stating that the tender is being made thereby; and

•

guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which notice may be by facsimile transmission or letter at one of the addresses set forth below under “—Exchange Agent”; or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must:

•	include a statement that the holder is withdrawing its election to have old notes withdrawn;

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association, has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

Wells Fargo Bank, National Association

(Exchange Agent/Depositary addresses)

By Registered & Certified Mail:	By Regular Mail or Courier:

WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9303-121 6th St. & Marquette Avenue Minneapolis, MN 55479

In Person by Hand Only:	By Facsimile (for Eligible Institutions only):

WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations Northstar East Building – 12th Floor 608 Second Avenue South Minneapolis, MN 55402	(612) 667-6282 For Information or Confirmation by Telephone: (800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer, including as a result of failing to timely deliver old notes to the exchange agent, together with all required documentation, including a properly completed and signed letter of transmittal, will remain subject to the restrictions on transfer of such old notes:

•

as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering circular distributed in connection with the private offering of the old notes.

In addition, you will no longer have any rights under the registration rights agreement that, by their terms, terminate upon the consummation of the exchange offer and will no longer be entitled to additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective and remain usable for its intended purpose, an exchange offer registration statement.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the exchange offer is consummated, if you continue to hold any old notes, you may have greater difficulty selling them because there will be fewer old notes outstanding.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2010:

(1)	on a historical basis;

(2)	on an as adjusted basis, calculated to give effect to the consummation of the Transactions as though such Transactions had occurred on March 31, 2010.

You should read this table in conjunction with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Use of Proceeds,” as well as the historical consolidated financial statements and related notes located elsewhere in this prospectus.

RBS Global, Inc. and Subsidiaries:

	As of March 31, 2010
	Historical	As Adjusted
	(in millions) (unaudited)
Cash and cash equivalents(1)	$263.2	$241.9

Debt:
Term loans	$763.5	$763.5
Borrowings under revolving credit facility(2)	—	—
Accounts receivable securitization program(3)	—	—
8.50% senior notes due 2018	—	1,145.0
9.50% senior notes due 2014(4)	979.2	0.9
8.875% senior notes due 2016	79.0	2.0
11.75% senior subordinated notes due 2016	300.0	300.0
10.125% senior subordinated notes due 2012	0.3	0.3
Other(5)	7.2	7.2

Total debt, including current portion	2,129.2	2,218.9
Stockholders’ equity:
Common stock, $0.01 par value; 3,000 shares authorized and 1,000 shares issued and outstanding	0.1	0.1
Additional paid in capital	533.6	533.6
Retained deficit(6)	(379.8)	(481.1)
Accumulated other comprehensive loss	(99.7)	(99.7)

Total stockholders’ equity	54.2	(47.1)

Total capitalization	$2,183.4	$2,171.8

(1)	The adjusted balance of $241.9 million reflects the payment of $20.9 million of accrued and unpaid interest as of March 31, 2010 as well as $0.4 million of cash transaction costs paid by the Company.
(2)	As of March 31, 2010, we had no outstanding borrowings under our $150 million revolving credit facility. However, approximately $31.4 million of the revolving credit facility was considered utilized in connection with outstanding letters of credit.
(3)	There were no borrowings outstanding under our $100 million accounts receivable securitization program as of March 31, 2010, however, our borrowing capacity was reduced by $11.2 million due to borrowing base limitations.
(4)	The historical debt amount of $979.2 million includes a net unamortized original issue discount of $12.1 million at March 31, 2010.
(5)	Primarily consists of foreign borrowings and capitalized lease obligations.

(6)	The adjusted amount of $(481.1) million reflects the impact on retained deficit related to the write-off of $25.7 million of previously capitalized deferred financing fees, the write-off of $12.1 million of net original issue discount and $63.5 million of consent payments made in connection with the retirement of $990.4 million and $77.0 million of 2014 senior notes and 2016 senior notes, respectively. No net tax impact has been recorded on these adjustments as the tax benefit associated with the additional expenses (or losses) would be offset by a corresponding increase to our valuation allowance.

SELECTED HISTORICAL FINANCIAL DATA

The following table of selected historical financial information is based on our consolidated financial statements, including those included elsewhere in this prospectus. This data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. Our fiscal year is the year ending March 31 of the corresponding calendar year. For example, our fiscal year 2010, or fiscal 2010, means the period from April 1, 2009 to March 31, 2010. This prospectus includes certain financial information for the period from April 1, 2006 through July 21, 2006 which represents historical results prior to the consummation of the Merger and is referred to herein as the “Predecessor period.” The period from July 22, 2006 through March 31, 2007 and thereafter is referred to herein as the “Successor period.” As a result of the Merger on July 21, 2006 and the resulting change in ownership, under generally accepted accounting principles (“GAAP”) we are required to present our operating results for the Predecessor period and the Successor period during the twelve months ended March 31, 2007 separately. The Statement of Operations, Other Data and Balance Sheet Data are derived from our audited financial statements. These financial statements do not include the accounts of Rexnord Holdings, the indirect parent company of RBS Global, Inc.

	Successor				Predecessor (5)
(dollars in millions)	Year Ended March 31, 2010	Year Ended March 31, 2009 (1)	Year Ended March 31, 2008 (2)	Period from July 22, 2006 through March 31, 2007 (3)	Period from April 1, 2006 through July 21, 2006	Year Ended March 31, 2006 (4)
Statement of Operations:
Net Sales	$1,510.0	$1,882.0	$1,853.5	$921.5	$334.2	$1,081.4
Cost of Sales	998.0	1,277.0	1,250.4	628.2	237.7	742.3

Gross Profit	512.0	605.0	603.1	293.3	96.5	339.1
Selling, General and Administrative Expenses	299.0	316.6	312.2	159.3	63.1	187.8
Loss on Divestiture (see Note 3)	—	—	11.2	—	—	—
(Gain) on Canal Street Accident, net (see Note 4)	—	—	(29.2)	(6.0)	—	—
Intangible Impairment Charges	—	422.0	—	—	—	—
Transaction-Related Costs (8)	—	—	—	—	62.7	—
Restructuring and Other Similar Costs (see Note 5)	6.8	24.5	—	—	—	31.1
Amortization of Intangible Assets	49.7	48.9	49.9	26.9	5.0	15.7

Income (Loss) from Operations	156.5	(207.0)	259.0	113.1	(34.3)	104.5
Non-Operating Income (Expense):
Interest Expense, net	(183.7)	(178.4)	(191.8)	(105.0)	(21.0)	(61.5)
Other Income (Expense), net	(16.4)	(0.9)	(5.3)	5.7	(0.4)	(3.8)

Income (Loss) Before Income Taxes	(43.6)	(386.3)	61.9	13.8	(55.7)	39.2
Provision (Benefit) for Income Taxes	(38.0)	8.0	21.0	10.9	(16.1)	16.3

Net Income (Loss)	$(5.6)	$(394.3)	$40.9	$2.9	$(39.6)	$22.9

Other Data:
Net Cash Provided By (Used for):
Operating Activities	157.0	156.1	232.8	62.7	(4.4)	91.9
Investing Activities	(22.0)	(54.5)	(121.6)	(1,925.5)	(15.7)	(336.1)
Financing Activities	(153.3)	39.5	(28.0)	1,907.6	8.2	240.6
Depreciation and Amortization of Intangible Assets	109.3	109.6	104.1	63.0	19.0	58.7
Capital Expenditures	22.0	39.1	54.9	28.0	11.7	37.1
Dividend payment to parent company	30.0	70.0	—	—	—	—

	Successor				Predecessor (5)
	March 31,
(dollars in millions)	2010	2009 (1)	2008 (2)	2007 (3)	2006 (4)
Balance Sheet Data:
Cash and Cash Equivalents	$263.2	$277.5	$141.9	$56.1	$22.5
Working Capital (6)	484.6	548.8	436.6	371.6	159.2
Total Assets	3,015.2	3,204.8	3,805.2	3,773.2	1,608.1
Total Debt (7)	2,129.2	2,140.5	2,024.5	2,046.9	753.7
Stockholders’ Equity	54.2	157.4	744.6	699.6	441.1

(1)	Consolidated financial data as of and for the year ended March 31, 2009 reflects the estimated fair value of assets acquired and liabilities assumed in connection with the Fontaine acquisition on February 27, 2009. As a result, the comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of the Fontaine acquisition.
(2)	Consolidated financial data as of and for the year ended March 31, 2008 reflects the estimated fair value of assets acquired and liabilities assumed in connection with the GA acquisition on January 31, 2008. As a result, the comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of the GA acquisition.
(3)	Consolidated financial data as of March 31, 2007 and for the period from July 22, 2006 through March 31, 2007 reflects the estimated fair value of assets acquired and liabilities assumed in connection with the Zurn acquisition on February 7, 2007. As a result, the comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of both the Apollo and Zurn acquisitions.
(4)	Consolidated financial data as of and for the year ended March 31, 2006 reflects the estimated fair value of assets acquired and liabilities assumed in connection with the Falk acquisition. The comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of the Falk acquisition (May 16, 2005).
(5)	Consolidated financial data for all periods subsequent to July 21, 2006 (the date of the Apollo acquisition) reflects the fair value of assets acquired and liabilities assumed as a result of that transaction. The comparability of the operating results for the periods presented is affected by the revaluation of the assets acquired and liabilities assumed on the date of the Apollo acquisition.
(6)	Represents total current assets less total current liabilities.
(7)	Total debt represents long-term debt plus the current portion of long-term debt.
(8)	Transaction-related costs represent expenses incurred in connection with the Apollo merger on July 21, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of results of operations and financial condition covers periods prior to the consummation of the Fontaine-Alliance Inc. and affiliates (“Fontaine”) and GA Industries, Inc. (“GA”) acquisitions. Our financial performance includes Fontaine subsequent to February 28, 2009 and GA subsequent to February 1, 2008. Accordingly, the discussion and analysis of periods prior to fiscal 2010 does not fully reflect the impact that the Fontaine and GA transactions have had, and will have on us. You should read the following discussion of our financial condition and results of operations together with “Selected Financial Data” and the consolidated financial statements contained in this prospectus. Our fiscal year is the year ending March 31 of the corresponding calendar year. For example, our fiscal year 2010, or fiscal 2010, means the period from April 1, 2009 to March 31, 2010.

General

We believe we are a leading, global multi-platform industrial company strategically positioned within the markets and industries we serve. Currently, our business is comprised of two strategic platforms: (i) Process and Motion Control and (ii) Water Management. Prior to the filing of the Company’s Annual Report on Form 10-K for fiscal 2010, our Process and Motion Control platform was formerly known as “Power Transmission”. We changed the name of our Power Transmission platform to Process and Motion Control as we feel it more accurately depicts the capacity in which our products under this platform are utilized within the industries and markets we serve. There has been no change to our reportable segments.

Our Process and Motion Control platform designs, manufactures, markets and services specified, highly engineered mechanical components used within complex systems where our customers’ reliability requirements and cost of failure or downtime is extremely high. Our Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. We believe our product portfolio includes premier and widely known brands within both of our platforms as well as one of the broadest and most extensive product offerings.

Process and Motion Control

Our Process and Motion Control products include gears, couplings, industrial bearings, flattop chain and modular conveyer belts, aerospace bearings and seals, special components and industrial chain and conveying equipment. We sell our Process and Motion Control products into a diverse group of attractive end market industries, including aerospace, aggregates and cement, air handling, construction, chemicals, energy, beverage and container, forest and wood products, mining, material and package handling, marine, natural resource extraction and petrochemical.

We have established long-term relationships with original equipment manufacturers (“OEMs”) and end users serving a wide variety of industries. As a result of our long-term relationship with OEMs and end users, we have created a significant installed base for our Process and Motion Control products, which are consumed or worn in use and have a relatively predictable replacement cycle. We believe this replacement dynamic drives recurring aftermarket demand for our products. We estimate that approximately 50% of our Process and Motion Control net sales are to distributors. These net sales are primarily driven by aftermarket demand for our products.

Most of our products are critical components in large scale manufacturing processes, where the cost of component failure and resulting downtime is high. We believe our reputation for superior quality products and our ability to meet lead times as short as one day are highly valued by our customers, as demonstrated by their strong preference to replace their worn Rexnord products with new Rexnord products, or “like-for-like” product replacements. We believe our customers’ preference to replace “like-for-like” products, combined with our significant installed base, enables us to achieve premium pricing, generates a source of recurring revenue and provides us with a competitive advantage. We believe the majority of our products are purchased by customers as part of their regular maintenance budgets and in many cases do not represent significant capital expenditures.

Water Management

Our Water Management products include professional grade specification plumbing, PEX piping, commercial brass and water and wastewater treatment and control products.

Over the past century, our Water Management platform has established itself as an innovator and leading designer, manufacturer and distributor of highly engineered water products and solutions that deliver water conservation, safety and hygiene, treatment, and control and comfort to the infrastructure construction, commercial construction and to a lesser extent, the residential construction end markets. Segments of the infrastructure end market include: municipal water and wastewater, transportation, government, health care and education. Segments of the commercial construction end market include: lodging, retail, dining, sports arenas, and warehouse/office. Our Water Management distribution model is predicated upon maintaining high product availability near our customers. We believe that this model provides us with a competitive advantage as we are able to meet our customer demand with local inventory at significantly reduced lead times as compared to others in our industry. The demand for our Water Management products is primarily driven by new infrastructure, commercial and, to a lesser extent, residential construction. However, we believe there is a significant opportunity for future growth by selling and distributing a number of our products into the expanding renovation and repair market.

Our Water Management products are principally specification-driven and project-critical and typically represent a low percentage of the overall project cost. We believe these characteristics, coupled with our extensive distribution network, create a high level of end user loyalty for our products and allow us to maintain leading market shares in the majority of our product lines. We believe we have become a market leader in the industry by meeting the stringent third party regulatory, building and plumbing code requirements and subsequently achieving specification of our products into projects and applications. The majority of these stringent testing and regulatory approval processes are completed through USC, IAPMO, NSF, UL, FM, or AWWA, prior to the commercialization of our products.

The Fontaine Acquisition

On February 27, 2009, we acquired the stock of Fontaine-Alliance Inc. and affiliates (“Fontaine”) for a total purchase price of $24.2 million ($30.3 million Canadian dollars (“CAD”)), net of $0.6 million ($0.7 million CAD) of cash acquired. This acquisition further expanded our Water Management platform. Fontaine manufactures stainless steel slide gates and other engineered flow control products for the municipal water and wastewater markets. The results of operations include Fontaine subsequent to February 28, 2009.

The Sale of Rexnord SAS

On March 28, 2008, the Company sold a French subsidiary, Rexnord SAS, to members of that company’s local management team for one Euro. In connection with the sale, the Company recorded a pretax loss on divestiture of approximately $11.2 million (including transaction costs), which was recognized in fiscal 2008.

The GA Acquisition

On January 31, 2008, we utilized existing cash balances to purchase GA Industries, Inc. (“GA”) for $73.7 million, net of $3.2 million of cash acquired. This acquisition expanded our Water Management platform into the water and wastewater markets, specifically in municipal, hydropower and industrial environments. GA is comprised of GA Industries, Inc. and Rodney Hunt Company, Inc. GA Industries, Inc. is a manufacturer of automatic control valves, check valves and air valves. Rodney Hunt Company, Inc., its wholly owned subsidiary, is a leader in the design and manufacturer of butterfly valves, sluice/slide gates, cone valves and actuation systems. The results of operations include GA subsequent to February 1, 2008.

Goodwill and Other Identifiable Intangible Asset Impairments

We are required for accounting purposes to assess the carrying value of goodwill and other identifiable intangible assets annually or whenever circumstances indicate that impairment may exist. In the third quarter of fiscal 2010 we commenced our testing of identifiable indefinite lived intangible assets and goodwill for impairment by first testing our indefinite lived intangible assets (trademarks and tradenames) for impairment in accordance with ASC 350, Intangibles—Goodwill and Other (“ASC 350”). This test consists of comparing the fair value of trademarks and tradenames to their carrying values. We then tested goodwill for impairment under the provisions of ASC 350. Under ASC 350, the measurement of impairment of goodwill consists of two steps. In the first step, the fair value of each reporting unit is compared to its carrying value to identify reporting units that may be impaired. Our third quarter evaluation indicated that the fair value of our intangible assets and reporting units exceeded their carrying value, therefore, no impairment was present. The estimated fair value of our reporting units was dependent on several significant assumptions, including our weighted average cost of capital (discount rate) and future earnings and cash flow projections.

As a result of our impairment testing, during the third and fourth quarters of fiscal 2009, we recorded pre-tax impairment charges of $402.5 million and $19.5 million, respectively, related to goodwill and other identifiable intangible assets in both our Process and Motion Control and Water Management platforms. These non-cash charges consisted of $319.3 million of goodwill impairment in both the Process and Motion Control ($93.4 million) and Water Management ($225.9 million) platforms; $88.4 million of impairment of indefinite lived intangibles (trademarks and tradenames) in both the Process and Motion Control ($50.3 million) and Water Management ($38.1 million) platforms; and $14.3 million of impairment of amortizable intangible assets (patents) in both the Process and Motion Control ($5.3 million) and Water Management ($9.0 million) platforms. The impairment charges recorded during the third and fourth quarters of fiscal 2009 were precipitated by the macroeconomic factors impacting the global credit markets as well as slower industry business conditions which contributed to deterioration in the Company’s projected sales, operating profits and cash flows at that time.

Restructuring and Other Similar Costs

Beginning with the quarter ended September 28, 2008, the Company executed certain restructuring actions to reduce operating costs and improve profitability. The restructuring actions primarily resulted in workforce reductions, inventory impairments, and lease termination and other facility rationalization costs. During the year ended March 31, 2010, the restructuring costs incurred amounted to $6.8 million as the Company substantially completed these restructuring actions.

Canal Street Facility Accident and Recovery

On December 6, 2006, we experienced an explosion at our primary gear manufacturing facility (“Canal Street”), in which three employees lost their lives and approximately 45 employees were injured. Canal Street is comprised of over 1.1 million square feet among several buildings, and employed approximately 750 associates prior to the accident. The accident resulted from a leak in an underground pipe related to a backup propane gas system that was being tested. The explosion destroyed approximately 80,000 square feet of warehouse, storage and non-production buildings, and damaged portions of other production areas. The Canal Street facility manufactures portions of the our gear product line and, to a lesser extent, our coupling product line. Our core production capabilities were substantially unaffected by the accident. As of the end of the second quarter of fiscal 2008, production at the Canal Street facility had returned to pre-accident levels. Throughout the year ended March 31, 2008, approximately $11.2 million of capital expenditures were made in connection with the reconstruction of the facility. The reconstruction efforts were substantially complete as of March 31, 2008.

We finalized the accounting for this event during the year ended March 31, 2008. As a result, there was no activity related to the Canal Street facility accident during the years ended March 31, 2010 and 2009. For the year ended March 31, 2008, we recorded the following (gains)/losses related to this incident (in millions):

	Year Ended March 31, 2008	Period from December 6, 2006 through March 31, 2007	Period from December 6, 2006 through March 31, 2008
Insurance deductibles	$—	$1.0	$1.0
Clean-up and restoration expenses	5.0	18.3	23.3
Professional services	(0.1)	1.8	1.7
Non-cash impairments
Inventories	0.3	7.1	7.4
Property, plant and equipment, net	—	2.6	2.6
Other	—	0.2	0.2
Less property insurance recoveries	(23.4)	(27.0)	(50.4)

Subtotal prior to business interruption insurance recoveries	(18.2)	4.0	(14.2)
Less business interruption insurance recoveries	(11.0)	(10.0)	(21.0)

(Gain) on Canal Street facility accident, net	$(29.2)	$(6.0)	$(35.2)

Summary of total insurance recoveries:
Total property and business interruption insurance recoveries	$34.4	$37.0	$71.4

We recognized a net gain of $35.2 million related to the Canal Street facility accident from the date of the accident (December 6, 2006) through March 31, 2008. $14.2 million of the net gain represents the excess property insurance recoveries (at replacement value) over the write-off of tangible assets (at net book value) and other direct expenses related to the accident. The remaining $21.0 million gain is comprised of business interruption insurance recoveries.

For the period from December 6, 2006 (the date of loss) through March 31, 2008 (the date on which we settled our property and business interruption claims with its insurance carrier), we recorded recoveries from our insurance carrier totaling $71.4 million, of which $50.4 million has been allocated to recoveries attributable to property loss and $21.0 million of which has been allocated to recoveries attributable to business interruption loss. Of these recoveries, $34.4 million was recorded during the year ended March 31, 2008 ($23.4 million allocated to property and $11.0 million allocated to business interruption). On December 5, 2007, we finalized our property and business interruption claims with our property insurance carrier. Beyond the settlement reached on December 5, 2007, no additional insurance proceeds related to such property and business interruption coverage are expected in future periods. As of March 31, 2008, we had accrued for all costs related to the Canal Street facility accident that were probable and could be reasonably estimated. We did not incur any losses during the years ended March 31, 2010 or 2009 and do not expect to incur significant losses in future periods. As of March 31, 2010, we and our casualty insurance carrier continue to manage ongoing general liability and workers compensation claims. Management believes that the limits of such coverage will be in excess of the losses incurred.

Recovery Under Continued Dumping and Subsidy Offset Act (“CDSOA”)

The U.S. government has seven anti-dumping duty orders in effect against certain foreign producers of ball bearings exported from six countries, tapered roller bearings from China and spherical plain bearings from France. The foreign producers of the ball bearing orders are located in France, Germany, Italy, Japan, Singapore and the United Kingdom. We are a producer of ball bearing products in the United States. The CDSOA provides for distribution of monies collected by Customs and Border Protection (“CBP”) from anti-dumping cases to qualifying producers, on a pro rata basis, where the domestic producers have continued to invest their technology, equipment and people in products that were the subject of the anti-dumping orders. As a result of providing relevant information to CBP regarding historical manufacturing, personnel and development costs for previous calendar years, we received $0.8 million, $1.8 million, and $1.4 million, our pro rata share of the total CDSOA distribution, during the years ended March 31, 2010, 2009 and 2008, respectively, which is included in other non-operating expense, net on the consolidated statement of operations.

In February 2006, U.S. Legislation was enacted that ends CDSOA distributions to U.S. manufacturers for imports covered by anti-dumping duty orders entering the U.S. after September 30, 2007. Because monies were collected by CBP until September 30, 2007 and for prior year entries, we have continued to receive some additional distributions; however, because of the pending cases, the 2006 legislation and the administrative operation of the law, we cannot reasonably estimate the amount of CDSOA payments, if any, that we may receive in future years.

Financial Statement Presentation

The following paragraphs provide a brief description of certain items and accounting policies that appear in our financial statements and general factors that impact these items.

Net Sales. Net sales represent gross sales less deductions taken for sales returns and allowances and incentive rebate programs.

Cost of Sales. Cost of sales includes all costs of manufacturing required to bring a product to a ready for sale condition. Such costs include direct and indirect materials, direct and indirect labor costs, including fringe benefits, supplies, utilities, depreciation, insurance, pension and postretirement benefits, information technology costs and other manufacturing related costs.

The largest component of our cost of sales is cost of materials, which represented approximately 36% of net sales in fiscal 2010. The principal materials used in our Process and Motion Control manufacturing processes are commodities that are available from numerous sources and include sheet, plate and bar steel, castings, forgings, high-performance engineered plastics and a wide variety of other components. Within Water Management, we purchase a broad range of materials and components throughout the world in connection with our manufacturing activities. Major raw materials and components include bar steel, brass, castings, copper, forgings, high-performance engineered plastic, plate steel, resin, sheet plastic and zinc. We have a strategic sourcing program to significantly reduce the number of direct and indirect suppliers we use and to lower the cost of purchased materials.

The next largest component of our cost of sales is direct and indirect labor, which represented approximately 16% of net sales in fiscal 2010. Direct and indirect labor and related fringe benefit costs are susceptible to inflationary trends.

Selling, General and Administrative Expenses. Selling, general and administrative expenses primarily includes sales and marketing, finance and administration, engineering and technical services and distribution. Our major cost elements include salary and wages, fringe benefits, pension and postretirement benefits, insurance, depreciation, advertising, travel and information technology costs.

Critical Accounting Estimates

The methods, estimates and judgments we use in applying our critical accounting policies have a significant impact on the results we report in our consolidated financial statements. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results. Within the context of these critical accounting policies, we are not currently aware of any reasonably likely event that would result in materially different amounts being reported.

We believe the following accounting policies are the most critical to us in that they are important to our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our consolidated financial statements.

Revenue recognition. Net sales are recorded upon transfer of title and risk of product loss to the customer. Net sales relating to any particular shipment are based upon the amount invoiced for the delivered goods less estimated future rebate payments and sales returns which are based upon historical experience. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known. The value of returned goods during the years ended March 31, 2010, 2009 and 2008 was less than 1.2% of net sales. Other than a standard product warranty, there are no post-shipment obligations.

Receivables. Receivables are stated net of allowances for doubtful accounts of $9.6 million at March 31, 2010 and $9.1 million at March 31, 2009. On a regular basis, we evaluate our receivables and establish the allowance for doubtful accounts based on a combination of specific customer circumstances and historical write-off experience. Credit is extended to customers based upon an evaluation of their financial position. Generally, advance payment is not required. Credit losses are provided for in the consolidated financial statements and consistently have been within management’s expectations.

Inventory. Inventories are stated at the lower of cost or market. Market is determined based on estimated net realizable values. Approximately 75% of the Company’s total inventories as of March 31, 2010 and 2009 were valued using the “last-in, first-out” (LIFO) method. All remaining inventories are valued using the “first-in, first-out” (FIFO) method. The valuation of inventories includes material, labor and overhead and requires management to determine the amount of manufacturing variances to capitalize into inventories. We capitalize material, labor and overhead variances into inventories based upon estimates of key drivers, which generally include raw material purchases (for material variances), standard labor (for labor variances) and calculations of inventory turnover (for overhead variances).

In some cases we have determined a certain portion of our inventories are excess or obsolete. In those cases, we write down the value of those inventories to their net realizable value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. The total write-down of inventories charged to expense was $7.1 million, $17.2 million, and $8.4 million, during fiscal 2010, 2009, and 2008, respectively. The reduction in inventory write-downs charged to expense in fiscal 2010 relates to decreased levels of excess and obsolete inventory given the items identified in the prior year and the significant destocking that occurred throughout the year.

Impairment of intangible assets and tangible fixed assets. Our intangible assets and tangible fixed assets are held at historical cost, net of depreciation and amortization, less any provision for impairment.

Intangible assets are amortized over the shorter of their legal life or estimated useful life as follows:

Trademarks and tradenames	No amortization (indefinite life)
Patents	2 to 20 years
Customer Relationships	3 to 15 years
Non-compete	2 to 5 years

Tangible fixed assets are depreciated to their residual values on a straight-line basis over their estimated useful lives as follows:

Land	No depreciation
Buildings and improvements	10 to 30 years
Machinery and equipment	5 to 10 years
Computer hardware and software	3 to 5 years

An impairment review of specifically identifiable amortizable intangible or tangible fixed assets is performed if an indicator of impairment, such as an operating loss or cash outflow from operating activities or a significant adverse change in the business or market place, exists. Estimates of future cash flows used to test the asset for impairment are based on current operating projections extended to the useful life of the asset group and are, by their nature, subjective.

Our recorded goodwill and indefinite lived intangible assets are not amortized but are tested annually for impairment or whenever circumstances indicate that impairment may exist using a discounted cash flow methodology based on future business projections and a market value approach. The discount rate utilized within our impairment test is based upon the weighted average cost of capital of comparable public companies.

During the year ended March 31, 2009, the Company recorded a non-cash pre-tax impairment charge associated with goodwill and identifiable intangible assets of $422.0 million, of which $319.3 million relates to goodwill impairment and $102.7 million relates to other identifiable intangible asset impairments. See Note 9, Goodwill and Intangible Assets, of the consolidated financial statements for more information regarding the prior year impairment charge.

The Company expects to recognize amortization expense on the intangible assets subject to amortization of $48.3 million in fiscal year 2011, $47.8 million in fiscal year 2012, $47.1 million in fiscal year 2013, $47.1 million in fiscal year 2014 and $47.0 million in fiscal year 2015.

Retirement benefits. We have significant pension and post-retirement benefit income and expense and assets/liabilities that are developed from actuarial valuations. These valuations include key assumptions regarding discount rates, expected return on plan assets, mortality rates, merit and promotion increases and the current health care cost trend rate. We consider current market conditions in selecting these assumptions. Changes in the related pension and post-retirement benefit income/costs or assets/liabilities may occur in the future due to changes in the assumptions and changes in asset values.

The deterioration in the securities markets beginning in the fall of 2008 has impacted the value of the assets included in the Company’s defined benefit pension plans, the effect of which has been reflected in the consolidated balance sheets at March 31, 2010 and 2009. As of March 31, 2010, we had pension plans with a combined projected benefit obligation of $587.7 million compared to plan assets of $478.2 million, resulting in an under-funded status of $109.5 million compared to $137.1 million at March 31, 2009. Our funded status has improved year-over-year as a result of the market recoveries in fiscal 2010 and we are expecting a decrease in fiscal 2011 pension costs as compared to fiscal 2010. Deterioration in pension asset values has led to additional cash contribution requirements (in accordance with the plan funding requirements of the U.S. Pension Protection Act of 2006) in future periods. Any further changes in the assumptions underlying our pension values, including those that arise as a result of declines in equity markets and changes in interest rates, could result in increased pension cost which could negatively affect our consolidated results of operations in future periods.

The obligation for postretirement benefits other than pension also is actuarially determined and is affected by assumptions including the discount rate and expected future increase in per capita costs of covered postretirement health care benefits. Changes in the discount rate and differences between actual and assumed per capita health care costs may affect the recorded amount of the expense in future periods.

Income taxes. We are subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes and recording the related deferred tax assets and liabilities.

We assess our income tax positions and record tax liabilities for all years subject to examination based upon management’s evaluation of the facts and circumstances and information available at the reporting dates. For those income tax positions where it is more-likely-than-not that a tax benefit will be sustained upon the conclusion of an examination, we have recorded the largest amount of tax benefit having a cumulatively greater than 50% likelihood of being realized upon ultimate settlement with the applicable taxing authority, assuming that it has full knowledge of all relevant information. For those tax positions which do not meet the more-likely-than-not threshold regarding the ultimate realization of the related tax benefit, no tax benefit has been recorded in the financial statements. In addition, we have provided for interest and penalties, as applicable, and record such amounts as a component of the overall income tax provision.

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, net operating losses, tax credit and other carryforwards. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based on historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. As a result of this review, we have established a valuation allowance against substantially all of our deferred tax assets relating to foreign loss carryforwards, state net operating loss and foreign tax credit carryforwards, as well as, a partial allowance relating to U.S. federal net operating loss carryforwards.

Commitments and Contingencies. We are subject to proceedings, lawsuits and other claims related to environmental, labor, product and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. We determine the amount of reserves needed, if any, for each individual issue based on our professional knowledge and experience and discussions with legal counsel. The required reserves may change in the future due to new developments in each matter, the ultimate resolution of each matter or changes in approach, such as a change in settlement strategy.

Through acquisitions, we have assumed presently recorded and potential future liabilities relating to product liability, environmental and other claims. We have recorded reserves for claims related to these obligations when appropriate and, on certain occasions, have obtained the assistance of an independent actuary in the determination of those reserves. If actual experience deviates from our estimates, we may need to record adjustments to these liabilities in future periods.

Warranty Reserves. Reserves are recorded on our consolidated balance sheets to reflect our contractual liabilities relating to warranty commitments to our customers. We provide warranty coverage of various lengths and terms to our customers depending on standard offerings and negotiated contractual agreements. We record an estimate for warranty expense at the time of sale based on historical warranty return rates and repair costs. Should future warranty experience differ materially from our historical experience, we may be required to record additional warranty reserves which could have a material adverse effect on our results of operations in the period in which these additional reserves are required.

Environmental Liabilities. We accrue an estimated liability for each environmental matter when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We presume that a matter is probable of an unfavorable outcome if (a) litigation has commenced or a claim has been asserted or if commencement of litigation or assertion of a claim is probable and (b) if we are somehow associated with the site. In addition, if the reporting entity has been named as a Potentially Responsible Party (“PRP”), an unfavorable outcome is presumed.

Estimating environmental remediation liabilities involves an array of issues at any point in time. In the early stages of the process, cost estimates can be difficult to derive because of uncertainties about a variety of factors. For this reason, estimates developed in the early stages of remediation can vary significantly, and, in many cases, early estimates later require significant revision. The following are some of the factors that are integral to developing cost estimates:

•	The extent and types of hazardous substances at a site;

•	The range of technologies that can be used for remediation;

•	Evolving standards of what constitutes acceptable remediation; and

•	The number and financial condition of other PRPs and the extent of their responsibility for the remediation.

An estimate of the range of an environmental remediation liability typically is derived by combining estimates of various components of the liability, which themselves are likely to be ranges. At the early stages of the remediation process, particular components of the overall liability may not be reasonably estimable. This fact does not preclude our recognition of a liability. Rather, the components of the liability that can be reasonably estimated are viewed as a surrogate for the minimum in the range of our overall liability. Estimated legal and consulting fees are included as a component of our overall liability.

Asbestos Claims and Insurance for Asbestos Claims. As noted in Note 19, Commitments and Contingencies, of notes to the consolidated financial statements certain Water Management subsidiaries are subject to asbestos litigation. As a result, we have recorded a liability for pending and potential future asbestos claims, as well as a receivable for insurance coverage of such liability. The valuation of our potential asbestos liability was based on the number and severity of future asbestos claims, future settlement costs, and the effectiveness of defense strategies and settlement initiatives.

The present estimate of our asbestos liability assumes (i) our continuous vigorous defense strategy will remain effective; (ii) new asbestos claims filed annually against Zurn will decline modestly through the next ten years; (iii) the values by disease will remain consistent with past experience and (iv) our insurers will continue to pay defense costs without eroding the coverage amounts of our insurance policies. Our potential asbestos liability could be adversely affected by changes in law and other factors beyond our control. Further, while our current asbestos liability is based on an estimate of claims through the next ten years, such liability may continue beyond that time period and such liability could be substantial.

We estimate that our available insurance to cover our potential asbestos liability as of the end of fiscal 2010 is greater than our potential asbestos liability. This conclusion was reached after considering our experience in asbestos litigation, the insurance payments made to date by our insurance carriers, existing insurance policies, the industry ratings of the insurers and the advice of insurance coverage counsel with respect to applicable insurance coverage law relating to the terms and conditions of those policies. We used these same considerations when evaluating the recoverability of our receivable for insurance coverage of potential asbestos claims.

Results of Operations

Fiscal Year Ended March 31, 2010 Compared with the Fiscal Year Ended March 31, 2009

Net Sales

(in Millions)

	Fiscal Year Ended		Change	% Change
	March 31, 2010	March 31, 2009
Process and Motion Control	$1,003.7	$1,321.7	$(318.0)	-24.1%
Water Management	506.3	560.3	(54.0)	-9.6%

Consolidated	$1,510.0	$1,882.0	$(372.0)	-19.8%

Process and Motion Control

Process and Motion Control net sales decreased $318.0 million, or 24.1%, from $1,321.7 million for the year ended March 31, 2009 to $1,003.7 million for the year ended March 31, 2010. Foreign currency fluctuations adversely impacted net sales by approximately $1.6 million during fiscal 2010 as the U.S. dollar strengthened against the Euro, and other currencies compared to the prior year. Excluding foreign currency fluctuations, year-over-year core net sales decreased by $316.4 million, or 23.9%, which is attributable to the impact the economic downturn has had on our end-markets.

Water Management

Water Management net sales decreased $54.0 million, or 9.6%, from $560.3 million for the year ended March 31, 2009 to $506.3 million for the year ended March 31, 2010. Foreign currency fluctuations adversely impacted net sales by approximately $1.7 million during fiscal 2010 as the U.S. dollar strengthened against the Canadian dollar, and other currencies compared to the prior year. Excluding foreign currency fluctuations, year-over-year core net sales decreased by $52.3 million, or 9.3%, which is attributable to softness within our commercial and residential construction end-markets as well as certain segments of our infrastructure end-markets. These declines were partially offset by an increase in year-over-year net sales in our water and wastewater treatment markets.

Income from Operations

(in Millions)

	Fiscal Year Ended		Change
	March 31, 2010	March 31, 2009
Process and Motion Control	$112.9	$15.6	$97.3
% of net sales	11.2%	1.2%	10.0%
Water Management	76.1	(212.8)	288.9
% of net sales	15.0%	-38.0%	53.0%
Corporate	(32.5)	(9.8)	(22.7)

Consolidated	$156.5	$(207.0)	$363.5

% of net sales	10.4%	-11.0%	21.4%

Process and Motion Control

Process and Motion Control income from operations for the year ended March 31, 2010 was $112.9 million compared to income from operations of $15.6 million during the year ended March 31, 2009. The comparability of our year-over-year results has been significantly impacted by the $149.0 million impairment charge taken on our goodwill and other identifiable intangible assets during fiscal 2009. Comparability between periods has also been impacted by a change in our pension expense resulting primarily from the losses incurred on plan assets associated with our U.S. defined benefit pension plans during fiscal 2009. During the year ended March 31, 2010, we incurred $10.9 million of pension expense (compared to pension expense of $3.7 million during the year ended March 31, 2009). In addition, income from operations for the year ended March 31, 2010 included $6.3 million of restructuring expenses (compared to restructuring expense of $16.5 million during the year ended March 31, 2009). Excluding the impact of the impairment charge, pension expense and restructuring expenses, income from operations would have decreased $54.7 million, or 29.6%, and income from operations as a percent of net sales would have declined by 100 basis points to 13.0% of net sales during the year ended March 31, 2010 versus the comparable prior year period. The remaining decline in income from operations as a percent of net sales was primarily driven by the unfavorable impact of lower year-over-year net sales, partially offset by productivity gains, cost reduction initiatives and lower material prices.

Water Management

Water Management income from operations for the year ended March 31, 2010 was $76.1 million compared to a loss from operations of $212.8 million during the year ended March 31, 2009. The comparability of our year-over-year results has been significantly impacted by the $273.0 million impairment charge taken on our goodwill and other identifiable intangible assets during the year ended March 31, 2009. In addition, income from operations for the year ended March 31, 2010 included $0.5 million of restructuring expenses (compared to restructuring expense of $7.8 million during the year ended March 31, 2009). Excluding the impact of impairment charges and restructuring expenses, income from operations would have increased $8.6 million, or 12.6%, and income from operations as a percent of net sales would have expanded by 300 basis points to 15.1% of sales for the year ended March 31, 2010 versus the comparable prior year period as cost reduction actions, lower material prices and productivity gains more than offset the unfavorable impact of lower sales.

Corporate

Corporate expenses increased by $22.7 million from $9.8 million during the year ended March 31, 2009 to $32.5 million during the year ended March 31, 2010. This increase is primarily attributable to a $22.6 million dollar increase in pension costs year-over-year.

Interest Expense, Net. Interest expense, net was $183.7 million during the year ended March 31, 2010 compared to $178.4 million during the year ended March 31, 2009. The increase in interest expense is primarily the result of the incremental interest on a $104.7 million net increase in the carrying value of our long-term debt due to the completion of our debt exchange offer on April 29, 2009, which is partially offset by lower relative variable rate borrowing costs year-over-year.

Other Expense, Net. Other expense, net for the year ended March 31, 2010, consists of management fee expense of $3.0 million, transaction costs associated with the debt exchange offer of $6.0 million, foreign currency transaction losses of $4.3 million, loss on the sale of fixed assets of $2.5 million, income in unconsolidated affiliates of $0.5 million, CDSOA recovery of $0.8 million and other miscellaneous expenses of $1.9 million. Other expense, net for the year ended March 31, 2009 consists of management fee expense of $3.0 million, foreign currency transaction gains of $2.4 million, loss on the sale of fixed assets $0.8 million, a loss in unconsolidated affiliates of $0.5 million, CDSOA recovery of $1.8 million and other miscellaneous losses of $0.8 million.

(Benefit) Provision for Income Taxes. The income tax benefit in fiscal 2010 was $(38.0) million or an effective tax rate of 87.2%. The benefit recorded differs from the statutory rate mainly due to the effect of the income tax benefit recognized as a result of a decrease to the liability for unrecognized tax benefits associated with the conclusion of the Internal Revenue Service (“IRS”) examination and certain benefits provided under a new Brazilian tax settlement program, as well as a net decrease to the valuation allowance mainly relating to the utilization of federal net operating loss (“NOL”) carryforwards. The income tax provision in fiscal 2009 was $8.0 million or an effective tax rate of (2.1%). The provision recorded differs from the statutory rate mainly due to the effect of approximately $304.8 million of nondeductible expenses recorded, as well as a $42.5 million increase in the valuation allowance; both items relating to the impairment charges recorded in the third and fourth quarters of fiscal 2009. See Note 17, Income Taxes, of the consolidated financial statements for more information on income taxes.

Net Income (Loss). The net loss recorded in fiscal 2010 was $5.6 million as compared to a net loss of $394.3 million in the prior year due to the factors described above.

Fiscal Year Ended March 31, 2009 Compared with the Fiscal Year Ended March 31, 2008

Net Sales

(in Millions)

	Year Ended
	March 31, 2009	March 31, 2008	Change	% Change
Process and Motion Control	$1,321.7	$1,342.3	$(20.6)	-1.5%
Water Management	560.3	511.2	49.1	9.6%

Consolidated	$1,882.0	$1,853.5	$28.5	1.5%

Process and Motion Control

Process and Motion Control net sales decreased by $20.6 million, or 1.5%, from $1,342.3 million for the year ended March 31, 2008 to $1,321.7 million for the year ended March 31, 2009. Our fiscal 2008 performance includes $20.3 million of net sales related to Rexnord SAS which was divested on March 28, 2008. In addition, foreign currency fluctuations adversely impacted net sales by approximately $4.9 million during fiscal 2009 as the U.S. dollar strengthened against the Euro and other currencies compared to the prior year. Excluding the impact of foreign currencies and divestitures, year-over-year core net sales growth was $4.6 million, or 0.3%. This modest growth is largely attributable to strength in our Process and Motion Control end markets of mining, energy, cement and aerospace through the first half of fiscal 2009, which was substantially offset by the adverse impact the global macroeconomic downturn had on our net sales in the majority of our Process and Motion Control end markets in the second half of fiscal 2009.

Water Management

Water Management net sales increased by $49.1 million, or 9.6%, from $511.2 million for the year ended March 31, 2008 to $560.3 million for the year ended March 31, 2009. Approximately $64.7 million of the year-over-year increase was due to the inclusion of the GA acquisition for all of fiscal 2009 compared to approximately 2 months in fiscal 2008. In addition, foreign currency fluctuations adversely impacted sales by approximately $1.9 million during fiscal 2009 as the U.S. dollar strengthened against the Canadian dollar and other currencies compared to fiscal 2008. Excluding the impact of foreign currencies and acquisitions, year-over-year core net sales declined $13.7 million, or 2.7%. This contraction was primarily driven by the continued decline in the residential construction market throughout fiscal 2009, which was partially offset by year-over-year growth in our infrastructure and commercial construction end markets (growth in the first half of fiscal 2009 was partially offset by the decline in sales in the second half of fiscal 2009 due to the adverse impact of the economic downturn).

Income from Operations

(in Millions)

	Year Ended
	March 31, 2009 (1)	March 31, 2008	Change	% Change
Process and Motion Control	$15.6	$205.6	$(190.0)	-92.4%
% of net sales	1.2%	15.3%	-14.1%
Water Management	(212.8)	70.7	(283.5)	-401.0%
% of net sales	-38.0%	13.8%	-51.8%
Corporate	(9.8)	(17.3)	7.5	-43.4%

Consolidated	$(207.0)	$259.0	$(466.0)	-179.9%

% of net sales	-11.0%	14.0%	-25.0%

(1)	Includes $422.0 million of goodwill and other identifiable intangible asset impairment charges and $24.5 million of restructuring charges.

Process and Motion Control

Process and Motion Control income from operations was $15.6 million, a decrease of $190.0 million from the year ended March 31, 2008. The year-over-year comparability was affected by a $149.0 million goodwill and intangible impairment charge and a $16.5 million restructuring charge recorded in fiscal 2009. Also affecting year-over-year comparability was an $11.2 million loss on divestiture related to the sale of Rexnord SAS and a $29.2 million gain related to the Canal Street facility accident, both of which occurred in fiscal 2008. Excluding the previously mentioned items, year-over-year income from operations would have decreased $6.5 million, or 3.5%, and income from operations as a percent of net sales would have decreased 30 basis points from 14.0% in fiscal 2008 to 13.7% in fiscal 2009. This decrease was primarily driven by higher material costs and a reduction in cost structure leverage due to lower core net sales, partially offset by productivity gains and fiscal 2009 fourth quarter cost reduction actions.

Water Management

Water Management loss from operations for the year ended March 31, 2009 was $212.8 million compared to income from operations of $70.7 million for the year ended March 31, 2008. The results for fiscal 2009 include a $273.0 million goodwill and intangible impairment charge and a $7.8 million restructuring charge. Fiscal 2009 also includes $11.3 million of incremental income from operations related to the GA acquisition. Excluding the impact of acquisitions, impairment and restructuring, income from operations would have decreased $14.0 million, or 19.8%, and income from operations as a percent of net sales would have decreased 240 basis points from 13.8% in fiscal 2008 to 11.4% in fiscal 2009. This year-over-year decrease is primarily attributable to an increase in year-over-year material costs, particularly during the first half of the fiscal year, investments made in the first half of fiscal 2009 to fund net sales growth initiatives and a reduction in cost structure leverage due to lower core net sales in the second half of fiscal 2009.

Corporate

Corporate expenses decreased by $7.5 million, or 43.4%, from $17.3 million for the year ended March 31, 2008 to $9.8 million for the year ended March 31, 2009. This year-over-year favorability is primarily driven by a substantial reduction in incentive compensation as well as wages and other related costs due to cost reduction actions taken in the fourth quarter of fiscal 2009.

Interest Expense, Net. Interest expense, net was $178.4 million and $191.8 million in fiscal 2009 and fiscal 2008, respectively. This decrease is the result of reduced borrowing costs on our variable rate debt.

Other Expense, Net. Other expense, net was $0.9 million and $5.3 million for fiscal 2009 and fiscal 2008, respectively. Fiscal 2009 other expense, net included $3.0 million of management fee expense, $0.8 million of losses on the sale of property, plant and equipment, $0.5 million of losses in nonconsolidated affiliates and $0.8 million of other expense offset by $2.4 million of foreign currency transaction gains and a $1.8 million CDSOA recovery. Fiscal 2008 other expense, net included $5.1 million of foreign currency transaction losses, $3.0 million management fee expense and $0.3 million of losses on the sale of property, plant and equipment offset by a $1.4 million of CDSOA recovery, $1.1 million of earnings in nonconsolidated affiliates and $0.6 million of other income.

Provision for Income Taxes. The income tax provision in fiscal 2009 was $8.0 million or an effective tax rate of (2.1%). The provision recorded differs from the statutory rate mainly due to the effect of approximately $304.8 million of nondeductible expenses recorded, as well as a $42.5 million increase in the valuation allowance; both items relating to the impairment charges recorded in the third and fourth quarters of fiscal 2009 as a result of overall economic conditions. The income tax provision in fiscal 2008 was $21.0 million or an effective tax rate of 33.9%. The provision recorded is lower than the statutory rate primarily as a result of the income tax benefit associated with the loss on divestiture. See Note 17, Income Taxes, of the consolidated financial statements for more information on income taxes.

Net Income (Loss). The net loss recorded in fiscal 2009 was $394.3 million as compared to $40.9 million of net income in the prior year due to the factors described above.

Non-GAAP Financial Measure

In addition to net income, we believe Adjusted EBITDA (as described below in “Covenant Compliance”) is an important measure under our senior secured credit facilities, as our ability to incur certain types of acquisition debt and certain types of subordinated debt, make certain types of acquisitions or asset exchanges, operate our business and make dividends or other distributions, all of which will impact our financial performance, is impacted by our Adjusted EBITDA, as our lenders measure our performance by comparing the ratio of our senior secured bank debt to our Adjusted EBITDA (see “Covenant Compliance” for additional discussion of this ratio). We reported Adjusted EBITDA of $280.1 million in fiscal 2010, and a net loss for the same period of $5.6 million.

Covenant Compliance

The credit agreement and indentures that govern our notes contain, among other provisions, restrictive covenants regarding indebtedness, payments and distributions, mergers and acquisitions, asset sales, affiliate transactions, capital expenditures and the maintenance of certain financial ratios. Payment of borrowings under the senior secured credit facilities and indentures that govern our notes and the notes may be accelerated if there is an event of default. Events of default include the failure to pay principal and interest when due, a material breach of a representation or warranty, covenant defaults, events of bankruptcy and a change of control. Certain covenants contained in the credit agreement that governs our senior secured credit facilities restrict our ability to take certain actions, such as incurring additional debt or making acquisitions, if we are unable to meet certain maximum senior secured bank debt to Adjusted EBITDA ratios and, with respect to our revolving facility, also require us to remain at or below a certain maximum senior secured bank debt to Adjusted EBITDA ratio as of the end of each fiscal quarter. Certain covenants contained in the indentures that govern our notes restrict our ability to take certain actions, such as incurring additional debt or making acquisitions, if we are unable to achieve a minimum Adjusted EBITDA to Fixed Charges ratio. Under such indentures, the Company’s ability to incur additional indebtedness and our ability to make future acquisitions under certain circumstances requires us to have an Adjusted EBITDA to Fixed Charges ratio (measured on a last twelve months, or LTM, basis) of at least 2.0:1.0. Failure to comply with this covenant could limit our long-term growth prospects by hindering our ability to obtain future debt or make acquisitions.

“Fixed Charges” is defined in our indentures as net interest expense, excluding the amortization or write-off of deferred financing costs.

“Adjusted EBITDA” is defined in our senior secured credit facilities as net income, adjusted for the items summarized in the table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facilities may not consider indicative of our ongoing operations. In particular, our definition of

Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

As of the date of this filing, the calculation of Adjusted EBITDA under the credit agreement and indentures that govern our notes result in a substantially identical calculation. However, the results of such calculations could differ in the future based on the different types of adjustments that may be included in such respective calculations at the time.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the fiscal year ended March 31, 2010.

(in millions)	Year Ended March 31, 2010
Net loss	$(5.6)
Interest expense, net	183.7
Income tax benefit	(38.0)
Depreciation and amortization	109.3

EBITDA	$249.4
Adjustments to EBITDA:
Restructuring and other similar costs (1)	6.8
Stock option expense	5.5
Impact of inventory fair value adjustment (2)	0.3
LIFO expense (3)	1.7
CDSOA recovery (4)	(0.8)
Other expense, net (5)	17.2

Subtotal of adjustments to EBITDA	$30.7

Adjusted EBITDA	$280.1

Fixed charges (6)	$172.6
Ratio of Adjusted EBITDA to Fixed Charges	1.62	x
Senior secured bank indebtedness (7)	$514.6
Senior secured bank leverage ratio (8)	1.84	x

(1)	Represents costs incurred by the Company to reduce operating costs and improve profitability. These charges are primarily comprised of work force reductions, asset impairments and contract termination costs. See Note 5 of the notes to our consolidated financial statements for additional information.
(2)	Represents the incremental unfavorable expenses of selling inventories that had been adjusted to fair value in purchase accounting as a result of the Fontaine acquisition.
(3)	Last-in first-out (LIFO) inventory adjustments are excluded in calculating Adjusted EBITDA as defined in our senior secured credit facilities.
(4)	Recovery under Continued Dumping and Subsidy Offset Act (CDSOA). See Note 6 of the notes to our consolidated financial statements for additional information.
(5)	Other expense, net for the fiscal year ended March 31, 2010, consists of management fee expense of $3.0 million, transaction costs associated with the April 2009 debt exchange offer of $6.0 million, foreign currency transaction losses of $4.3 million, loss on the sale of fixed assets of $2.5 million, income in unconsolidated affiliates of $0.5 million and other miscellaneous expense of $1.9 million.

(6)	The indentures governing our senior notes define fixed charges as interest expense excluding the amortization or write-off of deferred financing costs.
(7)	The senior secured credit facilities define senior secured bank debt as consolidated secured indebtedness for borrowed money, less unrestricted cash, which was $248.9 million (as defined by the senior secured credit facilities) at March 31, 2010. Senior secured bank debt reflected in the table consists of borrowings under our senior secured credit facilities.
(8)	The senior secured credit facilities define the senior secured bank leverage ratio as the ratio of senior secured bank debt to Adjusted EBITDA for the trailing four fiscal quarters.

Liquidity and Capital Resources

Our primary source of liquidity is available cash and cash equivalents, cash flow from operations and borrowing availability under our $150.0 million revolving credit facility and our $100.0 million accounts receivable securitization program.

As of March 31, 2010, we had $263.2 million of cash and approximately $207.4 million of additional borrowings available to us ($118.6 million of available borrowings under our revolving credit facility and $88.8 million available under our accounts receivable securitization program). Both our revolving credit facility and accounts receivable securitization program are available to fund our working capital requirements, capital expenditures and for other general corporate purposes. As of March 31, 2010, the available borrowings under our credit facility have been reduced by $31.4 million due to outstanding letters of credit.

As of March 31, 2010, we had $2,129.2 million of total indebtedness outstanding as follows (in millions):

	Total Debt at March 31, 2010	Short-term Debt and Current Maturities of Long-Term Debt	Long-term Portion
Term loans	$763.5	$2.0	$761.5
Borrowings under revolving credit facility	—	—	—
Borrowings under AR securitization facility	—	—	—
9.50% Senior notes due 2014 (1)	979.2	—	979.2
8.875% Senior notes due 2016	79.0	—	79.0
11.75% Senior subordinated notes due 2016	300.0	—	300.0
10.125% Senior subordinated notes due 2012	0.3	—	0.3
Other	7.2	3.3	3.9

Total Debt	$2,129.2	$5.3	$2,123.9

(1)	Includes a net unamortized bond issue discount of $12.1 million at March 31, 2010.

Indebtedness

We have borrowed under certain secured credit facilities with a syndicate of banks and other financial institutions consisting of: (i) a $810.0 million term loan facility (consisting of two tranches) with a maturity date of July 19, 2013 and (ii) a $150.0 million revolving credit facility with a maturity date of July 20, 2012 with borrowing capacity available for letters of credit and for borrowing on same-day notice, referred to as swingline loans.

As of March 31, 2010, our outstanding borrowings under the term loan facility were apportioned between two primary tranches: a $570.0 million term loan B1 facility and a $193.5 million term loan B2 facility. Borrowings under the term loan B1 facility accrue interest, at our option, at the following rates per annum: (i) 2.50% plus LIBOR, or (ii) 1.50% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). Borrowings under the B2 facility accrue interest, at the Company’s option, at the following rates per annum: (i) 2.25% plus LIBOR or (ii) 1.00% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). The weighted average interest rate on the outstanding term loans at March 31, 2010 was 3.64%.

Borrowings under our $150.0 million revolving credit facility accrue interest, at our option, at the following rates per annum: (i) 1.75% plus LIBOR, or (ii) 0.75% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). All amounts outstanding under the revolving credit facility will be due and payable in full, and the commitments thereunder will terminate, on July 20, 2012. In addition, $31.4 million and $30.3 million of the revolving credit facility was considered utilized in connection with outstanding letters of credit at March 31, 2010 and March 31, 2009, respectively. There were no outstanding borrowings at March 31, 2010. Outstanding borrowings under the revolving credit facility were $82.7 million as of March 31, 2009.

On October 5, 2009, we entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) amending and restating the credit agreement dated as of July 21, 2006, to, among other things: (i) allow for one or more future issuances of secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Amended and Restated Credit Agreement, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans under the Amended and Restated Credit Agreement at par; (ii) subject to the requirement to make such offers on a pro rata basis to all lenders, allow us to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for us to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension; and (iii) allow for one or more future issuances of additional secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Amended and Restated Credit Agreement, in an amount not to exceed the amount of incremental facility availability under the Amended and Restated Credit Agreement.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect to the unutilized commitments thereunder at a rate equal to 0.50% per annum (subject to reduction upon attainment and maintenance of a certain senior secured leverage ratio). We also must pay customary letter of credit and agency fees.

As of March 31, 2010, the remaining mandatory principal payments prior to maturity on both the term loan B1 and B2 facilities are $1.2 million and $6.5 million, respectively. We have fulfilled all mandatory principal payments prior to maturity on the B1 facility through March 31, 2013. During the fiscal year ended March 31, 2010, we made four quarterly principal payments of $0.5 million at the end of each calendar quarter. Principal payments of $0.5 million are scheduled to be made at the end of each calendar quarter until June 30, 2013. We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency loans.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to: sell assets; incur additional indebtedness; repay other indebtedness; pay dividends and distributions, repurchase its capital stock, or make payments, redemptions or repurchases in respect of subordinated debt (including our 11.75% senior subordinated notes due 2016); create liens on assets; make investments, loans, guarantees or advances; make certain acquisitions; engage in certain mergers or consolidations; enter into sale-and-leaseback transactions; engage in certain transactions with affiliates; amend certain material agreements governing its indebtedness; make capital expenditures; enter into hedging agreements; amend its organizational documents; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries. Our senior secured credit facilities limit our maximum senior secured bank leverage ratio to 4.25 to 1.00. As of March 31, 2010, the senior secured bank leverage ratio was 1.84 to 1.00.

The debt information contained herein represents our balance sheet position as of March 31, 2010. However, subsequent to such date, we finalized the results of our cash tender offers and consent solicitations with respect to any and all of our outstanding: (i) 9.50% Senior Unsecured Notes due 2014 (the “2006 9.50% Notes”), (ii) 9.50% Senior Unsecured Notes due 2014 (the “2009 9.50% Notes”) and (iii) 8.875% Senior Unsecured Notes due 2016 (the “8.875% Notes”). Upon completion of the tender offers, 99.7% of the holders had tendered their notes and consented to the proposed amendments. At closing: (i) $0.9 million aggregate principal amount of the 2006 9.50% Notes, (ii) $13,000 aggregate principal amount of the 2009 9.50% Notes and (iii) $2.0 million aggregate principal amount of the 8.875% Notes had not been tendered, and remain outstanding. Further, in connection with our tender offers, we issued $1,145.0 million in aggregate principal amount of 8.50% Senior Notes due 2018 (“8.50% Notes”), which mature on May 1, 2018, pursuant to an indenture, dated as of April 28, 2010. For further information regarding the financial statement impact of this transaction, see the “Subsequent Event – Cash Tender Offers and $1,145.0 Million Bond Offering” within this indebtedness section.

On April 29, 2009, we and our indirect parent, Rexnord Holdings, finalized a debt exchange offer to exchange (a) 2009 9.50% Notes for any and all of our 8.875% Notes, (b) 2009 9.50% Notes for any and all of Rexnord Holdings’ PIK Toggle Senior Notes due 2013 (the “Old Holdco Notes” and, together with the 8.875 % Notes, the “Old Notes”), and (c) 2009 9.50% Notes for any and all of the senior unsecured term loans (the “Holdco Loans”) outstanding under the credit agreement, dated as of March 2, 2007, among Rexnord Holdings, Credit Suisse, as Administrative Agent, Banc of America Bridge LLC, as syndication agent, and the lenders from time to time party thereto.

Upon settlement of the April 2009 exchange offer, (i) approximately $71.0 million principal amount of 8.875% Notes had been validly tendered and not withdrawn for exchange for the 2009 9.50% Notes, (ii) approximately $235.7 million principal amount of Old Holdco Notes had been validly tendered and not withdrawn for exchange for the 2009 9.50% Notes, and (iii) approximately $7.9 million principal amount of Holdco Loans had been validly surrendered and not withdrawn for exchange for 2009 9.50% Notes. Based on the principal amount of Old Notes and Holdco Loans validly tendered and accepted, approximately $196.3 million of aggregate principal of the 2009 9.50% Notes was issued in exchange for such Old Notes and Holdco Loans (excluding a net original issue discount of $20.6 million). In addition, we also incurred $11.1 million of transaction costs ($0.2 million of these transaction costs were issued in the form of the 2009 9.50% Notes) to complete the exchange offer, of which $5.1 million was capitalized as deferred financing costs.

We accounted for the April 2009 debt exchange transaction pursuant to ASC 470-50 Debt Modifications and Extinguishments (“ASC 470-50”). Pursuant to this guidance, the exchange of our 8.875% Notes did not constitute a significant modification of debt (that is, the change in the present value of expected cash flows under the terms of the modified debt as compared to the present value of expected cash flows under the original debt was less than 10%). Therefore, the carrying value of the $71.0 million in 8.875% Notes tendered was carried-forward as the net carrying value of the 2009 9.50% Notes, inclusive of a $5.5 million original issue premium. The premium is a result of the difference between the $71.0 million carrying value of the 8.875% Notes and the $65.5 million of corresponding face value of the 2009 9.50% Notes issued with respect to this component of the exchange. This premium is being amortized as a reduction to interest expense (via the effective interest method) over the life of the 2009 9.50% Notes in conformity with the standard.

In connection with the $235.7 million of Old Holdco Notes and $7.9 million of Holdco Loans tendered in the exchange, we issued approximately $130.6 million of face value of 2009 9.50% Notes, net of a $26.1 million original issue discount. This resulted in a $104.5 million non-cash deemed dividend (representing the fair value of corresponding 2009 9.50% Notes issued) to our indirect parent, Rexnord Holdings.

After and including the April 2009 exchange offer, we had issued a total of $991.3 million in aggregate principal amount of 9.50% senior notes which bear interest at a rate of 9.50% per annum and which will mature on August 1, 2014. This amount includes $196.3 million of aggregate principal related to the aforementioned debt exchange. The terms of the 2009 9.50% Notes and our 2006 9.50% Notes are substantially similar with the exception of interest payment dates. Interest on the $795.0 million of the 2006 9.50% Notes is payable on February 1 and August 1, while interest on the $196.3 million of 2009 9.50% Notes is payable on May 1 and November 1.

As of March 31, 2010, a total of $79.0 million in aggregate principal amount of 8.875% Notes remained outstanding. These notes bear interest at a rate of 8.875% per annum, payable on each March 1 and September 1, and will mature on September 1, 2016.

We have issued $300.0 million in aggregate principal amount of 11.75% senior subordinated notes due 2016. Those notes bear interest at a rate of 11.75% per annum, payable on each February 1 and August 1, and will mature on August 1, 2016.

The senior notes and senior subordinated notes are unsecured obligations of ours. The senior subordinated notes are subordinated in right of payment to all existing and future senior indebtedness. The indentures governing the senior notes and senior subordinated notes permit us to incur all permitted indebtedness (as defined in the applicable indenture) without restriction, which includes amounts borrowed under the senior secured credit facilities. The indentures also allow us to incur additional debt as long as it can satisfy the coverage ratio of the indenture after giving effect thereto on a pro forma basis.

The indentures governing the senior notes and senior subordinated notes contain customary covenants, among others, limiting dividends, investments, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets, and requiring us to make an offer to purchase notes upon the occurrence of a change in control, as defined in the indentures. These covenants are subject to a number of important qualifications. For example, the indentures do not impose any limitation on the incurrence by us of liabilities that are not considered “indebtedness” under the indentures, such as certain sale/leaseback transactions; nor do the indentures impose any limitation on the amount of liabilities incurred by our subsidiaries, if any, that might be designated as “unrestricted subsidiaries” (as defined in the applicable indenture).

The indentures governing the senior notes and the senior subordinated notes permit optional redemption of the notes on certain terms and at certain prices, as described below.

In addition, the indentures provide that, prior to August 1, 2011 (or in the case of the 2006 9.50% Notes, prior to August 1, 2010), the notes may be redeemed at our option in whole at any time or in part from time to time, upon not less than 30 and not more than 60 days’ prior notice, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed plus (ii) a “make whole” premium as set forth in the in the applicable indenture, and (iii) accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

Further, on or after August 1, 2011 (or in the case of the 2006 9.50% Notes, on or after August 1, 2010), the indentures permit optional redemption of the notes, in whole or in part upon not less than 30 and not more than 60 days’ prior notice, at the redemption prices stated in the indentures.

Notwithstanding the above, our ability to make payments on, redeem, repurchase or otherwise retire for value, prior to the scheduled repayment or maturity, the senior notes or senior subordinated notes may be restricted or prohibited under the above-referenced senior secured credit facilities and, in the case of the senior subordinated notes, by the provisions in the indentures governing the senior notes.

At March 31, 2010 and March 31, 2009, various wholly-owned subsidiaries had additional debt of $7.2 million and $9.8 million, respectively, comprised primarily of borrowings at various foreign subsidiaries and capital lease obligations.

Account Receivable Securitization Program

On September 26, 2007, three wholly-owned domestic subsidiaries entered into an accounts receivable securitization program (the “AR Securitization Program” or the “Program”) whereby they continuously sell substantially all of their domestic trade accounts receivable to Rexnord Funding LLC (a wholly-owned bankruptcy remote special purpose subsidiary) for cash and subordinated notes. Rexnord Funding LLC in turn may obtain revolving loans and letters of credit from General Electric Capital Corporation (“GECC”) pursuant to a five year revolving loan agreement. The maximum borrowing amount under the Receivables Financing and Administration Agreement is $100 million, subject to certain borrowing base limitations related to the amount and type of receivables owned by Rexnord Funding LLC. All of the receivables purchased by Rexnord Funding LLC are pledged as collateral for revolving loans and letters of credit obtained from GECC under the loan agreement.

The AR Securitization Program does not qualify for sale accounting under ASC 860 Transfers and Servicing (“ASC 860”), and as such, any borrowings are accounted for as secured borrowings on the consolidated balance sheet. Financing costs associated with the Program will be recorded within “Interest expense, net” in the consolidated statement of operations if revolving loans or letters of credit are obtained under the loan agreement.

Borrowings under the loan agreement bear interest at a rate equal to LIBOR plus 1.35%. Outstanding borrowings mature on September 26, 2012. In addition, a non-use fee of 0.30% is applied to the unutilized portion of the $100.0 million commitment. These rates are per annum and the fees are paid to GECC on a daily basis.

At March 31, 2010 our available borrowing capacity under the AR Securitization Program was $88.8 million. All of the receivables purchased by Rexnord Funding LLC are pledged as collateral for revolving loans and letters of credit obtained from GECC under the loan agreement. Additionally, the Program requires compliance with certain covenants and performance ratios contained in the Receivables Financing and Administration Agreement. As of March 31, 2010, Rexnord Funding LLC was in compliance with all applicable covenants and performance ratios.

At March 31, 2009, $30.0 million was outstanding under the Program and was classified as long-term debt in the consolidated balance sheets.

Subsequent Event – Cash Tender Offers and $1,145 Million Bond Offering

On May 5, 2010, we finalized the results of the cash tender offers and consent solicitations we launched on April 7, 2010 with respect to any and all of our outstanding 2006 9.50% Notes, 2009 9.50% Notes and 8.875% Notes. Upon completion of the tender offers, 99.7% of the holders had tendered their notes and consented to the proposed amendments. At closing, (i) $0.9 million aggregate principal amount of the 2006 9.50% Notes, (ii) $13,000 aggregate principal amount of the 2009 9.50% Notes and (iii) $2.0 million aggregate principal amount of the 8.875% Notes had not been tendered, and remain outstanding.

In connection with the above tender offers and consent solicitations, on April 20, 2010, we entered into supplemental indentures by and among the Company, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, pursuant to which the 2006 9.50% Notes, 2009 9.50% Notes and 8.875% Notes were issued (as amended and supplemented, the “Supplemental Indentures”). The Supplemental Indentures amend the terms governing the respective notes to, among other things, eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the respective indentures governing the notes.

On April 28, 2010, we issued a $1,145.0 million aggregate principal amount of 8.50% Notes in a private offering. The proceeds from the offering were used to fund (including transaction costs) our cash tender offers discussed above. The 8.50% Notes will mature on May 1, 2018, pursuant to an indenture, dated as of April 28, 2010 (the “2010 Indenture”), by and among the Company, the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee. We will pay interest on the 8.50% Notes at 8.50% per annum, semiannually on

May 1 and November 1 of each year, commencing on November 1, 2010. We have the right to redeem the 8.50% Notes, in whole or part, at any time prior to May 1, 2014, at a price equal to 100% of the principal amount of the 8.50% Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” We have the right to redeem the 8.50% Notes, in whole or in part, on or after May 1, 2014, at the redemption prices set forth in the 2010 Indenture. At any time (which may be more than once) on or prior to May 1, 2013, we have the right to redeem up to 35% of the principal amount of the 8.50% Notes at a redemption price equal to 108.50% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the 8.50% Notes issued remains outstanding.

The 2010 Indenture contains customary covenants, including among others covenants limiting: the incurrence or guarantee of additional indebtedness, dividends and other restricted payments, investments, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets. In addition, it also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding 8.50% Notes to be due and payable immediately.

The Company will account for the $1,145.0 million issuance of the 8.50% Notes in accordance with ASC 470-50. Pursuant to this guidance, the transaction will be accounted for as an extinguishment of debt. In connection with the $1,145.0 million offering, we incurred an increase in long-term debt of approximately $89.5 million. Upon finalizing the accounting for this transaction, we expect to recognize a $100.8 million loss on the debt extinguishment in our first quarter ending July 3, 2010, which will be measured based upon the bond tender premium paid to lenders, as well as the non-cash write-off of deferred financing fees and net original issue discount associated with the extinguished debt. Additionally, we expect to capitalize approximately $14.6 million of third party transaction costs, which will be amortized over the life of the 8.50% Notes as interest expense using the effective interest method. Below is a summary of the transaction costs and other offering expenses expected to be recorded along with their corresponding pre-tax financial statement impact (in millions):

	Preliminary Assessment of Financial Statement Impact
	Balance Sheet - Debit (Credit)
	Deferred Financing Costs (1)	Original Issue Discount (2)	Statement of Operations Expense (3)	Total
Cash transaction costs:
Third party transaction costs	$14.6	$—	$—	$14.6
Bond tender premiums (paid to lenders)	—	—	63.5	63.5

Total expected cash transaction costs	14.6	—	63.5	$78.1

Non-cash write-off of unamortized amounts:
Deferred financing costs	(25.4)	—	25.4
Net original issue discount	—	(11.9)	11.9

Net financial statement impact	$(10.8)	$(11.9)	$100.8

(1)	Recorded as a component of other assets within the consolidated balance sheet.
(2)	Recorded as a reduction in the face value of long-term debt within the consolidated balance sheet.
(3)	Recorded as a component of other non-operating expense within the consolidated statement of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet or non-consolidated special-purpose entities.

Cash Flows

Net cash provided by operating activities in fiscal 2010 was $157.0 million compared to $156.1 million in fiscal 2009. Fiscal 2010 cash provided by operating activities includes an incremental $6.0 million of transaction costs associated with our April 2009 debt exchange offer and $16.5 million of restructuring payments (compared to $5.7 million cash restructuring payments during fiscal 2009). Excluding the incremental transaction and restructuring payments, cash flow from operations improved by $17.7 million. Decreases in trade working capital (accounts receivable, inventories and accounts payable) contributed a $62.3 million source of cash year-over-year. The remaining decline in operating cash flow is due to the volume impact on $372.0 million of lower net sales, partially offset by the cash savings generated from our restructuring initiatives year-over-year.

Net cash provided by operating activities in fiscal 2009 was $156.1 million compared to $232.8 million in fiscal 2008, representing a $76.7 million reduction year-over-year. Key items contributing to this year-over-year decrease include: (i) the absence of $34.4 million of insurance proceeds related to the Canal Street facility accident, (ii) a $27.6 million decrease in compensation and benefit cash flows and accruals, (iii) a $20.4 decrease in the receipt of customer advance payments (as a result of the timing/delivery of large projects), (iv) a $9.5 million increase in cash taxes and (v) a $18.4 million decrease in cash interest. The remaining use of cash year-over-year is primarily attributable to a $16.5 use of cash from working capital (accounts receivable, inventories and accounts payable) partially offset by the incremental cash flow generated on $28.5 million of additional net sales year-over-year. The trade working capital use of cash was primarily driven by a decrease in accounts payable due to the timing of vendor payments in the fourth quarter of fiscal 2009 compared to the comparable prior year period, which was partially offset by cash flow from receivables.

Cash used for investing activities was $22.0 million during fiscal 2010 compared to $54.5 million during fiscal 2009. The year-over-year decrease in cash used for investing activities is primarily due to lower capital expenditures as we aligned our capital expenditures with current sales volume as well as the prior year acquisition of Fontaine.

Cash used for investing activities was $54.5 million in fiscal 2009 compared to $121.6 million in fiscal 2008, which includes $67.1 million related to the acquisition of GA ($73.7 million acquisition costs less proceeds of $6.6 million related to the disposition of acquired short term investments). Fiscal 2009 investing activities include the acquisition of Fontaine on February 27, 2009 for $16.6 million, which was partially offset by $0.9 million of proceeds related to the termination of life insurance policies acquired in connection with the acquisition of GA. Excluding acquisition costs and the related disposition proceeds on short term investments and life insurance policies, cash flows from investing activities decreased $15.7 million in fiscal 2009 versus fiscal 2008, due to a reduction in capital expenditures, which is largely attributable to an $11.2 million reduction in capital expenditures year-over-year related to the rebuild of our Canal Street facility in fiscal 2008.

Cash used for financing activities was $153.3 million during fiscal 2010 compared to a source of $39.5 million during fiscal 2009. The cash used for financing activities during fiscal 2010 consisted of: financing fee payments of $4.9 million associated with our April 2009 debt exchange offer, a $30.0 million dividend payment made to our indirect parent, Rexnord Holdings (to retire a portion of its outstanding PIK Toggle Senior Indebtedness due 2013), $116.1 million of long-term debt repayments (comprised of $82.7 million on our revolving credit facility, $30.0 million on our accounts receivable facility, $2.0 million of mandatory repayments on our term loans and $1.4 million on all other debt) and repayments of $2.8 million on miscellaneous short-term debt.

Cash provided by financing activities was $39.5 million in fiscal 2009 compared to a use of $28.0 million in fiscal 2008. The cash provided by financing activities in fiscal 2009 consisted of $112.7 million of borrowings ($82.7 million under our revolving credit facility and $30.0 million under our accounts receivable securitization facility) offset by $70.0 million of dividend payments made to our indirect parent, Rexnord Holdings (to retire a portion of its outstanding PIK Toggle Senior Indebtedness Due 2013), $2.0 million of debt repayments on our term loans and $1.2 million in repayments on other debt. Cash used for financing activities in fiscal 2008 consisted of payments of $27.4 million of debt repayments (which includes $20.0 million of pre-payments on our term loans) as well as the payment of $0.6 million of financing fees.

Tabular Disclosure of Contractual Obligations

See schedule below for a listing of our contractual obligations by period:

		Payments Due by Period
(in millions)	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Term loan B facilities	763.5	$2.0	$4.0	$757.5	$—
10.125% Senior subordinated notes due 2012	0.3	—	0.3	—	—
9.5% Senior notes due 2014 (1)	0.9	—	—	0.9	—
8.875% Senior notes due 2016 (1)	2.0	—	—	—	2.0
11.75% Senior subordinated notes due 2016	300.0	—	—	—	300.0
8.5% Senior notes due 2018 (1)	1,145.0	—	—	—	1,145.0
Other long-term debt	7.2	3.6	1.8	1.0	0.8
Interest on long-term debt obligations (2)	949.1	154.0	307.2	272.9	215.0
Purchase commitments	156.0	142.8	9.1	3.4	0.7
Operating lease obligations	54.4	14.6	20.1	10.1	9.6
Pension and post retirement plans (3)	276.0	47.4	104.4	124.2	na

Totals	$3,654.4	$364.4	$446.9	$1,170.0	$1,673.1

(1)	Reflects Company obligations based on the actual results of the debt tender offer completed during April 2010.
(2)	Based on long-term debt obligations reflective of the actual results of the debt tender offer completed during April 2010.
(3)	Represents expected pension and post retirement contributions and benefit payments to be paid directly by the Company. Contributions and benefit payments beyond fiscal 2015 can not be reasonably estimated.

Our pension and postretirement benefit plans are discussed in detail in Note 16, Retirement Benefits, of the consolidated financial statements. The pension plans cover most of our employees and provide for monthly pension payments to eligible employees upon retirement. Other postretirement benefits consist of retiree medical plans that cover a portion of employees in the United States that meet certain age and service requirements and other postretirement benefits for employees at certain foreign locations. See “Risk Factors—Our future required cash contributions to our pension plans may increase and we could experience a material change in the funded status of our defined benefit pension plans and the amount recorded in our consolidated balance sheets related to those plans. Additionally, our pension costs could increase in future years.”

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk during the normal course of business from changes in foreign currency exchange rates and interest rates. The exposure to these risks is managed through a combination of normal operating and financing activities and derivative financial instruments in the form of forward exchange contracts to cover known foreign exchange transactions.

Foreign Currency Exchange Rate Risk

Our exposure to foreign currency exchange rates relates primarily to our foreign operations. For our foreign operations, exchange rates impact the U.S. Dollar value of our reported earnings, our investments in the subsidiaries and the intercompany transactions with the subsidiaries. See “Risk Factors—Our international operations are subject to uncertainties, which could adversely affect our operating results.”

Approximately 25% of our sales originate outside of the United States, with approximately 15% generated from our European operations that use the Euro as their functional currency. As a result, fluctuations in the value of foreign currencies against the U.S. Dollar, particularly the Euro, may have a material impact on our reported results. Revenues and expenses denominated in foreign currencies are translated into U.S. Dollars at the end of the fiscal period using the average exchange rates in effect during the period. Consequently, as the value of the U.S. Dollar changes relative to the currencies of our major markets, our reported results vary.

Fluctuations in currency exchange rates also impact the U.S. Dollar amount of our stockholders’ equity. The assets and liabilities of our non-U.S. subsidiaries are translated into U.S. Dollars at the exchange rates in effect at the end of the fiscal period. The U.S. Dollar strengthened during fiscal 2010 relative to many foreign currencies. As of March 31, 2010, stockholders’ equity decreased by $14.7 million as a result of foreign currency translation adjustments. If the U.S. Dollar had strengthened by 10% as of March 31, 2010, the result would have decreased stockholders’ equity by an additional $12.8 million.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could adversely affect our international operations and, consequently, our operating results.

At March 31, 2010, we had outstanding forward foreign currency contracts that exchange Canadian dollars (“CAD”) for USD as well as USD for CAD which were entered into to hedge firm and anticipated monthly cash flows through fiscal 2010. The forward contracts currently in place expire between April and June of calendar 2010 and have notional amounts of $1.6 million CAD ($1.5 million USD) and contract rates ranging from $1CAD:$0.9419 USD to $1CAD:$0.9421 USD. These contracts are not designated as effective cash flow hedges for ASC 815 accounting purposes and as such, the outstanding contracts are marked to market through earnings. We believe that a hypothetical 10% adverse change in the foreign currency exchange rates would have resulted in a $0.2 million decrease in the fair value of foreign exchange forward contracts as of March 31, 2010.

Interest Rate Risk

We utilize a combination of short-term and long-term debt to finance our operations and are exposed to interest rate risk on these debt obligations.

A substantial portion of our indebtedness, including indebtedness under the senior secured credit facilities bears interest at rates that fluctuate with changes in certain short-term prevailing interest rates. As of March 31, 2010, our outstanding borrowings under the senior secured term loan credit facility were $763.5 million. The term loan credit facility is apportioned between two primary tranches: a $570.0 million term loan B1 facility and a $193.5 million term loan B2 facility. Borrowings under the term loan B1 facility accrue interest, at our option, at the following rates per annum: (i) 2.50% plus the LIBOR, or (ii) 1.50% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). Borrowings under the B2 facility accrue interest, at our option, at the following rates: (i) 2.25% plus the LIBOR per annum or (ii) 1.00% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). The weighted average interest rate on the outstanding term loans at March 31, 2010 was 3.64%. We have entered into three interest rate swaps, which became effective beginning October 20, 2009 and mature on July 20, 2012, to hedge the variability in future cash flows associated with our variable-rate term loans. The three swaps convert an aggregate of $370.0 million of our variable-rate term loans to a fixed interest rates ranging from 2.08% to 2.39%, plus the applicable margin.

Our results of operations would likely be affected by changes in market interest rates on the un-hedged portion of these variable-rate obligations. After considering the interest rate swap , a 100 basis point increase in the March 31, 2010 interest rates would increase interest expense under the senior secured credit facilities by approximately $3.9 million on an annual basis.

Recent Accounting Pronouncements

Adopted

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “Codification” or “ASC”), the authoritative guidance for U.S. generally accepted accounting principles (“GAAP”). The Codification, which changes the referencing of financial standards, became effective for interim and annual periods ending on or after September 15, 2009. The Codification is now the single official source of authoritative U.S. GAAP (other than guidance issued by the SEC), superseding existing FASB, American Institute of Certified Public Accountants, and related literature. Only one level of authoritative U.S. GAAP now exists. All other literature is considered non-authoritative. The Codification does not change U.S. GAAP. We adopted the Codification during the quarter ended September 26, 2009. The adoption of the Codification did not have any substantive impact on our consolidated financial statements or related footnotes.

On April 1, 2009, we adopted the guidance included in ASC 820 related to the measurement of fair value used when evaluating non-financial assets and liabilities. See additional disclosures related to the adoption of the standard within Note 13, Fair Value Measurements, of the notes to consolidated financial statements.

On April 1, 2009, we adopted the guidance included in ASC 805, Business Combinations (“ASC 805”), which significantly changed the accounting for and reporting of business combination transactions. The objective of this guidance is to improve the information provided in financial reports about a business combination and its effects. ASC 805 states that all business combinations (whether full, partial or step acquisitions) must apply the “acquisition method.” In applying the acquisition method, the acquirer must determine the fair value of the acquired business as of the acquisition date and recognize the fair value of the acquired assets and liabilities assumed. As a result, it requires that certain forms of contingent consideration and certain acquired contingencies be recorded at fair value at the acquisition date. ASC 805 also requires that acquisition costs generally be expensed as incurred and restructuring costs are expensed in periods after the acquisition date. The impact of the adoption of ASC 805 on our financial statements will largely be dependent on the size and nature of the business combinations completed subsequent to adoption. Currently, we have not made any business acquisitions subsequent to the adoption of this standard. We estimate that approximately $61.5 million and $23.2 million of recorded valuation allowance and unrecognized tax benefits, respectively, which are associated with prior acquisitions, if recognized in future periods, would impact income tax expense instead of goodwill.

On April 1, 2009, we adopted the guidance included in ASC 855, Subsequent Events (“ASC 855”), which requires companies, if applicable, to disclose any subsequent events either as recognized subsequent events or non-recognized subsequent events. ASC 855 also modified the definition of subsequent events to refer to events or transactions that occur after the balance sheet date but before the financial statements are issued. The guidance issued did not result in significant changes in the practice of subsequent event disclosure, and therefore, the adoption did not have an impact on our financial statements.

In December 2008, the FASB issued guidance included in ASC 715, Compensation – Retirement Benefits (“ASC 715”), which requires additional disclosures regarding assets held in an employer’s defined benefit pension or other postretirement plan. This standard requires disclosure of the fair value of the plan assets by each major asset category, disclosure of the level within the fair value hierarchy in which each major category of plan assets falls using the guidance in ASC 820 and a reconciliation of beginning and ending balances of plan asset fair values that are derived using significant unobservable inputs. The guidance is effective for fiscal years ending after December 15, 2009. See additional disclosures related to the adoption of the standard within Note 16, Retirement Benefits, of the notes to consolidated financial statements.

BUSINESS

General

RBS Global, Inc. (“RBS Global”), a Delaware corporation, is the parent company of Rexnord LLC (a Delaware limited liability company), a holding company, which owns several domestic and foreign subsidiaries. RBS Global was formed by certain affiliates of our prior equity sponsor, The Carlyle Group (“Carlyle”), and incorporated in Delaware on November 4, 2002. On July 21, 2006 (the “Merger Date”), affiliates of the private equity firm Apollo Management, L.P. (“Apollo”) and certain members of management acquired RBS Global from Carlyle, through the merger of Chase Merger Sub, Inc., a wholly-owned subsidiary of an Apollo affiliate, with and into the Company (the “Merger”). Thus, RBS Global became a direct wholly-owned subsidiary of Chase Acquisition I, Inc. Chase Acquisition I, Inc. is 100% owned by our ultimate parent company Rexnord Holdings, Inc. (“Rexnord Holdings”).

Our Water Management platform was established when we, on February 7, 2007, acquired the Zurn plumbing (“Zurn”) products business of Jacuzzi Brands, Inc. from an affiliate of Apollo for a cash purchase price of $942.5 million, including transaction costs (the “Zurn acquisition”). We believe Zurn is a leader in the multi-billion dollar non-residential construction and replacement market for a vast offering of water control products. To a lesser degree, Zurn also serves the residential construction market.

On January 31, 2008, we utilized existing cash balances to purchase GA Industries, Inc. (“GA”) for $73.7 million, net of $3.2 million of cash acquired. This acquisition expanded our Water Management platform into the water and wastewater markets, specifically in the municipal, hydropower and industrial environments. GA is comprised of GA Industries, Inc. and Rodney Hunt Company, Inc. GA Industries, Inc. is a manufacturer of automatic control valves, check valves and air valves. Rodney Hunt Company, Inc., its wholly owned subsidiary at the time of closing, is a leader in the design and manufacture of sluice/slide gates, butterfly valves, cone valves and actuation systems. The results of operations of GA are included from February 1, 2008.

On February 27, 2009, we acquired the stock of Fontaine-Alliance Inc. and affiliates (“Fontaine”) for a total purchase price of $24.2 million ($30.3 million Canadian dollars (“CAD”)), net of $0.6 million ($0.7 million CAD) of cash acquired. This acquisition further expands our Water Management platform. Fontaine manufactures stainless steel slide gates and other engineered flow control products for the municipal water and wastewater markets. The results of operations of Fontaine are included from February 28, 2009.

The consolidated financial statements in this prospectus include the accounts of RBS Global and its subsidiaries. Unless otherwise noted, references to the Company, Rexnord, we, us and our, refer to RBS Global and its subsidiary Rexnord LLC and its subsidiaries. Our fiscal year is the year ending March 31 of the corresponding calendar year. For example, our fiscal year 2010, or fiscal 2010, means the period from April 1, 2009 to March 31, 2010.

Our Company

We believe we are a leading, global multi-platform industrial company strategically positioned within the markets and industries we serve. Currently, our business is comprised of two strategic platforms: (i) Process and Motion Control and (ii) Water Management. Prior to the filing of our Annual Report on Form 10-K for fiscal 2010, our Process and Motion Control platform was formerly known as “Power Transmission”. We changed the name of our Power Transmission platform to Process and Motion Control as we feel it more accurately depicts the capacity in which our products under this platform are utilized within the industries and markets we serve. There has been no change to our reportable segments.

Our Process and Motion Control platform designs, manufactures, markets and services specified, highly engineered mechanical components used within complex systems where our customers’ reliability requirements and cost of failure or downtime is extremely high. Our Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Our product portfolio includes premier and widely known brands within both of our platforms as well as one of the broadest and most extensive product offerings.

We are led by an experienced, high-caliber management team that employs a proven operating philosophy, the Rexnord Business System (“RBS”), modeled after the Danaher Business System, to drive excellence and world class performance in all aspects of our business by focusing on the “Voice of the Customer” and ensuring superior customer satisfaction by empowering our associates. Our global footprint encompasses 28 principal Process and Motion Control manufacturing and warehouse facilities and three principal Process and Motion Control repair facilities located around the world and 23 principal Water Management manufacturing and warehouse facilities which allow us to meet the needs of our increasingly global customer base as well as our distribution channel partners.

Our Platforms

Below is a summary of our net sales by geographic region:

Net Sales by Geographic Region

(in millions)

	Year Ended March 31, 2010
	United States	Europe	Rest of World	Total Net Sales
Process and Motion Control	$670.9	$182.1	$150.7	$1,003.7
% of net sales	66.8%	18.2%	15.0%	100.0%
Water Management	448.1	4.4	$53.8	506.3
% of net sales	88.5%	0.9%	10.6%	100.0%

Consolidated	$1,119.0	$186.5	$204.5	$1,510.0

% of net sales	74.1%	12.4%	13.5%	100.0%

See more information regarding our segments and sales by geography within Note 20 of the notes to consolidated financial statements.

Process and Motion Control

Our Process and Motion Control products include gears, couplings, industrial bearings, flattop chain and modular conveyer belts, aerospace bearings and seals, special components and industrial chain and conveying equipment and are marketed and sold globally under brands such as Rex ® , Falk ™ and Link-Belt ®. We sell our Process and Motion Control products into a diverse group of attractive end market industries, including aerospace, aggregates and cement, air handling, construction, chemicals, energy, beverage and container, forest and wood products, mining, material and package handling, marine, natural resource extraction and petrochemical.

We have established long-term relationships with original equipment manufacturers (“OEMs”) and end users serving a wide variety of industries. As a result of our long-term relationship with OEMs and end users, we have created a significant installed base for our Process and Motion Control products, which are consumed or worn in use and have a relatively predictable replacement cycle. We believe this replacement dynamic drives recurring aftermarket demand for our products. We estimate that approximately 50% of our Process and Motion Control net sales are to distributors. These net sales are primarily driven by aftermarket demand for our products.

Most of our products are critical components in large scale manufacturing processes, where the cost of component failure and resulting downtime is high. We believe our reputation for superior quality products, application expertise and our ability to meet lead times as short as one day are highly valued by our customers, as demonstrated by their preference to replace their worn Rexnord products with new Rexnord products, or “like-for-like” product replacements. We believe our customers’ preference to replace “like-for-like” products, combined with our significant installed base, enables us to achieve premium pricing, generates a source of recurring revenue and provides us with a competitive advantage. We believe the majority of our products are purchased by customers as part of their regular maintenance budgets and in many cases do not represent significant capital expenditures.

Water Management

Our Water Management products include specification drainage systems, PEX piping, sensor flush valves and faucets, backflow prevention pressure release valves and water and wastewater treatment and control products marketed and sold through widely recognized brand names, including Zurn ® , Wilkins®, Aquaflush ® , AquaSense ® , AquaVantage ® , Zurn One Systems ® , EcoVantage ® , AquaSpec ® , Zurn PEX ® , Checktronic ® , Cam-Seal ® , Rodney Hunt ® , Golden Anderson ™ and Fontaine®.

Over the past century, our Water Management platform has established itself as an innovator and leading designer, manufacturer and distributor of highly engineered water products and solutions that deliver water conservation, safety and hygiene, treatment, and control and comfort to the infrastructure construction, commercial construction and to a lesser extent, the residential construction end markets. Segments of the infrastructure end market include: municipal water and wastewater, transportation, government, health care and education. Segments of the commercial construction end market include: lodging, retail, dining, sports arenas, and warehouse/office. The demand for our Water Management products is primarily driven by new infrastructure, commercial and, to a lesser extent, residential construction. In our Water Management platform, we believe that by focusing our efforts and resources towards end markets that have above average growth characteristics we can continue to grow our platform at rates above the growth rate of the overall market and the growth rate of our competition. Additionally, we believe there is a significant opportunity for future growth by selling and distributing a number of our products into the expanding renovation and repair market.

Our Water Management products are principally specification-driven and project-critical and typically represent a low percentage of the overall project cost. We believe these characteristics, coupled with our extensive distribution network, create a high level of end user loyalty for our products and allow us to maintain leading market shares in the majority of our product lines. We believe we have become a market leader in the industry by meeting the stringent third party regulatory, building and plumbing code requirements and subsequently achieving specification of our products into projects and applications. The majority of these stringent testing and regulatory approval processes are completed through the University of Southern California (“USC”), the International Association of Plumbing and Mechanical Codes (“IAPMO”), the National Sanitation Foundation (“NSF”), the Underwriters Laboratories (“UL”), Factory Mutual (“FM”), or the American Waterworks Association (“AWWA”), prior to the commercialization of our products.

Our Water Management platform has an extensive network of approximately 650 independent sales representatives across approximately 170 sales agencies in North America who work with local engineers, contractors, builders and architects to specify, or “spec-in,” our Water Management products for use in construction projects. Specifically, it has been our experience that, once an architect, engineer, contractor or owner has specified our product with satisfactory results, that person will generally continue to use our products in future projects. The inclusion of our products with project specifications, combined with our ability to innovate, engineer and deliver products and systems that save time and money for engineers, contractors, builders and architects, has resulted in growing demand for our Water Management products. Approximately 80% of our Water Management platform net sales come from products that are specified for use in projects by engineers, contractors, owners or architects. Our Water Management distribution model is predicated upon maintaining high product availability near our customers. We believe that this model provides us with a competitive advantage as we are able to meet our customer demand with local inventory at significantly reduced lead times as compared to others in our industry.

Our Markets

We evaluate our competitive position in our markets based on available market data and relevant benchmarks compared to our relative peer group and industry trends. We generally do not participate in segments of our served markets that are thought of as commodities or in applications that do not require differentiation based on product quality, reliability and innovation. In both of our platforms, we believe the end markets we serve span a broad and diverse array of commercial and industrial end markets with solid fundamental long-term growth characteristics.

Process and Motion Control Market

The market for Process and Motion Control product is very fragmented with most participants having single or limited product lines and serving specific geographic markets. While there are numerous competitors with limited product offerings, there are only a few national and international competitors of a size comparable to us, including the Emerson Power Transmission division of Emerson Electric and the Dodge Manufacturing division of Baldor Electric. While we compete with certain domestic and international competitors across a portion of our product lines, we do not believe that any one competitor directly competes with us on all of our product lines. The industry’s customer base is broadly diversified across many sectors of the economy. We believe that growth in the Process and Motion Control market is closely tied to overall growth in industrial production, which we believe has significant long-term growth fundamentals. In addition, we believe that Process and Motion Control manufacturers who innovate to meet the changes in customer demands and focus on higher growth end markets can grow at rates faster than overall U.S. industrial production.

Our Process and Motion Control products are generally critical components in the machinery or plant in which they operate, yet they typically account for a low percentage of an end user’s total production cost. We believe, because the costs associated with Process and Motion Control product failure to the end user can be substantial, end users in most of the markets we serve focus on Process and Motion Control products with superior quality, reliability and availability, rather than considering price alone, when making a purchasing decision. We believe that the key to success in our industry is to develop and maintain a reputation for quality and reliability, as well as create and maintain an extensive distribution network, which we believe leads to strong recurring aftermarket revenues, attractive margins on products and market share gain.

The Process and Motion Control market is also characterized by the need for sophisticated engineering experience, the ability to produce a broad number of niche products with very little lead time and long-standing customer relationships. We believe entry into our markets by competitors with lower labor costs, including foreign competitors, will be limited due to the fact that we manufacture highly specialized niche products that are critical components in large scale manufacturing processes, where the cost of component failure and resulting downtime is high. In addition, we believe there is an industry trend of customers increasingly consolidating their vendor bases, which we believe should allow suppliers with broader product offerings to capture additional market share.

Water Management Market

We believe the segment in which our Water Management platform participates is relatively fragmented and that most of our competitors offer more limited product lines. While our Zurn business competes against numerous competitors with limited products or scale, one competitor, Watts Water Technologies, competes with Zurn across several lines on a nationwide basis. Zurn also competes against Sloan Valve Company in flush valves, Uponor (formerly Wirsbo) in PEX piping and Geberit in commercial faucets. Although Zurn competes with some of our competitors across a portion of our product lines, we do not believe that any one competitor directly competes with us across all of our product lines. Our water and wastewater businesses generally compete with smaller, regional competitors with more niche product offerings. We believe our water and wastewater product lines comprise one of the most comprehensive product offerings in North America.

We believe the areas of the water management industry in which we compete are tied to growth in institutional and commercial construction, which we believe to have significant long-term growth fundamentals. Historically, the institutional and commercial construction industry has been more stable and less vulnerable to down-cycles than the residential construction industry. Compared to residential construction cycles, downturns in institutional and commercial construction have been shorter and less severe, and upturns have lasted longer and had higher peaks in terms of spending as well as units and square footage. In addition, through successful new product innovation, we believe that water management manufacturers are able to grow at a faster pace than the broader infrastructure and commercial construction markets, as well as mitigate downturns in the cycle.

Water Management products tend to be project-critical, highly-engineered and high value-add and typically are a low percentage of overall project cost. We believe the combination of these features creates a high level of end user loyalty. Demand for these products is influenced by regulatory, building and plumbing code requirements. Many Water Management products must be tested and approved by USC, IAPMO, NSF, UL, FM, or AWWA before they may be sold. In addition, many of these products must meet detailed specifications set by water management engineers, contractors, builders and architects.

The water management industry’s specification-driven end markets require manufacturers to work closely with engineers, contractors, builders and architects in local markets across the United States to design specific applications on a project-by-project basis. As a result, building and maintaining relationships with architects, engineers, contractors and builders who specify or “spec-in” products for use in construction projects and having flexibility in design and product innovation are critical to compete effectively in the market. Companies with a strong network of such relationships have a competitive advantage. Specifically, it has been our experience that, once an engineer, contractor, builder or architect has specified our product with satisfactory results, that person often will continue to use our products in future projects.

Our Products

Process and Motion Control Products

Gears

We are a leading manufacturer of gear drives and large gear sets for the heavy duty industrial market, with the number one position in the North American market for parallel shaft, right angle, and inline drives along with mill gear sets. Gear drives and gear sets reduce the output speed and increase the torque from an electronic motor or engine to the level required to drive a particular piece of equipment. Our gear drives, service and gear sets are used in a number of heavy duty industries. These primary industries include the natural resource extraction, steel, pulp and paper, chemical, forest and wood industries. We manufacture a wide range of heavy duty, medium and light duty gear drives used for bulk material handling, mixing, pumping and general gearing applications. We also operate a gear service and repair business through our Product Service group (Prager™ and Falk Renew ®).

Couplings

Couplings are primarily used in high-speed, high-torque applications and are the interface between two shafts that permit power to be transmitted from one shaft to the other. Our couplings are sold to a variety of end markets, including the petrochemical and refining, wood processing, chemical, power generation and natural resources industries. Couplings are comprised of the grid, flexible disc, elastomeric and gear product lines and are sold under the Steelflex ® , Thomas®, Omega ® , Rex ® Viva ® , Wrapflex ® , Lifelign ® , True Torque ® and Addax ® brand names.

Industrial Bearings

Industrial bearings are components that support, guide and reduce the friction of motion between fixed and moving machine parts. These products are primarily sold for use in the mining, aggregate, forest and wood products, construction equipment, and agricultural equipment industries. Industrial bearings are sold either mounted or unmounted. We primarily produce mounted bearings, which are offered in a variety of specialized housings to suit specific industrial applications, and generally command higher margins than unmounted bearings. We estimate that our installed base of mounted bearings has an average replacement cycle of 3 to 5 years.

Flattop

Our flattop chain is a highly-engineered conveyor chain that provides a smooth continuous conveying surface that is critical to high-speed operations such as those used to transport cans and bottles in beverage-filling operations, and is primarily sold to the food and beverage, consumer products, warehousing and distribution, and parts processing industries. Flattop chain products generally need to be replaced every 4 to 5 years on average.

Aerospace Bearings and Seals

We supply our aerospace bearings and seals to the commercial aircraft, military aircraft and regional jet end markets for use in door systems, engine accessories, engine controls, engine mounts, flight control systems, gearboxes, landing gear and rotor pitch controls. The majority of our sales are to engine and airframe OEMs that specify our Process and Motion Control products for their aircraft platforms. Our aerospace bearings and seals products consist of rolling element airframe bearings sold under the Shafer ® brand name, slotted-entry and split-ball sliding bearings sold under the PSI ® brand name and aerospace seals that are sold under the Cartriseal ® brand name, which are primarily sold for use in both aerospace and industrial applications.

Special Components

Our special components products are comprised of three primary product lines: electric motor brakes, miniature Process and Motion Control components and security devices for utility companies. These products are manufactured by our niche businesses: Stearns, W.M. Berg and Highfield. Stearns’ products are used in a diverse range of applications, including steel mills, oil field equipment, pulp processing equipment, large textile machines, rubber mills, metal forming machinery and dock and pier handling equipment. W.M. Berg sells its products to a variety of markets, including aerospace, semiconductor, medical equipment, robotics, instrumentation, office equipment and satellite communications. Highfield’s products are sold to a variety of markets, including electric, gas, water, telecommunications, utilities and plumbing and heating.

Conveying Equipment and Engineered Chain

Our conveying equipment and industrial chain products are used in various applications in numerous industries, including food and food processing, beverage and container, mining, construction and agricultural equipment, hydrocarbon processing and cement and aggregates processing. Our primary products include (i) conveying equipment, (ii) engineered steel chain, and (iii) roller chain. Our conveying equipment product group provides design, assembly, installation and after-the-sale services primarily to the mining, cement and aggregate industries. Its products include engineered elevators, conveyors and components for medium to heavy duty material handling applications. Our engineered steel chain products, which are sold under the Link-Belt ® and Rexnord ® brand names, are designed and manufactured to meet the demands of customers’ specific applications. These products are used in many applications including cement elevators, construction and mining equipment and conveyors, and they are supplied to the cement and aggregate, energy, food and beverage, and forest and wood products industries. In the United States, roller chain is a product that is generally produced according to an American National Standards Institute (“ANSI”) specification. Our roller chain product line, which is marketed under the Rexnord® and Link-Belt® brand names, is supplied to a variety of industries primarily for conveyor and mechanical drive applications.

Water Management Products

Specification Drainage

Specification drainage products are used to control storm water, process water and potable water in various commercial, industrial, civil and irrigation applications. This product line includes point drains (such as roof drains and floor drains), linear drainage systems, interceptors, hydrants, fixture carrier systems, chemical drainage systems and light commercial drainage products.

Water Control and Safety

Our water control and safety products are sold under the Wilkins® brand name and encompass a wide variety of valves, including backflow preventers, fire system valves, pressure reducing valves and thermostatic mixing valves. These products are designed to meet the stringent requirements of independent test labs, such as the Foundation for Cross Connection Control and Hydraulic Research at USC, the NSF, UL and FM, and are sold into the commercial and industrial construction end markets as well as the fire protection, waterworks and irrigation end markets.

Commercial Brass

Zurn’s commercial brass products include manual and sensor operated flush valves marketed under the Aquaflush®, AquaSense® and AquaVantage® brand names and heavy duty commercial faucets marketed under the AquaSpec® brand name. Innovative water conserving fixtures are marketed under the EcoVantage® and Zurn One® brand names. These products are commonly used in office buildings, schools, hospitals, airports, sports facilities, convention centers, shopping malls, restaurants and industrial production buildings. The Zurn One Systems® integrate commercial brass and fixtures into complete, easily customizable plumbing systems, and thus provide a valuable time- and cost-saving means of delivering commercial and institutional bathroom fixtures. The EcoVantage® fixture systems promote water-efficiency and low consumption of water that deliver savings for building owners in new construction and retro-fit bathroom fixture installations.

PEX

PEX is our product line manufactured out of cross-linked polyethylene into tubing and is well-suited for high temperature and pressure fluid distribution piping. Our PEX products include complete lines of pipe, fittings, valves and installation tools for both potable water and radiant heating systems. These systems are engineered to meet stringent NSF requirements.

Water and Wastewater

GA and Fontaine products are used to control water and wastewater throughout the water cycle from raw water through collection, distribution and wastewater treatment. GA is a leader in the design, application, and manufacture of automatic control valves, check valves, air valves, large butterfly valves, slide/sluice gates, actuation systems, and other specialized products for municipal, industrial, and hydropower applications. Over 90% of its comprehensive product lines go to the growing and less-cyclical water and wastewater markets. Fontaine products are used to control water and wastewater from raw water through collection, distribution and wastewater treatment. Fontaine is the largest manufacturer of large stainless steel gate valves in North America and sells within the municipal, industrial and hydropower end markets. Fontaine’s complete line of large stainless steel gate valves is sold to the growing and less cyclical water and wastewater markets.

Acquisitions and Transactions

The Fontaine Acquisition

On February 27, 2009, we acquired the stock of Fontaine for a total purchase price of $24.2 million ($30.3 million Canadian dollars (“CAD”)), net of $0.6 million ($0.7 million CAD) of cash acquired. This acquisition further expanded our water management platform. Fontaine manufactures stainless steel slide gates and other engineered flow control products for the municipal water and wastewater markets. Fontaine is included in our results of operations from February 28, 2009.

The GA Acquisition

On January 31, 2008, we utilized existing cash balances to purchase GA for $73.7 million, net of $3.2 million of cash acquired. This acquisition expanded our Water Management platform into the water and wastewater markets, specifically in municipal, hydropower and industrial environments. GA is comprised of GA Industries and Rodney Hunt. GA Industries is a manufacturer of automatic control valves, check valves and air valves. Rodney Hunt, its wholly owned subsidiary at the time of closing, is a leader in the design and manufacturer of sluice/slide gates, butterfly valves, cone valves and actuation systems. GA is included in our results of operations from February 1, 2008.

The Zurn Acquisition

On February 7, 2007 we acquired Zurn from an affiliate of Apollo for a cash purchase price of $942.5 million, including transaction costs. The purchase price was financed through an equity investment by Apollo and its affiliates of approximately $282.0 million and debt financing of approximately $669.3 million. This acquisition created a new strategic water management platform for the Company. Zurn is a leader in the multi-billion dollar non-residential construction and replacement market for plumbing fixtures and fittings. It designs and manufactures plumbing products used in commercial and industrial construction, renovation and facilities maintenance markets in North America and holds a leading market position across most of its businesses. Zurn is included in our results of operations from February 8, 2007.

The Apollo Transaction

On July 21, 2006, certain affiliates of Apollo and certain members of management purchased the Company from The Carlyle Group for approximately $1.825 billion, excluding transaction fees, through the merger of Chase Merger Sub, Inc., an entity formed and controlled by Apollo, with and into RBS Global, Inc. (the “Merger”). The Merger was financed with (i) $485.0 million of 9.50% senior notes due 2014, (ii) $300.0 million of 11.75% senior subordinated notes due 2016, (iii) $645.7 million of borrowings under new senior secured credit facilities (consisting of a seven-year $610.0 million term loan facility and $35.7 million of borrowings under a six-year $150.0 million revolving credit facility) and (iv) $475.0 million of equity contributions (consisting of a $438.0 million cash contribution from Apollo and $37.0 million of rollover stock and stock options held by management participants). The proceeds from the Apollo cash contribution and the new financing arrangements, net of related debt issuance costs, were used to (i) purchase the Company from its then existing shareholders for $1,018.4 million, including transaction costs; (ii) repay all outstanding borrowings under our previously existing credit agreement as of the Merger Date, including accrued interest; (iii) repurchase substantially all $225.0 million of our 10.125% senior subordinated notes outstanding as of the Merger Date pursuant to a tender offer, including accrued interest and tender premium; and (iv) pay certain seller-related transaction costs.

The Dalong Chain Company Acquisition

On July 11, 2006, the Company acquired Dalong Chain Company (“Dalong”) located in China for a total cash purchase price of $5.9 million, net of $0.4 million of cash acquired, plus the assumption of certain liabilities. Dalong is included in our results of operations from July 12, 2006.

The Falk Acquisition

On May 16, 2005, we acquired the Falk Corporation (“Falk”) from Hamilton Sundstrand, a division of United Technologies Corporation, for $301.3 million ($306.2 million purchase price including related expenses, net of cash acquired of $4.9 million) and the assumption of certain liabilities. Falk is a manufacturer of gears and lubricated couplings and is a recognized leader in the gear and coupling markets. The Falk acquisition significantly enhanced our position as a leading manufacturer of highly engineered Process and Motion Control products. By combining our leadership positions in flattop chain, industrial bearings, non-lubricated couplings and industrial chain with Falk’s complementary leadership positions in gears and lubricated couplings, as well as a growing gear repair business, the Falk acquisition resulted in a comprehensive, market-leading product portfolio that we believe to be one of the broadest in the Process and Motion Control industry. Falk is included in our results of operations from May 16, 2005.

Customers

Process and Motion Control Customers

Our Process and Motion Control components are either incorporated into products sold by OEMs or sold to end users through industrial distributors as aftermarket products. With more than 2,400 distributor locations worldwide, we have one of the most extensive distribution networks in the industry. The largest of our Process and Motion Control industrial distributors, which is also our largest customer, accounted for approximately 7.1%, 7.7%, and 8.1% of consolidated net sales during the years ended March 31, 2010, 2009, and 2008, respectively.

Rather than serving as passive conduits for delivery of product, our industrial distributors participate in the overall competitive dynamic in the Process and Motion Control industry. Industrial distributors play a role in determining which of our Process and Motion Control products are stocked at their distributor centers and branch locations and, consequently, are most readily accessible to aftermarket buyers, and the price at which these products are sold.

We market our Process and Motion Control products both to OEMs and directly to end users to cultivate an end-user preference for our Process and Motion Control products. We believe this customer preference is important in differentiating our Process and Motion Control products from our competitors’ products and preserves our ability to influence distributors to recommend Rexnord products to OEMs and end users. In some instances, we have established a relationship with the end user such that we, the end user, and the end user’s preferred distributor enter into a trilateral agreement whereby the distributor will purchase our Process and Motion Control products and stock them for the end user. We believe our extensive product portfolio positions us to benefit from the trend towards rationalizing suppliers by industrial distributors.

Our Process and Motion Control products are moving, wearing components that are consumed in use and require regular replacement. This gives rise to an on-going aftermarket opportunity.

Water Management Customers

The majority of our Water Management products are branded under the Zurn tradename and distributed through independent sales representatives, plumbing wholesalers and industry-specific distributors in the food service, industrial, janitorial and sanitation industries.

Our independent sales representatives work with wholesalers to assess and meet the needs of building contractors. They also combine knowledge of Zurn’s products, installation and delivery with knowledge of the local markets to provide contractors with value added service. We use several hundred independent sales representatives nationwide, along with a network of approximately 70 third-party warehouses, to provide our customers with 24-hour service and quick response times.

Water and wastewater customers primarily consist of municipalities. These municipalities, as well as their general contractors, are the principal decision-makers. GA, Rodney Hunt, and Fontaine benefit from strong brand recognition in the industry, which is further bolstered by a strong customer propensity to replace “like-for-like” products.

In addition to our domestic Water Management manufacturing facilities, we have maintained a global network of independent sources that manufacture high quality, lower cost component parts for our commercial and institutional products. These sources fabricate parts to our specifications using our proprietary designs, which enables us to focus on product engineering, assembly, testing and quality control. By closely monitoring these sources and through extensive product testing, we are able to maintain product quality and be a cost competitive producer of commercial and institutional products.

Product Development

In both of our Process and Motion Control and Water Management platforms, we have demonstrated a commitment to developing technologically advanced products within the industries we serve. In the Process and Motion Control platform, we had approximately 200 active U.S. patents and approximately 775 active foreign patents as of March 31, 2010. In addition, we thoroughly test our Process and Motion Control products to ensure their quality, understand their wear characteristics and improve their performance. These practices have enabled us, together with our customers, to develop reliable and functional Process and Motion Control solutions. In our Water Management platform, we had approximately 60 and approximately 30 active U.S. and foreign patents, respectively, as of March 31, 2010. Product innovation is crucial in the commercial and institutional plumbing products markets because new products must continually be developed to meet specifications and regulatory demands. Zurn’s plumbing products are known in the industry for such innovation.

The majority of our new product development begins with discussions and feedback from our customers. We have a team of approximately 315 engineers and technical employees who are organized by product line. Each of our product lines has technical staff responsible for product development and application support. If the product engineers require additional support or specialty expertise, they can call upon additional engineers and resources from Rexnord Technical Services. Rexnord Technical Services is a wholly owned third party certified lab comprised of approximately 20 specialists that offers testing capability and support during the development process to all of our product lines. Our existing pipeline and continued investment in new product development are expected to drive revenue growth as we address key customer needs.

Rexnord Business System (“RBS”)

We manage our company with a management philosophy we call RBS. RBS is based on the following principles: (1) strategy deployment—a long-term strategic planning process that determines annual improvement priorities and the actions necessary to achieve those priorities; (2) measuring our performance based on customer satisfaction, or the “Voice of the Customer;” (3) involvement of all our associates in the execution of our strategy; and (4) a culture that embraces Kaizen, the Japanese philosophy of continuous improvement. We believe applying RBS can yield superior growth, quality, delivery and cost positions relative to our competition, resulting in enhanced profitability and ultimately the creation of shareholder value. RBS was established by George Sherman, the Non-Executive Chairman of the Board of RBS Global and the former CEO of the Danaher Corporation from 1990 to 2001, during which time he provided leadership and direction in the execution of the Danaher Business System. Todd Adams, our CEO, and our management team have led the implementation and evolution of RBS throughout the Company. As we have applied RBS over the past six years, we have experienced significant improvements in growth, productivity, cost reduction and asset efficiency and believe there are substantial opportunities to continue to improve our performance as we continue to apply RBS.

Suppliers and Raw Materials

The principal materials used in our Process and Motion Control and Water Management manufacturing processes are commodities and components available from numerous sources. The key materials used in our Process and Motion Control manufacturing processes include: sheet, plate and bar steel, castings, forgings, high-performance engineered plastic and a variety of components. Within our Water Management platform, we purchase a broad range of materials and components throughout the world in connection with our manufacturing activities that include: bar steel, brass, castings, copper, zinc, forgings, plate steel, high-performance engineered plastic, resin and sheet plastic. Our global sourcing practice is to maintain alternate sources of supply for our important materials and components wherever possible within both our Process and Motion Control and Water Management platforms. Historically, we have been able to successfully source materials, and consequently are not dependent on a single source for any significant raw material or component. As a result, we believe there is a readily available supply of materials in sufficient quantity from a variety of sources to serve both our short-term and long-term requirements. Additionally, we have not experienced any significant shortage of our key materials and have not historically engaged in hedging transactions for commodity supplies. We generally purchase our materials on the open market. However, in certain situations we have found it advantageous to enter into contracts for certain commodity purchases. Although currently we are not a party to any unconditional purchase obligations, including take-or-pay contracts or through-put contracts, in the past, these contracts generally have had one- to five-year terms and have contained competitive and benchmarking clauses to ensure competitive pricing.

Backlog

Our backlog of unshipped orders was $359 million and $456 million at March 31, 2010 and 2009, respectively. Approximately 15% of our backlog at March 31, 2010 is currently scheduled to ship beyond fiscal 2011. See Risk Factor titled “We could be adversely affected if any of our significant customers default in their obligations to us” within the “Risk Factors” section for more information on the risks associated with backlog.

Geographic Areas

For financial information about geographic areas, see Note 20, Business Segment Information, of the notes to consolidated financial statements.

Seasonality

We do not experience significant seasonality of demand for our Process and Motion Control products, although sales generally are slightly higher during our fourth fiscal quarter as our customers spend against recently approved capital budgets and perform maintenance and repairs in advance of spring and summer activity. Our Process and Motion Control end markets also do not experience significant seasonality of demand.

Demand for our Water Management products is primarily driven by non-residential construction activity, remodeling and home starts as well as water and wastewater infrastructure expansion for municipal, industrial and hydropower applications. Accordingly, many external factors affect our Water Management business, including weather and the impact of the broader economy on our end markets. Weather is an important variable as it significantly impacts construction. Spring and summer months in the United States and Europe represent the main construction season for new housing starts and remodeling, as well as increased construction in the commercial and institutional markets. As a result, sales generally decrease slightly in the third and fourth fiscal quarters as compared to the first two quarters of the fiscal year. The autumn and winter months generally impede construction and installation activity.

Our business also depends upon general economic conditions and other market factors beyond our control, and we serve customers in cyclical industries. As a result, our operating results could be negatively affected during economic downturns. See further information within the “Risk Factors” section “–Our business depends upon general economic conditions and other market factors beyond our control, and we serve customers in cyclical industries. As a result, our operating results could further be negatively affected during any continued or future economic downturns.”

Employees

As of March 31, 2010, we had approximately 5,700 employees, of whom approximately 4,000 were employed in the United States. Approximately 525 of our U.S. employees are represented by labor unions. The five U.S. collective bargaining agreements to which we are a party will expire between August 2010 and April 2012. Additionally, approximately 885 of our employees reside in Europe, where trade union membership is common. We believe we have a strong relationship with our employees, including those represented by labor unions.

Environmental Matters

Our operations and facilities are subject to extensive federal, state, local and foreign laws and regulations related to pollution and the protection of the environment, health and safety, including those governing, among other things, emissions to air, discharges to water, the generation, handling, storage, treatment and disposal of hazardous wastes and other materials, and the remediation of contaminated sites. We have incurred and expect to continue to incur significant costs to maintain or achieve compliance with these requirements. We believe that our business, operations and facilities are being operated in material compliance with applicable environmental, health and safety laws and regulations. However, the operation of manufacturing plants entails risks in these areas, and a failure by us to comply with applicable environmental laws, regulations or the permits required for our operations, could result in civil or criminal fines, penalties, enforcement actions, third party claims for property damage and personal injury, requirements to clean up property or to pay for the capital or operating costs of cleanup, regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or remedial actions. Moreover, if applicable environmental, health and safety laws and regulations, or the interpretation or enforcement thereof, become more stringent in the future, we could incur capital or operating costs beyond those currently anticipated.

Some environmental laws and regulations, including the federal Superfund law, impose liability to investigate and remediate contamination on present and former owners and operators of facilities and sites, and on potentially responsible parties (“PRPs”) for sites to which such parties may have sent waste for disposal. Such liability can be imposed without regard to fault and, under certain circumstances, may be joint and several resulting in one PRP being held responsible for the entire obligation. Liability may also include damages to natural resources. We are currently conducting investigations and/or cleanup of known or potential contamination at certain of our current or former facilities, and have been named as a PRP at certain third party Superfund sites. See Note 19, Commitments and Contingencies, of the notes to consolidated financial statements for further discussion regarding our Downers Grove, Illinois facility and the Ellsworth Industrial Park Site. The discovery of additional contamination, or the imposition of more stringent cleanup requirements, could require us to make significant expenditures in excess of current reserves and/or available indemnification. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities may trigger remediation requirements that are not applicable to operating facilities. We also may face liability for alleged personal injury or property damage due to exposure to hazardous substances used or disposed of by us, that may be contained within our current or former products, or that are present in the soil or ground water at our current or former facilities.

Properties

Within Process and Motion Control we have 28 principal manufacturing and warehouse facilities and three repair facilities, 20 of which are located in North America, five in Europe, one in Australia, two in South America and three in Asia. All of our facilities listed below are suitable for their respective operations and provide sufficient capacity to meet reasonably foreseeable production requirements.

We own and lease our Process and Motion Control facilities throughout the United States and in several foreign countries. Listed below are the locations of our principal Process and Motion Control manufacturing and repair facilities:

Facility Location	Product/Use	Size (square feet)	Owned Leased
North America

Auburn, AL	Coupling	130,000	Leased
Bridgeport, CT	Special Components	31,000	Owned
Clinton, TN	Industrial Bearings	180,000	Owned
Cudahy, WI	Special Components	100,000	Leased
Downers Grove, IL (2 facilities)	Industrial Bearings and Aerospace	248,000	Owned
Grafton, WI	Flattop	95,000	Owned
Grove City, OH	Warehouse	73,000	Leased
Indianapolis, IN	Industrial Bearings	527,000	Owned
Lincoln, NE	Coupling	54,000	Leased
Milwaukee, WI	Gear	1,100,000	Owned
New Berlin, WI	Gear Repair	44,000	Leased
New Berlin, WI	Coupling	54,000	Owned
New Orleans, LA	Gear Repair	75,000	Leased
Simi Valley, CA	Aerospace	37,000	Leased
Stuarts Draft, VA	Gear	93,000	Owned
Toronto, Canada	Gear Repair	30,000	Leased
Toronto, Canada	Warehouse	30,000	Leased
West Milwaukee, WI	Industrial Chain	370,000	Owned
Wheeling, IL	Aerospace	83,000	Owned

Europe

Betzdorf, Germany	Industrial Chain	179,000	Owned
Corregio, Italy	Flattop	79,000	Owned
Dortmund, Germany	Coupling	36,000	Owned
Gravenzande, Netherlands	Flattop	117,000	Leased
Hamelin, Germany	Gear	374,000	Leased

South America

Sao Leopoldo, Brazil	Industrial Chain	77,000	Owned
Santiago, Chile	Gear Repair	15,000	Leased

Australia

Newcastle, Australia	Gear	43,000	Owned

Asia

Changzhou, China	Gear and Coupling	206,000	Owned
Shanghai, China	Gear and Coupling	40,000	Leased
Shanghai, China	Industrial Chain and Flattop	161,000	Leased

We have 23 principal Water Management facilities primarily located in the U.S. and Canada, as set forth below:

Facility Location	Product/Use	Size (square feet)	Owned Leased
Canada

Mississauga, Ontario	Manufacturing/Warehouse	27,878	Leased
Magog, Quebec	Manufacturing	58,000	Owned

United States

Abilene, Texas	Commercial Brass	176,650	Owned
Bensalem, Pennsylvania	Warehouse	40,000	Leased
Commerce, Texas	PEX	175,000	Owned
Cranberry TWP., Pennsylvania	Water and Wastewater	35,000	Owned
Dallas, Texas	Warehouse	55,020	Leased
Elkhart, Indiana	PEX	110,000	Owned
Erie, Pennsylvania	Specification Drainage	210,562	Leased
Erie, Pennsylvania	Specification Drainage	110,000	Owned
Falconer, New York	Specification Drainage	151,520	Leased
Fresno, California	Warehouse	50,000	Leased
Gardena, California	Warehouse	73,987	Owned
Harborcreek, Pennsylvania	Specification Drainage	100,000	Leased
Hayward, California	Warehouse	23,640	Leased
Mars, Pennsylvania	Water and Wastewater	65,000	Owned
Levittown, Pennsylvania	Warehouse	67,000	Leased
Norcross, Georgia	Warehouse	96,000	Leased
Northwood, Ohio	Warehouse	17,920	Leased
Orange, Massachusetts	Water and Wastewater	250,000	Owned
Paso Robles, California	Water Control	158,000	Owned
Sacramento, California	Warehouse	16,000	Leased
Sanford, North Carolina	Commercial Brass	78,000	Owned

As part of the restructuring activities taken during the fiscal year ended March 31, 2010, the Company made the decision to exit a distribution channel and outsource the manufacturing of the remaining PEX plumbing line at the Commerce, Texas facility. The Company’s current intention is to begin to market the Commerce, Texas facility beginning in fiscal 2011 after manufacturing activities have ceased.

In addition, we lease sales office space in Taipei, R.O.C. and an engineering and sourcing center in Zhuhai, China. We also currently lease approximately 14,000 square feet of office space that had previously been the Jacuzzi Brands, Inc. corporate headquarters in West Palm Beach, Florida.

We believe our Process and Motion Control and Water Management properties are sufficient for our current and future anticipated needs.

Legal Proceedings

Information with respect to our legal proceedings is contained in Note 19, Commitments and Contingencies, to the notes to consolidated financial statements.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth information concerning our directors and executive officers as of June 30, 2010:

Name	Age	Position(s)
George M. Sherman	68	Chairman of the Board of RBS Global and Director of Rexnord LLC
Todd A. Adams	39	President, Chief Executive Officer and Director of RBS Global and Rexnord LLC
George C. Moore	55	Executive Vice President of RBS Global and Rexnord LLC and Director of Rexnord LLC
Michael H. Shapiro	39	Vice President and Chief Financial Officer of RBS Global and Rexnord LLC
Praveen R. Jeyarajah	42	Executive Vice President-Corporate and Business Development and Director of RBS Global
Laurence M. Berg	44	Director, RBS Global
Peter P. Copses	51	Director, RBS Global
Damian J. Giangiacomo	33	Director, RBS Global
Steven Martinez	41	Director, RBS Global
John S. Stroup	44	Director, RBS Global

Board of Directors and Executive Officers

Through Apollo’s control of a majority of the common stock of Rexnord Holdings, it has the power to control Rexnord Holdings’ and our affairs and policies, including the election of Rexnord Holdings’ and our directors and the appointment of management. Pursuant to two stockholders agreements, entered into in connection with the consummation of the Apollo transaction, between Rexnord Holdings, certain entities related to Apollo (the “Apollo Group”), certain other stockholders of Rexnord Holdings, Cypress Industrial Holdings, LLC and/or George M. Sherman: (1) as long as the Apollo Group owns any shares of Rexnord Holdings common stock, it has the right to nominate a majority of the Rexnord Holdings board of directors and (2) Mr. Sherman has the right to serve as a director of Rexnord Holdings until he resigns as a director or ceases to serve the Company under the consulting agreement with Cypress. While those agreements do not expressly require a particular composition of the RBS Global or Rexnord LLC boards of directors, the composition of the RBS Global board of directors currently mirrors that of the Rexnord Holdings board of directors. In addition, pursuant to the management consulting agreement, effective as of February 7, 2007, between Rexnord LLC, Mr. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC, in addition to other consulting services to be provided by Cypress and Mr. Sherman, Mr. Sherman has agreed to serve as a director of Rexnord LLC and as Non-Executive Chairman of the Board of Directors of each of RBS Global and Rexnord Holdings.

Board of Directors of RBS Global

The following is information about the experience and attributes of the members of the board of directors of RBS Global as of the date of June 30, 2010. Together, the experience and attributes discussed below, along with the provisions of the stockholders agreements and the management consulting agreement with Cypress discussed above, provide the reasons that these individuals were selected for board membership, as well as why they continue to serve on the board. All of the directors have been elected until the next annual election by RBS Global’s stockholder.

George M. Sherman has been the Non-Executive Chairman of the RBS Global board of directors since 2002, and was the Chairman of Rexnord Corporation from 2002 until its conversion to an LLC and has been a member of its board since then. Mr. Sherman is a principal of Cypress Group LLC. Mr. Sherman has also served as the Chairman of Campbell Soup Company from August 2001 to November 2004, and currently serves as the Chairman of Jacuzzi Brands Corp. Prior to his appointment with Campbell Soup, Mr. Sherman was the Chief

Executive Officer at Danaher Corporation, a manufacturer of process/environmental controls and tools and components, from 1990 to May 2001. Prior to joining Danaher, he was Executive Vice President at Black & Decker Corporation. Mr. Sherman was elected to serve on the boards of directors of RBS Global and Rexnord LLC because he has significant experience and expertise in the manufacturing industry (including as chief executive officer), mergers and acquisitions and strategy development and he continues to be elected because of his in-depth knowledge of the Company and its business.

Todd A. Adams became our President and Chief Executive Officer in September 2009 and became a member of the board of directors of each of RBS Global and Rexnord LLC in October 2009. Mr. Adams joined the Company in 2004 as Vice President, Treasurer and Director of Financial Reporting, and has served as Senior Vice President and Chief Financial Officer from April 2008 to September 2009 and also as President of the Company’s Water Management platform in 2009. Prior to joining the Company, Mr. Adams served as Director of Financial Planning and Analysis at The Boeing Company from February 2003 to July 2004, Vice President and Controller of APW Ltd. from July 2000 to February 2003 and Vice President and Controller of Applied Power Inc. (currently Actuant Corporation) from May 1998 to July 2000. Mr. Adams was elected to serve on the boards of directors of RBS Global and Rexnord LLC because he has significant experience in the manufacturing industry and an in-depth knowledge of the Company and its business and because he is the Chief Executive Officer of the Company.

Praveen R. Jeyarajah was first elected as a director in connection with the Carlyle acquisition in 2002 and served in that capacity until the Apollo acquisition in July 2006. Mr. Jeyarajah was reappointed as a director of the RBS Global board of directors in October 2006. Since April 2010, Mr. Jeyarajah has served as Executive Vice President – Corporate & Business Development of the Company. Prior to that, Mr. Jeyarajah was a Managing Director at Cypress Group, LLC from 2006 to 2010. Mr. Jeyarajah was also a Managing Director of Carlyle from 2000 to 2006. Prior to joining Carlyle, Mr. Jeyarajah was with Saratoga Partners from 1996 to 2000 and, prior to that, he worked at Dillon, Read & Co., Inc. Mr. Jeyarajah was elected to serve on the RBS Global board of directors because he has significant investment expertise and experience with mergers and acquisitions, including leveraged buyouts, and he continues to be elected because of his in-depth knowledge of the Company and its business.

Laurence M. Berg became a member of the RBS Global board of directors in July 2006 upon consummation of the Apollo acquisition. Mr. Berg is a Senior Partner of Apollo Management, L.P. and its investment affiliates, where he has worked since 1992. Prior to joining Apollo, Mr. Berg was a member of the Mergers and Acquisition Group at Drexel Burnham Lambert, an investment banking firm. Mr. Berg is also a director of Jacuzzi Brands Corp., Connections Academy LLC, Bradco Supply Corp. and Panolam Industries International, Inc., and has previously served as a director of Educate, Inc., GNC Corp., Goodman Global Holdings, Inc., Hayes Lemmerz International, Inc. and Rent A Center, Inc. Mr. Berg was elected to serve on the RBS Global board of directors because he has significant experience making and managing private equity investments on behalf of Apollo and has over 20 years of experience financing, analyzing and investing in public and private companies. In addition, Mr. Berg worked with the diligence team for Apollo at the time of the Apollo acquisition and has worked closely with the management of the Company since that time; therefore, Apollo nominated and elected him to the Board.

Peter P. Copses became a member of the RBS Global board of directors in July 2006 upon consummation of the Apollo acquisition. Mr. Copses is a Founding Senior Partner of Apollo Management, L.P. and its investment affiliates, where he has worked since 1990. Prior to joining Apollo, Mr. Copses was an investment banker at Drexel Burnham Lambert, and subsequently at Donaldson, Lufkin & Jenrette Securities, primarily concentrating on the structuring, financing and negotiation of mergers and acquisitions. Mr. Copses is also a director of Claire’s Stores, Inc., and has previously served as a director of Linens N’ Things, Inc., GNC Corp., Rent A Center, Inc. and Smart & Final, Inc. Mr. Copses was elected to serve on the RBS Global board of directors because he has significant experience making and managing private equity investments on behalf of Apollo and has over 25 years of experience financing, analyzing and investing in public and private companies.

In addition, Mr. Copses worked with the diligence team for Apollo at the time of the Apollo acquisition and has worked closely with the management of the Company since that time; therefore, Apollo nominated and elected him to the Board.

Damian J. Giangiacomo became a member of the RBS Global board of directors in October 2006. Mr. Giangiacomo is a principal at Apollo Management, L.P., where he has been employed since July 2000. Prior to joining Apollo, Mr. Giangiacomo was an investment banker at Morgan Stanley & Co. Mr. Giangiacomo is also a director of Jacuzzi Brands Corp. and Connections Academy LLC, and has previously served as director of Linens N’ Things, Inc. Mr. Giangiacomo was elected to serve on the RBS Global board of directors because he has significant experience making and managing private equity investments on behalf of Apollo and has over 10 years of experience financing, analyzing and investing in public and private companies. In addition, Mr. Giangiacomo worked with the diligence team for Apollo at the time of the Apollo acquisition and has worked closely with the management of the Company since that time; therefore, Apollo nominated and elected him to the Board.

Steven Martinez became a member of the RBS Global board of directors in July 2006 upon the consummation of the Apollo acquisition. Mr. Martinez is a Senior Partner at Apollo Management, L.P. Prior to joining Apollo in 2000, Mr. Martinez worked for Goldman Sachs & Co. and Bain & Company, Inc. Mr. Martinez also serves as a director of Prestige Cruise Holdings, Inc., NCL Corporation Ltd., Hughes Telematics, Inc. and Jacuzzi Brands Corp., and has previously served as a director of Allied Waste Industries, Inc. and Goodman Global Holdings, Inc. Mr. Martinez was elected to serve on the RBS Global board of directors because he has significant experience making and managing private equity investments on behalf of Apollo and has over 15 years of experience financing, analyzing and investing in public and private companies. In addition, Mr. Martinez worked with the diligence team for Apollo at the time of the Apollo acquisition and has worked closely with the management of the Company since that time; therefore, Apollo nominated and elected him to the Board.

John S. Stroup became a member of the RBS Global board of directors in October 2008. Mr. Stroup is currently president and chief executive officer and a member of the board of directors of Belden Inc. Belden Inc., a company listed on the New York Stock Exchange, designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. Prior to joining Belden Inc., Mr. Stroup was employed by Danaher Corporation, a manufacturer of process/environmental controls and tools and components. At Danaher, Mr. Stroup initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Prior to that, he was Vice President of Marketing and General Manager with Scientific Technologies Inc. Mr. Stroup was elected to serve on the RBS Global board of directors because he has significant experience in strategic planning and general management of business units of public companies (including as chief executive officer).

Board of Directors of Rexnord LLC

As of the date of June 30, 2010, Messrs. Sherman and Adams and George C. Moore, an executive officer of the Company, served on the Rexnord LLC board of directors. These individuals were elected to the board for the reasons stated elsewhere in this “Management” section and because of their accessibility for handling matters relating to the operations of Rexnord LLC. All of the directors have been elected until their successor is appointed by RBS Global.

Executive Officers

The following is information about the executive officers of the Company as of the date of June 30, 2010.

Todd A. Adams became our President and Chief Executive Officer in September 2009 and became a member of our board of directors in October 2009. See “Board of Directors of RBS Global” above.

George C. Moore became our Executive Vice President in September 2006; he also serves as a member of the Rexnord LLC board of directors since June 2007. During his tenure with the Company, Mr. Moore has served as Chief Financial Officer from 2006 to April 2008 and as Acting Chief Financial Officer from September 2009 to February 2010. Prior to joining the Company, Mr. Moore served as the Executive Vice President and Chief Financial Officer of Maytag Corporation, a manufacturer of major appliances and household products, since 2003. Prior to that, Mr. Moore served as Group Vice President of Finance at Danaher Corporation, where he was employed since 1993. Mr. Moore also serves on the advisory board of FM Global.

Michael H. Shapiro became our Vice President and Chief Financial Officer in February 2010. Prior to joining the Company, Mr. Shapiro served as Vice President, Finance and Business Development for the Renal Division of Baxter International Inc., a global medical device and biopharmaceutical manufacturer, since 2008. Mr. Shapiro, who joined Baxter in 1995, also held various other positions with Baxter, including Vice President, Corporate Financial Planning and Analysis; Vice President and Assistant Treasurer, Corporate Treasury; Director of Investor Relations, Corporate; Director of Global Operations Finance, BioScience Division; and Director of Global Finance, BioScience Division. Mr. Shapiro, a certified public accountant, worked at Deloitte & Touche LLP, a public accounting firm, from 1992 to 1995.

Praveen R. Jeyarajah became our Executive Vice President – Corporate & Business Development in April 2010 and became a member of our board of directors in October 2006 (he also served as a member of the board of directors from 2002 to 2006). See “Board of Directors of RBS Global” above.

Corporate Governance

RBS Global’s board of directors has an audit committee and a compensation committee. However, through Apollo’s control of a majority of the common stock of Rexnord Holdings, it has the power to control Rexnord Holdings’ and our affairs and policies, including the election of Rexnord Holdings’ and our directors and the appointment of Rexnord Holdings’ and our management.

Audit Committee. The duties and responsibilities of the Audit Committee include recommending the appointment or termination of the engagement of independent accountants, otherwise overseeing the independent auditor relationship and reviewing significant accounting policies and controls. The current members of the Audit Committee are Messrs. Martinez (Chair), Giangiacomo, Jeyarajah and Stroup.

Our board of directors has not evaluated whether any member of the Audit Committee is an “audit committee financial expert”, as that term is defined in Item 407(d)(5) of Regulation S-K because all of the members of our board of directors who serve on our audit committee were appointed by our 100% stockholder and because we are not a “listed issuer” under Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

Compensation Committee. The duties and responsibilities of the Compensation Committee include reviewing and approving the compensation of officers and directors, except that the compensation of officers serving on any such committee will be determined by the full board of directors. The current members of the Compensation Committee are Messrs. Martinez (Chair), Berg, Giangiacomo and Sherman, with Mr. Jeyarajah having also served on the committee during fiscal 2010.

Executive Committee. RBS Global established an Executive Committee of the board, the duties and responsibilities of which include acting on behalf of the board of directors in between meetings of the full board. The current members of the Executive Committee are Messrs. Sherman, Berg and Giangiacomo, with Mr. Jeyarajah having also served on the committee during fiscal 2010.

Director Independence

The board of directors has not made a determination, under the New York Stock Exchange’s (or any other) definition of independence, as to whether each director is “independent” because all of the members of our board have been appointed by the majority stockholder of our indirect parent, Rexnord Holdings. The Company has no securities listed for trading on a national securities exchange or in an automated inter-dealer quotation system of a national securities association, which has requirements that a majority of its board of directors be independent.

Code of Ethics

We have adopted a written code of ethics, referred to as the Rexnord Code of Business Conduct and Ethics, applicable to all directors, officers and employees, which includes provisions relating to accounting and financial matters applicable to the principal executive officer, principal financial officer and principal accounting officer and controller. To obtain a copy, free of charge, of the Rexnord Code of Business Conduct and Ethics, please submit a written request to Investor Relations 4701 West Greenfield Avenue Milwaukee, Wisconsin 53214. If we make any substantive amendments to, or grant any waivers from, the code of ethics for any director or officer, we will disclose the nature of such amendment or waiver on our corporate website at www.rexnord.com or in a Current Report on Form 8-K.

Executive Compensation

Compensation Discussion and Analysis

Overview

This section discusses the material elements of compensation awarded to, earned by, or paid to our executive officers during our fiscal year ended March 31, 2010. Throughout this discussion, we refer to the individuals named in the Summary Compensation Table below as “Named Executive Officers.”

With the exception of awards of equity-based compensation, the compensation committee of the board of directors of RBS Global (the “Committee”), in consultation with the RBS Global board of directors, is responsible for determining our executive compensation programs, including making compensation decisions during the fiscal year ended March 31, 2010. Awards of equity-based compensation are determined by the Compensation Committee of Rexnord Holdings, Inc. (the “Holdings Compensation Committee”) as these awards cover equity securities of Rexnord Holdings.

The Committee, in consultation with the board of directors of RBS Global, oversees our executive compensation agreements, plans and policies and has the authority to approve all matters regarding executive compensation other than equity awards. The Committee seeks to ensure that the compensation and benefits provided to executives were reasonable, fair, competitive and aligned with the long- and short-term goals of our Company. Based upon these criteria, the Committee set the principles and strategies that guided the design of our executive compensation program.

General Compensation Philosophy and Objectives of Executive Compensation Programs

The foundation of our executive compensation program is to reward our executives for achieving specific annual and long-term strategic goals of the Company and to align each executive’s interest with that of our owners. We believe that rewarding executives for superior levels of achievement will result in significant long-term value creation for the Company and its owners. As a result, we believe that the compensation packages we provide to executives, including the Named Executive Officers, must include both cash-based and equity-based elements that reward performance. In determining fiscal 2010 compensation, the Committee, with input from the Chief Executive Officer (for executives other than himself), evaluated the performance of our executives and their compensation packages to ensure that we maintained our ability to retain highly talented key employees and attract new talent, as needed, to successfully grow and lead the organization.

We have created a “pay for performance” culture that places an emphasis on value creation and subjects a substantial portion of each executive’s compensation to risk depending on the performance of the Company. As such, we base our executive compensation program on the following philosophy:

•	The compensation program should support the business by establishing an emphasis on critical objectives and long-term strategy without encouraging unreasonable risk taking;

•	Each executive’s total compensation should correlate to his or her relative contribution to the Company;

•

A significant portion of each executive’s total compensation should be based on the achievement of performance goals and objectives in a way that incents results without encouraging unreasonable risk taking; and

•	Executives should be rewarded for superior performance through annual cash-based incentives and, if appropriate, the grant of equity-based awards.

Our executive compensation program is designed to focus our executives on critical business goals that translate into long-term value creation. As a result, we believe that a substantial portion of our executives’ compensation should be variable and based on overall corporate financial performance. Another element of our executive compensation program is designed to reward annual improvement in personal objectives, with target performance areas determined for each executive officer. We refer to these individualized target performance areas as annual improvement priorities (“AIPs”).

As described in more detail below, our compensation program is composed of elements that are generally paid on a short-term or current basis (such as base salaries and annual performance-based awards) and elements that are generally paid out on a longer-term basis (such as long-term equity incentives and retirement benefits). We believe this mix of short-term and long-term elements allows us to achieve our compensation objectives of attracting and retaining top executives and emphasizing long-term value creation for the Company and its owners without encouraging unreasonable risk taking.

Setting Executive Compensation and the Role of Our Executive Officers in Compensation Decisions

The Committee or its designated member annually reviews and approves all compensation decisions related to our Named Executive Officers except for decisions relating to equity-based awards, which, as described above, are made by the Holdings Compensation Committee. The Chief Executive Officer establishes the AIPs for each executive officer other than himself and the Committee or its designated members establishes the AIPs for the Chief Executive Officer. Prior to making its annual compensation determinations for each executive officer, one or more members of the Committee work together with the Chief Executive Officer to review the performance of the Company (and, if applicable, the respective business group), the role of each executive in the various aspects of that performance and the executive’s level of achievement of his AIPs. Based on this review, the Chief Executive Officer makes recommendations to the Committee as to the compensation of all senior management, including the Named Executive Officers other than himself. The Committee or its designated member considers these recommendations and uses discretion and judgment in accepting or modifying these recommendations in making the final determinations. Other than our Chief Executive Officer, none of the Named Executive Officers had any role in determining the fiscal 2010 compensation of other Named Executive Officers. We anticipate that the Chief Executive Officer will continue to have a role in setting the compensation for the senior management of the Company other than himself.

The Committee has not retained a compensation consultant to review our executive compensation policies and procedures. We may from time to time obtain compensation studies to determine the relative strengths and weaknesses of our compensation packages. In determining the level of compensation to be paid to executive officers, we do not generally factor in amounts realized from prior compensation paid to executive officers or conduct any formal survey of the compensation paid by other comparable companies. The Committee believes that its compensation decisions should be based primarily on the performance of the Company and the individual executive officers. In making its compensation decisions, the Committee also considers each executive officer’s responsibility for the overall operations of the Company. Thus, the compensation levels for Mr. Adams are higher than they are for the other Named Executive Officers, reflecting his responsibility as Chief Executive Officer for the overall operations of the Company.

2010 Executive Compensation Components

We compensate our executives through a variety of forms of cash and non-cash compensation, although all equity compensation is paid at the Rexnord Holdings level. Our compensation program includes:

•	Cash compensation:

•	base salaries;

•	annual performance-based awards; and

•	discretionary bonuses;

•	Long-term equity incentive awards;

•	Retirement benefits; and

•	Severance benefits and other post-employment commitments.

The principal components of our executive compensation program for the fiscal year ended March 31, 2010 are discussed below. As previously announced, during fiscal 2010, Mr. Hitt resigned and Mr. Marini retired from their respective positions with the Company. As a result, unless stated otherwise, the discussion below generally does not apply to Messrs. Hitt or Marini; for information specifically related to their 2010 compensation, see the executive compensation tables, “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Hitt” and “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Marini” below.

Base Salary. The Committee reviews base salaries annually and makes adjustments from time to time, for example, in connection with promotions and other changes in responsibilities. In determining base salaries, the Committee considers the executive’s responsibilities, experience, skills, sustained level of performance in the job, performance in the prior year, contribution to overall business goals, available market data (solely to obtain a general understanding of current compensation practices) and the Chief Executive Officer’s recommendations (with respect to executive officers other than himself). Based on the Committee’s subjective review of these factors, the Committee uses its subjective judgment as to what the appropriate base salary levels should be for the Named Executive Officers. The Committee does not use any predetermined formula or specific weightings as to any given factor to determine base salaries nor does it engage in any benchmarking in making base salary determinations.

Based on this review, the Committee determined that the appropriate base salary for each Named Executive Officer for fiscal 2010 was the amount reported for such officer in the “Salary” column of the “Summary Compensation Table” below. During fiscal 2010, Mr. Adams’ base salary increased from $335,000 to $500,000, effective September 11, 2009, in connection with his promotion to President and Chief Executive Officer. Mr. Shapiro’s base salary was negotiated and set at $300,000 in connection with his joining the Company as Vice President and Chief Financial Officer in February 2010. The other Named Executive Officers did not receive base salary increases during fiscal 2010 due to a company wide freeze on merit increases.

Annual Performance Based Awards. We believe that a substantial portion of our executive officers’ compensation should be variable and based on overall corporate financial performance, with the opportunity to earn additional awards in connection with superior business and individual performance.

Cash incentives for our executive officers are principally awarded through our Management Incentive Compensation Plan (the “MICP”). The MICP is designed to provide our key officers, including our Named Executive Officers, with appropriate incentives to achieve and exceed key annual business objectives by providing performance-based cash compensation in addition to their annual base salary. Under the terms of the MICP, participants are eligible to earn cash incentives based upon the achievement by the Company of the financial targets established by the Committee, which may be increased or decreased based upon the degree of achievement of each executive’s AIPs. Each participant’s target incentive amount is based upon a specified percentage of the participant’s annual base salary. Each participant is initially entitled to his target incentive amount if 100% of the specified performance targets (“Base Targets”) are achieved, subject to the AIP multiplier (also referred to below as personal performance multiplier) and overall review, approval and potential adjustment by the Committee. For fiscal 2010, the target incentive amounts for Messrs. Adams, Shapiro, and Moore were 100%, 50%, and 50% of base salary, respectively. Because of Mr. Hitt’s resignation and Mr. Marini’s retirement, no MICP payments were made to either of them for fiscal 2010.

Base Targets under the MICP are comprised of financial performance metrics, which are similar for each Named Executive Officer, and individual AIPs. The financial performance metrics for Messrs. Adams, Shapiro and Moore were the same and were based on the Company consolidated financial performance metrics. For fiscal 2010, the financial performance metrics for the Company consolidated business were based upon EBITDA and Debt Reduction (defined below), each 50% weighted. These metrics are substantially the same as those that are established for the incentive system of our other management personnel and salaried employees and reflect the Committee’s belief that these measures correlate to the Company’s strategic goals. The Committee sets the financial performance metrics and the AIPs for our Chief Executive Officer, and our Chief Executive Officer establishes the AIPs for all of the other senior management, including the Named Executive Officers, participating in the MICP. The Committee also considers our strategic plan and determines what achievement will be required on an annual basis to drive to our multi-year performance commitment. The Committee’s intention in setting the Base Targets for fiscal 2010 was to provide strong incentive for the executives to perform at a high level and create value for our owners in order for any annual incentives to be earned, thereby requiring an exceptional level of performance to attain or exceed the target level, without setting so high of targets that it would encourage excessive risk-taking to achieve them.

We define EBITDA as net income plus interest, income taxes, depreciation and amortization, plus adjustments for restructuring, stock based compensation expense, other expense, LIFO (income) expense, un-budgeted acquisitions, and other nonrecurring items, translated at constant currency as used for internal management reporting. For fiscal 2010, our Company Consolidated EBITDA target was $304.6 million. The Company Consolidated EBITDA finished the year at $278.0 million or 91% of plan, which would have generated a payout amount of 55% of the target. Debt Reduction is defined as the change in the Company’s total debt balance in a fiscal year. For fiscal 2010, our Company Consolidated Debt Reduction target was $81.5 million. The Committee concluded that the Company Consolidated Debt Reduction for fiscal 2010 was $117.3 million or 144% of plan, which would have generated a payout amount of 295% of the target. Together, under the formula, the financial performance factors of the MICP would have generated a payout amount of 175% of the target. After each fiscal year, the Company’s board of directors makes a determination as to whether the respective EBITDA and Debt Reduction targets were met, and determines the extent, if any, to which the target incentives should be paid based on these results and other factors. Under the MICP, if any acquisition or disposition of any business by the Company, merger, consolidation, split-up, spin-off, or any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate, then the Committee will, in good faith and in such manner as it may deem equitable, adjust the financial targets of the MICP or modify the payouts thereunder. The Chief Executive Officer recommended, and the Company’s board of directors determined to grant, a payout amount of 100% of target for the fiscal 2010 MICP, as this payout is more representative of the Company’s financial performance.

Aggregate incentives under the MICP are weighted to include both financial performance metrics as well as personal performance. As mentioned above, for fiscal 2010, the MICP has 100% weight on EBITDA and Debt Reduction (each 50% weighted), as related to financial performance, for Messrs. Adams, Shapiro and Moore, subject to a personal performance multiplier based on their individual performance. Once the financial results have been calculated under the MICP, each individual’s personal performance and AIPs are evaluated and the individual’s personal performance multiplier is applied against the individual’s target incentive amount. The personal performance multiplier ranges from 0% to 150%. This design aligns each Named Executive Officer’s individual performance with his compensation and the overall performance of the Company. For the Named Executive Officers to be eligible for a minimum incentive under the financial performance metrics, subject to adjustment in extraordinary circumstances, the Company must reach at least 90% of one of the respective metrics. However, there is no minimum incentive payable under the MICP even if 90% or more of the financial performance metrics are achieved because the incentive payment is subject to the personal performance multiplier, which could be 0%. The MICP also does not set a limit on the maximum incentive opportunity payable with respect to the financial performance-based portion of the incentive formula. Instead, the MICP provides that the percentage of the participant’s base incentive used to determine the participant’s financial performance elements of the incentive for the fiscal year will increase incrementally as the level of achievement increases.

The RBS Global board of directors reviewed Messrs. Adams, Shapiro and Moore’s level of personal performance and as a result established a personal performance multiplier for Messrs. Adams, Shapiro and Moore of 125%, 100% and 115%, respectively. Utilizing the financial targets and the personal performance multiplier results, the incentive payments for Messrs. Adams, Shapiro and Moore for fiscal 2010 were $625,000, $12,000 (pro-rated based on date of hire) and $248,700, respectively. The RBS Global board of directors believes the above targeted financial results and individual achievements are appropriately aligned with the incentive awards approved under the MICP.

Discretionary Bonuses. In addition to annual incentive awards under the MICP, the Committee has the authority and discretion to award additional performance-based compensation to our executives if the Committee determined that a particular executive has exceeded the objectives and/or goals established for such executive or made a unique contribution to the Company during the year. There were no incremental discretionary bonuses paid to our Named Executive Officers during fiscal 2010.

Long-Term Equity Incentive Awards. The Holdings Compensation Committee may, from time to time, approve the grant of equity awards to our Named Executive Officers and other officers, employees, directors and consultants. The Committee and the Holdings Compensation Committee believe that equity-based awards play an important role in creating incentives for our executives to maximize Company performance and align the interests of our executives with those of our owners. These equity awards are generally subject to time-based and performance-based vesting requirements. Time-based awards function as a retention incentive, while performance-based awards encourage executives to maximize Company performance and create value for our owners without encouraging unreasonable risk taking. Equity awards are generally provided through grants of options to purchase shares of Rexnord Holdings’ common stock under the Rexnord Holdings 2006 Stock Option Plan, as amended (the “Option Plan”).

Among other things, the Holdings Compensation Committee decides which of our executives, employees, directors or consultants will receive awards under the Option Plan, the exercise price, vesting terms and such other terms or conditions as the Holdings Compensation Committee may determine, in its sole discretion, provided such terms are consistent with the provisions of the Option Plan. With respect to options granted to our Named Executive Officers, 50% of the options granted to each officer under the Option Plan vest on a pro-rata basis over five years, subject to continued employment. The other 50% vest annually over five years subject to the Company meeting pre-established annual and cumulative EBITDA and Debt Reduction targets. As is the case under the MICP, the Holdings Compensation Committee’s intention in setting the performance vesting targets for the options is that the Company has to perform at a high level and create value for its owners for any portion of the performance-based options to vest.

The fiscal 2010 performance targets for EBITDA and Debt Reduction were $304.6 million and $81.5 million, respectively. As is customary in incentive plans such as the Option Plan, the performance targets established for awards are subject to adjustment to prevent dilution or enlargement of the economic benefits intended to be made available under the awards, as a result of certain corporate events, including acquisitions or divestitures.

In July 2009, the Holdings Compensation Committee granted stock options to Mr. Adams in recognition of his current contributions and expected future services to the Company, and in September 2009, it granted stock options to Mr. Adams in connection with his promotion to President and Chief Executive Officer. The Holdings Compensation Committee also granted stock options to Mr. Shapiro in February 2010 in connection with his being hired as Vice President and Chief Financial Officer. The Company believes that the size of the option awards to Messrs. Adams and Shapiro were appropriate and reasonable. The Committee did not grant stock options to the other Named Executive Officers in fiscal 2010. The corresponding number of stock options granted to our Named Executive Officers and the material terms of these options as of the end of our 2010 fiscal year are described below under “Narrative to Grants of Plan Based Awards.” For information regarding stock options granted to directors, see “Director Compensation” below.

We do not have any program, plan or practice in place for selecting grant dates for awards under the Option Plan in coordination with the release of material non-public information. However, no options granted were based on material non-public information in determining the number of options awarded or the exercise price thereof, and we did not “time” the release of any material non-public information to affect the value of those awards. The Company does not have any stock ownership requirements or guidelines for its Named Executive Officers.

Retirement Benefits. Each of our continuing Named Executive Officers participates in qualified defined benefit and/or defined contribution retirement plans maintained by the Company on substantially the same terms as our other participating employees.

The Company adopted the Rexnord Supplemental Executive Retirement Plan (the “SERP”) on January 1, 2004 to provide participants with supplemental retirement and deferred compensation opportunities. Under the plan, during the term of each participant’s active employment with the Company, each participant’s account is credited annually as of each December 31 with a percentage of his base salary and annual MICP compensation and account balances are credited at an annual interest rate of 6.75%. Account balances become payable upon a termination of employment or in the event of death. Mr. Hitt was the only participant in the SERP during fiscal 2010. Mr. Hitt’s account balance under the SERP was distributed to him in fiscal 2010 in connection with his resignation. See the “Nonqualified Deferred Compensation” table below.

Under the terms of his employment agreement, Mr. Marini is entitled to receive a monthly supplemental retirement benefit commencing upon his retirement, so long as his employment was not terminated for “cause” (as defined in the employment agreement). The amount of the monthly supplemental retirement benefit, determined as of Mr. Marini’s retirement date (September 30, 2009), is an amount necessary to provide Mr. Marini with a monthly 60% joint and survivor annuity during Mr. Marini’s life after his retirement equal to the positive difference, if any, between $20,000 less his “existing retirement benefit” (as defined in the employment agreement). See “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Marini” below. The Company believes that the benefits to which Mr. Marini is entitled under those arrangements recognize his substantial past contributions to the Company (including his prior service with Zurn).

Severance Benefits. Messrs. Adams, Shapiro and Moore do not have specific severance or change in control agreements; rather, they are covered under a corporate severance policy that applies to our employees whose employment is involuntarily terminated under various conditions described in the plan document. The severance policy is intended to cover employees who are not entitled to severance benefits under an employment agreement and the benefits under the policy are generally available to all participants. We believe that it is appropriate to provide severance benefits to employees whose employment terminates in these circumstances and that doing so helps us attract and retain highly qualified employees.

The employment agreements that were in place at the beginning of fiscal 2010 with Messrs. Hitt and Marini provided that, among other things, the executive would be entitled to certain severance benefits in the event of a termination of employment during the term of the respective agreement if such termination was: (i) initiated by us without “cause” or (ii) initiated by the respective officer for “good reason” (each as defined in the respective agreements). We believe that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. During fiscal 2010, Mr. Hitt resigned and Mr. Marini retired from the Company. For information regarding the benefits they received upon their respective separations, see “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below.

Additional information concerning potential payments that may be made to the Named Executive Officers in connection with their termination of employment or a change in control of the Company is presented in “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below.

Other Personal Benefits. The Company and its subsidiaries provide the Named Executive Officers with personal benefits that the Company believes are reasonable, competitive and consistent with the overall compensation program. In that connection, the Committee has periodically reviewed the benefits provided to the Named Executive Officers.

In particular, during fiscal 2010, Messrs. Hitt and Moore received travel reimbursement in connection with travel to and from their respective principal residences, which are located out-of-state, and Mr. Hitt also received housing reimbursement in Milwaukee, Wisconsin. In addition, the Named Executive Officers either receive an automobile allowance or participate in an automobile leasing program.

Employment Agreements. The Company generally does not enter into employment agreements, including with its executive officers and, instead, enters into employment offer letters to set forth the terms and conditions of employment. The Company has, from time to time, entered into employment agreements with certain individuals, for example, in connection with acquisitions or significant transactions in order to retain key individuals. The Company entered into an employment agreement with Mr. Hitt on July 21, 2006 in connection with the Apollo acquisition and entered into an employment agreement with Mr. Marini on February 7, 2007 in connection with the Zurn acquisition. During fiscal 2010, the Company entered into additional arrangements with each of Mr. Hitt and Mr. Marini upon their respective separations from the Company. For more information regarding the employment offer letters, employment agreements and additional separation arrangements, see “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below.

Compensation Committee Actions Taken After Fiscal 2010

Effective April 19, 2010, Praveen R. Jeyarajah, a director of RBS Global, was appointed Executive Vice President – Corporate & Business Development of each of RBS Global and Rexnord LLC. Pursuant to his employment offer letter, Mr. Jeyarajah’s initial annual base salary is $400,000; he is eligible to participate in the MICP with an initial target bonus opportunity of 50% of base salary, to participate in other benefit programs of the Company and to receive grants of stock options under the Option Plan; and he will receive reimbursement of reasonable office expenses for an office located in Washington, D.C. In addition, in connection with his appointment, Mr. Jeyarajah’s outstanding options to purchase shares of common stock of Rexnord Holdings have been amended and restated to reflect his current position as Executive Vice President – Corporate & Business Development.

Compensation Committee Interlocks and Insider Participation

Messrs. Berg, Giangiacomo and Martinez became Compensation Committee members immediately following the Apollo acquisition in July 2006. Each of these directors is a partner of Apollo Management, L.P., the controlling stockholder of Rexnord Holdings. In fiscal 2010, we incurred $3.0 million of annual consulting fees payable to Apollo or its affiliates, pursuant to the management consulting agreement with Apollo. During fiscal 2010, the Company, Mr. Sherman and two entities controlled by Mr. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC were parties to a consulting agreement. Messrs. Sherman and Jeyarajah were employed by the Cypress entities in fiscal 2010. In fiscal 2010, the Company reimbursed approximately $26,658 in out-of-pocket expenses to Mr. Sherman. Mr. Jeyarajah, who served on the Compensation Committee during fiscal 2010, became an executive officer of the Company on April 19, 2010 and, in connection with that appointment, he ceased serving on the Compensation Committee and ceased serving with the Cypress Group. Out-of-pocket expenses of approximately $72,870 were reimbursed to Mr. Jeyarajah in fiscal 2010. Please see Note 18 of the notes to consolidated financial statements and “Certain Relationships and Related Party Transactions” for more information regarding the management consulting agreements with Apollo and Cypress. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity during the fiscal year ended March 31, 2010.

Executive Compensation Information

Summary Compensation Table

The following table presents information about the compensation of our “Named Executive Officers,” as such term is defined in SEC rules. For fiscal 2010, our Named Executive Officers include our current Chief Executive Officer (who also served as Chief Financial Officer for part of fiscal 2010), our current Chief Financial Officer and our other executive officer (who also served as Chief Financial Officer for part of fiscal 2010), as well as the former Chief Executive Officer who served during part of fiscal 2010 and a former executive officer who retired during fiscal 2010, neither of whom was employed by the Company at the end of fiscal 2010.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards * ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Todd A. Adams†	2010	$419,827	$—	$—	$1,480,560	$625,000	$—	$11,811	$2,537,198
President and Chief Executive Officer	2009	$278,031	$58,250	$—	$345,876	$141,750	$—	$17,888	$841,795

Michael H. Shapiro†	2010	$28,846	$—	$—	$444,126	$12,000	$—	$1,366	$486,338
Vice President and Chief Financial Officer

George C. Moore†	2010	$432,600	$—	$—	$—	$248,700	$—	$68,350	$749,650
Executive Vice President	2009	$430,177	$—	$—	$—	$146,000	$—	$98,274	$674,451
	2008	$416,154	$—	$—	$494,147	$981,094	$—	$104,839	$1,996,234

Robert A. Hitt‡	2010	$287,500	$—	$—	$—	$—	$41,460	$1,037,385	$1,366,345
Former President and Chief Executive Officer	2009	$593,577	$—	$—	$—	$310,000	$—	$316,000	$1,219,577
	2008	$575,000	$—	$—	$1,193,597	$1,813,271	$7,624	$182,647	$3,772,139

Alex P. Marini‡	2010	$265,385	$—	$—	$—	$—	$62,087	$117,441	$444,913
Former President, Water Management Group	2009	$484,615	$—	$—	$—	$375,000	$—	$14,252	$873,867
	2008	$500,000	$—	$—	$1,741,426	$650,000	$—	$11,387	$2,902,813

*	Pursuant to SEC rules adopted in late 2009, the amounts in the “Option Awards” column for fiscal 2009 and 2008 have been revised from the Company’s prior disclosures to reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) (formerly, Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) of the options granted in the fiscal year. The “Total” column has been updated accordingly.
†	Mr. Adams served as Chief Financial Officer from April 1, 2008 until his appointment as President and Chief Executive Officer on September 11, 2009. From September 11, 2009 until February 15, 2010, Mr. Moore served as Acting Chief Financial Officer. Mr. Shapiro began serving as Vice President and Chief Financial Officer on February 15, 2010 and the information related to him in the table reflects his compensation since that date.
‡	Mr. Hitt resigned as an officer, employee and director of the Company effective as of September 11, 2009. Mr. Marini retired as an officer and employee of the Company effective as of September 30, 2009. The information in the table related to Messrs. Hitt and Marini reflects their respective compensation through that date and also includes certain post-separation compensation as indicated.
(1)	Salary reflects amounts actually paid during the fiscal year.
(2)	The amounts in column (f) reflect the grant date fair value computed in accordance with ASC 718 for option awards under the Option Plan made in each year. ASC 718 requires the Company to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under ASC 718 of the equity instrument at the time of grant. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of option awards contained in Note 15, Stock Options, to our audited consolidated financial statements included elsewhere in this prospectus. Equity-based awards are denominated in shares of common stock of Rexnord Holdings.

(3)	The amounts in column (g) represent the dollar amount payable as cash incentive awards under the Company’s MICP to the Named Executive Officers for the respective fiscal year’s performance.
(4)	The amounts disclosed in column (h) for Mr. Hitt represent the sum of the actuarial increase in the present value of each of his benefits under our Rexnord Non-Union Pension Plan (which was $38,108) plus interest on deferred compensation account balances under the SERP (which was $3,352) to the extent considered under SEC rules to be at above-market rates, all as reported by SEC disclosure rules. The change in the actuarial present value of the accrued pension benefit is based on the difference of the present value of the accrued benefit as of the March 31, 2010 measurement date (used for financial statement reporting purposes) and the present value of the accrued benefit as of the prior year measurement date (used for financial statement reporting purposes). Because of the decrease in discount rate used for financial statement reporting purposes from 7.00% to 6.00%, reflecting underlying market decreases in corporate bond rates, the actuarial present value of Mr. Hitt’s Rexnord Non-Union Pension Plan is higher at March 31, 2010 than the prior measurement date. Similarly, the decrease in underlying interest rates means that a portion (.75%) of the interest earned on Mr. Hitt’s deferred compensation balances is deemed to be at above market rates. The amount in column (h) for Mr. Marini for 2010 also represents the change in the actuarial present value of the aggregate accumulated pension benefit for Mr. Marini pursuant to the terms of his employment agreement and his benefit under the Rexnord Non-Union Pension Plan calculated as of March 31, 2010. See “Pension Benefits Table” below for a description of the supplemental retirement benefit and the aggregate pension benefits to which Mr. Marini is entitled under the Rexnord Non-Union Pension Plan.
(5)	For Mr. Adams, for fiscal 2010, column (i) includes a 401(k) matching contribution of $7,719, a 401(k) personal retirement account (“PRA”) contribution of $1,938 and an auto benefit of $2,154. For Mr. Shapiro, for fiscal 2010, column (i) includes an auto benefit of $1,366. For Mr. Moore, for fiscal 2010, column (i) includes a 401(k) matching contribution of $8,250, a PRA contribution of $2,995, commuting reimbursements of $27,189, an auto benefit of $14,208 and aggregate tax gross-ups of $15,708. For Mr. Hitt, for fiscal 2010, column (i) includes a 401(k) matching contribution of $3,420, a PRA contribution of $4,140, a contribution of $61,577 to the SERP, a temporary housing benefit of $18,404, commuting reimbursements of $9,536, an auto benefit of $1,962, Exec-U-Care benefits of $2,565, tax gross-ups in the aggregate of $32,463, severance benefits of $897,000 (all of which was expensed in fiscal 2010 and, therefore, reported here, even though the payments are made in 18 monthly installments commencing October 2009) and $6,318 for ongoing health coverage in accordance with his separation agreement. For Mr. Marini, for fiscal 2010, column (i) includes club dues of $1,872, an auto benefit of $1,369, a 401(k) matching contribution of $4,961, aggregate tax gross-ups of $1,651, $100,000 of cash fees earned in fiscal 2010 pursuant to a consultant agreement entered into upon his retirement from the Company and $7,588 for retiree medical benefits in accordance with his employment agreement and other arrangements entered into in connection with his retirement. For more information regarding compensation to Messrs. Hitt and Marini in connection with their respective separations from the Company, see “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below.

Narrative to Summary Compensation Table

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2010, 2009 and 2008. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, long-term equity incentives consisting of stock options, cash incentive compensation and, for certain Named Executive Officers, a discretionary bonus, the change in pension value relating to our tax-qualified defined benefit plans and contract benefits and certain earnings relating to our nonqualified defined contribution plan and the SERP. Named Executive Officers also earned or were paid the other benefits, including certain post-separation benefits, listed in Column (i) of the “Summary Compensation Table,” as further described in footnote (5) to the table.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s offer letter, or employment agreement, as applicable, is provided in “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below. The “Grants of Plan-Based Awards in Fiscal 2010” table, and the description of the material terms of the stock options that follows it, provide information regarding the long-term equity incentives awarded to our Named Executive Officers in fiscal 2010. The “Outstanding Equity Awards at Fiscal 2010 Year-End” and “Option Exercises and Stock Vested in Fiscal 2010” tables provide further information regarding the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The “Pension Benefits Table” and related description of the material terms of our defined benefit plans describe each Named Executive Officer’s retirement benefits under our tax-qualified and nonqualified defined benefit plans and agreements to provide context to the amounts listed in the “Summary Compensation Table.” The “Nonqualified Deferred Compensation Plans” table and related description of the material terms of the SERP describe the benefits for Mr. Hitt under the SERP. The discussion under “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below is intended to further explain the arrangements under offer letters, employment agreements and other arrangements with the Named Executive Officers and the potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances, including the post-separation benefits payable to Messrs. Hitt and Marini.

Grants of Plan-Based Awards in Fiscal 2010

The following table presents information about grants of plan-based awards made to our Named Executive Officers during the fiscal year ended March 31, 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(8) (#)	Exercise of Base Price of Option Awards(9) ($)	Grant Date Fair Value of Stock & Option Awards(10) ($)
		Threshold(2) ($)	Target(3) ($)	Maximum(4) ($)	Threshold(5) (#)	Target(6) (#)	Maximum(7) (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Todd A. Adams	7/30/2009	—	—	—	13,500	27,000	27,000	—	27,000	20.00	466,560
	9/11/2009	—	—	—	30,000	60,000	60,000	—	60,000	20.00	1,014,000
	—	250,000	500,000	—	—	—	—	—	—	—	—

Michael H. Shapiro	2/15/2010	—	—	—	11,250	22,500	22,500	—	22,500	20.00	444,126
		75,000	150,000		—	—	—	—	—	—	—

George C. Moore	—	108,150	216,300	—	—	—	—	—	—	—	—

Robert A. Hitt	—	—	—	—	—	—	—	—	—	—	—

Alex P. Marini	—	—	—	—	—	—	—	—	—	—	—

(1)	Amounts reflect target cash incentive awards under the MICP for the 2011 fiscal year for each Named Executive Officer. Actual amounts paid, if any, under the MICP for fiscal 2010 are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” above. Each Named Executive Officer would likely be eligible to participate in the MICP on similar terms with respect to future years of employment, although the amount of the target cash incentive award could change from year to year based on changes to base salary or other factors.
(2)	There is no minimum amount payable under the MICP. No payout is earned if either the Company fails to achieve the minimum targets for EBITDA and Debt Reduction, or if an individual receives a zero achievement on his personal performance multiplier. The Threshold amount is 50% of the Target amount and represents the amount payable under the MICP if 90% of the performance measures are met and a 1.0 personal performance multiplier is applied.

(3)	Represents the amount payable under the MICP if 100% of the performance measures are met and a 1.0 personal performance multiplier is applied, assuming each executive’s current annual salary, excluding any additional discretionary bonus which could be paid under the plan.
(4)	The MICP does not set a limit on the maximum incentive opportunity payable with respect to the financial performance-based portion of the incentive formula because the actual performance-based portion of our Named Executive Officers’ incentive may exceed 100% of their respective target incentive if the actual financial performance exceeds the specified Base Targets and the Committee so determines.
(5)	Represents the minimum number of option shares that would vest under the Named Executive Officer’s award under the Option Plan if the lowest performance threshold for vesting is satisfied.
(6)	Represents the number of option shares that would vest under the Named Executive Officer’s award under the Option Plan if 100% of the target performance for each metric under the plan is satisfied.
(7)	Represents the maximum number of options that could vest under the Named Executive Officer’s award under the Option Plan if the maximum performance threshold for vesting is satisfied.
(8)	Represents the portion (50%) of the options granted to each Named Executive Officer under the Option Plan not subject to performance-based vesting. These options vest in equal portions on the first five anniversaries of the grant date based upon continued employment.
(9)	The exercise price is the deemed fair market value of Rexnord Holdings stock on the date of grant, which is based on an annual valuation of the company performed by an independent third party.
(10)	This amount represents the grant date fair value of the option awards calculated in accordance with ASC 718. See also the discussion of option awards contained in Note 15, Stock Options, to our audited consolidated financial statements included elsewhere in this prospectus.

Narrative to Grants of Plan Based Awards

As described under “Compensation Discussion and Analysis – 2010 Executive Compensation Components – Annual Performance-Based Awards,” the MICP provides for cash incentive awards based on specified criteria. For Messrs. Adams, Shapiro and Moore, the goals are based on: the achievement of personal goals, referred to as “annual improvement priorities” or AIPs, the achievement of minimum annual EBITDA targets and the reduction of the Company’s debt by predetermined minimum levels (Debt Reduction). Messrs. Hitt and Marini did not receive payments under the MICP during fiscal 2010 due to their respective separations from the Company.

Under the Option Plan, the vesting criteria for 50% of all options granted to our Named Executive Officers including those options granted to Messrs. Adams and Shapiro in fiscal 2010, is based upon annual and cumulative EBITDA and Debt Reduction targets over a five-year period; the other 50% of such options vest in five equal amounts annually based on continued employment with the Company, subject to accelerated vesting or other modifications, as determined by the Holdings Compensation Committee. As is customary in incentive plans such as the Option Plan, the performance targets established for awards are subject to adjustment (such as the number and kind of shares with respect to which options may be granted, the number and kind of shares subject to outstanding options, the exercise price with respect to any option and the financial or other targets specified in an option award agreement) appropriate to prevent dilution or enlargement of the economic benefits intended to be made available under the awards as a result of certain corporate events, including as a result of an acquisition or divestiture.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table presents information about outstanding and unexercised options held by our Named Executive Officers at March 31, 2010.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(3) (#)	Option Exercise Price ($)	Option Expiration Date(4)
(a)		(b)		(c)	(d)	(e)	(f)
Todd A. Adams	7/21/2006	13,683	(1)	—	—	$7.13	7/21/2016
	7/21/2006	20,764		6,921	6,921	$19.94	7/21/2016
	4/19/2007	19,836		7,934	11,901	$19.94	4/19/2017
	6/24/2008	4,320		8,640	8,640	$40.00	6/24/2018
	7/30/2009	—		27,000	27,000	$20.00	7/30/2019
	9/11/2009	—		60,000	60,000	$20.00	9/11/2019
Michael H. Shapiro	2/15/2010	—		22,500	22,500	$20.00	2/15/2020
George C. Moore	10/25/2006	3,461		6,921	6,921	$19.94	10/25/2016
	4/19/2007	5,824		11,648	17,472	$19.94	4/19/2017
Robert A. Hitt (5)	—	—		—	—	—	—
Alex P. Marini (6)	4/19/2007	82,098		—	—	$19.94	4/19/2017

(1)	Represents options granted by our predecessor to purchase common stock of RBS Global held by Mr. Adams which were converted into the right to purchase 13,683 shares of Rexnord Holdings common stock at a price per share of $7.13 in connection with the Apollo acquisition (“Roll-Over Options”).
(2)	Represents the unvested portion of the options granted to the Named Executive Officer under the Option Plan that vest based on continued employment in equal annual amounts on each of the first five anniversaries of the respective grant date.
(3)	Represents the unvested portion of the options granted to the Named Executive Officer under the Option Plan that are subject to performance-based vesting over five years from the date of grant subject to the Company meeting certain specific performance targets in that five-year period, which include both annual and cumulative EBITDA and Debt Reduction targets.
(4)	The option expiration date shown in column (f) above is the stated expiration date, and the latest date that the options may be exercised. The options may terminate earlier upon a termination of employment or in connection with a change in control of the Company.
(5)	All options held by Mr. Hitt prior to his resignation were terminated upon such resignation.
(6)	Pursuant to Mr. Marini’s employment agreement, separation agreement and consultant agreement, all options that were not vested upon the date of his retirement were terminated; the options that were vested as of the date of his retirement may continue to be exercised for 90 days after the termination of his consultancy. See “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Marini” below.

Narrative to the Outstanding Equity Awards

Outstanding options currently consist of Roll-Over Options (described above) granted to Mr. Adams in connection with the Apollo acquisition and incentive-based options granted to Messrs. Adams, Shapiro, Moore and Marini pursuant to the Option Plan. As discussed above, certain options held by Messrs. Hitt and Marini were terminated during fiscal 2010.

The options granted under the Option Plan may become fully vested if Rexnord Holdings experiences certain liquidity events as defined in the Option Plan.

Option Exercises and Stock Vested in Fiscal 2010

The following table provides information regarding exercises of option awards by our Named Executive Officers during the fiscal year ended March 31, 2010.

Option Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)
(a)	(b)	(c)
Todd A. Adams	—	—
Michael H. Shapiro	—	—
George C. Moore	27,854	1,671
Robert A. Hitt(3)	—	—
Alex P. Marini	—	—

(1)	Mr. Moore exercised 10,382 shares from his October 25, 2006 grant at a price of $19.94 per share and 17,342 shares from his April 19, 2007 grant at a price of $19.94 per share.
(2)	Computed based on the difference between the fair value of the underlying securities at exercise and the option exercise price.
(3)	Mr. Hitt did not exercise any options in fiscal 2010; however, pursuant to his separation agreement, he received a lump sum payment of $1,490,230 in consideration of the termination of 115,791 vested Roll-Over Options. See “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements with Mr. Hitt” below.

Pension Benefits Table

The following table presents information regarding the present value of accumulated benefits that may become payable to each of the Named Executive Officers under our qualified and nonqualified defined-benefit pension plans as of March 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Todd A. Adams	—	—	$—	$—
Michael H. Shapiro	—	—	$—	$—
George C. Moore	—	—	$—	$—
Robert A. Hitt	Rexnord Non-Union Pension Plan	8.25	$148,831	$—
Alex P. Marini(2)	Rexnord Non-Union Pension Plan	35.00	$962,753	$133,937
	Supplemental Pension Benefit (Employment Agreement)	N/A	$1,203,077	$48,883

(1)	The amounts in column (d) represent the actuarial present value of each Named Executive Officer’s accumulated pension benefit under the respective pension plans in which they participated as of the March 31, 2010 measurement date used for financial statement reporting purposes. Participants in the Rexnord Non-Union Pension Plan are assumed to retire at age 65, the plan’s earliest termination date with unreduced benefits. Mr. Marini began collecting his pension and supplemental pension benefits on October 1, 2009. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Retirement Benefits” and in Note 16, Retirement Benefits, of our audited consolidated financial statements.

(2)	Mr. Marini was a participant in the JBI Master Pension Plan, which was merged into the Rexnord Non-Union Pension Plan effective April 13, 2007. Mr. Marini’s employment with the Company commenced on February 7, 2007. Accordingly, the number of years of credited service represents former service with JBI and its affiliates. The payments in column (e) made to Mr. Marini from the qualified pension plan during the fiscal year include the lump sum return of his contributions to the plan in the amount of $93,208.

Narrative to Pension Benefits Table

Rexnord Non-Union Pension Plan. Benefit payments under the Rexnord Non-Union Pension Plan are generally based on final average annual compensation—including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for federal income tax purposes, but excluding severance payments, amounts attributable to our equity plans and any taxable fringe benefits—for the five years within the final ten years of employment prior to termination that produce the highest average. The plan’s benefits formula also integrates benefit formulas from prior plans of our former parent and JBI in which certain participants may have been entitled to participate. Benefits are generally payable as a life annuity for unmarried participants and on a 50% joint and survivor basis for married participants. The full retirement benefit is payable to participants who retire on or after age 65, and a reduced early retirement benefit is available to participants who retire on or after age 55 with 10 years of service. No offsets are made for the value of any social security benefits earned. During our 2004 fiscal year the Company froze credited service as of March 31, 2004 for Rexnord Industries, LLC participants. During fiscal 2010, the Company froze credited service as of December 31, 2009 for Zurn Industries, Inc. participants. As such, no additional benefits are accruing under this plan as of December 31, 2009.

Supplemental Pension Benefits for Mr. Marini. Under the terms of his employment agreement, Mr. Marini is entitled to receive a monthly supplemental retirement benefit in the form of a 60% joint and survivor annuity commencing upon his retirement, so long as his employment is not terminated for “cause” (as defined under the employment agreement). The amount of the monthly supplemental retirement benefit, determined as of Mr. Marini’s retirement date (September 30, 2009), is an amount necessary to provide Mr. Marini with a monthly 60% joint and survivor annuity during Mr. Marini’s life after his retirement equal to the positive difference, if any, between $20,000 less his “existing retirement benefit.” Mr. Marini’s “existing retirement benefit” is equal to the sum of (1) the aggregate monthly benefit that he is entitled to receive under all of the tax-qualified and non tax-qualified pension plans covering Mr. Marini during his employment with the Company and its affiliates and (2) the value of the lump sum payment he received under certain supplemental pension plans maintained by JBI upon the sale of JBI to affiliates of Apollo on February 7, 2007, assuming for purposes of the calculation, that the amount was not paid until his retirement and was paid in the form of a 60% joint and survivor annuity rather than in a lump sum. Regardless of the form in which the existing retirement benefits would be paid under the terms of the applicable plan, for purposes of the calculation under the agreement, each benefit is determined assuming that the benefit is payable in the form of a 60% joint and survivor annuity determined using the actuarial assumptions that are used under the Company’s tax-qualified defined benefit plan at the time of Mr. Marini’s retirement.

Pursuant to the foregoing, beginning in October 2009, Mr. Marini began receiving monthly payments of $6,431 and $8,147, respectively, under the qualified pension plan and the supplemental benefits provided pursuant to his employment agreement. See also “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Marini” below.

Nonqualified Deferred Compensation Table

The following table presents information regarding contributions to, earnings accrued under and distributions from our nonqualified defined contribution and other nonqualified deferred compensation plans during the fiscal year ended March 31, 2010.

Name	Plan Name	Executive Contribution in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(e)	(f)
Todd A Adams	Signing Bonus Plan	$—	$—	$—	$—	$97,599
Michael H. Shapiro	—	$—	$—	$—	$—	$—
George C. Moore	—	$—	$—	$—	$—	$—
Robert A. Hitt	SERP	$—	$61,577	$30,171	$734,059	$—
	Signing Bonus Plan	$—	$—	$—	$825,594	$—
Alex P. Marini	—	$—	$—	$—	$—	$—

(1)	The amount reported is included in column (i) of the Summary Compensation Table and represents a contribution for Mr. Hitt of $61,577 under the SERP.
(2)	Due to the underlying interest rates, a portion of the interest earned on Mr. Hitt’s deferred compensation balances is deemed to be at above market rates.

Narrative to the Nonqualified Deferred Compensation Table

Mr. Adams is (and prior to his resignation Mr. Hitt was) a participant in the Rexnord Special Signing Bonus Plan (the “Signing Bonus Plan”). The Company established the Signing Bonus Plan effective July 21, 2006 to provide for a cash bonus to certain employees, directors, consultants and other service providers of the Company and its subsidiaries who agreed to provide services to the Company following the date of its adoption (which was the date of the July 2006 Apollo acquisition). Bonuses become payable to participants upon the earliest to occur of: (i) a change in control of the Company, (ii) the participant’s separation from service or (iii) a date specified in the participant’s plan participation letter, which for Mr. Adams is within 30 days after November 25, 2012. Bonus amounts are not credited with interest or other earnings. None of the other Named Executive Officers is a participant in the Signing Bonus Plan. Mr. Hitt was paid his signing bonus of $825,594 in connection with his resignation on September 11, 2009.

The Company adopted the Rexnord Supplemental Executive Retirement Plan (“SERP”) on January 1, 2004. Mr. Hitt was the sole participant in the SERP during fiscal 2010. Under the SERP, on the date the plan was adopted, each participant was credited with a specified amount to his account, and during the term of each participant’s active employment with the Company thereafter, each participant’s account is credited annually as of each December 31 with a percentage of his compensation. Account balances are also credited with earnings at an annual interest rate of 6.75%. Participants are credited with a pro-rata contribution amount and interest in the year that the participant’s employment terminates. Benefits become payable upon a termination of employment or in the event of death. A “rabbi-trust” has been established to fund benefit obligations under the SERP. Mr. Hitt received a pro-rata contribution for his service during fiscal 2010 prior to his resignation and his account balance was distributed to him after his resignation in accordance with the plan provisions.

Employment-Related Agreements and Potential Payments Upon Termination or Change in Control

The Company generally does not enter into employment agreements, including with its executive officers and, instead, enters into employment offer letters to set forth the terms and conditions of employment. The Company has, from time to time, entered into employment agreements with certain individuals, for example, in connection with acquisitions or significant transactions in order to retain key individuals. The Company entered into an employment agreement with Mr. Hitt in 2006 in connection with the Apollo acquisition and entered into an employment agreement with Mr. Marini in 2007 in connection with the Zurn acquisition. In addition, during fiscal 2010, the Company entered into additional arrangements with each of Mr. Hitt and Mr. Marini upon their respective separations from the Company.

Offer Letters. The Company, through its subsidiaries, has entered into employment offer letters with Messrs. Adams, Shapiro and Moore.

Mr. Adams and the Company executed an employment offer letter on April 2, 2008 in connections with his appointment as the Company’s Chief Financial Officer. In September 2009, Mr. Adams was appointed President and Chief Executive Officer, at which time, his annual base salary increased to $500,000 and his target bonus under the MICP was set at 100% of his base salary. In addition, upon his appointment as President and Chief Executive Officer, he received a grant of options to purchase 120,000 shares of common stock of Rexnord Holdings.

In connection with being hired as Vice President and Chief Financial Officer, Mr. Shapiro executed an employment offer letter with the Company on February 1, 2010. This offer letter provided for, among other things, an initial base salary of $300,000; an opportunity to participate in the MICP with a target bonus of 50% of his base salary, to participate in other benefit programs and to receive grants of stock options under the Option Plan. In addition, in fiscal 2010, upon being hired, he received a grant of options to purchase 45,000 shares of common stock of Rexnord Holdings.

Mr. Moore and the Company executed an employment offer letter on July 27, 2006. This offer letter provided for an initial base salary of $400,000 for the first year of his employment and a base salary of $275,000 for the second year of his employment. The Company and Mr. Moore subsequently agreed to delay the reduction of Mr. Moore’s base salary for subsequent years of employment as was contemplated by the offer letter. Mr. Moore’s current annual base salary is $432,600.

Arrangements With Mr. Hitt

Employment Agreement. In connection with the Apollo acquisition, the Company entered into an agreement with Mr. Hitt, effective as of July 21, 2006. The agreement provided for an initial five-year term, subject to automatic extension for successive one-year periods thereafter unless either party delivered notice within specified notice periods. Under the agreement, Mr. Hitt’s initial annual base salary, which could be increased by our board of directors, was $575,000, and he was eligible to receive an incentive compensation award under the terms of the MICP. In addition, the agreement for Mr. Hitt provided for a stock option grant to purchase 230,706 shares of Rexnord Holdings common stock at an exercise price of $19.94 per share.

Under the terms of Mr. Hitt’s employment agreement, upon termination of employment either by us without cause or by Mr. Hitt for good reason (as defined in the agreement), he would be entitled to an amount equal to his stated annual base salary for a period of 18 months and, during such severance period, continued coverage under all of our group health benefit plans in which he and any of his dependents were entitled to participate immediately prior to termination. In addition to the foregoing, the employment agreement provided for additional benefits in the event of certain qualifying terminations within 18 months of a change in control (as defined in the employment agreement). Under the terms of the agreement, Mr. Hitt is prohibited from competing with us during the term of his employment and for a period of 24 months following termination of his employment.

Separation Agreement. As previously announced, Mr. Hitt resigned as Chief Executive Officer and as a director of RBS Global and Rexnord LLC, effective September 11, 2009. In connection therewith, the Company entered into an employment separation and general release agreement with Mr. Hitt. Pursuant to the terms of the separation agreement, Mr. Hitt provided consulting, transition and advisory services to the Company for 90 days following the separation date. Mr. Hitt is also entitled to receive a severance payment of $897,000, such payments are made in bi-weekly installments over 18 months commencing in October 2009 (the full amount of this payment was reported in the “Other Compensation” column of the “Summary Compensation Table” above because the entire amount was expensed by the Company in fiscal 2010). Mr. Hitt also continues to participate in the Company’s group health benefit plans and in the Exec-U-Care plan at the Company’s expense for up to 18 months following the separation date, subject to earlier termination upon his eligibility for participation in substantially similar plans of a subsequent employer or entity (the amounts received in fiscal 2010 pursuant to those benefits was reported in the “Other Compensation” column of the “Summary Compensation Table” above). In addition, if his continued coverage in the Company’s health benefit plans terminates at the end of the 18-month period (other than as a result of Mr. Hitt becoming eligible to participate in substantially similar plans of a subsequent employer or entity), the Company will reimburse Mr. Hitt’s premiums to continue medical insurance coverage for an additional 18-month period, up to $50,000 in the aggregate. The Company also reimburses Mr. Hitt’s costs of approved outplacement services for one year following his termination.

Pursuant to the separation agreement, Rexnord Holdings did not exercise its right to repurchase the 60,208 shares of Rexnord Holdings’ common stock owned by Mr. Hitt. In addition, Rexnord Holdings paid Mr. Hitt a lump sum cash payment of $1,490,230 in consideration of the termination of his 115,791 vested Roll-Over Options. All of the other outstanding stock options held by Mr. Hitt (both vested and unvested, totaling an aggregate of 311,175) terminated on the separation date without consideration. The separation agreement also includes a release by Mr. Hitt of claims against the Company and certain non-competition, non-solicitation and other restrictive covenants by Mr. Hitt in favor of the Company.

Other Termination Benefits. Upon his resignation, Mr. Hitt also received a distribution of $734,059, which was the amount in his SERP account, and a distribution of $825,594, which was the amount under the Special Signing Bonus Plan.

Arrangements With Mr. Marini

Employment Agreement. In connection with the Zurn acquisition, the Company entered into an employment agreement with Mr. Marini, effective February 7, 2007. The agreement provided for an initial term of employment through August 31, 2008, subject to automatic extensions for successive one-year periods thereafter unless either party delivered notice within specified notice periods. Under the agreement, Mr. Marini’s initial annual base salary was $500,000, which could be increased by the Company’s Chairman or Chief Executive Officer. Under the agreement, Mr. Marini was eligible to receive a discretionary bonus under the Company’s annual incentive plan established for each fiscal year commencing with fiscal 2008 with an annual cash target incentive opportunity for each fiscal year equal to 100% of his base salary. In addition, the agreement for Mr. Marini provided for a stock option grant to purchase 205,244 shares of Rexnord Holdings common stock at an exercise price of $19.94 per share.

Mr. Marini’s employment agreement provided that, upon retirement, Mr. Marini was entitled to receive a monthly supplemental retirement benefit in the form of a 60% joint and survivor annuity (described above under “Pension Benefits Table – Narrative to Pension Benefits Table– Supplemental Pension Benefits for Mr. Marini”) and certain retiree medical coverage under our retiree medical plan in effect upon his retirement, so long as his employment was not terminated for “cause” (as defined under the agreement) and he provided at least six months’ notice of his retirement, which he did in February 2009. Mr. Marini’s employment agreement also provided for certain other payments and benefits to Mr. Marini if his employment was terminated by us without cause or by Mr. Marini for good reason (in each case as defined in the agreement). Subject to certain limitations, under the agreement, Mr. Marini is prohibited from competing with us or soliciting our employees, customers, suppliers or certain other persons during the term of his employment and for a period of 24 months following termination of his employment.

Separation Agreement and Consultant Agreement. As previously announced, on February 16, 2009, Mr. Marini notified the Company that he would retire effective September 30, 2009. In connection with his retirement, on June 8, 2009, the Company entered into an employment separation and general release agreement and, on September 25, 2009, it entered into a consultant agreement with Mr. Marini.

The separation agreement confirms that Mr. Marini is entitled to receive the minimum pension benefit provided pursuant his employment agreement and that he and his spouse are entitled to certain retiree medical benefits in accordance with his employment agreement (the amount of retiree medical benefits paid in fiscal 2010 was reported in the “All Other Compensation” column of the “Summary Compensation Table” above). The separation agreement includes a release by Mr. Marini of claims against the Company and certain non-competition, non-solicitation and other restrictive covenants by Mr. Marini in favor of the Company.

The consultant agreement provides that Mr. Marini will provide up to 500 hours per year to provide services related to potential acquisitions, assisting the leader of the Water Management group and other employees in transition-related services and other duties as requested by the Company, its Chief Executive Officer or Board of Directors. In exchange for those services, Mr. Marini receives cash fees of $200,000 per year and reimbursement of reasonable and necessary travel costs and expenses. The initial term of the consultant agreement is 15 months beginning October 1, 2009 and terminating on December 31, 2010 and may be renewed for two additional one-year terms by mutual agreement of the parties. The consultant agreement also includes certain non-competition, non-solicitation and other restrictive covenants by Mr. Marini in favor of the Company.

With respect to the options to purchase 205,244 shares of Rexnord Holdings common stock held by Mr. Marini at the time of his retirement, the separation agreement and consultant agreement provide that: (1) any unvested options as of September 30, 2009 ceased vesting as of that date and (2) the vested options as of September 30, 2009 may continue to be exercised for 90 days following the expiration of Mr. Marini’s consulting term, subject to earlier termination in certain circumstances. The consultant agreement also provides that Mr. Marini may continue to own his shares of Rexnord Holdings common stock and that his stock subscription agreement remains in effect.

Other Potential Payments to Other Named Executive Officers. Messrs. Adams, Shapiro and Moore are covered under a corporate severance policy that applies to our employees whose employment is involuntarily terminated under various conditions described in the plan document. The severance policy is intended to cover employees who are not entitled to severance benefits under an employment agreement and the benefits under the policy are generally available to all participants.

In addition, upon a termination of employment or a change in control, Mr. Adams would be entitled to receive the $97,599 under the Special Signing Bonus Plan. The Special Signing Bonus Plan was established effective July 21, 2006 to provide for the award of a cash bonus to certain employees, directors, consultants and other service providers of the Company and its subsidiaries. All amounts under the Special Signing Bonus Plan are fully vested and payable to participants upon the earliest to occur of: (i) a change of control of the Company, (ii) the separation from service of the participant or (iii) a date specified for each participant (which is within 30 days after November 25, 2012 in the case of Mr. Adams).

Additionally, in the event of a change in control, the Option Plan permits the Committee to take one of a series of actions, including causing outstanding option grants to be subject to accelerated vesting or repurchase by the Company.

Director Compensation

The table below summarizes the compensation we paid to persons who were non-employee directors of the Company for the fiscal year ended March 31, 2010. Director fees were paid for board service related to the RBS Global board of directors.

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
George M. Sherman	$298,000	$—	$—	$—	$—	$—	$298,000
Laurence M. Berg	$48,000	$—	$—	$—	$—	$—	$48,000
Peter P. Copses	$48,000	$—	$—	$—	$—	$—	$48,000
Damian J. Giangiacomo	$48,000	$—	$—	$—	$—	$—	$48,000
Praveen R. Jeyarajah	$148,000	$—	$1,291,008	$—	$—	$—	$1,439,008
Steven Martinez	$48,000	$—	$—	$—	$—	$—	$48,000
John S. Stroup	$49,000	$—	$38,880	$—	$—	$—	$87,880

(1)	The amounts in column (d) reflect the grant date fair value computed in accordance with ASC 718 for option awards under the Option Plan. ASC 718 requires the Company to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under ASC 718 of the equity instrument at the time of grant. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of option awards contained in Note 15, Stock Options, to our audited consolidated financial statements included elsewhere in this prospectus. Equity-based awards are denominated in shares of common stock of Rexnord Holdings.

Except for options granted to Messrs. Jeyarajah and Stroup discussed below, no options were granted to non-employee directors in fiscal 2010. The following table presents the aggregate number of outstanding unexercised options (including, in the case of Messrs. Sherman, Jeyarajah and Stroup, options that have not yet vested) held by each of our non-employee directors as of March 31, 2010.

Director	Number of Options Outstanding
George M. Sherman (*)	831,144
Laurence M. Berg	10,000
Peter P. Copses	10,000
Damian J. Giangiacomo	10,000
Praveen R. Jeyarajah	186,450
Steven Martinez	10,000
John S. Stroup	4,500

(*)	These include options granted to Mr. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC, entities over which Mr. Sherman has sole voting and dispositive power.

Narrative to Directors’ Compensation Table

In fiscal 2010, we paid certain fees to our non-employee directors. In addition, directors are eligible to receive equity-based awards from time to time on a discretionary basis. Directors who are also employees of the Company receive no additional compensation for their service as directors.

In fiscal 2010, Messrs. Sherman, Berg, Copses, Giangiacomo, Jeyarajah and Martinez received an annual cash retainer of $40,000, paid quarterly after each fiscal quarter of service, and a fee of $2,000 for each board meeting attended in person. With respect to Messrs. Berg, Copses, Giangiacomo and Martinez (i.e. the directors appointed by Apollo), the amount of fees are set forth in the stockholders agreements executed at the time at the Apollo transaction. Fifty percent of the meeting fee is paid for board meetings attended by teleconference. Mr. Stroup receives annual cash compensation comprised of (i) a $35,000 annual fee, (ii) fees of $2,500 per board meeting attended and (iii) committee attendance fees of $1,000 per meeting. In addition, in fiscal 2010, Mr. Sherman received a fee of $250,000 for his service as Chairman of the Board and Mr. Jeyarajah received a fee of $100,000 for his service as Chairman of the Executive Committee of the Board. The cash retainer and meeting and chairmanship fees paid to non-employee directors described above will remain the same for fiscal 2011.

In addition, in connection with his service as Chairman of the Executive Committee, Mr. Jeyarajah received a grant of options to purchase 130,743 shares of Rexnord Holdings common stock, with an exercise price of $20.00 per share, under the Option Plan. With respect to the option grant, which was made in October 2009, 70% of the options vest on a pro-rata basis over three years, subject to continued service as a director. The other 30% vest annually over three years, subject to the Company meeting pre-established annual and cumulative EBITDA and Debt Reduction targets. As is customary in incentive plans such as the Option Plan, the performance targets established for awards are subject to adjustment to prevent dilution or enlargement of the economic benefits intended to be made available under the awards, as a result of certain corporate events, including acquisitions or divestitures. As discussed in “Compensation Discussion and Analysis–Compensation Committee Actions Taken After Fiscal 2010” above, in connection with his appointment as Executive Vice President – Corporate & Business Development, all of Mr. Jeyarajah’s outstanding options to purchase shares of common stock of Rexnord Holdings (including the October 2009 grant) were amended and restated to reflect his current position.

On July 30, 2009, Mr. Stroup received a grant of options to purchase 4,500 shares of Rexnord Holdings common stock, with an exercise price of $20.00 per share, under the Option Plan. These options vest on a pro-rata basis over three years, subject to continued service as a director.

On July 22, 2006, we entered into the Cypress agreement, as described in Note 18, Related Party Transactions, of the consolidated financial statements. Under the terms of the agreement, options to purchase 130,743 and 148,720 shares of Rexnord Holdings common stock were granted to Cypress and Mr. Sherman, respectively. Pursuant to the Option Plan, 50% of the options vest based on continued service in equal annual amounts on the first five anniversaries of February 7, 2007, the date of the Zurn acquisition, and the remaining 50% of the options are subject to performance-based vesting over five years, subject to the Company meeting certain specific performance targets in each of the fiscal years 2008 though 2012, which include both annual and cumulative EBITDA and Debt Reduction targets. Under the agreement, Mr. Sherman is also entitled to reimbursement for all reasonable travel and other expenses incurred in connection with our business. In order that the Company could grant additional options under the Option Plan, in October 2009, at the request of Cypress, the Company cancelled Cypress’ options to purchase 130,743 shares of Rexnord Holdings common stock and all rights thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

RBS Global and Rexnord LLC are 100% owned (indirectly through Chase Acquisition I, Inc.) by Rexnord Holdings. The following table sets forth information regarding the beneficial ownership of Rexnord Holdings common stock, as of March 31, 2010, and shows the number of shares and percentage owned by each person known to beneficially own more than 5% of the common stock of Rexnord Holdings, each of our current executive officers, certain former executive officers to the extent they are named in the “Summary Compensation Table” in the “Management” section above, each member of the Board of Directors of RBS Global and Rexnord LLC, and all of our current executive officers and members of our Boards of Directors as a group.

Name of Beneficial Owner		Shares	Ownership Percentage
Apollo Management, L.P.	(1)	15,027,277	90.2%
George M. Sherman	(2)	1,209,202	7.3%
Todd A. Adams	(3)	66,709	*
Michael H. Shapiro		—	*
George C. Moore	(4)	85,936	*
Laurence M. Berg	(5)(10)	10,000	*
Peter P. Copses	(6)(10)	10,000	*
Damian J. Giangiacomo	(7)(10)	10,000	*
Praveen R. Jeyarajah	(8)	57,985	*
Steven Martinez	(9)(10)	10,000	*
John S. Stroup		—	*

Current directors and executive officers as a Group (10 persons)	(11)	1,459,832	8.7%

Robert A. Hitt		60,208	*
Alex Marini	(12)	109,598	*

*	Indicates less than one percent
(1)

Represents 7,883,506 shares owned by Rexnord Acquisition Holdings I, LLC and 7,143,771 shares owned by Rexnord Acquisition Holdings II, LLC. Apollo Management VI, L.P. (“Management VI”) is the manager of Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition II, LLC. AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI and Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VI LLC. Each of Management VI, AIF VI LLC and Apollo Management disclaims beneficial ownership of the shares owned by Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC, except to the extent of any pecuniary interest therein. The address of each of Management VI, AIF VI LLC and Apollo Management is c/o Apollo Management L.P., 9 West 57th Street, New York, NY 10019.

Leon Black, Joshua Harris and Marc Rowan effectively have the power to exercise voting and investment control over Apollo Management, with respect to the shares held by the Apollo funds. Each of Messrs. Black, Harris and Rowan disclaim beneficial ownership of such shares.

(2)	Includes 131,877 shares held by Mr. Sherman and 559,509 shares held by Cypress Industrial Holdings, LLC, over which Mr. Sherman has sole voting and dispositive power. Includes options to purchase 296,804 and 221,012 shares held by Mr. Sherman, Cypress Industrial Holdings, LLC and Cypress Group, LLC, respectively, that are exercisable within 60 days and over which Mr. Sherman has sole voting and dispositive power.
(3)	Includes options to purchase 58,603 shares held by Mr. Adams that are exercisable within 60 days.
(4)	Includes 1,800 shares owned by Mr. Moore’s children, over which Mr. Moore has sole voting power. Also includes options to purchase 9,285 shares held by Mr. Moore that are exercisable within 60 days.
(5)	Represents options to purchase 10,000 shares held by Mr. Berg that are exercisable within 60 days.
(6)	Represents options to purchase 10,000 shares held by Mr. Copses that are exercisable within 60 days.
(7)	Represents options to purchase 10,000 shares held by Mr. Giangiacomo that are exercisable within 60 days.

(8)	Includes options to purchase 27,854 shares held by Mr. Jeyarajah that are exercisable within 60 days.
(9)	Represents options to purchase 10,000 shares held by Mr. Martinez that are exercisable within 60 days.
(10)

Each of the persons affiliated with Apollo who is also a partner or senior partner of Apollo may be deemed a beneficial owner of the shares owned by Apollo due to his status as an affiliate of Apollo. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of each such person and Apollo is c/o Apollo Management, L.P., 9 West 57th Street, New York, NY 10019.

(11)	Includes an aggregate of options to purchase 735,654 shares that are exercisable within 60 days held by all of our directors and executive officers as a group.
(12)	Includes options to purchase 82,098 shares held by Mr. Marini that are exercisable within 60 days.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes above, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Shares of stock of Rexnord Holdings other than those held by Apollo are subject to certain transfer and other restrictions as set forth in the stockholders agreements entered into at the time of the Apollo transactions. For more information about the stockholders agreements, see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationship and Related Party Transactions

Management Service Fees

The Company has a management services agreement with Apollo for advisory and consulting services related to corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company. Under the terms of the agreement, which became effective July 22, 2006 (and was amended and restated on February 7, 2007), the Company incurred $3.0 million of costs during the year ended March 31, 2010, plus out-of-pocket expenses. Unless the parties mutually agree to an earlier termination, this agreement will remain in effect for a term of twelve years, and shall automatically extend for successive one year terms thereafter, unless notice is given as set forth in the agreement. In addition, Apollo’s obligation to provide services under the agreement shall continue through and until the earlier of (i) the expiration of the term as defined above, (ii) a change of control or (iii) an initial public offering (as these terms are defined in the agreement).

Consulting Services

Rexnord LLC has had a management consulting agreement (the “Cypress Agreement”) with Mr. George Sherman, a director of Rexnord LLC and the Chairman of the Board of RBS Global, and two entities controlled by Mr. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC, since July 21, 2006. Effective February 7, 2007, the Cypress Agreement was amended and restated. The amended and restated agreement provides that Mr. Sherman has a right to serve as a director of Rexnord LLC and as Non-Executive Chairman of the Board of Directors of RBS Global and Rexnord Holdings. The amended and restated agreement also eliminated the annual consulting fees payable to Mr. Sherman and/or Cypress, but maintained provisions for the reimbursement of certain out-of-pocket expenses incurred in connection with performing the agreement. During fiscal 2010, Mr. Sherman did not receive consulting fees under the Cypress Agreement; he did, however, receive fees for serving on the Company’s board of directors, including a $250,000 for serving as Chairman of the Board. In addition, options to purchase 130,743 shares of Rexnord Holdings stock previously granted to Cypress in connection with the consulting agreement were cancelled, at Cypress’ request, in October 2009. See the section entitled “Director Compensation” in the “Management” section.

During the year ended March 31, 2010, the Company paid fees of approximately $0.7 million for consulting services provided by Next Level Partners, L.L.C. (“NLP”), an entity that is controlled by certain minority shareholders of the Company. NLP provided consulting services to the Company related primarily to lean manufacturing processes, consolidation and integration of operations, strategic planning and recruitment of managers and executives.

Stockholders Agreements

Pursuant to two stockholders agreements, entered into in connection with the consummation of the Apollo transaction, between Rexnord Holdings, the Apollo Group, certain other stockholders of Rexnord Holdings, Cypress Industrial Holdings, LLC and/or George M. Sherman: (1) as long as the Apollo Group owns any shares of Rexnord Holdings common stock, it has the right to nominate a majority of the Rexnord Holdings board of directors and (2) Mr. Sherman has the right to serve as a director of Rexnord Holdings until he resigns as a director or ceases to serve the Company under the consulting agreement with Cypress. While those agreements do not expressly require a particular composition of the RBS Global or Rexnord LLC boards of directors, the composition of the RBS Global board of directors currently mirrors that of the Rexnord Holdings board of directors. In addition, pursuant to the Cypress Agreement, Mr. Sherman has agreed to serve as a director of Rexnord LLC and as Non-Executive Chairman of the Board of Directors of each of RBS Global and Rexnord Holdings. The stockholders agreements also include other provisions which, among other things, provide (for non-Apollo stockholders) restrictions on transfer, certain registration and “tag along” rights and certain rights of repurchase.

Consulting and Other Post-Employment Arrangements

Mr. Hitt, a former executive officer of the Company named in the “Summary Compensation Table” in the “Management” section, resigned in fiscal 2010. In connection with his resignation, the Company entered into an employment separation and release agreement with Mr. Hitt, effective September 11, 2009. For more information, see the section entitled “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Hitt” in the “Management” section.

Mr. Marini, a former executive officer of the Company named in the “Summary Compensation Table” in the “Management” section, retired in fiscal 2010. In connection with his retirement, on June 8, 2009, the Company entered into an employment separation and general release agreement and, on September 25, 2009, it entered into a consultant agreement with Mr. Marini. For more information, see the section entitled “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Arrangements With Mr. Marini” in the “Management” section.

Debt Transactions and Purchases of Debt Securities

From time to time, Apollo and our directors and executive officers have purchased debt securities from, or financed borrowings involving, the Company. The following paragraphs describe any such transactions that occurred during fiscal 2010.

During fiscal 2010, Cypress Group Holdings II, LLC, an entity controlled by Mr. Sherman, purchased approximately $2.1 million (approximately $2.5 million face value or 0.8333% of the total commitment) of the senior subordinated notes due 2016 of RBS Global.

During fiscal 2010, Mr. Adams, a director and President and Chief Executive Officer of the Company, purchased approximately $0.1 million (approximately $0.1 million face value or 0.1% of the total commitment) of the Company’s senior subordinated notes due 2016.

During fiscal 2010, Mr. Jeyarajah, while he was an employee of Cypress and a director of RBS Global, purchased approximately $0.2 million (approximately $0.2 million face value or 0.1% of the total commitment) of the senior subordinated notes due 2016 of RBS Global. In April 2010, Mr. Jeyarajah became an executive officer of the Company and ceased his employment with Cypress.

In addition, Apollo and Messrs. Sherman, Jeyarajah, Moore, and Adams have purchased debt securities in prior years. Please see Note 18, Related Party Transactions, of the notes to consolidated financial statements for more details on such purchases.

Dividends to Rexnord Holdings

In connection with the tender of $243.6 million of Rexnord Holdings’ PIK Toggle Senior Indebtedness (face value) in the April 2009 exchange offer, the Company issued approximately $130.6 million of face value of 2009 9.50% Notes, net of a $26.1 million original issue discount. This resulted in a $104.5 million non-cash deemed dividend (representing the fair value of corresponding 2009 9.50% Notes issued) to Rexnord Holdings. Additionally, on October 13, 2009, the Company paid a $30.0 million cash dividend to Rexnord Holdings, substantially all of which was used to retire $43.8 million of outstanding face value PIK Toggle Senior Indebtedness due 2013 held by Apollo for $28.0 million in cash (the purchase price of the notes was based on indicative market values for similar issuers).

Other

The Company makes cash payments to Chase Acquisition I Inc. and Rexnord Holdings to enable them to pay any (i) Federal, state or local income taxes to the extent that such income taxes are directly attributable to the Company subsidiaries’ income and (ii) franchise taxes and other fees required to maintain their legal existence.

The Company’s engineering and sourcing center in Zhuhai, China has an agreement with Bath Acquisition Corp. (“Bath”) (the former bath segment of Jacuzzi Brands, Inc., which was purchased by an Apollo affiliate) to perform certain sourcing, engineering and product development services which are reimbursed based on actual costs incurred by the Company. The Company earned $0.2 million during fiscal 2010 for services rendered under this agreement. At March 31, 2010 the Company had an outstanding receivable from Bath in the amount of $0.1 million.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

We summarize below the principal terms of the agreements that govern certain of our existing indebtedness. This summary is not a complete description of all of the terms of the agreements and we urge you to read the entirety of the agreements which govern our indebtedness because it is those agreements in their entirety and not these summaries that govern our indebtedness.

General

As of May 31, 2010, after giving effect to our tender offer for any and all of our outstanding 2014 senior notes and 2016 senior notes (as defined below) that was finalized on or about May 5, 2010 and the offering and issuance of the old notes, the following indebtedness was outstanding:

•

$763.5 million of secured indebtedness under our senior secured credit facilities (excluding approximately $24.6 million of letters of credit and availability of $125.4 million under its revolving credit facility);

•	$0.9 million of 2014 senior notes;

•	$2.0 million of 2016 senior notes;

•	$300.3 million of senior subordinated indebtedness, consisting substantially of the 2016 senior subordinated notes; and

•	$1,145.0 million of the notes.

See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources.”

Senior Secured Credit Facilities

On October 5, 2009, we entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) amending and restating our credit agreement dated as of July 21, 2006. The senior secured credit facilities provided under the Credit Agreement are funded by a syndicate of banks and other financial institutions and provide for loans of up to $960.0 million, consisting of (i) a $810.0 million term loan facility (consisting of B1 and B2 tranches) with a maturity date of July 19, 2013, all of which has been drawn and of which $763.5 million was outstanding at May 31, 2010; and (ii) a $150.0 million revolving credit facility with a maturity date of July 20, 2012 and borrowing capacity available for letters of credit and for borrowings on a same-day notice (referred to as swingline loans), none of which was outstanding at May 31, 2010 (other than $24.6 million in outstanding letters of credit).

The Credit Agreement, among other things: (i) allows for one or more future issuances of secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Credit Agreement, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans under the Credit Agreement at par; (ii) subject to the requirement to make such offers on a pro rata basis to all lenders, allows us to agree with individual lenders to extend the maturity of their terms loans or revolving commitments, and/or us to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension; and (iii) allows for one or more future issuances of additional secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Credit Agreement, in an amount not to exceed the amount of incremental facility availability under the Credit Agreement.

Interest Rate and Fees.

The borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the federal funds effective rate plus 1/2 of 1% and (2) the prime rate determined from time to time by Credit Suisse or (b) a eurocurrency rate determined by reference to an interest rate per annual equal to (x) the LIBO rate in effect for a given interest period divided by (y) one minus a statutory reserve applicable to such borrowing. The applicable margins for such borrowings are determined by reference to our senior secured leverage ratio as in effect from time to time. The weighted average interest rate of the outstanding term loans at May 31, 2010 was 3.68% per annum.

In addition to paying interest on outstanding principal under our senior secured credit facilities, we are required to pay a commitment fee to the lenders under our revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% per annum (subject to reduction upon attainment and maintenance of certain senior secured leverage ratios). We also pay customary letter of credit and agency fees.

Prepayments. Our senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage may be reduced to 25% or zero upon the achievement and maintenance of certain senior secured leverage ratios) of excess cash flow (as defined in the credit agreement);

•	100% (which percentage may be reduced to zero upon the achievement of certain senior secured leverage ratios) of the net cash proceeds of certain incurrences of debt; and

•

100% (which percentage may be reduced to zero upon the achievement of certain senior secured leverage ratios) of the net cash proceeds of most non-ordinary course asset sales and casualty and condemnation events, if we do not reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months (and, if so committed, in the event that such contract has been terminated), subject to certain limitations.

As of May 31, 2010, the remaining mandatory principal payments prior to maturity on the two tranches of term loans are $1.2 million and $6.5 million, respectively. We have fulfilled all mandatory principal payments prior to maturity on the B1 facility through March 31, 2013. During the fiscal year ended March 31, 2010, we made four quarterly principal payments of $0.5 million at the end of each calendar quarter. Principal payments of $0.5 million are scheduled to be made at the end of each calendar quarter until June 30, 2010.

We may voluntarily repay outstanding loans under our senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans.

Amortization. Our existing term loan amortizes each year in an amount equal to 1% per annum in equal quarterly installments for the first six years and nine months, with the remaining amount payable on July 19, 2013. As of May 31, 2010, the remaining scheduled amortization payments prior to maturity total $7.7 million.

All amounts outstanding under the revolving credit facility will be due and payable in full, and the commitments thereunder will terminate, on July 20, 2012.

Guarantee and Security. All obligations under our senior secured credit facilities are unconditionally guaranteed by Chase Acquisition I, Inc. (prior to an initial public offering of Chase Acquisition I, Inc.’s common stock) and, subject to certain exceptions, each of our existing and future direct and indirect domestic subsidiaries, which we refer to collectively as “U.S. Guarantors.”

All obligations under our senior secured credit facilities, and the guarantees of those obligations (as well as certain interest-hedging or other swap agreements) are secured by substantially all of our assets as well as those of Chase Acquisition I, Inc. and each U.S. Guarantor, including, but not limited to, the following and subject to certain exceptions:

•

a pledge of all of our equity interests by Chase Acquisition I, Inc., a pledge of 100% of the equity interests of all U.S. Guarantors and a pledge of 65% of the voting equity interests of certain of our foreign subsidiaries; and

•	a first priority security interest in substantially all of our tangible and intangible assets as well as those of Chase Acquisition I, Inc., us and each U.S. Guarantor.

Certain Covenants and Events of Default. Our senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to:

•	sell assets;

•	incur additional indebtedness;

•	repay other indebtedness (including the Notes);

•	pay dividends and distributions or repurchase our capital stock;

•	make payments, redemptions or repurchases in respect of subordinated debt (including our 2016 senior subordinated notes);

•	create liens on assets;

•	make investments, loans, guarantees or advances;

•	make certain acquisitions;

•	engage in certain mergers or consolidations;

•	enter into sale-and-leaseback transactions;

•	engage in certain transactions with affiliates;

•	amend certain material agreements governing our indebtedness, including the Notes;

•	make capital expenditures;

•	enter into hedging agreements;

•	amend our organizational documents;

•	change the business conducted by us and our subsidiaries; and

•	enter into agreements that restrict dividends from subsidiaries.

In addition, the Credit Agreement limits our maximum senior secured bank leverage ratio to 4.25 to 1.00. As of March 31, 2010, the senior secured bank leverage ratio was 1.84 to 1.00.

Senior Notes Due 2014

As of May 31, 2010, there was $0.9 million of 2014 senior notes outstanding, which is comprised of the 2006 9.50% Notes and the 2009 9.50% Notes. The 2014 senior notes are our unsecured, senior obligations and are guaranteed on an unsecured, senior basis by each of our subsidiaries that guarantees our senior secured credit facilities, our 2016 senior notes and our senior subordinated notes. The 2014 senior notes will mature on August 1, 2014.

The 2014 senior notes bear interest at a rate of 9.50% per annum. Interest on the 2006 9.50% Notes is payable on each February 1 and August 1, and interest on the 2009 9.50% Notes is payable on each May 1 and November 1.

On or after August 1, 2010, we may redeem the 2014 senior notes at our option, in whole at any time or in part from time to time, upon not less than 30 or more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Period	Redemption Price
2010	104.750%
2011	102.375%
2012 and thereafter	100.000%

In addition, prior to August 1, 2010, the 2014 senior notes may be redeemed at our option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2014 senior notes redeemed plus a “make whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

Following the effectiveness of the Transactions, the 2014 senior notes indentures do not contain material restrictive covenants.

Senior Notes Due 2016

As of May 31, 2010, there was $2.0 million of 2016 senior notes outstanding. The 2016 senior notes are our unsecured, senior obligations and are guaranteed on an unsecured, senior basis by each of our subsidiaries that guarantees our senior secured credit facilities, our 2014 senior notes and our senior subordinated notes. The 2016 senior notes will mature on September 1, 2016.

The 2016 senior notes bear interest at a rate of 8.875% per annum, payable on each March 1 and September 1.

On or after August 1, 2011, we may redeem the 2016 senior notes at our option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Period	Redemption Price
2011	104.438%
2012	102.219%
2013 and thereafter	100.000%

In addition, prior to August 1, 2011, the 2016 senior notes may be redeemed at our option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2016 senior notes redeemed plus a “make whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

Following the effectiveness of the Transactions, the 2016 senior notes indenture does not contain material restrictive covenants.

Senior Subordinated Notes Due 2016

On July 21, 2006, RBS Global and Rexnord LLC, as joint obligors, issued $300.0 million in aggregate principal amount of senior subordinated notes (referred to as the “2016 senior subordinated notes”), all of which was outstanding as of May 31, 2010.

The 2016 senior subordinated notes are our unsecured, senior subordinated obligations and are guaranteed on an unsecured, senior subordinated basis by each of our subsidiaries that guarantees our senior secured credit facilities, the 2014 senior notes and the 2016 senior notes. The 2016 senior subordinated notes will mature on August 1, 2016.

The 2016 senior subordinated notes bear interest at a rate of 11.75% per annum, payable on each February 1 and August 1. Upon the occurrence of a change of control, we will be required to offer to repurchase all of the 2016 senior subordinated notes at 101% of the principal amount thereto.

On or after August 1, 2011, we may redeem the 2016 senior subordinated notes at our option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Period	Redemption Price
2011	105.875%
2012	103.917%
2013	101.958%
2014 and thereafter	100.000%

In addition, prior to August 1, 2011, we may redeem the 2016 senior subordinated notes at our option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2016 senior subordinated notes redeemed plus a “make whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

The senior subordinated note indenture allows us to incur all permitted indebtedness (as defined therein) without restriction, which includes all amounts borrowed under our senior secured credit facilities. The indenture also allows us to incur additional debt as long we can satisfy the coverage ratio of the senior subordinated note indenture after giving effect thereto on a pro forma basis.

The senior subordinated note indenture also contains covenants limiting dividends, investments, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets, and requires us to make an offer to purchase such notes upon the occurrence of a change in control, as defined in the senior subordinated note indenture. These covenants are subject to a number of important qualifications. The senior subordinated note indenture does not impose any limitation on the incurrence by us of liabilities that are not considered “indebtedness” under the senior subordinated note indenture, such as certain sale/leaseback transactions; nor does the senior subordinated note indenture impose any limitation on the amount of liabilities incurred by our subsidiaries, if any, that might be designated as “unrestricted subsidiaries” (as defined in the senior subordinated note indenture).

Account Receivable Securitization Program

On September 26, 2007, we entered into the AR Securitization Program whereby we continuously sell substantially all of our domestic trade accounts receivable to Rexnord Funding LLC, a wholly-owned bankruptcy remote special purpose subsidiary (the “SPV”), for cash and subordinated notes. The Receivables Sales and

Servicing Agreement entered into between Rexnord Industries, LLC and the SPV provides for the purchase and servicing of such receivables. The SPV in turn may obtain revolving loans and letters of credit from General Electric Capital Corporation (“GECC”) pursuant to a five year revolving loan agreement (the “Receivables Financing and Administration Agreement”). The maximum borrowing amount under the Receivables Financing and Administration Agreement is $100 million, subject to certain borrowing base limitations related to the amount and type of receivables owned by the SPV. All of the receivables purchased by the SPV are pledged as collateral for revolving loans and letters of credit obtained from GECC under the Receivables Financing and Administration Agreement.

The AR Securitization Program does not qualify for sale accounting under ASC 860 Transfers and Servicing (“ASC 860”), and as such, any borrowings are accounted for as secured borrowings on our consolidated balance sheet. Financing costs associated with the Program will be recorded within “Interest expense, net” in our consolidated statement of operations if revolving loans or letters of credit are obtained under the Receivables Financing and Administration Agreement.

Borrowings under the Receivables Financing and Administration Agreement bear interest at a rate equal to LIBOR plus an applicable margin, which at May 31, 2010 was 1.69%. Outstanding borrowings mature on September 26, 2012. In addition, a non-use fee of 0.30% is applied to the unutilized portion of the $100.0 million commitment. These rates are per annum and the fees are paid to GECC on a daily basis.

At May 31, 2010, our available borrowing capacity under the AR Securitization Program was $89.0 million. All of the receivable purchased by the SPV are pledged as collateral for revolving loans and letters of credit obtained from GECC under the Receivables Financing and Administration Agreement. Additionally, the Program requires compliance with certain covenants and performance ratios contained in the Receivables Financing and Administration Agreement. As of May 31, 2010, we were in compliance with all applicable covenants and performance ratios.

DESCRIPTION OF NOTES

General

The old 8 1/2% Senior Notes due 2018 (the “old Notes”) are, and the exchange notes (the “exchange Notes”) to be exchanged therefore pursuant to this exchange offer (collectively, the “old Notes” and the “exchange Notes,” together with any additional notes that may be issued under the indenture mentioned below, are referred to as the “Notes”) will be, issued under an indenture (the “Indenture”), dated as of April 28, 2010, by and among RBS Global (“RBS Global”) and Rexnord LLC (“Rexnord”), jointly and severally as co-issuers (the “Issuers”), the Guarantors named in the Indenture and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The old Notes are, and the exchange Notes will be:

•	The joint and several obligations of the Issuers;

•	Unsecured senior obligations of the Issuers; and

•	Guaranteed on a senior unsecured basis by the Guarantors.

The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. We urge you to read the Indenture because it, not this description, defines your rights as holders of the Notes. Copies of the Indenture may be obtained from the Issuers upon request. Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Notes” section, “we,” “us” and “our” mean RBS Global and its Subsidiaries (including Rexnord), and an “Issuer” or the “Issuers” refers only to RBS Global and Rexnord, but not to any of their respective Subsidiaries.

Principal, Maturity and Interest

We issued the old Notes with an initial aggregate principal amount of $1,145.0 million on April 28, 2010. The Issuers will issue the exchange Notes in the aggregate principal amount of up to $1,145.0 million. The Notes will mature on May 1, 2018. The exchange offer is not conditioned upon any minimum aggregate principal amount of old Notes being tendered for exchange.

We may issue additional Notes from time to time. Any offering of additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

The form and terms of the exchange Notes will be substantially identical to the form and terms of the old Notes except that the exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective and remain usable for its intended purpose, an exchange offer registration statement. The exchange Notes will evidence the same debt as the old Notes. The exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old Notes. Consequently, the old Notes, the exchange Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Notes,” references to the Notes include any additional Notes actually issued, including the exchange Notes.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by RBS Global (which initially shall be the corporate trust office of the Trustee).

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes are unsecured senior obligations of the Issuers and will mature on May 1, 2018. Each Note will bear interest at a rate of 8.5% per annum from the Closing Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 2010.

Optional Redemption

On or after May 1, 2014, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2014	104.250%
2015	102.125%
2016 and thereafter	100.000%

In addition, prior to May 1, 2014, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to May 1, 2013, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuers or (2) by any direct or indirect parent of the Issuers, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuers or used to purchase Capital Stock (other than Disqualified Stock) of the Issuers from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.500%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

In the case of any partial redemption, and the Notes are Global Notes held by DTC, DTC will select the Notes to be redeemed in accordance with its operational arrangements. If the Notes are not Global Notes held by DTC, selection of Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent in respect of the Notes funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes will be unsecured senior Indebtedness of the Issuers, will be equal in right of payment to all existing and future Pari Passu Indebtedness of the Issuers and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers. The Notes will be effectively subordinated to any Secured Indebtedness of the Issuers to the extent of the value of the assets securing such Secured Indebtedness.

The indebtedness evidenced by the Guarantees will be unsecured senior Indebtedness of the applicable Guarantor, will be equal in right of payment to all existing and future Pari Passu Indebtedness of such Guarantor and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Secured Indebtedness.

As of March 31, 2010, on a pro forma basis after giving effect to the Transactions, RBS Global and its Subsidiaries would have had:

(1) $763.5 million of Secured Indebtedness under its senior secured credit facilities (excluding approximately $31.4 million of letters of credit and availability of $118.6 million under its revolving credit facility); and

(2) $1,147.9 million of unsecured Pari Passu Indebtedness, consisting of the Notes and the Existing 2014 Notes and 2016 Notes not tendered in connection with the Transactions;

(3) $300.3 million of unsecured senior subordinated indebtedness, consisting substantially of the Existing Senior Subordinated Notes; and

(4) $7.2 million of other long-term indebtedness (primarily foreign borrowings and capitalized lease obligations).

Although the Indenture limits the Incurrence of Indebtedness by RBS Global and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, RBS Global and its Subsidiaries may be able to Incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

A significant portion of the operations of each of the Issuers is conducted through their Subsidiaries. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, will be effectively subordinated to claims of creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuers that are not Guarantors. The Issuers’ Subsidiaries that are not Guarantors had $160.0 million of total liabilities to non-affiliates outstanding as of March 31, 2010.

See “Risk Factors—Risks Related to an Investment in the Notes.”

Guarantees

Each of Rexnord’s direct and indirect Restricted Subsidiaries that are Domestic Subsidiaries on the Closing Date that guarantee Indebtedness under the Credit Agreement jointly and severally irrevocably and unconditionally guarantee on an unsecured senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Guarantees.

Each Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to an Investment in the Notes—Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” After the Closing Date, the Issuers will cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that Incurs or guarantees certain Indebtedness of the Issuers or any of their Restricted Subsidiaries or issues shares of Disqualified Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same unsecured senior basis. See “—Certain Covenants—Future Guarantors.”

Each Guarantee is a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2) subject to the next succeeding paragraph, be binding upon each such Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Guarantee of a Guarantor will be automatically released upon:

(1) (a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary), of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture,

(b) RBS Global designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,”

(c) the release or discharge of the guarantee by such Guarantor of Indebtedness of RBS Global or any Restricted Subsidiary of RBS Global or such Guarantor or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes, and

(d) the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under “—Defeasance,” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(2) in the case of clause (1)(a) above, such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuers or any Restricted Subsidiary of the Issuers.

A Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement and any other Indebtedness of the Issuers or any Restricted Subsidiary of the Issuers which results in the obligation to guarantee the Notes.

Change of Control

Upon the occurrence of any of the following events (each, a “Change of Control”), each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem Notes as described under “—Optional Redemption”:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of RBS Global and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuers become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of RBS Global or any direct or indirect parent of RBS Global; or

(3) individuals who on the Issue Date constituted the Board of Directors of RBS Global (together with any new directors whose election by such Board of Directors of RBS Global or whose nomination for election by the shareholders of RBS Global was approved by (a) a vote of a majority of the directors of RBS Global then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (b) the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of RBS Global then in office.

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:

(1) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to an Investment in the Notes—The Issuers may not be able to repurchase the Notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” RBS Global shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers’ respective capital structures or credit ratings.

The occurrence of events which would constitute a Change of Control could constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to an Investment in the Notes—The Issuers may not be able to repurchase the Notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of RBS Global and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of RBS Global and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Holders will not be entitled to require us to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. In addition, Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Closing Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes (except as contemplated by the following paragraph) in the rating of the Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of Notes” section will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”; and

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

If and while RBS Global and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that RBS Global and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then RBS Global and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuers will notify the Trustee of each Covenant Suspension Event and Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken RBS Global or its Restricted Subsidiaries during the Suspension Period.

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture provides that:

(1) RBS Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2) RBS Global will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock;

provided , however, that RBS Global and any Restricted Subsidiary that is a Guarantor or a Foreign Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of RBS Global for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a) the Incurrence by RBS Global or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed the sum of (x) $805.0 million plus (y) an aggregate additional principal amount, if any, of Indebtedness (for purposes of this clause (y) only, treating all Indebtedness then outstanding under this paragraph (a) together with such Indebtedness to be Incurred as Secured Indebtedness) that does not cause the Secured Indebtedness

Leverage Ratio of RBS Global to exceed 3.50 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom);

(b) the Incurrence by the Issuers and the Guarantors of Indebtedness represented by (i) the Notes (not including any additional Notes) and the Guarantees (including exchange Notes and related guarantees thereof), (ii) the Existing 2014 Notes (not including any additional Existing 2014 Notes) and the related guarantees thereof (including exchange Existing 2014 Notes and related guarantees thereof), (iii) the 2016 Notes (not including any additional 2016 Notes) and the related guarantees thereof (including exchange 2016 Notes and related guarantees thereof), and (iv) the Existing Senior Subordinated Notes (not including any additional Existing Senior Subordinated Notes) and the related guarantees thereof (including exchange Existing Senior Subordinated Notes and related guarantees thereof);

(c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)(1) Indebtedness (including Capitalized Lease Obligations) Incurred by RBS Global or any of its Restricted Subsidiaries, Disqualified Stock issued by RBS Global or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of RBS Global to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred pursuant to this clause (d), does not exceed the greater of $100.0 million and 4.0% of Total Assets at the time of Incurrence;

(e) Indebtedness Incurred by RBS Global or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f) Indebtedness arising from agreements of RBS Global or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Apollo Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of RBS Global in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of RBS Global to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of RBS Global and its Restricted Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of RBS Global under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to RBS Global or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h) shares of Preferred Stock of a Restricted Subsidiary issued to RBS Global or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to RBS Global or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i) Indebtedness of a Restricted Subsidiary to RBS Global or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of RBS Global and its Restricted Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to RBS Global or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(k) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by RBS Global or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(1) Indebtedness or Disqualified Stock of RBS Global or any Restricted Subsidiary of RBS Global and Preferred Stock of any Restricted Subsidiary of RBS Global not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of $100.0 million and 4.0% of Total Assets at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which RBS Global, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

(m) any guarantee by RBS Global or a Guarantor of Indebtedness or other obligations of RBS Global or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by RBS Global or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(n) the Incurrence by RBS Global or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of RBS Global which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (n), (o), (s), (t) and (w) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), fees, expenses and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and

(y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Notes;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Notes or a Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium (including tender premiums), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of RBS Global that is not a Guarantor that refinances Indebtedness of RBS Global or a Restricted Subsidiary that is a Guarantor, or (y) Indebtedness of RBS Global or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (d), (l), (s), (t) or (w), shall be deemed to have been Incurred and to be outstanding under such clause (d), (l), (s), (t) or (w), as applicable, and not this clause (n) for purposes of determining amounts outstanding under such clauses (d), (l), (s), (t) or (w);

provided , further, that subclauses (1) and (2) of this clause (n) will not apply to any refunding or refinancing of any Bank Indebtedness.

(o) Indebtedness, Disqualified Stock or Preferred Stock of (x) RBS Global or any Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by RBS Global or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into RBS Global or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, further, however, that after giving effect to such acquisition or merger, consolidation or amalgamation either:

(1) RBS Global would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(p) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to RBS Global or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(r) Indebtedness of RBS Global or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(s) Contribution Indebtedness;

(t) Indebtedness of Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of $50.0 million and 2.5% of Total Assets at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed Incurred or outstanding for purposes of this clause (t) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t);

(u) Indebtedness of RBS Global or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v) Indebtedness consisting of customary indemnification, adjustment of purchase price or similar obligations of RBS Global or any Restricted Subsidiary, in each case Incurred in connection with the acquisition or disposition of any assets by RBS Global or any Restricted Subsidiary;

(w) Indebtedness of RBS Global or any Restricted Subsidiaries Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of RBS Global or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed $50.0 million at the time of Incurrence; and

(x) Indebtedness of RBS Global or any Restricted Subsidiary issued to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements of RBS Global or any of its Restricted Subsidiaries).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (x) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; and

(2) at the time of Incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above.

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, amortization or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Limitation on Restricted Payments. The Indenture provides that RBS Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of RBS Global’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving RBS Global (other than (A) dividends or distributions by RBS Global payable solely in Equity Interests (other than Disqualified Stock) of RBS Global; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, RBS Global or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase or otherwise acquire or retire for value any Equity Interests of RBS Global or any direct or indirect parent of RBS Global;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of RBS Global or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, RBS Global could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that this clause (b) shall not apply to any Holdco Debt RP; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by RBS Global and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this covenant in any property other than cash being equal to the Fair Market Value (as determined in good faith by RBS Global) of such property at the time made).

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of RBS Global for the period (taken as one accounting period, the “Reference Period”) from July 1, 2006 to the end of RBS Global’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by RBS Global after the Issue Date from the issue or sale of Equity Interests of RBS Global (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of RBS Global or an employee stock ownership plan or trust established by RBS Global or any of its Subsidiaries), plus

(3) 100% of the aggregate amount of contributions to the capital of RBS Global received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of RBS Global or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in RBS Global (other than Disqualified Stock) or any direct or indirect parent of RBS Global (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by RBS Global or any Restricted Subsidiary in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by RBS Global or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to RBS Global or a Restricted Subsidiary of RBS Global) of Restricted Investments made by RBS Global and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from RBS Global and its Restricted Subsidiaries by any Person (other than RBS Global or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of the second succeeding paragraph),

(B) the sale (other than to RBS Global or a Restricted Subsidiary of RBS Global) of the Capital Stock of an Unrestricted Subsidiary, or

(C) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary of RBS Global has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, RBS Global or a Restricted Subsidiary, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of RBS Global or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of the second succeeding paragraph or constituted a Permitted Investment).

The Fair Market Value of property, other than cash, covered by clauses (2), (3), (4), (5) and (6) of the definition of “Cumulative Credit” shall be determined in good faith by RBS Global and

(1) in the event of property with a Fair Market Value in excess of $7.5 million, shall be set forth in an Officers’ Certificate, or

(2) in the event of property with a Fair Market Value in excess of $15 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of RBS Global.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of RBS Global or any direct or indirect parent of RBS Global or Subordinated Indebtedness of RBS Global, any direct or indirect parent of RBS Global or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of RBS Global or any direct or indirect parent of RBS Global or contributions to the equity capital of RBS Global (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of RBS Global or to an employee stock ownership plan or any trust established by RBS Global or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and

(b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of RBS Global or to an employee stock ownership plan or any trust established by RBS Global or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of RBS Global or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of RBS Global or a Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith),

(b) such Indebtedness is subordinated to the Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

(4) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of RBS Global to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of RBS Global or any direct or indirect parent of RBS Global held by any future, present or former employee, director or consultant of RBS Global or any direct or indirect parent of RBS Global or any Subsidiary of RBS Global pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $20 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $15 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by RBS Global or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of RBS Global or any direct or indirect parent of RBS Global (to the extent contributed to RBS Global) to members of management, directors or consultants of RBS Global and its Restricted Subsidiaries or any direct or indirect parent of RBS Global that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under “—Limitation on Restricted Payments”); plus

(b) the cash proceeds of key man life insurance policies received by RBS Global or any direct or indirect parent of RBS Global (to the extent contributed to RBS Global) or RBS Global’s Restricted Subsidiaries after the Issue Date;

provided that RBS Global may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to RBS Global or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of RBS Global or any Restricted Subsidiary or the direct or indirect parent of RBS Global will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of RBS Global or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of RBS Global, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of RBS Global issued after the Issue Date; provided, however, that, (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, RBS Global would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by RBS Global from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by RBS Global), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $25 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) the payment of dividends on RBS Global’s common stock (or a Restricted Payment to any direct or indirect parent of RBS Global to fund the payment by such direct or indirect parent of RBS Global of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by RBS Global from any public offering of common stock of RBS Global or any direct or indirect parent of RBS Global;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed $25 million;

(11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to RBS Global or a Restricted Subsidiary of RBS Global by, Unrestricted Subsidiaries;

(12) the payment of dividends or other distributions to any direct or indirect parent of RBS Global in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of RBS Global and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which RBS Global and/or its Restricted Subsidiaries are members);

(13) Restricted Payments:

(a) in amounts required for any direct or indirect parent of RBS Global, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of RBS Global, if applicable, and general corporate overhead expenses of any direct or indirect parent of RBS Global, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of RBS Global, if applicable, and its Subsidiaries;

(b) in amounts required for any direct or indirect parent of RBS Global, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to RBS Global or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, RBS Global Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) in amounts required for any direct or indirect parent of RBS Global to pay fees and expenses, other than to its Affiliates, related to any unsuccessful equity or debt offering of such parent.

(14) any Restricted Payment (x) used to fund the Apollo Transactions and the payment of fees and expenses incurred in connection with the Apollo Transactions or owed by RBS Global or any direct or indirect parent of RBS Global, as the case may be, or Restricted Subsidiaries of RBS Global to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates” or (y) in connection with transactions permitted by the covenant described under “—Transactions with Affiliates”;

(15) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(16) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17) Restricted Payments by RBS Global or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(18) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(19) any payments made, including any such payments made to any direct or indirect parent of RBS Global to enable it to make payments, in connection with the consummation of the Apollo Transactions or as contemplated by the Acquisition Documents (other than payments to any Permitted Holder or any Affiliate thereof); and

(20) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of

RBS Global and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (7), (10) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Closing Date, all of RBS Global’s Subsidiaries were Restricted Subsidiaries. RBS Global will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by RBS Global and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that RBS Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)(i) pay dividends or make any other distributions to RBS Global or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to RBS Global or any of its Restricted Subsidiaries;

(b) make loans or advances to RBS Global or any of its Restricted Subsidiaries;

(c) sell, lease or transfer any of its properties or assets to RBS Global or any of its Restricted Subsidiaries; or

(d) in the case of Rexnord, make any payments with respect to the Notes;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2) the Indenture and the Notes (and any exchange Notes and guarantees thereof), the indentures governing the Existing 2014 Notes and the Existing 2014 Notes (and any exchange Existing 2014 Notes and guarantees thereof), the indenture governing the 2016 Notes and the 2016 Notes (and any exchange 2016 Notes and guarantees thereof), and the indenture governing the Existing Senior Subordinated Notes and the Existing Senior Subordinated Notes (and any exchange Existing Senior Subordinated Notes and guarantees thereof);

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by RBS Global or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) other Indebtedness, Disqualified Stock or Preferred Stock (a) of RBS Global or any Restricted Subsidiary of RBS Global that is a Guarantor or a Foreign Subsidiary of RBS Global or (b) of any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes (as determined in good faith by RBS Global), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13) any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to RBS Global or a Restricted Subsidiary of RBS Global to other Indebtedness Incurred by RBS Global or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales. The Indenture provides that RBS Global will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) RBS Global or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuers) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by RBS Global or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on RBS Global’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of RBS Global or any Restricted Subsidiary of RBS Global (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets, or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(b) any notes or other obligations or other securities or assets received by RBS Global or such Restricted Subsidiary of RBS Global from such transferee that are converted by RBS Global or such Restricted Subsidiary of RBS Global into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c) any Designated Non-cash Consideration received by RBS Global or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by RBS Global), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $35 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 455 days after RBS Global’s or any Restricted Subsidiary of RBS Global’s receipt of the Net Proceeds of any Asset Sale, RBS Global or such Restricted Subsidiary of RBS Global may apply the Net Proceeds from such Asset Sale, at its option:

(1) to repay (i) Secured Indebtedness, including Indebtedness under the Credit Agreement (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (ii) Indebtedness of a Foreign Subsidiary, (iii) Indebtedness of a Restricted Subsidiary that is not a Guarantor or (iv) Pari Passu Indebtedness (provided that if an Issuer or any Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness, the Issuers will equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are from non-Affiliates and are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to RBS Global or an Affiliate of RBS Global,

(2) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of RBS Global), assets, or property or capital expenditures, in each case (i) used or useful in a Similar Business or (ii) that replace the properties and assets that are the subject of such Asset Sale, or

(3) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of RBS Global), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

In the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) such investment is consummated within 545 days after receipt by RBS Global or any Restricted Subsidiary of the Net Proceeds of any Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

Pending the final application of any such Net Proceeds, RBS Global or such Restricted Subsidiary of RBS Global may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first or second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15 million, the Issuers shall make an offer to all holders of Notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, and the Notes are Global Notes held by DTC, DTC will select the Notes to be redeemed in accordance with its operational arrangements. If the Notes are not Global Notes held by DTC, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

The Credit Agreement provides that certain asset sale events with respect to the Issuers would constitute a default under the Credit Agreement. Any future credit agreements or similar agreements to which either of the Issuers becomes a party may contain similar restrictions and provisions. In the event that an Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of their lenders, including the lenders under the Credit Agreement, to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the Indenture that would, in turn, constitute a default under the Issuers’ other Indebtedness.

Transactions with Affiliates. The Indenture provides that RBS Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of RBS Global (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $7.5 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to RBS Global or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by RBS Global or such Restricted Subsidiary with an unrelated Person; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, RBS Global delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of RBS Global, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among RBS Global and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of RBS Global and any direct parent of RBS Global; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of RBS Global and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $2.5 million and (B) 1.5% of EBITDA of RBS Global and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of RBS Global or any Restricted Subsidiary or any direct or indirect parent of RBS Global;

(5) payments by RBS Global or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the July 2006 Offering Circular or (y) approved by a majority of the Board of Directors of RBS Global in good faith;

(6) transactions in which RBS Global or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to

RBS Global or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of RBS Global in good faith;

(8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by RBS Global;

(9) the existence of, or the performance by RBS Global or any of its Restricted Subsidiaries of its obligations under the terms of, the Apollo Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by RBS Global or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10) the execution of the Apollo Transactions and the payment of all fees and expenses related to the Apollo Transactions, including fees to the Sponsors, which were described in the July 2006 Offering Circular or contemplated by the Apollo Acquisition Documents;

(11) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to RBS Global and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of RBS Global, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12) any transaction effected as part of a Qualified Receivables Financing;

(13) the issuance of Equity Interests (other than Disqualified Stock) of RBS Global to any Person;

(14) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of RBS Global or any direct or indirect parent of RBS Global or of a Restricted Subsidiary of RBS Global, as appropriate, in good faith;

(15) the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(16) any contribution to the capital of RBS Global;

(17) transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(18) transactions between RBS Global or any of its Restricted Subsidiaries and any Person, a director of which is also a director of RBS Global or any direct or indirect parent of RBS Global; provided, however, that such director abstains from voting as a director of RBS Global or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19) pledges of Equity Interests of Unrestricted Subsidiaries;

(20) any employment agreements entered into by RBS Global or any of its Restricted Subsidiaries in the ordinary course of business;

(21) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of RBS Global in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of RBS Global and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture; and

(22) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business.

Liens. The Indenture provides that RBS Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of RBS Global or such Restricted Subsidiary securing Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require RBS Global or any Restricted Subsidiary of RBS Global to secure the Notes if the Lien consists of a Permitted Lien. Any Lien which is granted to secure the Notes or such Guarantee under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under this covenant.

For purposes of determining compliance with this covenant, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (28) of the definition of “Permitted Liens”, then RBS Global shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this covenant.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

Reports and Other Information. The Indenture provides that notwithstanding that RBS Global may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, RBS Global will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be filed therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be filed therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which RBS Global would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided , however, that RBS Global shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event RBS Global will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time RBS Global would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; subject, in the case of any such information, certificates or reports provided prior to the effectiveness of this exchange offer registration statement (or a shelf registration statement contemplated by the registration rights agreement), to exceptions consistent with the presentation of financial information in the offering circular related to the initial sale of the old Notes.

Notwithstanding the foregoing, RBS Global shall not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of this exchange offer registration statement (or a shelf registration statement contemplated by the registration rights agreement).

In the event that:

(a) the rules and regulations of the SEC permit RBS Global and any direct or indirect parent of RBS Global to report at such parent entity’s level on a consolidated basis and such parent entity of RBS Global is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of RBS Global, or

(b) any direct or indirect parent of RBS Global is or becomes a Guarantor of the Notes, such consolidating reporting at such parent entity’s level in a manner consistent with that described in this covenant for RBS Global will satisfy this covenant and the Indenture will permit RBS Global to satisfy its obligations in this covenant with respect to financial information relating to RBS Global by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuers and their Subsidiaries, on the one hand, and the information relating to the Issuers, the Guarantors and the other Subsidiaries of the Issuers on a standalone basis, on the other hand.

In addition, RBS Global will make such information available to prospective investors upon request. In addition, RBS Global has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, RBS Global will be deemed to have furnished such reports referred to above to the Trustee and the holders if RBS Global has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of this exchange offer (or the effectiveness of a shelf registration statement) by (1) the filing with the SEC of this exchange offer registration statement (and/or a shelf registration statement), and any amendments hereto, and this registration statement and/or amendments hereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on RBS Global’s public website (or the public website of any of its parent companies).

Future Guarantors. The Indenture provides that RBS Global will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is a Wholly Owned Subsidiary of one or more Foreign Subsidiaries) that guarantees any Indebtedness of RBS Global or any of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted

Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Guarantees.”

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that RBS Global may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not RBS Global is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) RBS Global is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than RBS Global) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (RBS Global or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company (if other than RBS Global) expressly assumes all the obligations of RBS Global under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(a) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for RBS Global and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(6) if the Successor Company is not organized as a corporation after such transaction, a successor corporation that is a Subsidiary of the Successor Company shall continue to be co-obligor of the Notes and shall have by supplemental indenture confirmed its obligation under the Indenture and the Notes; and

(7) RBS Global shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than RBS Global) will succeed to, and be substituted for, RBS Global under the Indenture and the Notes, and in such event RBS Global will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to RBS Global or to another Restricted Subsidiary, and (b) RBS Global may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating RBS Global in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of RBS Global and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among RBS Global and its Restricted Subsidiaries.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of RBS Global that is a Guarantor, neither Rexnord nor any Guarantor will, and RBS Global will not permit Rexnord or any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not Rexnord or such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the transactions described in the July 2006 Offering Circular) unless:

(1) either (a) Rexnord or such Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Rexnord or such Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Rexnord, such Guarantor or such Person, as the case may be, being herein called the “Successor Co-Issuer,” in the case of a consolidation, amalgamation, merger, winding up or sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of the properties or assets of Rexnord, and the “Successor Guarantor,” in the case of a consolidation, amalgamation, merger, winding up or sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of the properties or assets of a Guarantor) and the Successor Co-Issuer or Successor Guarantor (if other than Rexnord or such Guarantor, as the case may be) expressly assumes all the obligations of Rexnord or such Guarantor, as the case may be, under the Indenture and, if applicable, such Guarantors’ Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (b) other than in the case of a sale, disposition, consolidation, amalgamation or merger of Rexnord, such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(2) the Successor Co-Issuer (if other than Rexnord) expressly assumes all the obligations of Rexnord under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(3) the Successor Co-Issuer or Successor Guarantor (if other than Rexnord or such Guarantor, as the case may be) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Co-Issuer or Successor Guarantor (if other than Rexnord or such Guarantor, as the case may be) will succeed to, and be substituted for, Rexnord or such Guarantor, as the case may be, under the Indenture and, if applicable, such Guarantor’s Guarantee, and Rexnord or such Guarantor, as the case may be, will automatically be released and discharged from its obligations under the Indenture and, if applicable, such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) Rexnord or a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating Rexnord or such Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of Rexnord or the Guarantor is not increased thereby and (2) Rexnord or a Guarantor may merge, amalgamate or consolidate with another Guarantor or RBS Global.

In addition, notwithstanding the foregoing, Rexnord or any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) RBS Global, Rexnord or any Guarantor or (y) any Restricted Subsidiary of RBS Global that is not Rexnord or a Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of RBS Global, Rexnord and the Guarantors as shown on the most recent available balance sheet of RBS Global and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Apollo Transactions).

Defaults

An Event of Default is defined in the Indenture as:

(1) a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days,

(2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) [Reserved];

(4) the failure by either of the Issuers or any of Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(5) the failure by either of the Issuers or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to either of the Issuers or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $20 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6) certain events of bankruptcy, insolvency or reorganization of either of the Issuers or a Significant Subsidiary (the “bankruptcy provisions”),

(7) failure by either of the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of $20 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”), or

(8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under the Indenture or any Guarantee and such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding Notes notify the Issuer (and also the Trustee if given by the holders) of the default and the Issuer does not cure such default within the time specified in clause (4) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing,

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each holder of Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any Note,

(3) reduce the principal of or change the Stated Maturity of any Note,

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5) make any Note payable in money other than that stated in such Note,

(6) expressly subordinate the Notes or any Guarantees to any other Indebtedness of the Issuers or any Guarantor,

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions, or

(9) modify any Guarantee in any manner adverse to the holders.

Without the consent of any holder, the Issuers, the Guarantors and Trustee may amend the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of an Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Guarantee with respect to the Notes, to secure the Notes, to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the offering circular related to the issuance of the old Notes to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Notes.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the respective Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuers or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers and/or the Guarantors have paid all other sums payable under the Indenture; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuers at any time may terminate all their obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under “—Certain Covenants,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Defaults” or because of the failure of RBS Global to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the applicable issue of Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law).

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Issuers as Registrar and a Paying Agent with regard to the Notes. The Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Company and its affiliates in the ordinary course of their respective businesses, subject to the TIA.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

Except as set forth herein, the exchange Notes will initially be issued in the form of one or more fully registered notes in global form without coupons (a “Global Note”). The Notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. Each Global Note shall be deposited with the Trustee, as custodian for, and registered in the name of, DTC or a nominee thereof. The old Notes to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the Global Note.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the Exchange Agent with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Notes Indenture, the Issuers and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuers will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

“2016 Notes” means the 8 7 /8% Senior Notes due 2016 of the Issuers.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional 2014 Notes” means (i) the $310.0 million in aggregate principal amount of 9 1/2% Senior Notes due 2014 issued by the Issuers on the Jacuzzi Closing Date and (ii) the $196.27 million in aggregate principal amount of 9 1/2% Senior Notes due 2014 issued by the Issuers on April 29, 2009.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Apollo Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of RBS Global, pursuant to the Apollo Merger Agreement.

“Apollo Acquisition Documents” means the Apollo Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the Apollo Acquisition Documents as in effect on the Issue Date).

“Apollo Merger Agreement” means the agreement and plan of merger, dated as of May 24, 2006, by and among Chase Acquisition I, Inc., a Delaware corporation, Chase Merger Sub, Inc., a Delaware corporation, RBS Global and TC Group, L.L.C., a Delaware limited liability company, as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the Apollo Merger Agreement as in effect on the Issue Date).

“Apollo Transactions” means the Apollo Acquisition and the transactions related thereto, the offering of the Original 2014 Notes and the Existing Senior Subordinated Notes and borrowings made pursuant to the Credit Agreement on the Issue Date.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note, at May 1, 2014 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through May 1, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of RBS Global or any Restricted Subsidiary of RBS Global (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to RBS Global or another Restricted Subsidiary of RBS Global) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of RBS Global in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of an Issuer or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by RBS Global) of less than $7.5 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of RBS Global to RBS Global or by RBS Global or a Restricted Subsidiary of RBS Global to a Restricted Subsidiary of RBS Global;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of RBS Global and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuers, which in the event of an exchange of assets with a Fair Market Value in excess of (A) $7.5 million shall be evidenced by an Officers’ Certificate, and (B) $15 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of RBS Global;

(g) foreclosure on assets of RBS Global or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; the lease, assignment or sublease of any real or personal property in the ordinary course of business; any sale of inventory or other assets in the ordinary course of business;

(i) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(j) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(k) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of RBS Global and its Restricted Subsidiaries taken as a whole, as determined in good faith by RBS Global;

(m) any financing transaction with respect to property built or acquired by RBS Global or any of its Restricted Subsidiaries after the Closing Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o) dispositions consisting of Permitted Liens;

(p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than RBS Global or a Restricted Subsidiary of RBS Global) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(r) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to either of the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Trustee’s corporate trust office is located.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of RBS Global used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness”; provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of RBS Global) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating organization) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Closing Date” means April 28, 2010, the date on which the Notes were issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than RBS Global and its Restricted Subsidiaries; minus

(4) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by RBS Global to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments made under the Apollo Acquisition Documents or otherwise related to the Apollo Transactions, in each case, shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Apollo Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by RBS Global) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by, such Person for such period;

(10) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12) any (a) one-time non-cash compensation charges, (b) the costs and expenses after the Issue Date related to employment of terminated employees, (c) costs or expenses realized in connection with, resulting from or in anticipation of the Apollo Transactions or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13) accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification or accounting policies shall be excluded;

(14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of RBS Global calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by RBS Global during any Reference Period shall be included; and

(18) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants— Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of RBS Global or a Restricted Subsidiary of RBS Global to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of RBS Global or any Guarantor and Preferred Stock of any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of RBS Global or such Guarantor after the Issue Date; provided that:

(1) such cash contributions have not been used to make a Restricted Payment,

(2) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of RBS Global or such Guarantor, as the case may be, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes, and

(3) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreement” means (i) the credit agreement entered into on the Issue Date in connection with the consummation of the Apollo Acquisition, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuers, the guarantors named therein, the financial institutions named therein, and Merrill Lynch Capital Corporation, as Administrative Agent, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by RBS Global) of non-cash consideration received by RBS Global or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of RBS Global or any direct or indirect parent of RBS Global (other than Disqualified Stock), that is issued for cash (other than to RBS Global or any of its Subsidiaries or an employee stock ownership plan or trust established by RBS Global or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of RBS Global or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by RBS Global in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3) Consolidated Non-cash Charges; plus

(4) any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(5) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(6) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between the Sponsors and RBS Global and its Subsidiaries as described with particularity in the July 2006 Offering Circular and as in effect on the Issue Date or to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates; plus

(7) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(8) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of an Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of RBS Global (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9) Pre-Opening Expenses;

less, without duplication,

(10) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of RBS Global or any direct or indirect parent of RBS Global, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to RBS Global’s or such direct or indirect parent’s common stock registered on Form S-4 or S-8;

(2) any issuance to an Issuer or any of its Restricted Subsidiaries; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of RBS Global) received by RBS Global after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of RBS Global or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of RBS Global,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of RBS Global on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing 2014 Notes” means the Original 2014 Notes and the Additional 2014 Notes.

“Existing Senior Subordinated Notes” means the 11 3/4% Senior Subordinated Notes due 2016 of the Issuers.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that RBS Global or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that RBS Global or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Apollo Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into RBS Global or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a seasonally adjusted basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of RBS Global. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Apollo Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Historical and Unaudited Pro Forma Financial Data” under “Offering Circular Summary” in the July 2006 Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of RBS Global to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent four quarter period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Debt” means the PIK Toggle Senior Notes due 2013 that Rexnord Holdings, Inc. issued on August 8, 2008 and the term loan facility that Rexnord Holdings, Inc. entered into on March 2, 2007.

“Holdco Debt RP” means any Restricted Payment which, when taken together with all other Holdco Debt RPs previously made pursuant to the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” in reliance on the proviso to clause (b) of such first paragraph, does not exceed $90 million at the time of such payment consisting of dividends, distributions or Investments to Rexnord Holdings, Inc. (or its successor) to the extent such Restricted Payment is used to repay, redeem, discharge or otherwise pay any amount due with respect to Holdco Debt (other than any such Holdco Debt held by an Affiliate of RBS Global).

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by RBS Global) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Apollo Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of RBS Global, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among RBS Global and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of RBS Global in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to RBS Global’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by RBS Global) of the net assets of a Subsidiary of RBS Global at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, RBS Global shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) RBS Global’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to RBS Global’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by RBS Global) of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by RBS Global) at the time of such transfer, in each case as determined in good faith by the Board of Directors of RBS Global.

“Issue Date” means July 21, 2006.

“Jacuzzi Closing Date” means February 7, 2007.

“July 2006 Offering Circular” means the offering circular, dated as of July 14, 2006, relating to the offering of the Issuers’ Original 2014 Notes and the Existing Senior Subordinated Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of RBS Global or any direct or indirect parent of RBS Global, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of RBS Global or any direct or indirect parent of RBS Global, as applicable, was approved by a vote of a majority of the directors of RBS Global or any direct or indirect parent of RBS Global, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of RBS Global or any direct or indirect parent of RBS Global, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of RBS Global or any direct or indirect parent of RBS Global, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by RBS Global or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating, to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by RBS Global as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by RBS Global after such sale or other disposition thereof, including, without limitation, pension and other post- employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Project” means each capital project that is either a new project or a new feature of an existing project owned by RBS Global or a Restricted Subsidiary, which in either case receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of RBS Global.

“Officers’ Certificate” means a certificate signed on behalf of RBS Global by two Officers of RBS Global, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of RBS Global that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Original 2014 Notes” means the $485.0 million in aggregate principal amount of 9 1 /2% Senior Notes due 2014 issued by the Issuers on the Issue Date.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuers, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of RBS Global or its direct or indirect parent companies and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of RBS Global, and of which no other Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) of this definition, holds more than 50% on a fully diluted basis of the total voting power of the Voting Stock thereof and (iv) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) of this definition and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of RBS Global (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) of this definition) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in RBS Global or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by RBS Global or any Restricted Subsidiary of RBS Global in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of RBS Global, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, RBS Global or a Restricted Subsidiary of RBS Global;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(6) advances to employees not in excess of $15 million outstanding at any one time in the aggregate;

(7) any Investment acquired by RBS Global or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by RBS Global or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by RBS Global or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9) any Investment by RBS Global or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by RBS Global), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $100 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of RBS Global at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of RBS Global after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by RBS Global or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of RBS Global or any direct or indirect parent of RBS Global;

(12) Investments the payment for which consists of Equity Interests of RBS Global (other than Disqualified Stock) or any direct or indirect parent of RBS Global, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (11)(b) of such paragraph);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Guarantors”, including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of an Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) additional Investments in joint ventures of RBS Global or any of its Restricted Subsidiaries existing on the Issue Date not to exceed $15 million at any one time; provided that if any Investment pursuant to this clause (18) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(19) Investments of a Restricted Subsidiary of RBS Global acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of RBS Global in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of RBS Global or a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(21) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing; and

(22) any Investment in any Restricted Subsidiary of RBS Global or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)(A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, (B) Liens securing Indebtedness permitted to incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be Incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, (C) Liens securing obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing obligations permitted under this clause (C), at the time of Incurrence and after giving pro forma effect thereto, the Secured Indebtedness Leverage Ratio of RBS Global would not exceed 3.50 to 1.00, (D) Liens securing Indebtedness permitted to be Incurred pursuant to clause (d) or (1) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (E) Liens securing Indebtedness permitted to be Incurred pursuant to clause (t) or (w) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of RBS Global other than a Foreign Subsidiary, and (2) in the case of clause (w) such Lien applies solely to assets of the applicable joint venture);

(7) Liens existing on the Issue Date;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by RBS Global or any Restricted Subsidiary of RBS Global;

(9) Liens on assets or property at the time RBS Global or a Restricted Subsidiary of RBS Global acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into RBS Global or any Restricted Subsidiary of RBS Global; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by RBS Global or any Restricted Subsidiary of RBS Global;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to RBS Global or another Restricted Subsidiary of RBS Global permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of RBS Global or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by RBS Global and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of RBS Global or any Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6) (in the case of Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness under subclause (6)(A), (6)(B), (6)(C), (6)(D) or (6)(E) of such foregoing clause (6), such Liens shall be deemed to have also been incurred under such applicable subclause, and not this clause (20), for purposes of determining amounts outstanding under such subclauses), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(21) Liens on equipment of RBS Global or any Restricted Subsidiary granted in the ordinary course of business to RBS Global’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $20 million at any one time outstanding;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (26) shall not apply to any Liens securing Indebtedness;

(27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of RBS Global or any Restricted Subsidiary; and

(28) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” or “project opening costs” (or any similar or equivalent caption) on the applicable financial statements of RBS Global and the Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of RBS Global shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to RBS Global and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuers); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuers) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of RBS Global or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuers or any direct or indirect parent of the Issuers as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by RBS Global or any of its Subsidiaries pursuant to which RBS Global or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by RBS Global or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of RBS Global or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by RBS Global or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of RBS Global (or another Person formed for the purposes of engaging in Qualified Receivables Financing with RBS Global in which RBS Global or any Subsidiary of RBS Global makes an Investment and to which RBS Global or any Subsidiary of RBS Global transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of RBS Global and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of RBS Global (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by RBS Global or any other Subsidiary of RBS Global (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates RBS Global or any other Subsidiary of RBS Global in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of RBS Global or any other Subsidiary of RBS Global, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither RBS Global nor any other Subsidiary of RBS Global has any material contract, agreement, arrangement or understanding other than on terms which RBS Global reasonably believes to be no less favorable to RBS Global or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of RBS Global; and

(c) to which neither RBS Global nor any other Subsidiary of RBS Global has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of RBS Global shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of RBS Global giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Rexnord shall be a Restricted Subsidiary of RBS Global. Unless otherwise indicated in this “Description of Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of RBS Global.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by RBS Global or a Restricted Subsidiary whereby RBS Global or a Restricted Subsidiary transfers such property to a Person and RBS Global or such Restricted Subsidiary leases it from such Person, other than leases between RBS Global and a Restricted Subsidiary of RBS Global or between Restricted Subsidiaries of RBS Global.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that RBS Global or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption or discharge of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuers may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that RBS Global or any of its Restricted Subsidiaries has both determined to make and made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four- quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into RBS Global or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a seasonally adjusted basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation set forth above, when calculating the amount of Indebtedness that may be secured by Liens pursuant to clause (6)(C) of the definition of “Permitted Liens”, RBS Global will be entitled to divide and classify a Lien securing an item of Indebtedness in more than one of the types of Liens described in the first paragraph of the covenant described under “—Certain Covenants—Liens” or the definition of “Permitted Liens” without giving pro forma effect to the Liens incurred pursuant to such first paragraph or any clause of the definition of “Permitted Liens” other than clauses (6)(B) and (6)(C) thereof.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of RBS Global. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Apollo Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Historical and Unaudited Pro Forma Financial Data” under “Summary” in the July 2006 Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means Rexnord and any other Restricted Subsidiary that would be a “Significant Subsidiary” of RBS Global within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of RBS Global and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) one or more investment funds controlled by Apollo Management, L.P. and its Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors, provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of RBS Global.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by RBS Global or any Subsidiary of RBS Global which RBS Global has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to either of the Issuers, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of RBS Global and its Restricted Subsidiaries, as shown on the most recent balance sheet of RBS Global without giving effect to any amortization of the amount of intangible assets since the Closing Date (or with respect to any assets acquired after the Closing Date, the date such assets were acquired by RBS Global or a Restricted Subsidiary.

“Transactions” means, collectively, (i) the tender offer by the Issuers for any and all of their outstanding Existing 2014 Notes and 2016 Notes that was finalized on or about May 5, 2010, (ii) the offering and issuance of the old Notes, and (iii) the payment of fees and expenses in relation to the foregoing.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2014; provided, however, that if the period from such redemption date to May 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of RBS Global that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

RBS Global may designate any Subsidiary of RBS Global (including any newly acquired or newly formed Subsidiary of RBS Global) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, RBS Global or any other Subsidiary of RBS Global that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of RBS Global or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

RBS Global may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) RBS Global could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for RBS Global and its Restricted Subsidiaries would be greater than such ratio for RBS Global and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by RBS Global shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of RBS Global or any committee thereof giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who receive exchange notes in this offering in exchange for outstanding old notes originally acquired at their initial offering and who hold such notes as capital assets within the meaning of Section 1221 of the Code, which we refer to as “Holders.” This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (and persons holding notes through a partnership or other pass-through entity), expatriates and former long-term U.S. residents, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations and persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction or U.S. federal tax consequences other than certain U.S. federal income tax consequences. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only. Holders of the notes are urged to consult their independent tax advisors concerning the U.S. federal income taxation and other tax consequences to them of acquiring, owning and disposing of the exchange notes, as well as the application of state, local and foreign income and other tax laws.

For purposes of the following summary, “U.S. Holder” is a Holder that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S. or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-U.S. Holder” is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership for U.S. federal income tax purposes holds exchange notes, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership holding notes should consult its independent tax advisors.

U.S. Federal Income Taxation of U.S. Holders

Exchange of notes

The exchange of notes for exchange notes in the exchange offer described herein should not constitute a taxable event for U.S. federal income tax purposes. Consequently, a U.S. Holder should not recognize gain or loss upon receipt of exchange notes in exchange for notes in the exchange offer, the U.S. Holder’s basis in the exchange notes received in the exchange offer should be the same as its basis in the corresponding notes immediately before the exchange, and the U.S. Holder’s holding period in the exchange notes should include its holding period in the notes.

Interest

Interest on the exchange notes will generally be includable in a U.S. Holder’s taxable income at the time it accrues or is received by a U.S. Holder in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of notes

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (ii) such Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally equals the cost of the note to such Holder.

Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than 12 months. Under current law, certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses by U.S. Holders is subject to limitations.

U.S. Federal Income Taxation of Non-U.S. Holders

Payment of Interest

Subject to the discussion of backup withholding below, payments of interest on the notes by us or any of our agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that such payments are not effectively connected with the conduct of a U.S. trade or business conducted by the Non-U.S. Holder (and if an applicable income tax treaty with the U.S. requires, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the U.S.) and:

(1)	the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of RBS Global, Inc. stock entitled to vote or 10% or more of Rexnord LLC’s capital or profits interests, as applicable;

(2)	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

(3)	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)	either (a) the Non-U.S. Holder certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such an IRS Form W-8BEN (or a suitable substitute form or successor form) has been received from the beneficial owner by it or by a financial intermediary between it and the beneficial owner and furnishes us with a copy thereof (and, in the case of certain foreign intermediaries, satisfies other certification requirements under the applicable Treasury Regulations). Special certification requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

(1)	IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty with the U.S., or

(2)	IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form to also provide its U.S. taxpayer identification number. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax under an applicable treaty may obtain a refund of any excess amounts withheld provided that the requisite information is timely provided to the IRS.

We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Disposition of notes

Subject to the discussion below concerning effectively connected income and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note unless the Non-U.S. Holder is an individual who is present in the U.S. for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met or such gain or income is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder and if required by an applicable treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder.

Effectively Connected Income

If interest on, or gain from a disposition of, a note is effectively connected with a U.S. trade or business of a Non-U.S. Holder (and if an applicable income tax treaty with the U.S. requires, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and, if required by an applicable treaty, the interest or gain is attributable to a U.S. permanent establishment, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note and any gain which is effectively connected with a U.S. trade or business will be included in such foreign corporation’s earnings and profits.

Exchange of notes

The exchange of notes for exchange notes in the exchange offer described herein should not constitute a taxable event for a Non-U.S. Holder. Consequently, a Non-U.S. Holder should be treated similarly to a U.S. Holder as described under “—U.S. Federal Income Taxation of U.S. Holders—Exchange of notes.”

Information Reporting and Backup Withholding

U.S. Holders

For each calendar year in which the notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any.

In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law, is notified by the IRS that it has failed to properly report payments of interest or dividends or fails to certify, under penalties of perjury, that it has furnished the correct taxpayer identification number and that it has not been notified by the IRS that it is not subject to backup withholding or otherwise fails to comply with the backup withholding rules, we, our agents or paying agents, or a broker may be required to withhold tax at a current rate of 28% of each payment of interest and principal (and premium or additional interest, if any) on the notes and on the proceeds from a sale of the notes. The backup withholding obligation, however, does not currently apply with respect to certain payments to U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption. This backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

U.S. backup withholding tax generally will not apply to payments on a note or proceeds from the sale of a note payable to a Non-U.S. Holder if the certification described in “U.S. Federal Income Taxation of Non-U.S. Holders—Payment of interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holders resides under the provisions of an applicable treaty.

Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund, or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite information is timely provided to the IRS.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Any broker-dealer that holds old notes for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the Issuers) may exchange old notes pursuant to the exchange offer. However, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [                    , 20    ], all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 180 days from the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under “—Resale Restrictions”; and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchased the notes during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that the offering circular relating to the sale and issuance of the notes contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the exchange notes and the enforceability of obligations under the exchange notes and guarantees being issued are being passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of RBS Global, Inc. as of March 31, 2010 and 2009 and for each of the three years in the period ended March 31, 2010, in this prospectus and the registration statement of which this prospectus is a part have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We will be required to file annual and quarterly reports and other information with the SEC after the registration statement described below, and of which this prospectus is a part, is declared effective by the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

The address of our principal executive office is 4701 W. Greenfield Avenue, Milwaukee, Wisconsin 53214. Our phone number is (414) 643-3000. Our internet website address is www.rexnord.com. We make available free of charge, on or through our internet website as soon as reasonably practicable after they are electronically filed or furnished to the SEC, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our internet website and the information contained on or connected to that site are not incorporated by reference into this prospectus and should not be relied upon in connection with making any decision with respect to investment in the notes.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements included below include the accounts of RBS Global, Inc. and subsidiaries (collectively, “the Company”).

RBS Global, Inc. and Subsidiaries

Consolidated Financial Statements

For the years ended March 31, 2010, 2009, and 2008

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of RBS Global, Inc.

We have audited the accompanying consolidated balance sheets of RBS Global, Inc. and subsidiaries (the Company) as of March 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at March 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2010, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 16 to the financial statements, the Company changed its methods of accounting for pension and other postretirement benefit plans during the year ended March 31, 2008 and as of April 1, 2008.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

May 25, 2010

RBS Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Millions, except share amounts)

	March 31, 2010	March 31, 2009
Assets
Current assets:
Cash and cash equivalents	$263.2	$277.5
Receivables, net	234.1	258.8
Inventories, net	273.8	327.1
Other current assets	29.4	29.0

Total current assets	800.5	892.4

Property, plant and equipment, net	376.2	413.5
Intangible assets, net	688.5	736.4
Goodwill	1,012.2	1,010.9
Insurance for asbestos claims	86.0	90.0
Other assets	51.8	61.6

Total assets	$3,015.2	$3,204.8

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$5.3	$8.1
Trade payables	135.3	134.6
Income taxes payable	0.4	3.7
Deferred income taxes	2.1	10.8
Compensation and benefits	58.7	62.1
Current portion of pension obligations	2.7	2.6
Current portion of postretirement benefit obligations	3.4	2.2
Interest payable	30.2	24.3
Other current liabilities	77.8	95.2

Total current liabilities	315.9	343.6

Long-term debt	2,123.9	2,132.4
Pension obligations	106.8	134.5
Postretirement benefit obligations	30.7	24.8
Deferred income taxes	249.9	263.6
Reserve for asbestos claims	86.0	90.0
Other liabilities	47.8	58.5

Total liabilities	2,961.0	3,047.4

Stockholders’ equity:
Common stock, $0.01 par value; 3,000 shares authorized and 1,000 shares issued and outstanding	0.1	0.1
Additional paid-in capital	533.6	662.6
Retained deficit	(379.8)	(374.2)
Accumulated other comprehensive loss	(99.7)	(131.1)

Total stockholders’ equity	54.2	157.4

Total liabilities and stockholders’ equity	$3,015.2	$3,204.8

See notes to consolidated financial statements.

RBS Global, Inc. and Subsidiaries

Consolidated Statements of Operations

(In Millions)

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
Net sales	$1,510.0	$1,882.0	$1,853.5
Cost of sales	998.0	1,277.0	1,250.4

Gross profit	512.0	605.0	603.1
Selling, general and administrative expenses	299.0	316.6	312.2
Loss on divestiture	—	—	11.2
(Gain) on Canal Street facility accident, net	—	—	(29.2)
Intangible impairment charges	—	422.0	—
Restructuring and other similar costs	6.8	24.5	—
Amortization of intangible assets	49.7	48.9	49.9

Income (loss) from operations	156.5	(207.0)	259.0
Non-operating expense:
Interest expense, net	(183.7)	(178.4)	(191.8)
Other expense, net	(16.4)	(0.9)	(5.3)

(Loss) income before income taxes	(43.6)	(386.3)	61.9
(Benefit) provision for income taxes	(38.0)	8.0	21.0

Net (loss) income	$(5.6)	$(394.3)	$40.9

See notes to consolidated financial statements.

RBS Global, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(In Millions)

	Common Stock	Additional Paid-In Capital	Retained (Deficit) Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at March 31, 2007	$0.1	$693.3	$2.9	$3.3	$699.6
Comprehensive income (loss):
Net income	—	—	40.9	—	40.9
Foreign currency translation adjustments	—	—	—	14.2	14.2
Unrealized loss on interest rate derivatives, net of $3.4 income tax benefit	—	—	—	(5.2)	(5.2)
Additional minimum pension liability, net of $0.2 income tax benefit	—	—	—	(0.4)	(0.4)

Total comprehensive income					49.5
Stock-based compensation expense	—	7.4	—	—	7.4
Adjustment to adopt ASC 715, net of $8.2 income tax benefit	—	—	—	(11.9)	(11.9)

Balance at March 31, 2008	0.1	700.7	43.8	—	744.6

Comprehensive income (loss):
Net loss	—	—	(394.3)	—	(394.3)
Foreign currency translation adjustments	—	—	—	(26.7)	(26.7)
Unrealized gain on interest rate derivatives, net of $1.5 income tax expense	—	—	—	2.4	2.4
Amortization of pension and postretirement unrecognized prior service costs and actuarial gains (losses), net of $0.3 income tax benefit	—	—	—	(0.4)	(0.4)
Change in pension and other postretirement defined benefit plans, net of $64.4 income tax benefit	—	—	—	(106.4)	(106.4)

Total comprehensive loss					(525.4)
Stock-based compensation expense	—	6.9	—	—	6.9
Dividend payment to parent company	—	(45.0)	(25.0)	—	(70.0)
Impact of the adoption of the measurement date provisions of ASC 715, net of $0.8 income tax expense	—	—	1.3	—	1.3

Balance at March 31, 2009	0.1	662.6	(374.2)	(131.1)	157.4

Comprehensive income (loss):
Net loss	—	—	(5.6)	—	(5.6)
Foreign currency translation adjustments	—	—	—	14.7	14.7
Unrealized loss on interest rate derivatives, net of $0.3 income tax benefit	—	—	—	(0.5)	(0.5)
Amortization of pension and postretirement unrecognized prior service costs and actuarial gains (losses), net of $4.0 income tax expense	—	—	—	6.9	6.9
Change in pension and other postretirement defined benefit plans, net of $7.0 income tax expense	—	—	—	10.3	10.3

Total comprehensive income					25.8
Stock-based compensation expense	—	5.5	—	—	5.5
Dividend payment to parent company	—	(30.0)	—	—	(30.0)
Deemed distribution to parent company	—	(104.5)	—	—	(104.5)

Balance at March 31, 2010	$0.1	$533.6	$(379.8)	$(99.7)	$54.2

See notes to consolidated financial statements.

RBS Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Millions)

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
Operating activities
Net (loss) income	$(5.6)	$(394.3)	$40.9
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation	59.6	60.7	54.2
Amortization of intangible assets	49.7	48.9	49.9
Intangible impairment charges (see Note 9)	—	422.0	—
Accretion of bond premium	(1.1)	(1.1)	(0.9)
Amortization of bond discount	2.4	—	—
Amortization of deferred financing costs	11.1	10.2	10.3
Deferred income taxes	(32.1)	(4.4)	(14.2)
Loss on dispositions of property, plant and equipment	2.5	0.8	0.3
Equity in (earnings) loss of unconsolidated affiliates	(0.5)	0.5	(1.1)
Non-cash restructuring charges (see Note 5)	0.4	5.8	—
Non-cash loss on divestiture (see Note 3)	—	—	8.7
Other non-cash (credits) charges	(0.2)	1.0	(2.2)
Stock-based compensation expense	5.5	6.9	7.4
Changes in operating assets and liabilities:
Receivables	29.8	28.2	(12.1)
Inventories	57.7	38.4	37.1
Other assets	5.0	(9.3)	3.3
Accounts payable	(0.5)	(41.9)	16.2
Accruals and other	(26.7)	(16.3)	35.0

Cash provided by operating activities	157.0	156.1	232.8
Investing activities
Expenditures for property, plant and equipment	(22.0)	(39.1)	(54.9)
Proceeds from the surrender of life insurance policies	—	0.9	—
Proceeds from dispositions of property, plant and equipment	—	0.3	0.4
Proceeds from sale of short-term investments	—	—	6.6
Acquisitions, net of cash acquired (see Note 3)	—	(16.6)	(73.7)

Cash used for investing activities	(22.0)	(54.5)	(121.6)
Financing activities
Proceeds from issuance of long-term debt	0.5	—	—
Proceeds from borrowings on revolving credit facility	—	82.7	—
Proceeds from borrowings on accounts receivable securitization facility	—	30.0	—
Repayments of long-term debt	(116.1)	(3.2)	(27.4)
Repayments of short-term debt	(2.8)	—	—
Dividend payment to parent company	(30.0)	(70.0)	—
Payment of financing fees	(4.9)	—	(0.6)

Cash (used for) provided by financing activities	(153.3)	39.5	(28.0)
Effect of exchange rate changes on cash and cash equivalents	4.0	(5.5)	2.6

(Decrease) increase in cash and cash equivalents	(14.3)	135.6	85.8
Cash and cash equivalents at beginning of period	277.5	141.9	56.1

Cash and cash equivalents at end of period	$263.2	$277.5	$141.9

See notes to consolidated financial statements.

RBS Global, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2010

1. Basis of Presentation and Description of Business

The accompanying consolidated financial statements include the accounts of RBS Global, Inc. and subsidiaries (collectively, the “Company”). These financial statements do not include the accounts of Rexnord Holdings, Inc. (“Rexnord Holdings”), the indirect parent company of RBS Global, Inc.

The financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the consolidated financial statements include all adjustments necessary for a fair presentation of the results of operations for the periods presented.

The Company

The Company is a leading, global multi-platform industrial company strategically positioned within the markets and industries it serves. Currently, the business is comprised of two strategic platforms: (i) Process and Motion Control and (ii) Water Management. Prior to the filing of the Company’s Annual Report on Form 10-K for fiscal 2010, the Process and Motion Control platform was formerly known as “Power Transmission”. The Company changed the name of the Power Transmission platform to Process and Motion Control as it more accurately depicts the capacity in which its products under this platform are utilized within the industries and markets served. There has been no change to the Company’s reportable segments. The Process and Motion Control platform manufactures gears, couplings, industrial bearings, flattop chain and modular conveyer belts, aerospace bearings and seals, special components, and industrial chain and conveying equipment serving the industrial and aerospace markets. The Water Management platform is a leading supplier of professional grade specification drainage, PEX piping, commercial brass and water and wastewater treatment and control products, serving the infrastructure, commercial and residential markets.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the fiscal 2010 presentation.

Revenue Recognition

Net sales are recorded upon transfer of title and risk of product loss to the customer. Net sales relating to any particular shipment are based upon the amount invoiced for the delivered goods less estimated future rebate payments and sales returns which are based upon the Company’s historical experience. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known. The value of returned goods during the years ended March 31, 2010, 2009 and 2008 was less than 1.2% of net sales. Other than a standard product warranty, there are no post-shipment obligations.

The Company classifies shipping and handling fees billed to customers as net sales and the corresponding costs are classified as cost of sales in the consolidated statements of operations.

Share Based Payments

The Company accounts for share based payments in accordance with ASC 718 Accounting for Stock Compensation (ASC 718). ASC 718 requires compensation costs related to share-based payment transactions to be recognized in the financial statements. Generally, compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are re-measured each reporting period. Compensation cost is recognized over the requisite service period, generally as the awards vest. See further discussion of the Company’s stock option plans in Note 15.

Receivables

Receivables are stated net of allowances for doubtful accounts of $9.6 million at March 31, 2010 and $9.1 million at March 31, 2009. On a regular basis, the Company evaluates its receivables and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and historical write-off experience. Credit is extended to customers based upon an evaluation of their financial position. Generally, advance payment is not required. Credit losses are provided for in the consolidated financial statements and consistently have been within management’s expectations.

Inventories

Inventories are stated at the lower of cost or market. Market is determined based on estimated net realizable values. Approximately 75% of the Company’s total inventories as of March 31, 2010 and 2009 were valued using the “last-in, first-out” (LIFO) method. All remaining inventories are valued using the “first-in, first-out” (FIFO) method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over 10 to 30 years for buildings and improvements, 5 to 10 years for machinery and equipment and 3 to 5 years for computer hardware and software. Maintenance and repair costs are expensed as incurred.

Goodwill and Intangible Assets

Intangible assets consist of acquired trademarks and tradenames, customer relationships (including distribution network), patents and non-compete intangibles. The customer relationships, patents and non-compete intangibles are being amortized using the straight-line method over their estimated useful lives of 3 to 15 years, 2 to 20 years and 2 to 5 years, respectively. Goodwill, trademarks and tradenames have indefinite lives and are not amortized but are tested annually for impairment using a discounted cash flow and market value approach analysis.

Impairment of Long-Lived Assets

Long-lived assets, including property, plant and equipment and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. Long-lived assets held for use are reviewed for impairment by comparing the carrying amount of the long-lived asset or group of assets to the undiscounted future cash flows expected to be generated by such asset over its remaining useful life. If the long-lived asset or group of assets is considered to be impaired, an impairment charge is recognized for the amount by which the carrying amount of the asset or group of assets exceeds its fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Deferred Financing Costs

Other assets at March 31, 2010 and March 31, 2009, include deferred financing costs of $46.1 million and $52.1 million, respectively, net of accumulated amortization of $36.7 million and $25.6 million, respectively. These costs were incurred to obtain long-term financing and are being amortized using the effective interest method over the term of the related debt.

Product Warranty

The Company offers warranties on the sales of certain of its products and records an accrual for estimated future claims. Such accruals are based upon historical experience and management’s estimate of the level of future claims. The following table presents changes in the Company’s product warranty liability (in millions):

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
Balance at beginning of period	$7.2	$6.8	$4.2
Acquired obligations	0.1	—	0.1
Charged to operations	8.1	7.3	5.1
Claims settled	(4.7)	(6.9)	(2.6)

Balance at end of period	$10.7	$7.2	$6.8

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes (“ASC 740”). Deferred income taxes are provided for future tax effects attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, net operating losses, tax credits and other applicable carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be actually paid or recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of continuing operations in the period that includes the date of enactment.

The Company regularly reviews its deferred tax assets for recoverability and provides a valuation allowance against its deferred tax assets if, based upon consideration of all positive and negative evidence, the Company determines that it is more-likely-than-not that a portion or all of the deferred tax assets will ultimately not be realized in future tax periods. Such positive and negative evidence would include review of historical earnings and losses, anticipated future earnings, the time period over which the temporary differences and carryforwards are anticipated to reverse and implementation of feasible, prudent tax planning strategies.

The Company is subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgment is required in determining the Company’s worldwide provision for income taxes and recording the related deferred tax assets and liabilities. In the ordinary course of the Company’s business, there is inherent uncertainty in quantifying the ultimate tax outcome of all of the numerous transactions and required calculations relating to the Company’s tax positions. Accruals for unrecognized tax benefits are provided for in accordance with the requirements of ASC 740. An unrecognized tax benefit represents the difference between the recognition of benefits related to uncertain tax positions for income tax reporting purposes and financial reporting purposes. The Company has established a reserve for interest and penalties, as applicable, for uncertain tax positions and it is recorded as a component of the overall income tax provision.

The Company is subject to periodic income tax examinations by domestic and foreign income tax authorities. Although the outcome of income tax examinations is always uncertain, the Company believes that it has appropriate support for the positions taken on its income tax returns and has adequately provided for potential income tax assessments. Nonetheless, the amounts ultimately settled relating to issues raised by the taxing authorities may differ materially from the amounts accrued for each year.

See Note 17 for more information on income taxes.

Accumulated Other Comprehensive Income (Loss)

At March 31, 2010, accumulated other comprehensive loss consisted of $6.4 million of foreign currency translation gains, $(4.0) million of unrealized losses on derivative contracts, net of tax and $(102.1) million of unrecognized actuarial losses and unrecognized prior services costs, net of tax. At March 31, 2009, accumulated other comprehensive loss consisted of $(8.3) million of foreign currency translation losses, $(3.5) million of unrealized losses on derivative contracts, net of tax and $(119.3) million of unrecognized actuarial losses and unrecognized prior services costs, net of tax.

Derivative Financial Instruments

The Company is exposed to certain financial risks relating to fluctuations in foreign currency exchange rates and interest rates. The Company selectively uses foreign currency forward contracts and interest rate swap and collar contracts to manage its foreign currency and interest rate risks. All hedging transactions are authorized and executed pursuant to defined policies and procedures which prohibit the use of financial instruments for speculative purposes.

The Company accounts for derivative instruments based on ASC 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”). ASC 815 requires companies to recognize all of its derivative instruments as either assets or liabilities in the balance sheet at fair value. Fair value is defined under ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. See more information as it relates to the adoption of ASC 820 and applying fair value to derivative instruments at Note 13. The accounting for changes in the fair value of a derivative instrument depends on whether the derivative instrument has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, a cash flow hedge or a hedge of a net investment in a foreign operation. If the derivative instrument is designated and qualifies as an effective hedging instrument under ASC 815, the changes in the fair value of the effective portion of the instrument are recognized in accumulated other comprehensive income (loss) whereas any changes in the fair value of a derivative instrument that is not designated or does not qualify as an effective hedge are recorded in other non-operating income/(expense). See Note 12 for further information regarding the classification and accounting for the Company’s derivative financial instruments.

Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside of the United States with a functional currency other than the U.S. dollar are translated into U.S. dollars using exchange rates at the end of the respective period. Revenues and expenses of such entities are translated at average exchange rates in effect during the respective period. Foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss). Currency transaction gains and losses are included in other non-operating income (expense) in the consolidated statements of operations and totaled $(4.3) million, $2.4 million and $(5.1) million for the years ended March 31, 2010, 2009 and 2008, respectively.

Advertising Costs

Advertising costs are charged to selling, general and administrative expenses as incurred and amounted to $6.8 million, $10.4 million, and $9.9 million for the years ended March 31, 2010, 2009 and 2008, respectively.

Research and Development Costs

Research and development costs are charged to selling, general and administrative expenses as incurred and amounted to $10.8 million, $8.4 million, and $8.5 million for the years ended March 31, 2010, 2009 and 2008, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and temporary investments, forward currency contracts, interest rate swap/collar agreements and trade accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Financial Instrument Counterparties

The Company is exposed to credit losses in the event of non-performance by counterparties to its financial instruments. The Company anticipates, however, that counterparties will be able to fully satisfy their obligations under these instruments. The Company places cash and temporary investments, foreign currency contracts and its interest rate swap/collar agreements with various high-quality financial institutions. Although the Company does not obtain collateral or other security to support these financial instruments, it does periodically evaluate the credit-worthiness of each of its counterparties.

Significant Customers

The Company’s largest customer accounted for 7.1%, 7.7%, and 8.1% of consolidated net sales for the years ended March 31, 2010, 2009 and 2008, respectively. Receivables related to this industrial distributor at March 31, 2010 and 2009 were $10.8 million.

Recent Accounting Pronouncements

Adopted

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “Codification” or “ASC”), the authoritative guidance for U.S. generally accepted accounting principles (“GAAP”). The Codification, which changes the referencing of financial standards, became effective for interim and annual periods ending on or after September 15, 2009. The Codification is now the single official source of authoritative U.S. GAAP (other than guidance issued by the SEC), superseding existing FASB, American Institute of Certified Public Accountants, and related literature. Only one level of authoritative U.S. GAAP now exists. All other literature is considered non-authoritative. The Codification does not change U.S. GAAP. The Company adopted the Codification during the quarter ended September 26, 2009. The adoption of the Codification did not have any substantive impact on the consolidated financial statements or related footnotes.

On April 1, 2009, the Company adopted the guidance included in ASC 820 related to the measurement of fair value used when evaluating non-financial assets and liabilities. See additional disclosures related to the adoption of the standard within Note 13.

On April 1, 2009, the Company adopted the guidance included in ASC 805, Business Combinations (“ASC 805”), which significantly changed the accounting for and reporting of business combination transactions. The objective of this guidance is to improve the information provided in financial reports about a business combination and its effects. ASC 805 states that all business combinations (whether full, partial or step acquisitions) must apply the “acquisition method.” In applying the acquisition method, the acquirer must determine the fair value of the acquired business as of the acquisition date and recognize the fair value of the acquired assets and liabilities assumed. As a result, it requires that certain forms of contingent consideration and certain acquired contingencies be recorded at fair value at the acquisition date. ASC 805 also requires that acquisition costs generally be expensed as incurred and restructuring costs be expensed in periods after the acquisition date. The impact of the adoption of ASC 805 on the Company’s financial statements will largely be dependent on the size and nature of the business combinations completed subsequent to adoption. Currently, the Company has not made any business acquisitions subsequent to the adoption of this standard. The Company estimates that approximately $61.5 million and $23.2 million of recorded valuation allowance and unrecognized tax benefits, respectively, which are associated with prior acquisitions, if recognized in future periods, would impact income tax expense instead of goodwill.

On April 1, 2009, the Company adopted the guidance included in ASC 855, Subsequent Events (“ASC 855”), which requires companies, if applicable, to disclose any subsequent events either as recognized subsequent events or non-recognized subsequent events. ASC 855 also modified the definition of subsequent events to refer to events or transactions that occur after the balance sheet date but before the financial statements are issued. The guidance issued did not result in significant changes in the practice of subsequent event disclosure, and therefore, the adoption did not have an impact on the Company’s financial statements.

In December 2008, the FASB issued guidance included in ASC 715, Compensation – Retirement Benefits (“ASC 715”), which requires additional disclosures regarding assets held in an employer’s defined benefit pension or other postretirement plan. This standard requires disclosure of the fair value of the plan assets by each major asset category, disclosure of the level within the fair value hierarchy in which each major category of plan assets falls using the guidance in ASC 820 and a reconciliation of beginning and ending balances of plan asset fair values that are derived using significant unobservable inputs. The guidance is effective for fiscal years ending after December 15, 2009. See additional disclosures related to the adoption of the standard within Note 16.

3. Acquisitions and Divestiture

The Fontaine Acquisition

On February 27, 2009, the Company acquired the stock of Fontaine-Alliance Inc. and affiliates (“Fontaine”) for a total purchase price of $24.2 million ($30.3 million Canadian dollars (“CAD”)), net of $0.6 million ($0.7 million CAD) of cash acquired. Of the total purchase price of $24.2 million, the Company paid $16.6 million in cash and assumed $7.6 million of debt. The purchase price was financed through borrowings on the Company’s accounts receivable securitization facility. Fontaine manufactures stainless steel slide gates and other engineered flow control products for the municipal water and wastewater markets. In accordance with the applicable authoritative guidance at the date of this transaction, the Company subsequently adjusted its goodwill and customer relationships as well as pre-acquisition tax positions and certain miscellaneous balances related to this transaction as follows (in millions):

Fontaine:	Initial Purchase Accounting	Adjustments	Final Purchase Accounting
Cash	$0.6	$—	$0.6
Receivables	8.6	(0.2)	8.4
Inventories	6.3	(0.5)	5.8
Other current assets	0.6	—	0.6
Property, plant and equipment	5.3	—	5.3
Intangible assets	4.1	0.6	4.7
Goodwill	5.3	0.2	5.5

Total assets acquired	30.8	0.1	30.9
Accounts payable	(2.3)	—	(2.3)
Accrued liabilities	(1.4)	(0.2)	(1.6)
Deferred taxes	(2.3)	0.1	(2.2)
Debt	(7.6)	—	(7.6)

Net assets acquired	$17.2	$—	$17.2

The $4.7 million of acquired intangible assets consists of $3.8 million of trademarks, $0.8 million of customer relationships and $0.1 of non-compete intangibles. The acquired customer relationships and non-compete intangibles are being amortized over their estimated useful lives of 3 years and 2 years, respectively. The acquired trademarks have an indefinite life and are not being amortized but are tested annually for impairment. Goodwill is not deductible for income tax purposes. The Company’s results of operations include Fontaine subsequent to February 28, 2009.

The Sale of Rexnord SAS

On March 28, 2008, the Company sold a French subsidiary, Rexnord SAS, to members of that company’s local management team for €1 (one Euro). In connection with the sale, the Company recorded a pretax loss on divestiture of approximately $11.2 million (including transaction costs), which was recognized in the Company’s fourth quarter of the year ended March 31, 2008. This loss includes Rexnord SAS’s cash on hand of $2.5 million at March 28, 2008, that pursuant to the agreement was included with the net assets divested.

The GA Acquisition

On January 31, 2008, the Company utilized existing cash balances to purchase GA Industries, Inc. (“GA”) for $73.7 million, net of $3.2 million of cash acquired. This acquisition expanded the Company’s Water Management platform into the water and wastewater markets, specifically in municipal, hydropower and industrial environments. GA is comprised of GA Industries, Inc. and Rodney Hunt Company, Inc. GA Industries, Inc. is a manufacturer of automatic control valves, check valves and air valves. Rodney Hunt Company, Inc., its wholly owned subsidiary at the time of closing, is a leader in the design and manufacturer of sluice/slide gates, butterfly valves and other specialized products for municipal, industrial and hydropower applications.

The following table summarizes the estimated fair value of the acquired assets and assumed liabilities of GA at the date of acquisition (in millions):

Cash	$3.2
Securities	6.7
Receivables	15.8
Inventories	19.5
Other current assets	1.3
Property, plant and equipment	17.2
Intangible assets	19.4
Goodwill	24.0

Total assets acquired	107.1
Accounts payable	(2.6)
Accrued liabilities	(6.8)
Deferred taxes	(15.3)
Debt	(5.5)

Net assets acquired	$76.9

Approximately $6.6 million of the short-term investments were sold prior to March 31, 2008. These short-term investments consisted primarily of common stocks and other marketable securities. The $19.4 million of acquired intangible assets consist of $10.6 million of tradenames, $8.4 million of customer relationships and a patent of $0.4 million. The acquired customer relationships and patent are being amortized over their estimated useful lives (9 - 12 years for customer relationships and 16 years for the patent). The acquired intangibles have a weighted average amortization period of 10.8 years (10.7 years for customer relationships and 16.0 years for the acquired patent). The acquired tradenames have an indefinite life and are not being amortized but are tested annually for impairment. Goodwill is not deductible for income tax purposes. The Company’s results of operations include GA subsequent to January 31, 2008.

4. Canal Street Facility Accident

On December 6, 2006, the Company experienced an explosion at its primary gear manufacturing facility (“Canal Street”), in which three employees lost their lives and approximately 45 employees were injured. Canal Street is comprised of over 1.1 million square feet among several buildings, and employed approximately 750 associates prior to the accident. The accident resulted from a leak in an underground pipe related to a backup propane gas system that was being tested. The explosion destroyed approximately 80,000 square feet of warehouse, storage and non-production buildings, and damaged portions of other production areas. The Canal Street facility manufactures portions of the Company’s gear product line and, to a lesser extent, the Company’s coupling product line. The Company’s core production capabilities were substantially unaffected by the accident. As of the end of the second quarter of fiscal 2008, production at the Canal Street facility had returned to pre-accident levels. Throughout the year ended March 31, 2008, approximately $11.2 million of capital expenditures were made in connection with the reconstruction of the facility. The reconstruction efforts were substantially complete as of March 31, 2008.

The Company finalized its accounting for this event during the year ended March 31, 2008. As a result, there was no activity related to the Canal Street facility accident during the years ended March 31, 2010 and 2009. For the year ended March 31, 2008, the Company recorded the following (gains)/losses related to this incident (in millions):

	Year Ended March 31, 2008	Period from December 6, 2006 through March 31, 2007	Period from December 6, 2006 through March 31, 2008
Insurance deductibles	$—	$1.0	$1.0
Clean-up and restoration expenses	5.0	18.3	23.3
Professional services	(0.1)	1.8	1.7
Non-cash impairments
Inventories	0.3	7.1	7.4
Property, plant and equipment, net	—	2.6	2.6
Other	—	0.2	0.2
Less property insurance recoveries	(23.4)	(27.0)	(50.4)

Subtotal prior to business interruption insurance recoveries	(18.2)	4.0	(14.2)
Less business interruption insurance recoveries	(11.0)	(10.0)	(21.0)

(Gain) on Canal Street facility accident, net	$(29.2)	$(6.0)	$(35.2)

Summary of total insurance recoveries:
Total property and business interruption insurance recoveries	$34.4	$37.0	$71.4

The Company recognized a net gain of $35.2 million related to the Canal Street facility accident from the date of the accident (December 6, 2006) through March 31, 2008. $14.2 million of the net gain represents the excess property insurance recoveries (at replacement value) over the write-off of tangible assets (at net book value) and other direct expenses related to the accident. The remaining $21.0 million gain is comprised of business interruption insurance recoveries.

For the period from December 6, 2006 (the date of loss) through March 31, 2008 (the date on which the Company settled its property and business interruption claims with its insurance carrier), the Company has recorded recoveries from its insurance carrier totaling $71.4 million, of which $50.4 million has been allocated to recoveries attributable to property loss and $21.0 million of which has been allocated to recoveries attributable to business interruption loss. Of these recoveries, $34.4 million was recorded during the year ended March 31, 2008 ($23.4 million allocated to property and $11.0 million allocated to business interruption). On December 5, 2007, the Company finalized its property and business interruption claims with its property insurance carrier. Beyond the settlement reached on December 5, 2007, no additional insurance proceeds related to such property and business interruption coverage are expected in future periods. As of March 31, 2008, the Company had accrued for all costs related to the Canal Street facility accident that were probable and could be reasonably estimated. The Company did not incur any losses during the years ended March 31, 2010 and 2009 and does not expect to incur significant losses in future periods. As of March 31, 2010, the Company and its casualty insurance carrier continue to manage ongoing general liability and workers compensation claims. Management believes that the limits of such coverage will be in excess of the losses incurred.

5. Restructuring and Other Similar Costs

Beginning with the quarter ended September 28, 2008, the Company executed certain restructuring actions to reduce operating costs and improve profitability. The restructuring actions primarily resulted in workforce reductions, inventory impairments, and lease termination and other facility rationalization costs. During the year ended March 31, 2010, the restructuring costs incurred amounted to $6.8 million as the Company substantially completed these restructuring actions.

The following table summarizes the restructuring costs incurred during the years ended March 31, 2010 and 2009 and the total restructuring costs incurred since such actions began (i.e., the period from September 28, 2008 to March 31, 2010) by reportable segment (in millions):

	Year Ended March 31, 2010
	Process and Motion Control	Water Management	Corporate	Consolidated
Severance costs	$3.7	$0.5	$—	$4.2
Fixed asset impairments	—	—	—	—
Inventory impairments	0.4	—	—	0.4
Lease termination and other costs	2.2	—	—	2.2

Total restructuring and other similar costs	$6.3	$0.5	$—	$6.8

	Year Ended March 31, 2009
	Process and Motion Control	Water Management	Corporate	Consolidated
Severance costs	$16.0	$2.0	$0.2	$18.2
Fixed asset impairments	—	3.2	—	3.2
Inventory impairments	—	2.5	—	2.5
Lease termination and other costs	0.5	0.1	—	0.6

Total restructuring and other similar costs	$16.5	$7.8	$0.2	$24.5

	Restructuring Costs To-date (Period from September 28, 2008 to March 31, 2010)
	Process and Motion Control	Water Management	Corporate	Consolidated
Severance costs	$19.7	$2.5	$0.2	$22.4
Fixed asset impairments	—	3.2	—	3.2
Inventory impairments	0.4	2.5	—	2.9
Lease termination and other costs	2.7	0.1	—	2.8

Total restructuring and other similar costs	$22.8	$8.3	$0.2	$31.3

The following table summarizes the activity in the Company’s restructuring reserve for the fiscal years ended March 31, 2010 and 2009 (in millions):

	Severance Costs	Fixed Asset Impairments	Lease Termination and Other Costs	Inventory Impairments	Total
Restructuring reserve, March 31, 2008	$—	$—	—	—	$—
Charges	18.1	3.3	0.6	2.5	24.5
Cash payments	(5.7)	—	—	—	(5.7)
Non-cash asset impairments	—	(3.3)	—	(2.5)	(5.8)
Currency translation adjustment	0.2	—	—	—	0.2

Restructuring reserve, March 31, 2009	$12.6	$—	$0.6	$—	$13.2

Charges	4.2	—	2.2	0.4	6.8
Cash payments	(15.7)	—	(0.8)	—	(16.5)
Non-cash asset impairments	—	—	—	(0.4)	(0.4)
Currency translation adjustment	0.2	—	—	—	0.2

Restructuring reserve, March 31, 2010 (1)	$1.3	$—	$2.0	$—	$3.3

(1)	The restructuring reserve is included in other current liabilities on the consolidated balance sheets.

6. Recovery Under Continued Dumping and Subsidy Offset Act (“CDSOA”)

The U.S. government has seven anti-dumping duty orders in effect against certain foreign producers of ball bearings exported from six countries, tapered roller bearings from China and spherical plain bearings from France.

The foreign producers of the ball bearing orders are located in France, Germany, Italy, Japan, Singapore and the United Kingdom. The Company is a producer of ball bearing products in the United States. The CDSOA provides for distribution of monies collected by Customs and Border Protection (“CBP”) from anti-dumping cases to qualifying producers, on a pro rata basis, where the domestic producers have continued to invest their technology, equipment and people in products that were the subject of the anti-dumping orders. As a result of providing relevant information to CBP regarding historical manufacturing, personnel and development costs for previous calendar years, the Company received $0.8 million, $1.8 million, and $1.4 million, its pro rata share of the total CDSOA distribution, during the years ended March 31, 2010, 2009 and 2008, respectively, which is included in other non-operating expense, net on the consolidated statement of operations.

In February 2006, U.S. Legislation was enacted that ends CDSOA distributions to U.S. manufacturers for imports covered by anti-dumping duty orders entering the U.S. after September 30, 2007. Because monies were collected by CBP until September 30, 2007 and for prior year entries, the Company has continued to receive some additional distributions; however, because of the pending cases, the 2006 legislation and the administrative operation of the law, the Company cannot reasonably estimate the amount of CDSOA payments, if any, that it may receive in future years.

7. Inventories

The major classes of inventories are summarized as follows (in millions):

	March 31,
	2010	2009
Finished Goods	$171.7	$208.6
Work in process	51.1	54.8
Raw materials	30.9	41.8

Inventories at FIFO cost	253.7	305.2
Adjustment to state inventories at LIFO cost	20.1	21.9

	$273.8	$327.1

8. Property, Plant & Equipment

Property, plant and equipment is summarized as follows (in millions):

	March 31,
	2010	2009
Land	$36.7	$36.3
Buildings and improvements	160.0	156.5
Machinery and equipment	303.1	299.8
Hardware and software	38.1	35.7
Construction in-progress	8.7	8.1

	546.6	536.4
Less accumulated depreciation	(170.4)	(122.9)

	$376.2	$413.5

9. Goodwill and Intangible Assets

The Company commenced its testing of indefinite lived intangible assets and goodwill during the third quarter of fiscal 2010 in accordance with ASC 350, Intangibles – Goodwill and Other. After completing its annual impairment test, the Company did not record any goodwill or indefinite lived intangible asset impairments during the year ended March 31, 2010. The estimated fair value of the Company’s reporting units was dependent on several significant assumptions, including our weighted average cost of capital (discount rate) and future earnings and cash flow projections. The fair value of the Company’s indefinite lived intangible assets and reporting units were primarily estimated using an income valuation model (discounted cash flow), which indicated that the fair value of the Company’s indefinite lived intangible assets and reporting units exceeded their carrying value. Therefore, no impairment was present.

During the year ended March 31, 2009, the Company recorded non-cash pre-tax impairment charges associated with goodwill and identifiable intangible assets of $422.0 million, of which $319.3 million relates to goodwill impairment and $102.7 million relates to other identifiable intangible asset impairments. These charges were measured and recognized following the guidance in ASC 350 and 360, Property, Plant, and Equipment (“ASC 360”), which require that the carrying value of goodwill and identifiable intangible assets be tested for impairment annually or whenever circumstances indicate that impairment may exist. The impairment charges recorded were precipitated by the macroeconomic factors impacting the global credit markets as well as slower industry business conditions which contributed to deterioration in the Company’s projected sales, operating profits and cash flows at that time.

The Company commenced its testing of identifiable intangible assets and goodwill during the third quarter of fiscal 2009 by first testing its amortizable intangible assets (customer relationships and patents) for impairment under the provisions of ASC 360. Under ASC 360, an impairment loss is recognized if the estimated future undiscounted cash flows derived from the asset are less than its carrying amount. The impairment loss is measured as the excess of the carrying value over the fair value of the asset. Upon the completion of its impairment testing surrounding amortizable intangible assets, the Company recorded a pre-tax impairment charge of $14.3 million related to its existing patents in the third quarter of fiscal 2009. The reduction in patents of $14.3 million represents approximately 35.1% of the total patent balance that existed at September 27, 2008.

The Company then tested its indefinite lived intangible assets (trademarks and tradenames) for impairment during the third quarter of fiscal 2009 in accordance with ASC 350. This test consisted of comparing the fair value of the Company’s trade names to their carrying values. As a result of this test, the Company recorded a pre-tax impairment charge of $68.9 million related to the Company’s trademarks and tradenames in the third quarter of fiscal 2009. The reduction in trademarks and tradenames of $68.9 million represents approximately 18.3% of the total trademarks and tradenames balance that existed at September 27, 2008.

Lastly, the Company tested its goodwill for impairment under the provisions of ASC 350. Under ASC 350, the goodwill impairment measurement consists of two steps. In the first step, the fair value of each reporting unit is compared to its carrying value to identify reporting units that may be impaired. The Company’s analysis of the fair value of its reporting units incorporated a discounted cash flow methodology based on future business projections. Based on this evaluation, it was determined that the fair value of the Company’s Process and Motion Control and Zurn reporting units (within the Company’s Process and Motion Control and Water Management operating segments, respectively) were less than their carrying values.

The second step of the goodwill impairment test consists of determining the implied fair value of each impaired reporting unit’s goodwill. The activities in the second step include hypothetically valuing all of the tangible and intangible assets of the impaired reporting units at fair value as if the reporting unit had been acquired in a business combination. The excess of the fair value of the reporting unit over the fair value of its identifiable assets and liabilities is the implied fair value of goodwill. The goodwill impairment is measured as the excess of the implied fair value of the reporting units’ goodwill over the carrying value of the goodwill. Based upon the results of its two step analysis, the Company recognized a pre-tax goodwill impairment charge of $319.3 million in the third quarter of fiscal 2009. The reduction in goodwill of $319.3 million represents approximately 24.0% of the total goodwill balance that existed at September 27, 2008.

As a result of the continued softening in the macroeconomic environment, during the fourth quarter of fiscal 2009 the Company revised its projected sales, operating profits and cash flows from previous projections that the Company used in its third quarter impairment tests. As a result of these revisions, the Company recorded an additional pre-tax impairment charge of $19.5 million related to the Company’s trademarks and tradenames in the fourth quarter of fiscal 2009. The reduction in trademarks and tradenames of $19.5 million represents approximately 6.3% of the total trademarks and tradenames balance that existed at December 27, 2008.

The changes in the net carrying amount of goodwill and identifiable intangible assets for the year ended March 31, 2010, by operating segment, are presented below (in millions):

			Amortizable Intangible Assets
	Goodwill	Indefinite Lived Intangible Assets (Trade Names)	Customer Relationships	Patents	Non- Compete	Total Identifiable Intangible Assets Excluding Goodwill
Process and Motion Control
Net carrying amount as of March 31, 2008	$948.5	$242.2	$223.9	$17.4	$—	$483.5
Impairment charges	(93.4)	(50.3)	—	(5.3)	—	(55.6)
Amortization	—	—	(26.9)	(1.8)	—	(28.7)
Adjustment to initial purchase price allocation (1)	(2.8)	—	—	—	—	—

Net carrying amount as of March 31, 2009	$852.3	$191.9	$197.0	$10.3	$—	$399.2

Amortization	—	(1.2)	(27.0)	(1.7)	—	(29.9)

Net carrying amount as of March 31, 2010	$852.3	$190.7	$170.0	$8.6	$—	$369.3

Water Management
Net carrying amount as of March 31, 2008	$383.2	$135.0	$239.6	$25.8	$—	$400.4
Impairment charges	(225.9)	(38.1)	—	(9.0)	—	(47.1)
Amortization	—	—	(17.5)	(2.7)	—	(20.2)
Fontaine acquisition (2)	5.3	3.8	0.2	—	0.1	4.1
Adjustment to initial purchase price allocation (3)	(4.2)	—	—	—	—	—
Currency translation adjustment	0.2	—	—	—	—	—

Net carrying amount as of March 31, 2009	$158.6	$100.7	$222.3	$14.1	$0.1	$337.2

Amortization	—	—	(17.8)	(2.0)	—	(19.8)
Adjustment to initial purchase price allocation (4)	0.2	—	0.6	—	—	0.6
Currency translation adjustment	1.1	0.8	0.1	0.3	—	1.2

Net carrying amount as of March 31, 2010	$159.9	$101.5	$205.2	$12.4	$0.1	$319.2

Consolidated
Net carrying amount as of March 31, 2008	$1,331.7	$377.2	$463.5	$43.2	$—	$883.9
Impairment charges	(319.3)	(88.4)	—	(14.3)	—	(102.7)
Amortization	—	—	(44.4)	(4.5)	—	(48.9)
Fontaine acquisition	5.3	3.8	0.2	—	0.1	4.1
Adjustment to initial purchase price allocation	(7.0)	—	—	—	—	—
Currency translation adjustment	0.2	—	—	—	—	—

Net carrying amount as of March 31, 2009	$1,010.9	$292.6	$419.3	$24.4	$0.1	$736.4

Amortization	—	(1.2)	(44.8)	(3.7)	—	(49.7)
Adjustment to initial purchase price allocation	0.2	—	0.6	—	—	0.6
Currency translation adjustment	1.1	0.8	0.1	0.3	—	1.2

Net carrying amount as of March 31, 2010	$1,012.2	$292.2	$375.2	$21.0	$0.1	$688.5

(1)	Represents adjustments to the Company’s initial purchase price allocation related to the Apollo acquisition. In accordance with ASC 805, the Company subsequently adjusted its goodwill to record preacquisition income tax positions.
(2)	Represents the goodwill and intangible assets acquired in conjunction with the Fontaine acquisition. See Note 3 for the purchase price allocation related to the Fontaine acquisition.
(3)	Represents adjustments to the Company’s initial purchase price allocation related to the Zurn and GA acquisitions. In accordance with ASC 805, the Company subsequently adjusted its goodwill to principally record an income tax refund receivable as well as update uncertain tax positions and accrual balances related to these acquisitions.
(4)	Represents adjustments to the Company’s initial purchase price allocation related to the Fontaine Acquisition.

The gross carrying amount and accumulated amortization for each major class of identifiable intangible assets as of March 31, 2010 and March 31, 2009 are as follows (in millions):

		March 31, 2010
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets subject to amortization:
Patents	10 Years	$36.3	$(15.3)	$21.0
Customer relationships (including distribution network)	12 Years	529.5	(154.3)	375.2
Non-compete	2 Years	0.1	—	0.1
Intangible assets not subject to amortization - trademarks and tradenames		292.2	—	292.2

		$858.1	$(169.6)	$688.5

		March 31, 2009
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets subject to amortization:
Patents	10 Years	$36.1	$(11.7)	$24.4
Customer relationships (including distribution network)	12 Years	528.8	(109.5)	419.3
Non-compete	2 Years	0.1	—	0.1
Intangible assets not subject to amortization - trademarks and tradenames		292.6	—	292.6

		$857.6	$(121.2)	$736.4

Intangible asset amortization expense totaled $49.7 million, $48.9 million, and $49.9 million for the years ended March 31, 2010, 2009 and 2008, respectively. Included in the amortization expense for fiscal year 2010 is $1.2 million related to the write-off of a tradename that will be discontinued during fiscal 2011.

The Company expects to recognize amortization expense on the intangible assets subject to amortization of $48.3 million in fiscal year 2011, $47.8 million in fiscal year 2012, $47.1 million in fiscal year 2013, $47.1 million in fiscal year 2014 and $47.0 million in the fiscal year 2015.

10. Other Current Liabilities

Other current liabilities are summarized as follows (in millions):

	March 31,
	2010	2009
Taxes, other than income taxes	$4.6	$4.8
Sales rebates	12.0	15.1
Restructuring obligations (1)	3.3	14.1
Customer advances	12.4	23.3
Product warranty (2)	10.7	7.2
Commissions	6.6	6.5
Risk management reserves (3)	8.6	4.0
Derivative liability (4)	—	5.7
Other	19.6	14.5

	$77.8	$95.2

(1)	See more information related to the restructuring obligations balance within Note 5.
(2)	See more information related to the product warranty obligations balance within Note 2.
(3)	Includes projected liabilities related to the Company’s deductible portion of insured losses arising from automobile, general and product liability claims.
(4)	See more information related to the derivative instruments within Note 12.

11. Long-Term Debt

Long-term debt is summarized as follows (in millions):

	March 31,
	2010	2009
Term loans	$763.5	$765.5
Borrowings under revolving credit facility	—	82.7
Borrowings under accounts receivable securitization facility	—	30.0
9.50% Senior notes due 2014 (1)	979.2	802.2
8.875% Senior notes due 2016	79.0	150.0
11.75% Senior subordinated notes due 2016	300.0	300.0
10.125% Senior subordinated notes due 2012	0.3	0.3
Other	7.2	9.8

Total	2,129.2	2,140.5
Less current portion	5.3	8.1

Long-term debt	$2,123.9	$2,132.4

(1)	Includes a net unamortized bond issue discount of $12.1 million at March 31, 2010 and unamortized bond premium of $7.2 million at March 31, 2009.

The Company borrows under certain secured credit facilities with a syndicate of banks and other financial institutions consisting of: (i) a $810.0 million term loan facility (consisting of two tranches) with a maturity date of July 19, 2013 and (ii) a $150.0 million revolving credit facility with a maturity date of July 20, 2012 with borrowing capacity available for letters of credit and for borrowing on same-day notice, referred to as swingline loans.

As of March 31, 2010, the Company’s outstanding borrowings under the term loan facility were apportioned between two primary tranches: a $570.0 million term loan B1 facility and a $193.5 million term loan B2 facility. Borrowings under the term loan B1 facility accrue interest, at the Company’s option, at the following rates per annum: (i) 2.50% plus LIBOR, or (ii) 1.50% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). Borrowings under the B2 facility accrue interest, at the Company’s option, at the following rates per annum: (i) 2.25% plus LIBOR or (ii) 1.00% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). The weighted average interest rate on the outstanding term loans at March 31, 2010 was 3.64%.

Borrowings under the Company’s $150.0 million revolving credit facility accrue interest, at the Company’s option, at the following rates per annum: (i) 1.75% plus LIBOR, or (ii) 0.75% plus the Base Rate (which is defined as the higher of the Federal funds rate plus 0.5% or the Prime rate). All amounts outstanding under the revolving credit facility will be due and payable in full, and the commitments thereunder will terminate, on July 20, 2012. In addition, $31.4 million and $30.3 million of the revolving credit facility was considered utilized in connection with outstanding letters of credit at March 31, 2010 and March 31, 2009, respectively. There were no outstanding borrowings at March 31, 2010. Outstanding borrowings under the revolving credit facility were $82.7 million as of March 31, 2009.

On October 5, 2009, the Company entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) amending and restating the credit agreement dated as of July 21, 2006, to, among other things: (i) allow for one or more future issuances of secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Amended and Restated Credit Agreement, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans under the Amended and Restated Credit Agreement at par; (ii) subject to the requirement to make such offers on a pro rata basis to all lenders, allow the Company to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for the Company to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension; and (iii) allow for one or more future issuances of additional secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Amended and Restated Credit Agreement, in an amount not to exceed the amount of incremental facility availability under the Amended and Restated Credit Agreement.

In addition to paying interest on outstanding principal under the senior secured credit facilities, the Company is required to pay a commitment fee to the lenders under the revolving credit facility in respect to the unutilized commitments thereunder at a rate equal to 0.50% per annum (subject to reduction upon attainment and maintenance of a certain senior secured leverage ratio). The Company also must pay customary letter of credit and agency fees.

As of March 31, 2010, the remaining mandatory principal payments prior to maturity on both the term loan B1 and B2 facilities are $1.2 million and $6.5 million, respectively. The Company has fulfilled all mandatory principal payments prior to maturity on the B1 facility through March 31, 2013. During the fiscal year ended March 31, 2010, the Company made four quarterly principal payments of $0.5 million at the end of each calendar quarter. Principal payments of $0.5 million are scheduled to be made at the end of each calendar quarter until June 30, 2013. The Company may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency loans.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of the Company’s subsidiaries, to: sell assets; incur additional indebtedness; repay other indebtedness; pay dividends and distributions, repurchase its capital stock, or make payments, redemptions or repurchases in respect of subordinated debt (including the 11.75% senior subordinated notes due 2016); create liens on assets; make investments, loans, guarantees or advances; make certain acquisitions; engage in certain mergers or consolidations; enter into sale-and-leaseback transactions;

engage in certain transactions with affiliates; amend certain material agreements governing its indebtedness; make capital expenditures; enter into hedging agreements; amend its organizational documents; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries. The Company’s senior secured credit facilities limit the Company’s maximum senior secured bank leverage ratio to 4.25 to 1.00. As of March 31, 2010, the senior secured bank leverage ratio was 1.84 to 1.00.

The debt information contained herein represents the Company’s balance sheet position as of March 31, 2010. However, subsequent to such date, the Company finalized the results of cash tender offers and consent solicitations with respect to any and all of the outstanding: (i) 9.50% Senior Unsecured Notes due 2014 (the “2006 9.50% Notes”), (ii) 9.50% Senior Unsecured Notes due 2014 (the “2009 9.50% Notes”) and (iii) 8.875% Senior Unsecured Notes due 2016 (the “8.875% Notes”). Upon completion of the tender offers, 99.7% of holders had tendered their notes and consented to the proposed amendments. At closing: (i) $0.9 million aggregate principal amount of the 2006 9.50% Notes, (ii) $13,000 aggregate principal amount of the 2009 9.50% Notes and (iii) $2.0 million aggregate principal amount of the 8.875% Notes had not been tendered, and remain outstanding. Further, in connection with the tender offers, the Company issued $1,145.0 million in aggregate principal amount of 8.50% Senior Notes due 2018 (“8.50% Notes”), which mature on May 1, 2018, pursuant to an indenture, dated as of April 28, 2010. For further information regarding the financial statement impact of this transaction, see Note 23 Subsequent Events.

On April 29, 2009, the Company and its indirect parent, Rexnord Holdings, finalized a debt exchange offer to exchange (a) 2009 9.50% Notes due 2014 for any and all of the Company’s 8.875% Notes, (b) 2009 9.50% Notes for any and all of Rexnord Holdings’ PIK Toggle Senior Notes due 2013 (the “Old Holdco Notes” and, together with the 8.875% Notes, the “Old Notes”), and (c) 2009 9.50% Notes for any and all of the senior unsecured term loans (the “Holdco Loans”) outstanding under the credit agreement, dated as of March 2, 2007, among Rexnord Holdings, Credit Suisse, as Administrative Agent, Banc of America Bridge LLC, as syndication agent, and the lenders from time to time party thereto.

Upon settlement of the April 2009 exchange offer, (i) approximately $71.0 million principal amount of 8.875% Notes had been validly tendered and not withdrawn for exchange for 2009 9.50% Notes, (ii) approximately $235.7 million principal amount of Old Holdco Notes had been validly tendered and not withdrawn for exchange for 2009 9.50% Notes, and (iii) approximately $7.9 million principal amount of Holdco Loans had been validly surrendered and not withdrawn for exchange for 2009 9.50% Notes. Based on the principal amount of Old Notes and Holdco Loans validly tendered and accepted, approximately $196.3 million of aggregate principal of the 2009 9.50% Notes was issued in exchange for such Old Notes and Holdco Loans (excluding a net original issue discount of $20.6 million). In addition, the Company also incurred $11.1 million of transaction costs ($0.2 million of these transaction costs were issued in the form of 2009 9.50% Notes) to complete the exchange offer, of which $5.1 million was capitalized as deferred financing costs.

The Company accounted for the April 2009 debt exchange transaction pursuant to ASC 470-50 Debt Modifications and Extinguishments (“ASC 470-50”). Pursuant to this guidance, the exchange of the Company’s 8.875% Notes did not constitute a significant modification of debt (that is, the change in the present value of expected cash flows under the terms of the modified debt as compared to the present value of expected cash flows under the original debt was less than 10%). Therefore, the carrying value of the $71.0 million in 8.875% Notes tendered was carried-forward as the net carrying value of the New Senior Notes, inclusive of a $5.5 million original issue premium. The premium is a result of the difference between the $71.0 million carrying value of the 8.875% notes and the $65.5 million of corresponding face value of the 2009 9.50% Notes issued with respect to this component of the exchange. This premium is being amortized as a reduction to interest expense (via the effective interest method) over the life of the 2009 9.50% Notes in conformity with the standard.

In connection with the $235.7 million of Old Holdco Notes and $7.9 million of Holdco Loans tendered in the exchange, the Company issued approximately $130.6 million of face value of the 2009 9.50% Notes, net of a $26.1 million original issue discount. This resulted in a $104.5 million non-cash deemed dividend (representing the fair value of corresponding 2009 9.50% Notes issued) to its indirect parent, Rexnord Holdings.

After and including the April 2009 exchange offer, the Company has issued a total of $991.3 million in aggregate principal amount of 9.50% senior notes which bear interest at a rate of 9.50% per annum and which will mature on August 1, 2014. This amount includes $196.3 million of aggregate principal related to the aforementioned debt exchange. The terms of the New Senior Notes and the Company’s 2006 9.50% Notes are substantially similar with the exception of interest payment dates. Interest on the $795.0 million of 2006 9.50% Notes is payable on February 1 and August 1, while interest on the $196.3 million of the 2009 9.50% Notes is payable on May 1 and November 1.

As of March 31, 2010, a total of $79.0 million in aggregate principal amount of 8.875% Notes remained outstanding. These notes bear interest at a rate of 8.875% per annum, payable on each March 1 and September 1, and will mature on September 1, 2016.

The Company has issued $300.0 million in aggregate principal amount of 11.75% senior subordinated notes due 2016. Those notes bear interest at a rate of 11.75% per annum, payable on each February 1 and August 1, and will mature on August 1, 2016.

The senior notes and senior subordinated notes are unsecured obligations of the Company. The senior subordinated notes are subordinated in right of payment to all existing and future senior indebtedness. The indentures governing the senior notes and senior subordinated notes permit the Company to incur all permitted indebtedness (as defined in the applicable indenture) without restriction, which includes amounts borrowed under the senior secured credit facilities. The indentures also allow the Company to incur additional debt as long as it can satisfy the coverage ratio of the indenture after giving effect thereto on a pro forma basis.

The indentures governing the senior notes and senior subordinated notes contain customary covenants, among others, limiting dividends, investments, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets, and requiring the Company to make an offer to purchase notes upon the occurrence of a change in control, as defined in the indentures. These covenants are subject to a number of important qualifications. For example, the indentures do not impose any limitation on the incurrence by the Company of liabilities that are not considered “indebtedness” under the indentures, such as certain sale/leaseback transactions; nor do the indentures impose any limitation on the amount of liabilities incurred by the Company’s subsidiaries, if any, that might be designated as “unrestricted subsidiaries” (as defined in the applicable indenture).

The indentures governing the senior notes and the senior subordinated notes permit optional redemption of the notes on certain terms and at certain prices, as described below.

In addition, the indentures provide that, prior to August 1, 2011 (or in the case of the 2006 9.50% Notes, prior to August 1, 2010), the notes may be redeemed at the Company’s option in whole at any time or in part from time to time, upon not less than 30 and not more than 60 days’ prior notice, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed plus (ii) a “make whole” premium as set forth in the in the applicable indenture, and (iii) accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

Further, on or after August 1, 2011 (or in the case of the 2006 9.50% Notes, on or after August 1, 2010), the indentures permit optional redemption of the notes, in whole or in part upon not less than 30 and not more than 60 days’ prior notice, at the redemption prices stated in the indentures.

Notwithstanding the above, the Company’s ability to make payments on, redeem, repurchase or otherwise retire for value, prior to the scheduled repayment or maturity, the senior notes or senior subordinated notes may be restricted or prohibited under the above-referenced senior secured credit facilities and, in the case of the senior subordinated notes, by the provisions in the indentures governing the senior notes.

At March 31, 2010 and March 31, 2009, various wholly-owned subsidiaries had additional debt of $7.2 million and $9.8 million, respectively, comprised primarily of borrowings at various foreign subsidiaries and capital lease obligations.

Account Receivable Securitization Program

On September 26, 2007, three wholly-owned domestic subsidiaries entered into an accounts receivable securitization program (the “AR Securitization Program” or the “Program”) whereby they continuously sell substantially all of their domestic trade accounts receivable to Rexnord Funding LLC (a wholly-owned bankruptcy remote special purpose subsidiary) for cash and subordinated notes. Rexnord Funding LLC in turn may obtain revolving loans and letters of credit from General Electric Capital Corporation (“GECC”) pursuant to a five year revolving loan agreement. The maximum borrowing amount under the Receivables Financing and Administration Agreement is $100 million, subject to certain borrowing base limitations related to the amount and type of receivables owned by Rexnord Funding LLC. All of the receivables purchased by Rexnord Funding LLC are pledged as collateral for revolving loans and letters of credit obtained from GECC under the loan agreement.

The AR Securitization Program does not qualify for sale accounting under ASC 860 Transfers and Servicing (“ASC 860”), and as such, any borrowings are accounted for as secured borrowings on the consolidated balance sheet. Financing costs associated with the Program will be recorded within “Interest expense, net” in the consolidated statement of operations if revolving loans or letters of credit are obtained under the loan agreement.

Borrowings under the loan agreement bear interest at a rate equal to LIBOR plus 1.35%. Outstanding borrowings mature on September 26, 2012. In addition, a non-use fee of 0.30% is applied to the unutilized portion of the $100.0 million commitment. These rates are per annum and the fees are paid to GECC on a daily basis.

At March 31, 2010 the Company’s available borrowing capacity under the AR Securitization Program was $88.8 million. All of the receivables purchased by Rexnord Funding LLC are pledged as collateral for revolving loans and letters of credit obtained from GECC under the loan agreement. Additionally, the Program requires compliance with certain covenants and performance ratios contained in the Receivables Financing and Administration Agreement. As of March 31, 2010, Rexnord Funding LLC was in compliance with all applicable covenants and performance ratios. At March 31, 2009, $30.0 million was outstanding under the Program and was classified as long-term debt in the consolidated balance sheets.

Future Debt Maturities

Future maturities of debt are as follows, excluding the net unamortized bond issue discount of $12.1 million (in millions):

Year ending March 31:
2011	$5.6
2012	3.3
2013	2.8
2014	1,749.6
2015	0.2
Thereafter	379.8

$2,141.3

Cash interest paid for the years ended March 31, 2010, 2009 and 2008 was $161.8 million, $169.2 million, and $187.6 million, respectively.

12. Derivative Financial Instruments

The Company is exposed to certain financial risks relating to fluctuations in foreign currency exchange rates and interest rates. The Company selectively uses foreign currency forward exchange contracts and interest rate swap and collar contracts to manage its foreign currency and interest rate risks. All hedging transactions are authorized and executed pursuant to defined policies and procedures which prohibit the use of financial instruments for speculative purposes.

Foreign Currency Forward Contracts

The Company periodically enters into foreign exchange forward contracts to mitigate the foreign currency volatility relative to certain intercompany cash flows expected to occur during the fiscal year. The forward contracts currently in place expire between April and June of calendar 2010 and the total notional amount was $1.6 million Canadian dollars (“CAD”) ($1.5 million United States dollars (“USD”)) and contract rates ranged from $1CAD:$0.9419 USD to $1CAD:$0.9421 USD. These foreign currency forward contracts were not accounted for as effective cash flow hedges in accordance with ASC 815 and as such were marked to market through earnings.

Interest Rate Collar and Swaps

Effective October 20, 2009, the Company entered into three forward starting interest rate swaps to hedge the variability in future cash flows associated with the Company’s variable rate term loans. All three interest rate swaps mature on July 20, 2012. The three swaps convert an aggregate of $370.0 million of the Company’s variable-rate term loans to fixed interest rates ranging from 2.08% to 2.39% plus the applicable margin. The Company previously entered into an interest rate collar and an interest rate swap, effective October 20, 2006, to hedge the variability in future cash flows associated with a portion of the Company’s variable-rate term loans. The interest rate collar provided an interest rate floor of 4.0% plus the applicable margin and an interest rate cap of 6.065% plus the applicable margin on $262.0 million of the Company’s variable-rate term loans, while the interest rate swap converted $68.0 million of the Company’s variable-rate term loans to a fixed interest rate of 5.14% plus the applicable margin. Both the interest rate collar and the interest rate swap matured on October 20, 2009. All interest rate derivatives have been accounted for as effective cash flow hedges in accordance with ASC 815. The fair values of these interest rate derivatives are recorded on the Company’s consolidated balance sheet with the corresponding offset recorded as a component of accumulated other comprehensive loss, net of tax. See the amounts recorded on the balance sheets and recognized within the statements of operations related to the Company’s interest rate collar and swaps within the tables below.

The Company’s derivatives are measured at fair value in accordance with ASC 820. See Note 13 for more information as it relates to the fair value measurement of the Company’s derivative financial instruments.

The following tables indicate the location and the fair value of the Company’s derivative instruments within the consolidated balance sheet segregated between designated, qualifying ASC 815-20 hedging instruments and non-qualifying, non-designated hedging instruments (in millions).

Fair value of derivatives designated as hedging instruments under ASC 815-20:

	Liability Derivatives
	March 31, 2010	March 31, 2009	Balance Sheet Classification
Interest rate collar and swap	$—	$(5.7)	Other current liabilities
Interest rate swaps	(6.6)	—	Other long-term liabilities

Fair value of derivatives not designated as hedging instruments under ASC 815-20:

	Asset Derivatives
	March 31, 2010	March 31, 2009	Balance Sheet Classification
Foreign currency forward contracts	$0.1	$—	Other current assets

The following table indicates the location and the amount of gains and (losses) associated with the Company’s derivative instruments, net of tax, within the consolidated balance sheet (for qualifying ASC 815-20 instruments) and recognized within the consolidated statement of operations. The information is segregated between designated, qualifying ASC 815-20 hedging instruments and non-qualifying, non-designated hedging instruments (in millions).

Derivatives instruments designated as cash flow hedging relationships under ASC 815-20	Amount of gain or (loss) recognized in accumulated OCI on derivative		Classification of gain or (loss) reclassified from accumulated OCI into Income	Amount of gain or (loss) reclassified from accumulated OCI into Income
				Year Ended
	2010	2009		2010	2009
Interest rate contracts	$(4.0)	$(3.5)	Interest expense, net	$(9.5)	$(4.6)

Derivatives instruments not designated as cash flow hedging relationships under ASC 815-20	Location of gain or (loss) recognized in income on derivative	Amount recognized in other income (expense), net
		Year Ended
		2010	2009
Foreign exchange forward contracts	Other income (expense), net	$1.3	$2.2

The Company currently expects to reclassify the current gross balance of $6.7 million within accumulated other comprehensive loss into earnings (as interest expense) related to its interest rate derivatives throughout the period from April 1, 2010 to March 31, 2011.

13. Fair Value Measurements

Effective April 1, 2008 the Company adopted the guidance in ASC 820 for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. Effective April 1, 2009, the Company adopted the guidance in ASC 820 for all non-financial assets and liabilities accounted for at fair value on a non-recurring basis.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820 also specifies a fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed assumptions about the assumptions a market participant would use.

In accordance with ASC 820, fair value measurements are classified under the following hierarchy:

•	Level 1- Quoted prices for identical instruments in active markets.

•

Level 2- Quoted prices for similar instruments; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs or significant value-drivers are observable.

•	Level 3- Model-derived valuations in which one or more inputs or value-drivers are both significant to the fair value measurement and unobservable.

If applicable, the Company uses quoted market prices in active markets to determine fair value, and therefore classifies such measurements within Level 1. In some cases where market prices are not available, the Company makes use of observable market based inputs to calculate fair value, in which case the measurements are classified within Level 2. If quoted or observable market prices are not available, fair value is based upon internally developed models that use, where possible, current market-based parameters. These measurements are classified within Level 3 if they use significant unobservable inputs.

The Company’s fair value measurements which were impacted by ASC 820 as of March 31, 2010 include:

Interest Rate Collar and Swaps

The fair value of interest rate swap and collar derivatives is primarily based on pricing models. These models use discounted cash flows that utilize the appropriate market-based forward swap curves and interest rates.

Foreign Currency Forward Contracts

The fair value of foreign currency forward contracts is based on a pricing model that utilizes the differential between the contract price and the market-based forward rate as applied to fixed future deliveries of currency at pre-designated settlement dates.

The following describes the valuation methodologies the Company uses to measure non-financial assets accounted for at fair value on a non-recurring basis.

Long-lived Assets and Intangible Assets

Long-lived assets (which includes property, plant and equipment and real estate) may be measured at fair value if such assets are held for sale or when there is a determination that the asset is impaired. Intangible assets (which includes patents, tradenames, customer relationships, and non-compete agreements) also may be measured at fair value when there is a determination that the asset is impaired. The determination of fair value for these assets is based on the best information available, including internal cash flow estimates discounted at an appropriate interest rate, quoted market prices when available, market prices for similar assets and independent appraisals, as appropriate. For real estate, cash flow estimates are based on current market estimates that reflect current and projected lease profiles and available industry information about expected trends in rental, occupancy and capitalization rates.

The Company endeavors to utilize the best available information in measuring fair value. As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company has determined that its financial instruments reside within level 2 of the fair value hierarchy. The following table provides a summary of the Company’s assets and liabilities that were recognized at fair value on a recurring basis as of March 31, 2010 (in millions):

	Fair Value as of March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Foreign exchange currency contracts	$—	$0.1	$—	$0.1

Total assets at fair value	$—	$0.1	$—	$0.1

Liabilities:
Interest rate swaps	$—	$6.6	$—	$6.6

Total liabilities at fair value	$—	$6.6	$—	$6.6

	Fair Value as of March 31, 2009
	Level 1	Level 2	Level 3	Total
Liabilities:
Interest rate collar and swap	$—	$5.7	$—	$5.7

Total liabilities at fair value	$—	$5.7	$—	$5.7

Fair Value of Non-Derivative Financial Instruments

The carrying amounts of cash, receivables, payables and accrued liabilities approximated fair value at March 31, 2010 and March 31, 2009 due to the short-term nature of those instruments. The carrying value of long-term debt recognized within the consolidated balance sheets as of March 31, 2010 and March 31, 2009 was approximately $2,129.2 million and $2,140.5 million, respectively, whereas the fair value of long-term debt as of March 31, 2010 and March 31, 2009 was approximately $2,151.3 million and $1,689.6 million, respectively. The fair value is based on quoted market prices for the same issues.

14. Leases

The Company leases manufacturing and warehouse facilities and data processing and other equipment under non-cancelable operating leases which expire at various dates through 2017. Rent expense totaled $12.2 million, $14.7 million, and $12.7 million for the years ended March 31, 2010, 2009, and 2008, respectively.

Future minimum rental payments for operating leases with initial terms in excess of one year are as follows (in millions):

Year ending March 31:
2011	$14.6
2012	12.3
2013	7.8
2014	5.9
2015	4.2
Thereafter	9.6

$54.4

15. Stock Options

ASC 718 requires compensation costs related to share-based payment transactions to be recognized in the financial statements. Generally, compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are re-measured each reporting period. Compensation cost is recognized over the requisite service period, generally as the awards vest. As a nonpublic entity that previously used the minimum value method for pro forma disclosure purposes under the prior authoritative literature, the Company adopted ASC 718 using the prospective transition method of adoption on April 1, 2006. Accordingly, the provisions of this guidance are applied prospectively to new awards and to awards modified, repurchased or cancelled after the adoption date. In connection with the Apollo Management L.P. (“Apollo”) transaction, all previously outstanding stock options became fully vested and were either cashed out or rolled into fully-vested stock options of Rexnord Holdings. On July 22, 2006, a total of 577,945 of stock options were rolled over, each with an exercise price of $7.13. As of March 31, 2010, 393,413 of these rollover stock options remained outstanding.

In connection with the Apollo transaction, the Board of Directors of Rexnord Holdings adopted, and stockholders approved, the 2006 Stock Option Plan of Rexnord Holdings, Inc. (the “Option Plan”). Persons

eligible to receive options under the Option Plan include officers, employees or directors of Rexnord Holdings or any of its subsidiaries and certain consultants and advisors to Rexnord Holdings or any of its subsidiaries. The maximum number of shares of Rexnord Holdings common stock that may be issued or transferred pursuant to options under the Option Plan equals 2,700,000 shares (excluding rollover options mentioned above). All option grants in fiscal 2010, 2009 and 2008 were granted with an exercise price of $20.00, $40.00, and $19.94 per share, respectively, which was the fair value of Rexnord Holdings’ common shares on the date of grant. Approximately 50% of the options granted under the Option Plan vest ratably over five years from the date of grant; the remaining 50% of the options are eligible to vest based on the Company’s achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets and debt repayment targets for fiscal years 2007 through 2015. As of March 31, 2010, performance targets for the year ended March 31, 2009 and 2008 have been achieved; however, vesting for the achievement of the fiscal 2010 performance targets has yet to be approved by the Compensation Committee of Rexnord Holdings.

The fair value of each option granted under the Option Plan was estimated on the date of grant using the Black-Scholes valuation model that uses the following assumptions:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Expected option term (in years)	7.5	7.5	7.5
Expected volatility factor	36%	28%	28%
Weighted-average risk free interest rate	3.23%	3.76%	4.64%
Expected divided rate	0.0%	0.0%	0.0%

Options granted under the Option Plan as well as the fully vested rollover options have a term of ten years. Management’s estimate of the option term for options granted under the Option Plan is 7.5 years based on the midpoint between when the options vest and when they expire. The Company’s expected volatility assumptions are based on the expected volatilities of publicly-traded companies within the Company’s industry. The weighted average risk free interest rate is based on the U.S. Treasury yield curve in effect at the date of grant. Management also assumes expected dividends of zero. The weighted-average grant date fair value of options granted under the Option Plan during fiscal 2010, 2009 and 2008 was $9.01, $16.01, and $8.46, respectively. During fiscal 2010, 2009 and 2008, the Company recorded $5.5 million, $6.9 million and $7.4 million of stock-based compensation, respectively (the related tax benefit on these amounts was $0.0 million for fiscal 2010, $2.6 million for fiscal 2009, $2.6 million for fiscal 2008).

Other information relative to stock options and the changes period over period are as follows:

	Year ended March 31, 2010			Year ended March 31, 2009		Year ended March 31, 2008
	Shares		Weighted Avg. Exercise Price	Shares	Weighted Avg. Exercise Price	Shares	Weighted Avg. Exercise Price
Number of shares under option:
Outstanding at beginning of period	2,721,505		$17.69	2,795,887	$17.47	2,021,445	$16.30
Granted	582,593		20.00	44,900	40.00	1,281,096	19.94
Exercised	(75,323)		14.83	(1,806)	19.94	(263,927)	18.53
Canceled/Forfeited	(730,109)		17.91	(117,476)	20.86	(242,727)	19.63

Outstanding at end of period	2,498,666	(2)(3)	$18.25	2,721,505 (1)	$17.69	2,795,887 (1)	$17.47

Exercisable at end of period	1,203,373	(4)	$15.88	1,198,115	$14.17	709,910	$10.21

	Shares	Weighted Average Grant Date Fair Value
Non-vested options at March 31, 2009	1,523,391	$14.27
Granted	582,593	9.01
Vested	(414,470)	15.45
Canceled/Forfeited	(396,221)	11.41

Non-vested options at March 31, 2010	1,295,293	$12.40

As of March 31, 2010, there was $10.0 million of total unrecognized compensation cost related to non-vested stock options granted under the Option Plan. That cost is expected to be recognized over a weighted-average period of 2.8 years.

1)	Includes 539,242 of rollover options.
2)	Includes 393,413 of rollover options.
3)	The weighted average remaining contractual life of options outstanding at March 31, 2010 is 7.3 years.
4)	The weighted average remaining contractual life of options exercisable at March 31, 2010 is 6.6 years.

16. Retirement Benefits

The Company sponsors pension and other postretirement benefit plans for certain employees. Most of the Company’s employees are accumulating retirement income benefits through defined contribution plans. However, the Company does sponsor frozen pension plans for its salaried participants and ongoing pension benefits for certain employees represented by collective bargaining. These plans provide for monthly pension payments to eligible employees upon retirement. Pension benefits for salaried employees generally are based on years of frozen credited service and average earnings. Pension benefits for hourly employees generally are based on specified benefit amounts and years of service. The Company’s policy is to fund its pension obligations in conformity with the funding requirements under applicable laws and governmental regulations. Other postretirement benefits consist of retiree medical plans that cover a portion of employees in the United States that meet certain age and service requirements.

On March 31, 2008, the Company adopted the recognition and disclosure provisions of ASC 715 which required the Company to recognize the funded status of its pension and post-retirement benefit plans in the March 31, 2008, consolidated balance sheet, with a corresponding adjustment to accumulated other comprehensive income, net of tax. The decrease to accumulated other comprehensive income at adoption of the recognition provisions of ASC 715 on March 31, 2008 of $11.9 million in the accompanying consolidated statement of stockholders’ equity represents net unrecognized actuarial losses and unrecognized prior service costs which were previously netted against the plan’s funded status in the Company’s consolidated balance sheet pursuant to the provisions of the prior authoritative literature. These amounts are now subsequently recognized as net periodic benefit cost pursuant to the Company’s historical accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic benefit cost in the same periods will be recognized as a component of other comprehensive income. Those amounts will be subsequently recognized as a component of net periodic pension cost on the same basis as the amounts recognized in accumulated other comprehensive income.

ASC 715 also requires companies to measure the funded status of plans as of the date of the Company’s fiscal year end, which the Company was required to adopt as of March 31, 2009. The Company previously used a December 31 measurement date for its defined benefit pension and other post-retirement plans and elected to transition to a fiscal year-end measurement date utilizing the second alternative prescribed by ASC 715. Accordingly, as of April 1, 2008, the Company recognized adjustments to its opening retained earnings, net of income tax effect, and pension and other post-retirement plan assets and liabilities. The impact of the adoption was an increase in total liabilities of $1.3 million, an increase in total assets of $3.5 million, an increase in deferred tax liabilities of $0.9 million and an increase in retained earnings, net of tax, of $1.3 million.

The components of net periodic benefit cost reported in the consolidated statements of operations are as follows (in millions):

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
Pension Benefits:
Service cost	$2.9	$4.4	$4.4
Interest cost	34.8	34.2	33.6
Expected return on plan assets	(31.3)	(49.9)	(48.4)
Amortization:
Prior service credits	0.3	0.3	0.3
Actuarial losses	12.0	—	—

Net periodic benefit cost (income)	$18.7	$(11.0)	$(10.1)

Other Postretirement Benefits:
Service cost	$0.1	$0.4	$0.5
Interest cost	2.1	2.2	3.1
Amortization:
Prior service cost	(2.0)	(1.0)	(0.1)
Actuarial losses	0.6	—	—
Curtailment gain	—	—	(3.9)

Net periodic benefit cost (income)	$0.8	$1.6	$(0.4)

The Company made contributions to its U.S. qualified pension plan trusts of $4.0 million, $2.4 million, and $4.8 million during the years ended March 31, 2010, 2009 and 2008, respectively.

The status of the plans are summarized as follows (in millions):

	Pension Benefits		Other Postretirement Benefits
	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2010	Year Ended March 31, 2009
Benefit obligation at beginning of period	$(531.8)	$(617.5)	$(27.0)	$(53.1)
Service cost	(2.9)	(4.4)	(0.1)	(0.4)
Interest cost	(34.8)	(34.2)	(2.1)	(2.2)
Actuarial gains (losses)	(54.4)	78.9	(9.0)	2.4
Plan amendments	—	(0.4)	—	20.2
Benefits paid	36.7	37.8	5.1	8.6
Curtailment gain	0.7	—	—	—
Plan participant contributions	(0.4)	(0.4)	(1.0)	(2.5)
Change in measurement date	—	(1.2)	—	—
Translation adjustment	(0.8)	9.6	—	—

Benefit obligation at end of period	$(587.7)	$(531.8)	$(34.1)	$(27.0)

Plan assets at the beginning of the period	$394.7	$647.1	$—	$—
Actual return (loss) on plan assets	111.1	(210.9)	—	—
Contributions	8.0	6.7	5.1	8.6
Benefits paid	(36.7)	(37.8)	(5.1)	(8.6)
Change in measurement date	—	(8.0)	—	—
Translation adjustment	1.1	(2.4)	—	—

Plan assets at end of period	$478.2	$394.7	$—	$—

Funded status of plans	$(109.5)	$(137.1)	$(34.1)	$(27.0)

Net amount on Consolidated Balance Sheet consists of:
Current liabilities	$(2.7)	$(2.6)	$(3.4)	$(2.2)
Long-term liabilities	(106.8)	(134.5)	(30.7)	(24.8)

	$(109.5)	$(137.1)	$(34.1)	$(27.0)

During the third quarter ended December 26, 2009 the Company took actions to freeze one of its domestic defined benefit pension plans, which impacted approximately 530 active employees. These actions resulted in a freeze of future service credits and salary increases, in certain instances, for certain active employees in the plan beginning January 1, 2010, triggering a curtailment that has been accounted for in accordance with ASC 715. As this action was approved and communicated during the third quarter, the Company was required to perform a plan remeasurement as of October 31, 2009. The results of the remeasurement are reflected in the net periodic benefit cost recorded during the third quarter.

During the third quarter ended December 27, 2008 the Company discontinued certain post – 65 retiree medical benefits related to current retirees as well as future retirees covered under the October 1, 2006 collective bargaining agreement. In accordance with ASC 715, the Company accounted for this discontinuation as a negative plan amendment and as a result reduced its accumulated benefit obligation by approximately $20.2 million which will be amortized into net periodic benefit cost over the participant’s average future working lifetime.

The deterioration in the securities markets beginning in the fall of 2008 has impacted the value of the assets included in the Company’s defined benefit pension plans, the effect of which has been reflected in the consolidated balance sheets at March 31, 2010 and 2009. As of March 31, 2010, the Company had pension plans with a combined projected benefit obligation of $587.7 million compared to plan assets of $478.2 million, resulting in an under-funded status of $109.5 million compared to a under-funded status of $137.1 million at March 31, 2009. The Company’s funded status has improved year-over-year as a result of the market recoveries in fiscal 2010 and is expecting a decrease in fiscal 2011 pension costs as compared to fiscal 2010. Deterioration in pension asset values has led to additional cash contribution requirements (in accordance with the plan funding requirements of the U.S. Pension Protection Act of 2006) in future periods. Any further changes in the assumptions underlying the Company’s pension values, including those that arise as a result of declines in equity markets and changes in interest rates, could result in increased pension cost which could negatively affect the Company’s consolidated results of operations in future periods.

Amounts included in accumulated other comprehensive loss, net of tax, at March 31, 2010 consist of the following (in millions):

	Pension Benefits	Postretirement Benefits	Total
Unrecognized prior service cost (credit)	$2.5	$(17.2)	$(14.7)
Unrecognized actuarial loss	172.2	6.8	179.0

Accumulated other comprehensive loss (income), gross	174.7	(10.4)	164.3
Deferred income tax provision (benefit)	(66.4)	4.2	(62.2)

Accumulated other comprehensive loss (income), net	$108.3	$(6.2)	$102.1

Estimated amounts that will be amortized from accumulated other comprehensive loss into the net periodic benefit cost over the next fiscal year are, net of tax, as follows (in millions):

	Pension Benefits	Postretirement Benefits
Prior service cost (credit)	$0.2	$(1.2)
Net actuarial loss	3.9	0.6

The following table presents significant assumptions used to determine benefit obligations and net periodic benefit cost (in weighted-average percentages):

	Pension Benefits			Other Postretirement Benefits
	March 31, 2010	March 31, 2009	March 31, 2008	March 31, 2010	March 31, 2009	March 31, 2008
Benefit Obligations:
Discount rate	5.93%	6.90%	5.87%	6.00%	7.00%	6.00%
Rate of compensation increase	3.40%	3.41%	3.39%	n/a	n/a	n/a

Net Periodic Benefit Cost:
Discount rate	6.90%	5.87%	5.87%	7.00%	6.00%	6.00%
Rate of compensation increase	3.41%	3.39%	3.41%	n/a	n/a	n/a
Expected return on plan assets	7.96%	7.94%	7.95%	n/a	n/a	n/a

In evaluating the expected return on plan assets, consideration was given to historical long-term rates of return on plan assets and input from the Company’s pension fund consultant on asset class return expectations, long-term inflation and current market conditions.

The following table presents the Company’s target investment allocations for the year ended March 31, 2010 and actual investment allocations at March 31, 2010 and 2009.

	Plan Assets
	2010			2009
	Investment Policy (1)	Target Allocation (2)	Actual Allocation	Actual Allocation
Equity securities	40 - 80%	65%	73%	51%
Debt securities (including cash and cash equivalents)	20 - 40%	25%	25%	36%
Other	0 - 20%	10%	2%	13%

(1)	The investment policy allocation represents the allowable allocations for the Company’s principal U.S. pension plans.
(2)	The target allocations presented represent the weighted average target allocations for the Company’s principal U.S. pension plans.

Allocations between equity and fixed income securities are generally maintained within a 10% tolerance of the target allocation established by the investment committee. As of March 31, 2010, the Company’s current allocations were within 10% of the target allocations. The Company’s defined benefit pension investment policy recognizes the long-term nature of pension liabilities, the benefits of diversification across asset classes and the effects of inflation. The diversified portfolio is designed to maximize investment returns consistent with levels of investment risk that are prudent and reasonable. All assets are managed externally according to guidelines established individually with investment managers and the Company’s investment consultant. The manager guidelines prohibit the use of any type of investment derivative without the prior approval of the investment committee. Portfolio risk is controlled by having managers comply with their established guidelines, including establishing the maximum size of any single holding in their portfolios and by using managers with different investment styles. The Company periodically undertakes asset and liability modeling studies to determine the appropriateness of the investments. The portfolio included holdings of domestic, international, and private equities, global high quality and high yield fixed income, and short-term interest bearing deposits. No equity securities of the Company are held in the portfolio.

The fair values of the Company’s pension plan assets for both the U.S and non-U.S. plans at March 31, 2010, by asset category were as follows (in millions). For information on the fair value hierarchy and the inputs used to measure fair value, see Note 12 Fair Value.

	As of March 31, 2010
	Quoted Prices in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Cash and cash equivalents	$1	$5	$—	6
Mutual and commingled funds (1)	—	420	—	420
Alternative investments (2)	—	—	46	46
Insurance contracts	—	—	6	6

Total	$1	$425	$52	478

(1)	The Company’s mutual and commingled funds primarily include investments in common stock, U.S. government securities, and corporate bonds. The commingled funds also include an insignificant portion of investments in asset-backed securities or partnerships. Mutual and commingled funds are valued using quotes market prices of the underlying investments.
(2)	The Company’s alternative investments include venture capital and partnership investments. Alternative investments are valued using the net assets value, which reflects the plan’s share of the fair value of the investments.

The table below sets forth a summary of changes in the fair value of the Level 3 investments for the year ended March 31, 2010 (in millions):

	As of March 31, 2010
	Alternative Investments	Insurance Contracts	Total
Beginning balance, March 31, 2009	$26	$5	$31
Actual Return on Assets
Related to assets held at reporting date	(1)	1	—
Related to assets sold during the period	3	—	3
Purchases, sales, issuances and settlements	18	—	18
Transfers in and/or out of Level 3	—	—	—

Ending balance, March, 31, 2010	$46	$6	$52

During fiscal 2011, the Company expects to contribute approximately $9.4 million to its defined benefit plans and $3.5 million to its other postretirement benefit plans.

Expected benefit payments to be paid in each of the next five fiscal years and in the aggregate for the five fiscal years thereafter are as follows (in millions):

Year Ending March 31:	Pension Benefits	Other Postretirement Benefits
2011	$35.3	$3.5
2012	35.8	3.4
2013	36.7	3.4
2014	37.7	3.4
2015	38.8	3.4
2016-2020	206.1	15.8

Pension Plans That Are Not Fully Funded

At March 31, 2010, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of the fair value of plan assets were $585.2 million, $573.9 million and $475.9 million, respectively.

At March 31, 2009, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of the fair value of plan assets were $531.5 million, $520.8 million and $394.4 million, respectively.

Other Postretirement Benefits

The other postretirement benefit obligation was determined using an assumed health care cost trend rate of 9% in fiscal 2011 grading down to 5% in fiscal 2018 and thereafter. The discount rate, compensation rate increase and health care cost trend rate assumptions are determined as of the measurement date.

Assumed health care cost trend rates have a significant effect on amounts reported for the retiree medical plans. A one-percentage point change in assumed health care cost trend rates would have the following effect (in millions):

	One Percentage Point Increase			One Percentage Point Decrease
	Year Ended March 31,			Year Ended March 31,
	2010	2009	2008	2010	2009	2008
Increase (decrease) in total of service and interest cost components	$0.2	$0.2	$0.4	$(0.1)	$(0.2)	$(0.3)
Increase (decrease) in postretirement benefit obligation	2.4	2.0	5.2	(2.1)	(1.7)	(4.3)

Multi-Employer and Government-sponsored Plans

The Company participates in certain multi-employer and government-sponsored plans for eligible employees. Expense related to these plans was $0.3 million, $0.3 million, and $0.2 million for the years ended March 31, 2010, 2009 and 2008, respectively.

Defined Contribution Savings Plans

The Company sponsors certain defined-contribution savings plans for eligible employees. Expense related to these plans was $3.4 million, $7.4 million, and $11.8 million for the years ended March 31, 2010, 2009 and 2008, respectively.

17. Income Taxes

The provision for income taxes consists of amounts for taxes currently payable, amounts for tax items deferred to future periods, as well as adjustments relating to the Company’s determination of uncertain tax positions, including interest and penalties. The Company recognizes deferred tax assets and liabilities based on the future tax consequences attributable to tax net operating loss carryforwards, tax credit carryforwards and differences between the financial statement carrying amounts and the tax bases of applicable assets and liabilities. Deferred tax assets are regularly reviewed for recoverability and valuation allowances are established based on historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. As a result of this review, the Company has established a valuation allowance against substantially all deferred tax assets relating to foreign tax loss, state net operating loss and foreign tax credit carryforwards; and a partial valuation allowance existed as of March 31, 2009 against US federal net operating loss carryforwards.

The Company’s indirect parent, Rexnord Holdings, Inc., files a consolidated U.S. federal income tax return on behalf of itself, the Company and the Company’s subsidiaries. Income tax accounts within the Company’s consolidated financial statements reflect the Company’s actual liability (receivable) associated with the consolidated U.S. federal income tax return. Any U.S. federal tax payments or receipts are due to/from Rexnord Holdings, Inc.

Income Tax (Benefit) Provision

The components of the (benefit) provision for income taxes are as follows (in millions):

	Year ended March 31,
	2010	2009	2008
Current:
United States	$0.5	$(0.4)	$—
Non-United States	8.3	10.4	13.0
State and local	2.2	3.0	2.5

Total current	11.0	13.0	15.5

Deferred:
United States	(36.0)	14.8	10.1
Non-United States	(7.8)	(4.0)	(3.6)
State and local	(5.2)	(15.8)	(1.0)

Total deferred	(49.0)	(5.0)	5.5

(Benefit) provision for income taxes	$(38.0)	$8.0	$21.0

The (benefit) provision for income taxes differs from the United States statutory income tax rate due to the following items (in millions):

	Year ended March 31,
	2010	2009	2008
Provision for income taxes at U.S. federal statutory income tax rate	$(15.2)	$(135.2)	$21.7
State and local income taxes, net of federal benefit	—	(1.8)	0.9
Net effects of foreign related operations	(0.8)	0.2	1.7
Tax benefit treated as a reduction to goodwill	—	0.6	0.9
Net effect to deferred taxes for changes in tax rates	(0.6)	(6.5)	(1.5)
Loss on divestiture	—	—	(7.4)
Unrecognized tax benefits, net of federal benefit	(13.6)	0.9	1.6
Nondeductible impairment charges	—	106.7	—
Change in valuation allowance	(8.6)	42.5	2.3
Other	0.8	0.6	0.8

(Benefit) provision for income taxes	$(38.0)	$8.0	$21.0

The (benefit) provision for income taxes was calculated based upon the following components of (loss) income before income taxes (in millions):

	Year ended March 31,
	2010	2009	2008
United States	$(32.2)	$(392.2)	$40.7
Non-United States	(11.4)	5.9	21.2

Income before income taxes	$(43.6)	$(386.3)	$61.9

Deferred Income Tax Assets and Liabilities

Deferred income taxes consist of the tax effects of the following temporary differences (in millions):

	March 31, 2010	March 31, 2009
Deferred tax assets:
Compensation and retirement benefits	$74.9	$83.0
US federal and state tax operating loss carryforwards	28.1	47.4
Foreign tax credit carryforwards	65.2	61.5
Foreign net operating loss carryforwards	36.5	36.0
Other	19.1	—

	223.8	227.9
Valuation allowance	(125.1)	(133.3)

Total deferred tax assets	98.7	94.6

Deferred tax liabilities:
Property, plant and equipment	63.4	69.6
Inventories	30.7	31.0
Intangible assets and goodwill	256.6	266.4
Other	—	2.0

Total deferred tax liabilities	350.7	369.0

Net deferred tax liabilities	$252.0	$274.4

These deferred tax assets and liabilities are classified in the consolidated balance sheet based on the balance sheet classification of the related assets and liabilities.

Due to the deterioration of the overall economic environment during the fiscal year ended March 31, 2009 and the uncertainty of realizing the related tax benefits associated with certain deferred tax assets, management had determined that a valuation allowance should be established for deferred tax assets relating to foreign, state and US federal net operating loss carryforwards, as well as foreign tax credit carryforwards. Other significant factors considered by management in this determination included the historical operating results of the Company (including the material impairment charges recorded for the year ended March 31, 2009) and the expectation of future earnings, including anticipated reversals of future taxable temporary differences. A valuation allowance was established at March 31, 2010 and 2009 for deferred tax assets related to state net operating loss carryforwards, foreign net operating loss carryforwards and foreign tax credit carryforwards for which utilization is uncertain. In addition, as of March 31, 2009, a partial valuation allowance was established for US federal net operating loss carryforwards for which utilization was deemed uncertain. Due to the adoption of ASC 805, effective April 1, 2009, any future recognition of the related deferred tax asset will impact income tax expense instead of goodwill, irrespective of how the valuation allowance was originally established. The carryforward period for the foreign tax credit is ten years. The carryforward period for the US federal net operating loss carryforward is twenty years. The carryforward periods for the state net operating losses range from five to twenty years. Certain foreign net operating loss carryforwards are subject to a five year expiration period, and the carryforward period for the remaining foreign net operating losses is indefinite.

No provision has been made for United States income taxes related to approximately $22.5 million of undistributed earnings of foreign subsidiaries considered to be permanently reinvested. It is not practicable to determine the income tax liability, if any, which would be payable if such earnings were not permanently reinvested.

Net cash paid (refund received) for income taxes to governmental tax authorities for the years ended March 31, 2010, 2009 and 2008 was $14.1 million, $5.4 million and $(4.1) million, respectively.

Liability for Unrecognized Tax Benefits

Effective April 1, 2007, the Company adopted the new accounting provisions relating to the liability for unrecognized tax benefits, in accordance with ASC 740. As a result of the adoption, the Company recognized a $5.5 million decrease in the liability for unrecognized tax benefits, with an offsetting reduction to goodwill. The Company’s total liability for unrecognized tax benefits as of March 31, 2010 and March 31, 2009 was $27.3 million and $42.5 million, respectively. Due to the adoption of ASC 805, effective April 1, 2009, any future recognition of unrecognized tax benefits will impact income tax expense instead of goodwill.

The following table represents a reconciliation of the beginning and ending amount of the gross unrecognized tax benefits, excluding interest and penalties, for the fiscal years ended March 31, 2010 and March 31, 2009 (in millions):

	Year ended March 31, 2010	Year ended March 31, 2009
Balance at beginning of period	$35.5	$39.9
Additions based on tax positions related to the current year	1.1	0.7
Additions for tax positions of prior years	0.8	—
Reductions for tax positions of prior years	—	(2.1)
Settlements	(11.4)	(1.5)
Reductions due to lapse of applicable statute of limitations	(0.7)	(0.7)
Cumulative translation adjustment	0.4	(0.8)

Balance at end of period	$25.7	$35.5

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. As of March 31, 2010 and March 31, 2009, the total amount of unrecognized tax benefits includes $7.7 million and $14.0 million of gross accrued interest and penalties, respectively. The amount of interest and penalties recorded as income tax (benefit) expense during the fiscal years ended March 31, 2010, 2009, and 2008 was $(4.5) million, $1.9 million, and $3.4 million, respectively.

During the third quarter of fiscal 2010, the Company completed an examination of its United States federal income tax returns by the Internal Revenue Service (“IRS”) for the tax periods ended March 31, 2006 and July 21, 2006. The conclusion of the examination resulted in no cash tax impact to the Company. In addition, although there was a relatively small downward adjustment to the Company’s federal NOL incurred for the tax period ended July 21, 2006, the NOL reduction did not result in any negative financial statement impact to the Company as this NOL carryforward was fully offset with an existing valuation allowance. In addition, the Company signed up for a new Brazilian tax settlement program during the period with respect to certain outstanding tax liabilities relating to its Brazilian operations. In exchange for immediate payment of existing, historical tax liabilities, the settlement program provided for substantial discounts in related interest, penalties and other fees that were previously accrued to the Company. For the fiscal year ended March 31, 2010, the Company paid approximately $2.9 million to extinguish the historical Brazilian tax liability.

The Company or one or more of its subsidiaries conducts business in multiple locations within and outside U.S. Consequently, the Company is subject to periodic income tax examinations by domestic and foreign income tax authorities. Currently, the Company is undergoing routine, periodic income tax examinations in both domestic and foreign jurisdictions. It appears reasonably possible that the amounts of unrecognized income tax benefits could change in the next twelve months as a result of such examinations; however, any potential payments of income tax, interest and penalties are not expected to be significant to the Company’s consolidated financial statements. With certain exceptions, the Company is no longer subject to U.S. federal income tax examinations for tax years ending prior to March 31, 2007, state and local income tax examinations for years ending prior to fiscal 2006 or significant foreign income tax examinations for years ending prior to fiscal 2005.

In conjunction with the Zurn acquisition, the Company assumed certain tax liabilities, contingencies and refund claims of Jacuzzi Brands, Inc and its subsidiaries (“JBI”). A protective claim for refund had been filed with the IRS with respect to minimum tax credits (“MTC”) that had been allocated to JBI from a consolidated group to which it used to belong. The utilization of the MTC by JBI on its US federal income tax return for the tax year ended September 30, 1995 was initially disallowed by the IRS as the group from which these credits were allocated was currently under examination by the IRS and the amount of the MTC was subject to change. Upon conclusion of this examination, the protective claim for refund was processed and the Company received this refund in December 2008. As a result, the Company recorded approximately $1.1 million of previously unrecognized tax benefits and $2.2 million of related accrued interest (net of US federal and state income taxes) of which $2.9 million was recorded through goodwill and $0.4 million was reflected as a reduction to income tax expense for the year ended March 31, 2009.

18. Related Party Transactions

Management Service Fees

The Company has a management services agreement with Apollo for advisory and consulting services related to corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company. Under the terms of the agreement, which became effective July 22, 2006 (and was amended and restated on February 7, 2007), the Company incurred $3.0 million of costs in each of the years ended March 31, 2010, 2009, and 2008, plus out-of-pocket expenses in each period. Unless the parties mutually agree to an earlier termination, this agreement will remain in effect for a term of twelve years, and shall automatically extend for successive one year terms thereafter, unless notice is given as set forth in the agreement. In addition, Apollo’s obligation to provide services under the agreement shall continue through and until the earlier of (i) the expiration of the term as defined above, (ii) a change of control or (iii) an initial public offering (as these terms are defined in the agreement).

Consulting Services

Rexnord LLC has had a management consulting agreement (the “Cypress Agreement”) with Mr. George Sherman, the Chairman of the Board of RBS Global, and two entities controlled by Mr. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC (collectively, “Cypress”), since July 21, 2006. Effective February 7, 2007, the Cypress Agreement was amended and restated. The amended and restated agreement provides that Mr. Sherman has the right to serve as a director of Rexnord LLC and as Non-Executive Chairman of the Board of Directors of RBS Global and Rexnord Holdings. The amended and restated agreement also eliminated the annual consulting fees payable to Mr. Sherman and/or Cypress, but maintained provisions for the reimbursement of certain out-of-pocket expenses incurred in connection with performing the agreement. Mr. Sherman did not receive any consulting fee during fiscal years 2010, 2009 or 2008. During fiscal year 2010 the Company paid Mr. Sherman director fees, including $250,000 for his role as non-executive Chairman of the Boards of Directors of RBS Global and Rexnord Holdings. In addition, Mr. Sherman and Cypress also received non-qualified stock options in fiscal 2008 under the agreement. Options to purchase 130,743 shares of Rexnord Holdings stock previously granted to Cypress in connection with the Cypress Agreement were cancelled, at Cypress’ request, in October 2009. In addition, under the agreement, Mr. Sherman and Mr. Jeyarajah (who was an employee of Cypress through fiscal 2010) received reimbursement of out-of-pocket expenses during fiscal years 2010, 2009 and 2008.

During the years ended March 31, 2010, 2009 and 2008 the Company paid fees of approximately $0.7 million, $1.1 million, and $1.4 million, respectively, for consulting services provided by Next Level Partners, L.L.C. (“NLP”), an entity that is controlled by certain minority shareholders of the Company. NLP provided consulting services to the Company related primarily to lean manufacturing processes, consolidation and integration of operations, strategic planning and recruitment of managers and executives.

Stockholders Agreements

Pursuant to two stockholders agreements, entered into in connection with the consummation of the Apollo transaction, between Rexnord Holdings, the Apollo Group, certain other stockholders of Rexnord Holdings, Cypress Industrial Holdings, LLC and/or George M. Sherman: (1) as long as the Apollo Group owns any shares of Rexnord Holdings common stock, it has the right to nominate a majority of the Rexnord Holdings board of directors and (2) Mr. Sherman has the right to serve as a director of Rexnord Holdings until he resigns as a director or ceases to serve the Company under the consulting agreement with Cypress. While those agreements do not expressly require a particular composition of the RBS Global or Rexnord LLC boards of directors, the composition of the RBS Global board of directors currently mirrors that of the Rexnord Holdings board of directors. In addition, pursuant to the Cypress Agreement, Mr. Sherman has agreed to serve as a director of Rexnord LLC and as Non-Executive Chairman of the Board of Directors of each of RBS Global and Rexnord Holdings. The stockholders agreements also include other provisions which, among other things, provide (for non-Apollo stockholders) restrictions on transfer, certain registration and “tag along” rights and certain rights of repurchase.

Consulting and Other Post-Employment Arrangements

Mr. Hitt resigned as Chief Executive Officer and as a director of RBS Global and Rexnord LLC, effective September 11, 2009. In connection therewith, the Company entered into an employment separation and general release agreement with Mr. Hitt. Pursuant to the terms of the separation agreement, Mr. Hitt provided consulting, transition and advisory services to the Company for 90 days following the separation date. Mr. Hitt is also entitled to receive a severance payment of $897,000, such payments are made in bi-weekly installments over 18 months commencing in October 2009. Mr. Hitt also continues to participate in the Company’s group health benefit plans and in the Exec-U-Care plan at the Company’s expense for up to 18 months following the separation date, subject to earlier termination upon his eligibility for participation in substantially similar plans of a subsequent employer or entity. In addition, if his continued coverage in the Company’s health benefit plans terminates at the end of the 18-month period (other than as a result of Mr. Hitt becoming eligible to participate in substantially similar plans of a subsequent employer or entity), the Company will reimburse Mr. Hitt’s premiums to continue medical insurance coverage for an additional 18-month period, up to $50,000 in the aggregate. The Company also reimburses Mr. Hitt’s costs of approved outplacement services for one year following his termination.

Pursuant to the separation agreement, Rexnord Holdings did not exercise its right to repurchase the 60,208 shares of Rexnord Holdings’ common stock owned by Mr. Hitt. In addition, Rexnord Holdings paid Mr. Hitt a lump sum cash payment of $1,490,230 in consideration of the termination of his 115,791 vested Roll-Over Options. All of the other outstanding stock options held by Mr. Hitt (both vested and unvested, totaling an aggregate of 311,175) terminated on the separation date without consideration. The separation agreement also includes a release by Mr. Hitt of claims against the Company and certain non-competition, non-solicitation and other restrictive covenants by Mr. Hitt in favor of the Company.

Upon his resignation, Mr. Hitt also received a distribution of $734,059, which was the amount in his SERP account, and a distribution of $825,594, under another deferred compensation plan.

On February 16, 2009, Mr. Marini, former President of the Water Management platform notified the Company that he would retire effective September 30, 2009. In connection with his retirement, on September 25, 2009, the Company entered into a consulting agreement with Mr. Marini. The consulting agreement provides that Mr. Marini will provide up to 500 hours per year of services related to potential acquisitions, assisting the leader of the Water Management platform and other employees in transition-related services and other duties as requested by the Company, its Chief Executive Officer or Board of Directors. In exchange for those services, Mr. Marini receives cash fees of $200,000 per year and reimbursement of reasonable and necessary travel costs and expenses. During fiscal 2010, the Company paid Mr. Marini $100,000 in consulting fees under the terms of this agreement.

Debt Transactions and Purchases of Debt Securities

In February 2008, Apollo purchased approximately $25.1 million (approximately $36.6 million face value or 7.0489% of the total commitment) of the outstanding debt of Rexnord Holdings, the Company’s indirect parent, which debt is outstanding pursuant to a Credit Agreement dated March 2, 2007 between Rexnord Holdings, various lenders thereunder and an affiliate of Credit Suisse, as administrative agent. Additionally in February 2008, Apollo purchased approximately $8.3 million (approximately $10.0 million face value or 3.3333% of the total commitment) of the senior subordinated notes due 2016 of RBS Global.

In August 2009, Cypress Group Holdings II, LLC, an entity controlled by Mr. George Sherman, the Chairman of the Board of RBS Global, purchased approximately $2.1 million (approximately $2.5 million face value or 0.8333% of the total commitment) of the senior subordinated notes due 2016 of RBS Global. In April 2008, Cypress Group Holdings II, LLC, purchased approximately $0.5 million (approximately $0.6 million face value or 0.2133% of the total commitment) of the senior subordinated notes due 2016 of RBS Global. Additionally, in April 2008, Mr. Sherman purchased approximately $2.0 million (approximately $3.0 million face value or 0.5798% of the total commitment) of the outstanding debt of Rexnord Holdings, which debt is outstanding pursuant to a Credit Agreement dated March 2, 2007 between Rexnord Holdings, various lenders thereunder and an affiliate of Credit Suisse, as administrative agent.

During fiscal 2010, Mr. Adams, a director and President and Chief Executive Officer of the Company, purchased approximately $0.1 million (approximately $0.1 million face value or 0.1% of the total commitment) of the senior subordinated notes due 2016 of RBS Global.

In August 2009, the Executive Vice President – Corporate and Business Development and a director, Mr. Praveen Jeyarajah, purchased approximately $0.2 million (approximately $0.2 million face value or 0.1% of the total commitment) of the senior subordinated notes due 2016 of RBS Global. Additionally, in December 2008 Mr. Jeyarajah purchased approximately $0.2 million (approximately $0.3 million face value or 0.1% of the total commitment) of the senior subordinated notes due 2016 of RBS Global, Inc.

In March 2009, Executive Vice President of RBS Global and Rexnord LLC and Director of Rexnord LLC, Mr. George C. Moore, purchased approximately $0.3 million (approximately $0.4 million face value or 0.1% of the total commitment) of the senior subordinated debt due 2016 of RBS Global.

Dividends to Rexnord Holdings

In connection with the tender of $243.6 million of Rexnord Holdings’ PIK Toggle Senior Indebtedness (face value) in the April 2009 exchange offer, the Company issued approximately $130.6 million of face value of 2009 9.50% Notes, net of a $26.1 million original issue discount. This resulted in a $104.5 million non-cash deemed dividend (representing the fair value of corresponding 2009 9.50% Notes issued) to Rexnord Holdings. Additionally, on October 13, 2009, the Company paid a $30.0 million cash dividend to Rexnord Holdings, substantially all of which was used to retire $43.8 million of outstanding face value PIK Toggle Senior Indebtedness due 2013 held by Apollo for $28.0 million in cash (the purchase price of the notes was based on indicative market values for similar issuers). During Fiscal 2009, the Company paid $70.0 million of total cash dividends to Rexnord Holdings, substantially all of which was used to retire PIK Toggle Senior Indebtedness due 2013.

Other

The Company makes cash payments to Chase Acquisition I Inc. and Rexnord Holdings to enable them to pay any (i) Federal, state or local income taxes to the extent that such income taxes are directly attributable to the Company subsidiaries’ income and (ii) franchise taxes and other fees required to maintain their legal existence.

In connection with the acquisition of the water management businesses (“Zurn”), the Company incurred certain payroll and administrative costs on behalf of Bath Acquisition Corp. (“Bath”) (the former bath segment of Jacuzzi Brands, Inc., which was purchased by an Apollo affiliate). These costs were reimbursed to the Company by Bath on a monthly basis. During the years ended March 31, 2009 and 2008, the Company received reimbursements of approximately $0.9 million and $6.8 million, respectively. As of March 31, 2009 the Company has fully transitioned the payment of these costs to Bath and has been fully reimbursed for all costs incurred on their behalf and therefore, no reimbursements were made during the year ended March 31, 2010. In addition, the Company’s engineering and sourcing center in Zhuhai, China has an agreement with Bath to perform certain sourcing, engineering and product development services which are reimbursed based on actual costs incurred by the Company. The Company earned $0.2 million, $0.4 million and $0.3 million during fiscal 2010, 2009 and 2008, respectively for services rendered under this agreement. At March 31, 2010 the Company had an outstanding receivable from Bath in the amount of $0.1 million.

19. Commitments and Contingencies

The Company’s subsidiaries are involved in various unresolved legal actions, administrative proceedings and claims in the ordinary course of business involving, among other things, product liability, commercial, employment, workers’ compensation, intellectual property claims and environmental matters. The Company establishes reserves in a manner that is consistent with accounting principles generally accepted in the United States for costs associated with such matters when liability is probable and those costs are capable of being reasonably estimated. Although it is not possible to predict with certainty the outcome of these unresolved legal actions or the range of possible loss or recovery, based upon current information, management believes the eventual outcome of these unresolved legal actions, either individually or in the aggregate, will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

In connection with the Carlyle Group (“Carlyle”) acquisition in November 2002, Invensys plc has provided the Company with indemnification against certain contingent liabilities, including certain pre-closing environmental liabilities. The Company believes that, pursuant to such indemnity obligations, Invensys is obligated to defend and indemnify the Company with respect to the matters described below relating to the Ellsworth Industrial Park Site and to various asbestos claims. The indemnity obligations relating to the matters described below are not subject to any time limitations and are subject to an overall dollar cap equal to the purchase price, which is an amount in excess of $900 million. The following paragraphs summarize the most significant actions and proceedings:

•

In 2002, Rexnord Industries, LLC (formerly known as Rexnord Corporation) (“Rexnord Industries”) was named as a potentially responsible party (“PRP”), together with at least ten other companies, at the Ellsworth Industrial Park Site, Downers Grove, DuPage County, Illinois (the “Site”), by the United States Environmental Protection Agency (“USEPA”), and the Illinois Environmental Protection Agency (“IEPA”). Rexnord Industries’ Downers Grove property is situated within the Ellsworth Industrial Complex. The USEPA and IEPA allege there have been one or more releases or threatened releases of chlorinated solvents and other hazardous substances, pollutants or contaminants, allegedly including but not limited to a release or threatened release on or from the Company’s property, at the Site. The relief sought by the USEPA and IEPA includes further investigation and potential remediation of the Site and reimbursement of USEPA’s past costs. Rexnord Industries’ allocated share of past and future costs related to the Site, including for investigation and/or remediation, could be significant.

•

All previously pending lawsuits related to the Site have been settled and dismissed. Pursuant to its indemnity obligation, Invensys continues to defend the Company in matters related to the Site and has paid 100% of the costs to date.

•	Multiple lawsuits (with approximately 1,425 claimants) are pending in state or federal court in numerous jurisdictions relating to alleged personal injuries due to the alleged presence of asbestos in certain brakes and clutches previously manufactured by the Company’s Stearns division and/or its predecessor owners. Invensys and FMC, prior owners of the Stearns business, have paid 100% of the costs to date related to the Stearns lawsuits. Similarly, the Company’s Prager subsidiary is a defendant in two pending multi-defendant lawsuits relating to alleged personal injuries due to the alleged presence of asbestos in a product allegedly manufactured by Prager. Additionally, there are approximately 3,700 individuals who have filed asbestos related claims against Prager; however, these claims are currently on the Texas Multi-district Litigation inactive docket. The ultimate outcome of these asbestos matters cannot presently be determined. To date, the Company’s insurance providers have paid 100% of the costs related to the Prager asbestos matters. The Company believes that the combination of its insurance coverage and the Invensys indemnity obligations will cover any future costs of these matters.

In connection with the Falk Corporation (“Falk”) acquisition, Hamilton Sundstrand has provided the Company with indemnification against certain contingent liabilities, including coverage for certain pre-closing environmental liabilities. The Company believes that, pursuant to such indemnity obligations, Hamilton Sundstrand is obligated to defend and indemnify the Company with respect to the asbestos claims described below, and that, with respect to these claims, such indemnity obligations are not subject to any time or dollar limitations. The following paragraph summarizes the most significant actions and proceedings for which Hamilton Sundstrand has accepted responsibility:

•

Falk, through its successor entity, is a defendant in approximately 185 lawsuits pending in state or federal court in numerous jurisdictions relating to alleged personal injuries due to the alleged presence of asbestos in certain clutches and drives previously manufactured by Falk. There are approximately 700 claimants in these suits. The ultimate outcome of these lawsuits cannot presently be determined. Hamilton Sundstrand is defending the Company in these lawsuits pursuant to its indemnity obligations and has paid 100% of the costs to date.

Certain Water Management subsidiaries are also subject to asbestos and class action related litigation. As of March 31, 2010, Zurn and an average of approximately 80 other unrelated companies were defendants in approximately 6,000 asbestos related lawsuits representing approximately 28,000 claims. Plaintiffs’ claims allege personal injuries caused by exposure to asbestos used primarily in industrial boilers formerly manufactured by a segment of Zurn. Zurn did not manufacture asbestos or asbestos components. Instead, Zurn purchased them from suppliers. These claims are being handled pursuant to a defense strategy funded by insurers. As of March 31, 2010, the Company estimates the potential liability for asbestos-related claims pending against Zurn as well as the claims expected to be filed in the next ten years to be approximately $86.0 million of which Zurn expects to pay approximately $67.0 million in the next ten years on such claims, with the balance of the estimated liability being paid in subsequent years. However, there are inherent uncertainties involved in estimating the number of future asbestos claims, future settlement costs, and the effectiveness of defense strategies and settlement initiatives.

As a result, Zurn’s actual liability could differ from the estimate described herein. Further, while this current asbestos liability is based on an estimate of claims through the next ten years, such liability may continue beyond that time frame, and such liability could be substantial.

Management estimates that its available insurance to cover its potential asbestos liability as of March 31, 2010, is approximately $269.0 million, and believes that all current claims are covered by this insurance. However, principally as a result of the past insolvency of certain of the Company’s insurance carriers, certain coverage gaps will exist if and after the Company’s other carriers have paid the first $193.0 million of aggregate liabilities. In order for the next $51.0 million of insurance coverage from solvent carriers to apply, management estimates that it would need to satisfy $14.0 million of asbestos claims. Layered within the final $25.0 million of the total $269.0 million of coverage, management estimates that it would need to satisfy an additional $80.0 million of asbestos claims. If required to pay any such amounts, the Company could pursue recovery against the insolvent carriers, but it is not currently possible to determine the likelihood or amount of such recoveries, if any.

As of March 31, 2010, the Company recorded a receivable from its insurance carriers of $86.0 million, which corresponds to the amount of its potential asbestos liability that is covered by available insurance and is currently determined to be probable of recovery. However, there is no assurance that $269.0 million of insurance coverage will ultimately be available or that Zurn’s asbestos liabilities will not ultimately exceed $269.0 million. Factors that could cause a decrease in the amount of available coverage include: changes in law governing the policies, potential disputes with the carriers regarding the scope of coverage, and insolvencies of one or more of the Company’s carriers.

As of May 25, 2010, subsidiaries, Zurn Pex, Inc. and Zurn Industries, LLC (formerly known as Zurn Industries, Inc.), have been named as defendants in fourteen lawsuits, brought between July 2007 and December 2009, in various U.S. courts (MN, ND, CO, NC, MT, AL, VA, LA, NM, MI and HI). The plaintiffs in these suits represent (in the case of the proceedings in Minnesota), or seek to represent, a class of plaintiffs alleging damages due to the alleged failure or anticipated failure of the Zurn brass crimp fittings on the PEX plumbing systems in homes and other structures. The complaints assert various causes of action, including but not limited to negligence, breach of warranty, fraud, and violations of the Magnuson Moss Act and certain state consumer protection laws, and seek declaratory and injunctive relief, and damages (including punitive damages). All but the Hawaii suit, which remains in Hawaii state court, have been transferred to a multi-district litigation docket in the District of Minnesota for coordinated pretrial proceedings. The court in the Minnesota proceedings recently certified certain classes of plaintiffs in Minnesota for negligence and negligent failure to warn claims and for breach of warranty claims. While the Company will seek reconsideration and appeal of the class certification decision in the Minnesota proceedings, and will otherwise vigorously defend itself in the various actions, the uncertainties of litigation and the uncertainties related to insurance coverage and collection as well as the actual number or value of claims make it difficult to accurately predict the financial effect these claims may ultimately have on the Company.

20. Business Segment Information

Historically, we reported our results of operations in two business segments, consisting of the Power Transmission platform and the Water Management platform. During the fourth quarter of fiscal 2010, the Company changed the name of its Power Transmission platform to Process and Motion Control as we feel it more accurately depicts the capacity in which our products under this platform are utilized within the industries and markets we serve. There has been no change to our reportable segments.

The Company business is comprised of two business segments, consisting of the Process and Motion Control platform and the Water Management platform. The Process and Motion Control platform manufactures gears, couplings, industrial bearings, flattop chain and modular conveyer belts, aerospace bearings and seals, special components and industrial chain and conveying equipment serving the industrial and aerospace markets. This segment serves a diverse group of end market industries, including aerospace, aggregates and cement, air handling, construction, chemicals, energy, beverage and container, forest and wood products, mining, material and package handling, marine, natural resource extraction and petrochemical. The Water Management platform manufactures professional grade specification plumbing, PEX piping, commercial brass and water and waste water treatment and control products serving the infrastructure, commercial and residential markets. Categories of the infrastructure end market include: municipal water and wastewater, transportation, government, health care and education. Categories of the commercial construction end market include: lodging, retail, dining, sports arenas, and warehouse/office. The financial information of the Company’s segments is regularly evaluated by the chief operating decision makers in determining resource allocation and assessing performance and is periodically reviewed by the Company’s Board of Directors. Management evaluates the performance of each business segment based on its operating results. The same accounting policies are used throughout the organization (see Note 2).

Business Segment Information:

(in Millions)

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
Net sales
Process and Motion Control	$1,003.7	$1,321.7	$1,342.3
Water Management	506.3	560.3	511.2

Consolidated	$1,510.0	$1,882.0	$1,853.5

Income (loss) from operations
Process and Motion Control	$112.9	$15.6	$205.6
Water Management	76.1	(212.8)	70.7
Corporate	(32.5)	(9.8)	(17.3)

Consolidated	156.5	(207.0)	259.0
Non-operating expense:
Interest expense, net	(183.7)	(178.4)	(191.8)
Other (expense) income, net	(16.4)	(0.9)	(5.3)

(Loss) income before income taxes	(43.6)	(386.3)	61.9
(Benefit) provision for income taxes	(38.0)	8.0	21.0

Net income (loss)	$(5.6)	$(394.3)	$40.9

Intangible impairment charges (included in Income (loss) from operations)
Process and Motion Control	$—	$149.0	$—
Water Management	—	273.0	—

Consolidated	$—	$422.0	$—

Restructuring and other similar costs (included in Income (loss) from operations)
Process and Motion Control	$6.3	$16.5	$—
Water Management	0.5	7.8	—
Corporate	—	0.2	—

Consolidated	$6.8	$24.5	$—

Depreciation and Amortization
Process and Motion Control	$83.0	$81.7	$77.5
Water Management	26.3	27.9	26.6

Consolidated	$109.3	$109.6	$104.1

Capital Expenditures
Process and Motion Control	$17.0	$35.2	$51.5
Water Management	5.0	3.9	3.4

Consolidated	$22.0	$39.1	$54.9

	March 31, 2010	March 31, 2009	March 31, 2008
Total Assets
Process and Motion Control	$2,170.0	$2,324.0	$2,477.0
Water Management	799.1	828.7	1,265.9
Corporate	46.1	52.1	62.3

Consolidated	$3,015.2	$3,204.8	$3,805.2

Net sales to third parties and long-lived assets by geographic region are as follows (in millions):

	Net Sales			Long-lived Assets
	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008	March 31, 2010	March 31, 2009	March 31, 2008
United States	$1,119.0	$1,431.0	$1,392.1	$292.8	$325.6	$346.3
Europe	186.5	252.2	285.2	55.6	62.2	73.3
Rest of World	204.5	198.8	176.2	27.8	25.7	23.9

	$1,510.0	$1,882.0	$1,853.5	$376.2	$413.5	$443.5

Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates. Amounts attributed to the geographic regions for long-lived assets are based on the location of the entity that holds such assets. In accordance with ASC 280-10 Segment Reporting long-lived assets includes moveable assets and excludes net intangible assets and goodwill.

21. Guarantor Subsidiaries

The following schedules present condensed consolidating financial information of the Company as of March 31, 2010 and 2009 and for the years ended March 31, 2010, 2009 and 2008 for (a) RBS Global, Inc. and its wholly-owned subsidiary Rexnord LLC, which together are co-issuers (the “Issuers”) of the outstanding senior notes and senior subordinated notes; (b) on a combined basis, the domestic subsidiaries of the Company, all of which are wholly-owned by the Issuers (collectively, the “Guarantor Subsidiaries”); and (c) on a combined basis, the foreign subsidiaries of the Company (collectively, the “Non-Guarantor Subsidiaries”). Separate financial statements of the Guarantor Subsidiaries are not presented because their guarantees of the senior notes and senior subordinated notes are full, unconditional and joint and several, and the Company believes separate financial statements and other disclosures regarding the Guarantor Subsidiaries are not material to investors.

Condensed Consolidating Balance Sheet

March 31, 2010

(in millions)

	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$203.3	$59.9	$—	$263.2
Receivables, net	—	165.6	68.5	—	234.1
Inventories, net	—	215.5	58.3	—	273.8
Other current assets	—	14.9	14.5	—	29.4

Total current assets	—	599.3	201.2	—	800.5

Receivable from (payable to) affiliates, net	24.7	18.6	(43.3)	—	—
Property, plant and equipment, net	—	292.4	83.8	—	376.2
Intangible assets, net	—	663.4	25.1	—	688.5
Goodwill	—	826.4	185.8	—	1,012.2
Investment in:
Guarantor subsidiaries	1,473.6	—	—	(1,473.6)	—
Non-guarantor subsidiaries	—	603.0	—	(603.0)	—
Insurance for asbestos claims	—	86.0	—	—	86.0
Other assets	45.9	5.7	0.2	—	51.8

Total assets	$1,544.2	$3,094.8	$452.8	$(2,076.6)	$3,015.2

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$2.0	$0.1	$3.2	$—	$5.3
Trade payables	—	93.2	42.1	—	135.3
Income taxes (receivable) payable	(2.9)	1.1	2.2	—	0.4
Deferred income tax liability (asset)	6.7	(2.1)	(2.5)	—	2.1
Compensation and benefits	—	46.7	12.0	—	58.7
Current portion of pension obligation	—	0.3	2.4	—	2.7
Current portion of postretirement benefit obligations	—	3.4	—	—	3.4
Interest payable	28.8	1.4	—	—	30.2
Other current liabilities	0.8	55.6	21.4	—	77.8

Total current liabilities	35.4	199.7	80.8	—	315.9

Long-term debt	2,120.0	0.5	3.4	—	2,123.9
Note (receivable from) payable to affiliates, net	(809.4)	1,119.6	(310.2)	—	—
Pension obligations	—	65.9	40.9	—	106.8
Postretirement benefit obligations	—	30.7	—	—	30.7
Deferred income taxes	123.0	103.6	23.3	—	249.9
Reserve for asbestos claims	—	86.0	—	—	86.0
Other liabilities	21.0	15.2	11.6	—	47.8

Total liabilities	1,490.0	1,621.2	(150.2)	—	2,961.0
Total stockholders’ equity	54.2	1,473.6	603.0	(2,076.6)	54.2

Total liabilities and stockholders’ equity	$1,544.2	$3,094.8	$452.8	$(2,076.6)	$3,015.2

Condensed Consolidating Balance Sheet

March 31, 2009

(in millions)

	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$232.5	$45.0	$—	$277.5
Receivables, net	—	183.0	75.8	—	258.8
Inventories, net	—	267.0	60.1	—	327.1
Other current assets	—	16.9	12.1	—	29.0

Total current assets	—	699.4	193.0	—	892.4

Receivable from (payable to) affiliates, net	24.7	18.6	(43.3)	—	—
Property, plant and equipment, net	—	325.3	88.2	—	413.5
Intangible assets, net	—	712.4	24.0	—	736.4
Goodwill	—	826.4	184.5	—	1,010.9
Investment in:
Guarantor subsidiaries	1,430.4	—	—	(1,430.4)	—
Non-guarantor subsidiaries	—	607.0	—	(607.0)	—
Insurance for asbestos claims	—	90.0	—	—	90.0
Other assets	51.9	6.2	3.5	—	61.6

Total assets	$1,507.0	$3,285.3	$449.9	$(2,037.4)	$3,204.8

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$2.0	$0.6	$5.5	$—	$8.1
Trade payables	—	96.3	38.3	—	134.6
Income taxes (receivable) payable	(0.5)	0.6	3.6	—	3.7
Deferred income tax liability (asset)	14.6	(3.4)	(0.4)	—	10.8
Compensation and benefits	—	51.6	10.5	—	62.1
Current portion of pension obligation	—	0.3	2.3	—	2.6
Current portion of postretirement benefit obligations	—	2.2	—	—	2.2
Interest payable	22.1	2.0	0.2	—	24.3
Other current liabilities	6.5	66.6	22.1	—	95.2

Total current liabilities	44.7	216.8	82.1	—	343.6

Long-term debt	2,098.7	30.1	3.6	—	2,132.4
Note (receivable from) payable to affiliates, net	(955.6)	1,277.8	(322.2)	—	—
Pension obligations	—	96.6	37.9	—	134.5
Postretirement benefit obligations	—	24.8	—	—	24.8
Deferred income taxes	137.5	100.8	25.3	—	263.6
Reserve for asbestos claims	—	90.0	—	—	90.0
Other liabilities	24.3	18.0	16.2	—	58.5

Total liabilities	1,349.6	1,854.9	(157.1)	—	3,047.4
Total stockholders’ equity	157.4	1,430.4	607.0	(2,037.4)	157.4

Total liabilities and stockholders’ equity	$1,507.0	$3,285.3	$449.9	$(2,037.4)	$3,204.8

Condensed Consolidating Statement of Operations

Year Ended March 31, 2010

(in millions)

	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,173.5	$395.9	$(59.4)	$1,510.0
Cost of sales	—	771.9	285.5	(59.4)	998.0

Gross profit	—	401.6	110.4	—	512.0
Selling, general and administrative expenses	—	231.6	67.4	—	299.0
Restructuring and other similar costs	—	4.6	2.2	—	6.8
Amortization of intangible assets	—	49.2	0.5	—	49.7

Income from operations	—	116.2	40.3	—	156.5
Non-operating income (expense):
Interest expense:
To third parties	(181.8)	(0.7)	(1.2)	—	(183.7)
To affiliates	115.9	(103.0)	(12.9)	—	—
Other, net	3.8	16.8	(37.0)	—	(16.4)

(Loss) income before income taxes	(62.1)	29.3	(10.8)	—	(43.6)
(Benefit) provision for income taxes	(26.6)	(11.8)	0.4	—	(38.0)

(Loss) income before equity in earnings of subsidiaries	(35.5)	41.1	(11.2)	—	(5.6)
Equity in (loss) income of subsidiaries	29.9	(11.2)	—	(18.7)	—

Net (loss) income	$(5.6)	$29.9	$(11.2)	$(18.7)	$(5.6)

Condensed Consolidating Statement of Operations

Year Ended March 31, 2009

(in millions)

	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,511.8	$460.4	$(90.2)	$1,882.0
Cost of sales	—	1,018.6	348.6	(90.2)	1,277.0

Gross profit	—	493.2	111.8	—	605.0
Selling, general and administrative expenses	—	245.9	70.7	—	316.6
Intangible impairment charges	—	416.4	5.6	—	422.0
Restructuring and other similar costs	—	19.0	5.5	—	24.5
Amortization of intangible assets	—	48.7	0.2	—	48.9

(Loss) income from operations	—	(236.8)	29.8	—	(207.0)
Non-operating (expense) income:
Interest expense:
To third parties	(178.5)	0.9	(0.8)	—	(178.4)
To affiliates	115.0	(102.9)	(12.1)	—	—
Other, net	22.0	(11.9)	(11.0)	—	(0.9)

(Loss) income before income taxes	(41.5)	(350.7)	5.9	—	(386.3)
(Benefit) provision for income taxes	(23.3)	24.8	6.5	—	8.0

Loss before equity in earnings of subsidiaries	(18.2)	(375.5)	(0.6)	—	(394.3)
Equity in loss of subsidiaries	(376.1)	(0.6)	—	376.7	—

Net loss	$(394.3)	$(376.1)	$(0.6)	$376.7	$(394.3)

Condensed Consolidating Statement of Operations

Year Ended March 31, 2008

(in millions)

	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,450.9	$479.7	$(77.1)	$1,853.5
Cost of sales	—	981.7	345.8	(77.1)	1,250.4

Gross profit	—	469.2	133.9	—	603.1
Selling, general and administrative expenses	—	238.6	73.6	—	312.2
Loss on divestiture	—	1.3	9.9	—	11.2
(Gain) on Canal Street accident, net	—	(29.2)	—	—	(29.2)
Amortization of intangible assets	—	49.7	0.2	—	49.9

Income from operations	—	208.8	50.2	—	259.0
Non-operating income (expense):
Interest expense:
To third parties	(194.2)	3.0	(0.6)	—	(191.8)
To affiliates	103.7	(91.4)	(12.3)	—	—
Other, net	85.1	(74.3)	(16.1)	—	(5.3)

Income (loss) before income taxes	(5.4)	46.1	21.2	—	61.9
Provision for income taxes	0.9	10.7	9.4	—	21.0

Income (loss) before equity in earnings of subsidiaries	(6.3)	35.4	11.8	—	40.9
Equity in earnings of subsidiaries	47.2	11.8	—	(59.0)	—

Net income	$40.9	$47.2	$11.8	$(59.0)	$40.9

Condensed Consolidating Statement of Cash Flows

Year Ended March 31, 2010

(in millions)

	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net (loss) income	$(5.6)	$29.9	$(11.2)	$(18.7)	$(5.6)
Noncash adjustments	(39.9)	108.9	9.6	18.7	97.3
Changes in operating assets and liabilities, including intercompany activity	165.1	(121.3)	21.5	—	65.3

Cash provided by operating activities	119.6	17.5	19.9	—	157.0

Investing activities
Expenditures for property, plant and equipment	—	(17.2)	(4.8)	—	(22.0)

Cash used for investing activities	—	(17.2)	(4.8)	—	(22.0)

Financing activities
Proceeds from borrowings of long-term debt	—	0.5	—	—	0.5
Repayment of short-term debt	—	—	(2.8)	—	(2.8)
Repayments of long-term debt	(84.7)	(30.0)	(1.4)	—	(116.1)
Dividend payment to parent company	(30.0)	—	—	—	(30.0)
Payment of financing fees	(4.9)	—	—	—	(4.9)

Cash used for financing activities	(119.6)	(29.5)	(4.2)	—	(153.3)
Effect of exchange rate changes on cash and cash equivalents	—	—	4.0	—	4.0

(Decrease) increase in cash and cash equivalents	—	(29.2)	14.9	—	(14.3)
Cash and cash equivalents at beginning of year	—	232.5	45.0	—	277.5

Cash and cash equivalents at end of year	$—	$203.3	$59.9	$—	$263.2

Condensed Consolidating Statement of Cash Flows

Year Ended March 31, 2009

(in millions)

	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net loss	$(394.3)	$(376.1)	$(0.6)	$376.7	$(394.3)
Noncash adjustments	371.7	540.6	15.7	(376.7)	551.3
Changes in operating assets and liabilities, including intercompany activity	12.0	(32.3)	19.4	—	(0.9)

Cash provided by (used for) operating activities	(10.6)	132.2	34.5	—	156.1

Investing activities
Expenditures for property, plant and equipment	—	(30.7)	(8.4)	—	(39.1)
Proceeds from the surrender of life insurance policies	—	0.9	—	—	0.9
Proceeds from dispositions of property, plant and equipment	—	0.1	0.2	—	0.3
Acquisitions, net of cash acquired	—	—	(16.6)	—	(16.6)

Cash used for investing activities	—	(29.7)	(24.8)	—	(54.5)

Financing activities
Proceeds from borrowings on revolving credit facility	82.7	—	—	—	82.7
Proceeds from borrowings on accounts receivable securitization policy	—	30.0	—	—	30.0
Repayments of long-term debt	(2.1)	(0.2)	(0.9)	—	(3.2)
Dividend payment to parent company	(70.0)	—	—	—	(70.0)

Cash provided by (used for) financing activities	10.6	29.8	(0.9)	—	39.5
Effect of exchange rate changes on cash and cash equivalents	—	—	(5.5)	—	(5.5)

Increase in cash and cash equivalents	—	132.3	3.3	—	135.6
Cash and cash equivalents at beginning of year	—	100.2	41.7	—	141.9

Cash and cash equivalents at end of year	$—	$232.5	$45.0	$—	$277.5

Condensed Consolidating Statement of Cash Flows

Year Ended March 31, 2008

(in millions)

	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$40.9	$47.2	$11.8	$(59.0)	$40.9
Noncash adjustments	(47.1)	79.5	21.0	59.0	112.4
Changes in operating assets and liabilities, including intercompany activity	26.8	59.0	(6.3)	—	79.5

Cash provided by operating activities	20.6	185.7	26.5	—	232.8

Investing activities
Expenditures for property, plant and equipment	—	(45.1)	(9.8)	—	(54.9)
Proceeds from dispositions of property, plant and equipment	—	0.3	0.1	—	0.4
Proceeds from sale of short term investments	—	6.6	—	—	6.6
Acquisitions, net of cash acquired	—	(73.7)	—	—	(73.7)

Cash used for investing activities	—	(111.9)	(9.7)	—	(121.6)

Financing activities
Repayments of long-term debt	(20.0)	(5.8)	(1.6)	—	(27.4)
Payment of financing fees	(0.6)	—	—	—	(0.6)

Cash used for financing activities	(20.6)	(5.8)	(1.6)	—	(28.0)
Effect of exchange rate changes on cash and cash equivalents	—	—	2.6	—	2.6

Increase in cash and cash equivalents	—	68.0	17.8	—	85.8
Cash and cash equivalents at beginning of year	—	32.2	23.9	—	56.1

Cash and cash equivalents at end of year	$—	$100.2	$41.7	$—	$141.9

22. Quarterly Results of Operations (unaudited)

(in millions)

	Fiscal 2010
	First	Second	Third	Fourth	Total
Net sales	$367.9	$369.7	$365.7	$406.7	$1,510.0
Gross profit	114.6	124.7	124.1	148.6	512.0
Net income (loss)	(24.0)	4.5	2.8	11.1	(5.6)

	Fiscal 2009
	First	Second	Third	Fourth	Total
Net sales	$496.1	$510.6	$443.1	$432.2	$1,882.0
Gross profit	161.9	163.2	139.4	140.5	605.0
Net income (loss)	9.1	14.3	(409.9)	(7.8)	(394.3)

The comparability of the Company’s year-over-year results (for the full fiscal year and each respective quarter) has been significantly impacted by the $422.0 million impairment charge taken on its goodwill and other identifiable intangible assets during fiscal 2009. Comparability between periods has also been impacted by a change in the Company’s pension expense resulting primarily from the losses incurred on plan assets associated with its U.S. defined benefit pension plans during fiscal 2009. During the year ended March 31, 2010, the Company incurred $18.7 million of pension expense (compared to pension income of $11.0 million during the year ended March 31, 2009). In addition, income from operations for the year ended March 31, 2010 was impacted by $6.8 million of restructuring expenses (compared to restructuring expense of $24.5 million during the year ended March 31, 2009). For further information regarding the impairment, pension, and restructuring impact, see Notes 9, 16 and 5, respectively.

23. Subsequent Events (unaudited)

Cash Tender Offers and $1,145.0 Million Bond Offering

On May 5, 2010, the Company finalized the results of the cash tender offers and consent solicitations launched on April 7, 2010 with respect to any and all of its outstanding 2006 9.50% Notes, 2009 9.50% Notes and 8.875% Notes. Upon completion of the tender offers, 99.7% of the holders had tendered their notes and consented to the proposed amendments. At closing, (i) $0.9 million aggregate principal amount of the 2006 9.50% Notes, (ii) $13,000 aggregate principal amount of the 2009 9.50% Notes and (iii) $2.0 million aggregate principal amount of the 8.875% Notes had not been tendered, and remain outstanding.

In connection with the above tender offers and consent solicitations, on April 20, 2010, the Company entered into supplemental indentures by and among the Company, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, pursuant to which the 2006 9.50% Notes, 2009 9.50% Notes and 8.875% Notes were issued (as amended and supplemented, the “Supplemental Indentures”). The Supplemental Indentures amend the terms governing the respective notes to, among other things, eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the respective indentures governing the notes.

On April 28, 2010, the Company issued a $1,145.0 million aggregate principal amount of 8.50% Notes in a private offering. The proceeds from the offering were used to fund (including transaction costs) the Company’s cash tender offers discussed above. The 8.50% Notes will mature on May 1, 2018, pursuant to an indenture, dated as of April 28, 2010 (the “2010 Indenture”), by and among the Company, the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee. The Company will pay interest on the 8.50% Notes at 8.50% per annum, semiannually on May 1 and November 1 of each year, commencing on November 1, 2010. The Company has the right to redeem the 8.50% Notes, in whole or part, at any time prior to May 1, 2014, at a price equal to 100% of the principal amount of the 8.50% Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” The Company has the right to redeem the 8.50% Notes, in whole or in part, on or after May 1, 2014, at the redemption prices set forth in the 2010 Indenture. At any time (which may be more than once) on or prior to May 1, 2013, the Company has the right to redeem up to 35% of the principal amount of the 8.50% Notes at a redemption price equal to 108.50% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the 8.50% Notes issued remains outstanding.

The 2010 Indenture contains customary covenants, including among others covenants limiting: the incurrence or guarantee of additional indebtedness, dividends and other restricted payments, investments, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets. In addition, it also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding 8.50% Notes to be due and payable immediately.

The Company will account for the $1,145.0 million issuance of the 8.50% Notes in accordance with ASC 470-50. Pursuant to this guidance, the transaction will be accounted for as an extinguishment of debt. In connection with the $1,145.0 million offering, the Company incurred an increase in long-term debt of approximately $89.5 million. Upon finalizing the accounting for this transaction, the Company expects it will recognize a $100.8 million loss on the debt extinguishment in its first quarter ending July 3, 2010, which will be measured based upon the bond tender premium paid to lenders, as well as the non-cash write-off of deferred financing fees and net original issue discount associated with the extinguished debt. Additionally, the Company expects that it will capitalize approximately $14.6 million of third party transaction costs, which will be amortized over the life of the 8.50% Notes as interest expense using the effective interest method. Below is a summary of the transaction costs and other offering expenses expected to be recorded along with their corresponding pre-tax financial statement impact (in millions):

	Preliminary Assessment of Financial Statement Impact
	Balance Sheet - Debit (Credit)
	Deferred Financing Costs (1)	Original Issue Discount (2)	Statement of Operations	Total
			Expense (3)
Cash transaction costs:
Third party transaction costs	$14.6	$—	$—	$14.6
Bond tender premiums (paid to lenders)	—	—	63.5	63.5

Total expected cash transaction costs	14.6	—	63.5	$78.1

Non-cash write-off of unamortized amounts:
Deferred financing costs	(25.4)	—	25.4
Net original issue discount	—	(11.9)	11.9

Net financial statement impact	$(10.8)	$(11.9)	$100.8

(1)	Recorded as a component of other assets within the consolidated balance sheet.
(2)	Recorded as a reduction in the face value of long-term debt within the consolidated balance sheet.
(3)	Recorded as a component of other non-operating expense within the consolidated statement of operations.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Offer to Exchange

$1,145,000,000 Outstanding 8.50% Senior Notes due 2018

for $1,145,000,000 Registered 8.50% Senior Notes due 2018

PROSPECTUS

[                    ], 2010

DEALER PROSPECTUS DELIVERY OBLIGATION

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Registrants Incorporated in Delaware

With respect to RBS Global, Inc. and the other registrants incorporated in Delaware, Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware (except for OEP, Inc., PT Components, Inc., Rexnord International, Inc., and W.M. Berg Inc.) expressly relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

Registrants that are Delaware Limited Liability Companies

Rexnord LLC and certain other registrants are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims whatsoever. The limited liability company agreements for the registrants that are Delaware limited liability companies (except for RBS China Holdings, LLC) expressly provide that the registrants that are Delaware limited liability companies shall, to the full extent permitted by applicable law, indemnify and hold harmless each member and each officer against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which such member or such officer shall be threatened by reason of its being a member or officer or while acting as a member or officer on behalf of the respective company or in its interest.

Prager Incorporated

Prager Incorporated is incorporated in Louisiana. Section 83 of the Louisiana Business Corporation Law (“LBCL”) provides, in part, that a corporation may indemnify any of its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding to which he or she is or was a party or is threatened to be made a party (including any action by the corporation or in the corporation’s right) if such action arises out of his or her acts on behalf of the corporation and he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 of the LBCL also provides that a corporation has the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. The bylaws of Prager Incorporated provide for the indemnification of directors, officers, employees and agents of Prager Incorporated to the fullest extent permitted by law.

Registrants Incorporated in California

Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director’s duties to the corporation and its shareholders, subject to certain specific limitations. Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, subject to certain limitations. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The bylaws of each of the registrants incorporated in California eliminate personal liability of its directors, and indemnify eligible persons against claims to the fullest extent permitted by Section 204 and Section 317 of the California General Corporation Law.

Gary Concrete Products, Inc.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in certain civil and criminal proceedings, provided that the individual conducted himself in good faith and reasonably believed that: (i) if the conduct was in his official capacity, that the conduct was in the best interests of the corporation; (ii) in all other cases, that such conduct was not opposed to the best interests of the corporation; and (iii) in criminal proceedings, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the Georgia Business Corporation Code for which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Georgia Business Corporation Code or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the Georgia Business Corporation Code provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith. Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract, subject to certain limitations. Section 14-2-857 of the Georgia Business Corporation Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract. The bylaws of Gary Concrete Products, Inc. provide indemnification to the fullest extent permitted by the Georgia Business Corporation Code.

Sanitary-Dash Manufacturing Co., Inc.

Sections 33-770 through 33-776 of the Connecticut Business Corporation Act provide that a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. The director or officer may also be indemnified against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys’ fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful.

The director or officer must also be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts’ power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity. The articles and bylaws of the Sanitary-Dash Manufacturing Co., Inc. are silent with respect to indemnification and the recovery of reasonable expenses.

Zurn EPC Services, Inc.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) the individual conducted himself or herself in good faith; and (2) the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interest; and (ii) in all other cases, that the conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification is mandatory for an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter, against reasonable expenses incurred in connection with the proceeding. A Washington corporation may indemnify an officer, agent or employee to the same extent as a director. The Zurn EPC Services, Inc. articles provide for the maximum indemnification permitted by Delaware law (see above for a description of Delaware law).

Rodney Hunt Company, Inc.

Massachusetts General Laws Chapter 156B, Section 67, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation’s articles of organization, a bylaw adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. Rodney Hunt Company, Inc.’s bylaws provide for the maximum indemnification permitted under the Massachusetts General Laws.

Massachusetts General Laws Chapter 156B, Section 13, enables a corporation in its articles of organization to eliminate or limit the personal liability of a director for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 or 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain stockholders) or (iv) for any transaction from which a director derived an improper personal benefit. Rodney Hunt Company, Inc.’s articles of organization eliminates the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, in accordance with the Massachusetts General Laws and subject to the above conditions.

Insurance

Each of the registrants currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of this registrant.

Item 21. Exhibits and Financial Statement Schedules

(a)	See Exhibit Index following the Signatures pages, which is incorporated in this Item by reference.

(b)	Financial Statement Schedules.

The Financial Statement Schedule of the Company appended hereto for the years ended March 31, 2010, 2009 and 2008 consist of the following:

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of RBS Global, Inc.

We have audited the consolidated financial statements of RBS Global, Inc. and Subsidiaries (the Company) as of March 31, 2010 and 2009 and for each of the three years in the period ended March 31, 2010, and have issued our report thereon dated May 25, 2010 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

May 25, 2010

Schedule II – Valuation and Qualifying Accounts

		Additions
Description	Balance at Beginning of Year	Charged to Costs and Expenses	Acquired Obligations	Charged to Other Accounts	Deductions (1)	Balance at End of Year
Fiscal Year 2008:
Valuation allowance for trade and notes receivable	$7.4	$2.6	$0.3	$0.3	$(1.7)	$8.9
Valuation allowance for excess and obsolete inventory	18.3	8.4	—	1.0	(5.9)	21.8
Valuation allowance for income taxes	85.5	6.9	—	3.0	(4.6)	90.8

Fiscal Year 2009:
Valuation allowance for trade and notes receivable	8.9	4.7	—	(0.2)	(4.3)	9.1
Valuation allowance for excess and obsolete inventory	21.8	17.2	—	(0.9)	(7.3)	30.8
Valuation allowance for income taxes	90.8	53.5	—	—	(11.0)	133.3

Fiscal Year 2010:
Valuation allowance for trade and notes receivable	9.1	0.3	0.2	0.1	(0.1)	9.6
Valuation allowance for excess and obsolete inventory	30.8	7.1	0.5	0.1	(6.5)	32.0
Valuation allowance for income taxes	133.3	7.8	—	0.4	(16.4)	125.1

(1)	Uncollectible amounts, dispositions charged against the reserve and utilization of net operating losses.

All other schedules have been omitted because they are not applicable or because the information required is included in the notes to the consolidated financial statements.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

*                    *                     *

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

*                    *                     *

(h)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on June 30, 2010.

RBS GLOBAL, INC.

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patricia M. Whaley, George C. Moore, Todd A. Adams and Michael H. Shapiro, each acting alone in their own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Praveen R. Jeyarajah Praveen R. Jeyarajah	Director	June 30, 2010

/s/ George M. Sherman George M. Sherman	Chairman of the Board	June 30, 2010

/s/ Laurence M. Berg Laurence M. Berg	Director	June 30, 2010

/s/ Peter P. Copses Peter P. Copses	Director	June 30, 2010

/s/ Damian J. Giangiacomo Damian J. Giangiacomo	Director	June 30, 2010

/s/ Steven Martinez Steven Martinez	Director	June 30, 2010

/s/ John S. Stroup John S. Stroup	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on June 30, 2010.

REXNORD LLC

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patricia M. Whaley, George C. Moore, Todd A. Adams and Michael H. Shapiro, each acting alone in their own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ George C. Moore George C. Moore	Director	June 30, 2010

/s/ George M. Sherman George M. Sherman	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

The Falk Service Corporation

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

Prager Incorporated

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

PT Components, Inc.

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

RBS Acquisition Corporation

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

RBS China Holdings, L.L.C.

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

Rexnord Industries, LLC

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ George C. Moore George C. Moore	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

Rexnord International Inc.

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

W. M. Berg Inc.

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President & Chief Executive Officer (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

Rexnord-Zurn Holdings, Inc.

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. Adams Todd A. Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ George C. Moore George C. Moore	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

OEI, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

OEP, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Krikles, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Krikles Europe U.S.A., Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Krikles Canada U.S.A., Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Pennsylvania, on June 30, 2010.

Zurco, Inc.

By:	/s/ George Warren, Jr.
Name:	George Warren, Jr.
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Warren, Jr. George Warren, Jr.	President and Director (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Teri A. Tremel Teri A. Tremel	Director	June 30, 2010

/s/ Howard A. Lederman Howard A. Lederman	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Zurn International, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Zurn PEX, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ George C. Moore George C. Moore	Director	June 30, 2010

/s/ Todd A. Adams Todd A. Adams	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Environmental Energy Company

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

HL Capital Corp.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Zurnacq of California, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Zurn Constructors, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Gary Concrete Products, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Sanitary-Dash Manufacturing Co. Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

Zurn EPC Services, Inc.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on June 30, 2010.

USI Atlantic Corp.

By:	/s/ Carl Nicolia
Name:	Carl Nicolia
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Nicolia Carl Nicolia	President (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ George C. Moore George C. Moore	Director	June 30, 2010

/s/ Todd A. Adams Todd A. Adams	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 30, 2010.

Zurn Industries, LLC

By:	/s/ George C. Moore
Name:	George C. Moore
Title:	Executive Vice President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George C. Moore George C. Moore	Executive Vice President and Director (Principal Executive Officer)	June 30, 2010

/s/ Michael H. Shapiro Michael H. Shapiro	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ Todd A. Adams Todd A. Adams	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranberry Township, State of Pennsylvania, on June 30, 2010.

GA Industries Holdings, LLC

By:	/s/ Robert E. Saadi
Name:	Robert E. Saadi
Title:	President
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Saadi Robert E. Saadi	President (Principal Executive Officer)	June 30, 2010

/s/ Edmund L. Krainski Edmund L. Krainski	Treasurer and Director (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ Todd A. Adams Todd A. Adams	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranberry Township, State of Pennsylvania, on June 30, 2010.

GA Industries, LLC

By:	/s/ Robert E. Saadi
Name:	Robert E. Saadi
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Saadi Robert E. Saadi	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2010

/s/ James H. Hynes James H. Hynes	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Patricia M. Whaley Patricia M. Whaley	Director	June 30, 2010

/s/ Edmund L. Krainski Edmund L. Krainski	Director	June 30, 2010

/s/ Donald L. Bartell Donald L. Bartell	Director	June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of Massachusetts, on June 30, 2010.

Rodney Hunt Company, Inc.

By:	/s/ John A. Kemp
Name:	John A. Kemp
Title:	President & Chief Executive Officer
Date:	June 30, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Kemp John A. Kemp	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2010

/s/ James H. Hynes James H. Hynes	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 30, 2010

/s/ Edmund L. Krainski Edmund L. Krainski	Director	June 30, 2010

/s/ Paul E. Brunelle Paul E. Brunelle	Director	June 30, 2010

/s/ Alfred A. Watts Alfred A. Watts	Director	June 30, 2010

EXHIBIT INDEX

Exhibit No.	Description	Incorporated Herein By Reference To	Filed Herewith
2.1	Agreement and Plan of Merger, by and among Chase Acquisition I, Inc., Chase Merger Sub, Inc., RBS Global, Inc. and TC Group, L.L.C, dated as of May 24, 2006. The Registrants agree to furnish supplementally a copy of the schedules omitted from this Exhibit 2.1 to the Commission upon request.	Exhibit 2.1 to Form 8-K/A filed by the registrants on July 27, 2006.
2.2	Purchase Agreement, dated as of October 11, 2006, between RBS Global, Inc. and Jupiter Acquisition, LLC.	Exhibit 2.2 to Form 10-Q filed by the registrants on November 8, 2006.
2.3	Stock Purchase Agreement dated as of September 27, 2002, by and among RBS Acquisition Corporation, Invensys plc, BTR Inc., BTR (European Holdings) BV, BTR Industries GmbH, Dunlop Vermögensverwaltungsgesellschaft GmbH, Brook Hansen Inc., Invensys France SAS, Invensys Holdings Ltd., Hansen Transmissions International Ltd., Hawker Siddeley Management Ltd. and BTR Finance BV. The registrants agree to furnish supplementally a copy of the schedules omitted from this Exhibit 2.3 to the Commission upon request.	Exhibit 2.1 to Form S-4 Registration Statement (SEC File No. 33-10242) filed by the registrants.
2.4	Stock Purchase Agreement dated as of April 5, 2005, by and among Rexnord Corporation, Hamilton Sundstrand Corporation and The Falk Corporation. The registrants agree to furnish supplementally a copy of the schedules omitted from this Exhibit 2.4 to the Commission upon request.	Exhibit 99.2 to Form 8-K filed by the registrants on May 19, 2005.
2.5	Merger Agreement by and among Zurn Industries, LLC, Zurn Acquisition Sub Inc., GA Industries, Inc. and Certain Shareholders dated as of December 20, 2007.	Exhibit 10.1 to Form 8-K filed by the registrants on December 21, 2007.
3.1(a)	Form of Amended and Restated Certificate of Incorporation of RBS Global, Inc., as further amended.	Exhibit 3.1 to Form 10-K filed by the registrants on May 23, 2008.
3.1(b)	Amendment of the Certificate of Incorporation of RBS Global, Inc. dated October 29, 2008.	Exhibit 3.1(A) to Form 10-K filed by the registrants on May 29, 2009.
3.2	Certificate of Formation of Rexnord LLC.	Exhibit 3.2 to Form S-4 Registration Statement (SEC File No. 33-140040) filed by the registrants.

3.3	Certificate of Incorporation of The Falk Service Corporation	Exhibit 3.2 to Form 10-Q filed August 10, 2005.
3.4	Restatement of Articles of Incorporation of Prager Incorporated	Exhibit 3.11 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.5	Amended Certificate of Incorporation of PT Components, Inc.	Exhibit 3.3 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.6	Certificate of Incorporation of RBS Acquisition Corporation	Exhibit 3.4 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.7	Certificate of Formation of RBS China Holdings, L.L.C.	Exhibit 3.18 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.8	Certificate of Formation of Rexnord Industries, LLC	Exhibit 3.8 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.9	Amended Certificate of Incorporation of Rexnord International Inc.	Exhibit 3.6 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.10	Amended Certificate of Incorporation of W.M. Berg Inc.	Exhibit 3.8 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.11	Certificate of Incorporation of Rexnord-Zurn Holdings, Inc.	Exhibit 3.11 to Form S-4 Registration Statement (SEC File No. 333-141121) filed by the registrants.
3.12	Amended and Restated Certificate of Incorporation of OEI, Inc.		X
3.13	Amended Certificate of Incorporation of OEP, Inc.		X
3.14	Amended Certificate of Incorporation of Krikles, Inc.	Exhibit 3.14 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.15	Certificate of Incorporation of Krikles Europe U.S.A., Inc.	Exhibit 3.15 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.

3.16	Certificate of Incorporation of Krikles Canada U.S.A., Inc.	Exhibit 3.16 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.17	Certificate of Incorporation of Zurco, Inc.	Exhibit 3.17 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.18	Amended and Restated Certificate of Incorporation of Zurn International, Inc.		X
3.19	Amended Certificate of Incorporation of Zurn PEX, Inc.	Exhibit 3.19 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.20	Articles of Incorporation of Environmental Energy Company	Exhibit 3.21 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.21	Articles of Incorporation of HL Capital Corp.	Exhibit 3.22 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.22	Articles of Incorporation of Zurnacq of California, Inc.	Exhibit 3.23 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.23	Articles of Incorporation of Zurn Constructors, Inc.	Exhibit 3.24 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.24	Articles of Incorporation of Gary Concrete Products, Inc.	Exhibit 3.25 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.25	Certificate of Incorporation of Sanitary-Dash Manufacturing Co., Inc.	Exhibit 3.26 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.26	Articles of Incorporation of Zurn EPC Services, Inc.	Exhibit 3.27 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.27	Certificate of Incorporation of USI Atlantic Corp.	Exhibit 3.20 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.

3.28	Certificate of Formation of Zurn Industries, LLC	Exhibit 3.11 to Form 10-K filed by the registrants on May 25, 2007.
3.29	Certificate of Formation of GA Industries Holdings, LLC	Exhibit 3.57 to Form 10-K filed by the registrants on May 23, 2008.
3.30	Certificate of Formation of GA Industries, LLC		X
3.31	Amended Certificate of Incorporation of Rodney Hunt Company, Inc.		X
3.32	Amended and Restated By-Laws of RBS Global Inc. as adopted on May 20, 2008.	Exhibit 3.29 to Form 10-K filed by the registrants on May 29, 2009.
3.33	Amended and Restated Limited Liability Company Agreement of Rexnord LLC adopted May 20, 2008.	Exhibit 3.30 to Form 10-K filed by the registrants on May 29, 2009.
3.34	Amended and Restated Bylaws of The Falk Service Corporation	Exhibit 3.4 to Form 10-Q filed August 10, 2005.
3.35	Bylaws of Prager Incorporated	Exhibit 3.29 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.36	Amended and Restated Bylaws of PT Components, Inc.	Exhibit 3.21 to Form 10-K filed by the registrants on June 15, 2005.
3.37	Bylaws of RBS Acquisition Corporation	Exhibit 3.22 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.38	Limited Liability Company Agreement of RBS China Holdings, L.L.C.	Exhibit 3.36 to Form S-4 Registration Statement (SEC File No. 333-102428) filed by the registrants.
3.39	Amended Limited Liability Company Agreement of Rexnord Industries, LLC		X
3.40	Amended and Restated Bylaws of Rexnord International Inc.	Exhibit 3.24 to Form 10-K filed by the registrants on June 15, 2005.
3.41	Bylaws of W.M. Berg Inc.	Exhibit 3.26 to Form 10-K filed by the registrants on June 15, 2005.
3.42	Amended and Restated Bylaws of Rexnord-Zurn Holdings, Inc.	Exhibit 3.39 to Form S-4 Registration Statement (SEC File No. 333-141121) filed by the registrants.

3.43	Amended and Restated Bylaws of OEI, Inc.	Exhibit 3.41 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.44	Amended and Restated Bylaws of OEP, Inc.	Exhibit 3.40 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.45	Bylaws of Krikles, Inc.	Exhibit 3.42 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.46	Bylaws of Krikles Europe U.S.A., Inc.	Exhibit 3.43 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.47	Bylaws of Krikles Canada U.S.A., Inc.	Exhibit 3.44 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.48	Bylaws of Zurco, Inc.	Exhibit 3.45 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.49	Bylaws of Zurn International, Inc. (f/k/a Zurn (Cayman Islands), Inc.)	Exhibit 3.46 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.50	Amended and Restated Bylaws of Zurn PEX, Inc.		X
3.51	Bylaws of Environmental Energy Company	Exhibit 3.49 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.52	Amended Bylaws of HL Capital Corp.	Exhibit 3.50 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.53	Amended Bylaws of Zurnacq of California, Inc.		X
3.54	Bylaws of Zurn Constructors, Inc.	Exhibit 3.52 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.

3.55	Bylaws of Gary Concrete Products, Inc.	Exhibit 3.53 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.56	Bylaws of Sanitary-Dash Manufacturing Co., Inc.	Exhibit 3.54 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.57	Bylaws of Zurn EPC Services, Inc.	Exhibit 3.55 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.58	Bylaws of USI Atlantic Corp.	Exhibit 3.48 to Amendment No. 1 to Form S-4 Registration Statement (SEC File No. 333-140040) filed by the registrants.
3.59	Limited Liability Company Agreement of Zurn Industries, LLC	Exhibit 3.39 to Form 10-K filed by the registrants on May 25, 2007.
3.60	Limited Liability Company Agreement of GA Industries Holdings, LLC	Exhibit 3.58 to Form 10-K filed by the registrants on May 23, 2008.
3.61	Limited Liability Company Agreement of GA Industries, LLC		X
3.62	Amended and Restated Bylaws of Rodney Hunt Company, Inc.		X
4.1(a)	Senior Note Indenture with respect to the 8 7/8% Senior Notes due 2016, among RBS Global, Inc., Rexnord LLC and Wells Fargo Bank, National Association, as Trustee, dated as of February 7, 2007.	Exhibit 10.14 to Form S-4/A Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.1(b)	First Supplemental Indenture with respect to the 8 7/8% Senior Notes due 2016, by and among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of February 7, 2007.	Exhibit 10.15 to Form S-4/A Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.1(c)	Second Supplemental Indenture with respect to the 8 7/8% Senior Notes due 2016, by and among Zurn Industries, LLC, RBS Global, Inc., Rexnord LLC, and Wells Fargo Bank, National Association, as Trustee, dated as of April 1, 2007.	Exhibit 4.3 to Form 10-K filed by the registrants on May 25, 2007.
4.1(d)	Third Supplemental Indenture with respect to the 8 7/8% Senior Notes due 2016, by and among Zurn Industries, LLC, RBS Global, Inc., Rexnord LLC, and Wells Fargo Bank, National Association, as Trustee, dated as of February 1, 2008.	Exhibit 10.2 to Form 10-Q filed by the registrants on February 5, 2008.

4.1(e)	Fourth Supplemental Indenture, dated as of April 20, 2010, to the Indenture dated as of February 7, 2007, respecting RBS Global, Inc.’s and Rexnord LLC’s 8 7/8 % Senior Unsecured Notes due 2016, among RBS Global, Inc., Rexnord LLC, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.	Exhibit 4.3 to Form 8-K filed by the registrants on April 21, 2010.
4.1(f)	Registration Rights Agreement with respect to the 8 7/8% Senior Notes due 2016, by and among RBS Global, Inc., Rexnord LLC, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, UBS Securities LLC, Goldman, Sachs & Co. and Lehman Brothers Inc., dated February 7, 2007.	Exhibit 10.16 to Form S-4/A Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.1(g)	Form of Unrestricted Global Note evidencing the 8 7/8% Senior Notes due 2016.	Exhibit 4.6 to Form S-4 Registration Statement (SEC File No. 33-141121) filed by the registrants.
4.2(a)	Senior Note Indenture with respect to the 9 1/2% Senior Notes due 2014, among Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of July 21, 2006.	Exhibit 4.1 to Form 8-K/A filed by the registrants on July 27, 2006.
4.2(b)	First Supplemental Indenture with respect to the 9 1/2% Senior Notes due 2014, by and among RBS Global, Inc., Rexnord Corporation, the Guarantors listed therein, Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of July 21, 2006.	Exhibit 4.2 to Form 8-K/A filed by the registrants on July 27, 2006.
4.2(c)	Second Supplemental Indenture with respect to the 9 1/2% Senior Notes due 2014, by and among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of February 7, 2007.	Exhibit 4.14 to Form S-4/A Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.2(d)	Third Supplemental Indenture with respect to the 9 1/2% Senior Notes due 2014, by and among Zurn Industries, LLC, RBS Global, Inc., Rexnord LLC, and Wells Fargo Bank, National Association, as Trustee, dated as of April 1, 2007.	Exhibit 4.9 to Form 10-K filed by the registrants on May 25, 2007.
4.2(e)	Fourth Supplemental Indenture with respect to the 9 1/2% Senior Notes due 2014, by and among Zurn Industries, LLC, RBS Global, Inc., Rexnord LLC, and Wells Fargo Bank, National Association, as Trustee, dated as of February 1, 2008.	Exhibit 10.1 to Form 10-Q filed by the registrants on February 5, 2008.
4.2(f)	Fifth Supplemental Indenture, dated as of April 20, 2010, to the Indenture dated as of July 21, 2006, respecting RBS Global, Inc.’s and Rexnord LLC’s 9 1/2 % Senior Unsecured Notes due 2014, among RBS Global, Inc., Rexnord LLC, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.	Exhibit 4.1 to Form 8-K filed by the registrants on April 21, 2010.

4.2(g)	Registration Rights Agreement with respect to the 9 1/2% Senior Notes due 2014, by and among Chase Merger Sub, Inc., RBS Global, Inc., Rexnord Corporation, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc., dated July 21, 2006.	Exhibit 4.5 to Form 8-K/A filed by the registrants on July 27, 2006.
4.2(h)	Registration Rights Agreement with respect to the Additional 9 1/2% Senior Notes due 2014, by and among RBS Global, Inc., Rexnord LLC, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, UBS Securities LLC, Goldman, Sachs & Co. and Lehman Brothers Inc., dated February 7, 2007.	Exhibit 4.15 to Form S-4/A Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.2(i)	Form of Unrestricted Global Note evidencing the 9 1/2% Senior Notes due 2014.	Exhibit 4.5 to Form S-4 Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.3(a)	Senior Subordinated Note Indenture with respect to the 11 3/4% Senior Subordinated Notes due 2016, among Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of July 21, 2006.	Exhibit 4.6 to Form 8-K/A filed by the registrants on July 27, 2006.
4.3(b)	First Supplemental Indenture with respect to the 11 3/4% Senior Subordinated Notes due 2016, by and among RBS Global, Inc., Rexnord Corporation, the Guarantors listed therein, Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of July 21, 2006.	Exhibit 4.7 to Form 8-K/A filed by the registrants on July 27, 2006.
4.3(c)	Second Supplemental Indenture with respect to the 11 3/4% Senior Subordinated Notes due 2016, by and among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of February 7, 2007.	Exhibit 4.16 to Form S-4/A Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.3(d)	Third Supplemental Indenture with respect to the 11 3/4% Senior Subordinated Notes due 2016, by and among Zurn Industries, LLC, RBS Global, Inc., Rexnord LLC, and Wells Fargo Bank, National Association, as Trustee, dated as of April 1, 2007.	Exhibit 4.16 to Form 10-K filed by the registrants on May 25, 2007.
4.3(e)	Fourth Supplemental Indenture with respect to the 11 3/4% Senior Subordinated Notes due 2016, by and among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of February 1, 2008.	Exhibit 10.3 to Form 10-Q filed by the registrants on February 5, 2008.

4.3(f)	Registration Rights Agreement with respect to the 11 3/4% Senior Subordinated Notes due 2016, by and among Chase Merger Sub, Inc., RBS Global, Inc., Rexnord Corporation, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc., dated July 21, 2006.	Exhibit 4.10 to Form 8-K/A filed by the registrants on July 27, 2006.
4.3(g)	Form of Unrestricted Global Note evidencing the 11 3/4% Senior Subordinated Notes due 2016.	Exhibit 4.11 to Form S-4 Registration Statement (SEC File No. 33-140040) filed by the registrants.
4.4(a)	Senior Subordinated Note Indenture, with respect to the 10 1/8% Senior Subordinated Notes due 2012, by and among Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of dated as of November 25, 2002.	Exhibit 4.1 to Form S-4 Registration Statement (SEC File No. 33-10242) filed by the registrants.
4.4(b)	Second Supplemental Indenture, with respect to the 10 1/8% Senior Subordinated Notes due 2012, by and among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of dated as of June 19, 2006.	Exhibit 4.1 to Form 8-K filed by the registrants on June 19, 2006.
4.5(a)	Indenture with respect to the 9 1/2% Senior Notes due 2014, by and among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, dated as of April 29, 2009.	Exhibit 4.1 to Form 8-K filed by the registrants on April 30, 2009.
4.5(b)	First Supplemental Indenture, dated as of April 20, 2010, to the Indenture dated as of April 29, 2009, respecting RBS Global, Inc.’s and Rexnord LLC’s 9 1/2% Senior Unsecured Notes due 2014, among RBS Global, Inc., Rexnord LLC, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.	Exhibit 4.1 to Form 8-K filed by the registrants on April 21, 2010.
4.5(c)	Registration Rights Agreement, dated as of April 29, 2009, with respect to the offers to exchange (A) RBS Global Inc.’s and Rexnord LLC’s (collectively “Guarantors”) new 9 1/2% Senior Notes due 2014 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors for any and all of the Guarantors outstanding 8.875% Senior Notes due 2016 (the “Old 2016 Notes”), (B) the Initial Notes for any and all of Rexnord Holdings, Inc.’s (“Rexnord Holdings”) outstanding PIK Toggle Senior Notes due 2013 (the “PIK Notes” and, together with the Old 2016 Notes, the “Old Notes”) and (C) the Initial Notes for any and all of Rexnord	Exhibit 4.2 to Form 8-K filed by the registrants on April 30, 2009.

Holdings’ loans outstanding under the credit agreement dates as of March 2, 2007, among Rexnord Holdings, the lenders party thereto, Credit Suisse, as Administrative Agent and Banc of America Bridge LLC, as Syndication Agent.
4.6(a)	Indenture, dated as of April 28, 2010, with respect to the 8 1 /2% Senior Notes due 2018, by and among RBS Global, Inc., Rexnord LLC, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.	Exhibit 4.1 to Form 8-K filed by the registrants on April 28, 2010.
4.6(b)	Registration Rights Agreement, dated as of April 28, 2010, with respect to the 8 1/2% Senior Notes due 2018, by and among RBS Global, Inc., Rexnord LLC, the subsidiaries of RBS Global, Inc. party thereto, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Goldman, Sachs & Co.	Exhibit 4.2 to Form 8-K filed by the registrants on April 28, 2010.
4.6(c)	Form of Rule 144A Global Note evidencing the 8 1/2% Senior Notes due 2018.		X
4.6(d)	Form of Regulation S Global Note evidencing the 8 1/2% Senior Notes due 2018.		X
4.6(e)	Form of Unrestricted Global Note evidencing the 8 1/2% Senior Notes due 2018.		X
5.1	Opinion of Quarles & Brady LLP.		X
10.1	Amended and Restated Management Consulting Agreement among Rexnord Corporation, George M. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC, effective February 7, 2007.*	Exhibit 10.2 to Form 10-K filed by the registrants on May 23, 2008.
10.2	Amended and Restated Management Consulting Agreement by and between Rexnord Holdings, Inc. and Apollo Management VI, L.P., dated February 7, 2007.*	Exhibit 10.3 to Form 10-K filed by the registrants on May 23, 2008.
10.3	Stockholders’ Agreement of Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC and certain other stockholders, dated July 21, 2006.*	Exhibit 10.5 to Form 8-K/A filed by the registrants on July 27, 2006.
10.4	Stockholders’ Agreement of Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, Cypress Industrial Holdings, LLC and George M. Sherman, dated July 21, 2006.*	Exhibit 10.6 to Form 8-K/A filed by the registrants on July 27, 2006.
10.5(a)	Rexnord Corporation Special Signing Bonus Plan.*	Exhibit 10.7 to Form 8-K/A filed by the registrants on July 27, 2006.
10.5(b)	Form of Special Signing Bonus Plan Participation Letter.*	Exhibit 10.8 to Form 8-K/A filed by the registrants on July 27, 2006.

10.6(a)	Rexnord Holdings, Inc. 2006 Stock Option Plan, as amended through January 27, 2010.*±	Exhibit 10.6(a) to Form 10-K filed by the registrants on May 25, 2010.
10.6(b)	Form of Executive Non-Qualified Stock Option Agreement.*	Exhibit 10.10 to Form 8-K/A filed by the registrants on July 27, 2006.
10.6(c)	Form of George M. Sherman Non-Qualified Stock Option Agreement.*	Exhibit 10.11 to Form 8-K/A filed by the registrants on July 27, 2006.
10.6(d)	Form of Non-Employee Director (Apollo Director) Non-Qualified Stock Option Grant.*	Exhibit 10.8 to Form 10-K filed by the registrants on May 25, 2007.
10.6(e)	Stock Option Cancellation and Release Agreement, dated as of October 29, 2009, by and among Rexnord Holdings, Inc. and Cypress Industrial Holdings, LLC.*	Exhibit 10.5 to Form 10-Q filed by the registrants on February 4, 2010.
10.6(f)	Amended and Restated Non-Qualified Stock Option Agreement, dated April 16, 2010, between Rexnord Holdings, Inc. and Praveen Jeyarajah, amending and restating the option agreement dated as of October 29, 2009.*	Exhibit 10.1 to Form 8-K filed by the registrants on April 22, 2010.
10.6(g)	Amended and Restated Non-Qualified Stock Option Agreement, dated April 16, 2010, between Rexnord Holdings, Inc. and Praveen Jeyarajah, amending and restating the option agreement dated as of April 19, 2007.*	Exhibit 10.2 to Form 8-K filed by the registrants on April 22, 2010.
10.7	Form of Rexnord Non-Union Pension Plan.*	Exhibit 10.13 to Form S-4 Registration Statement (SEC File No. 33-10242) filed by the registrants.
10.8	Form of Rexnord Supplemental Pension Plan.*	Exhibit 10.14 to Form S-4 Registration Statement (SEC File No. 33-10242) filed by the registrants.
10.9	Form of Rexnord Corporation Executive Bonus Plan.*	Exhibit 10.15 to Form S-4 Registration Statement (SEC File No. 33-10242) filed by the registrants.
10.10	Amended and Restated Credit Agreement, dated as of October 5, 2009, among Chase Acquisition I, Inc., RBS Global, Inc., and Rexnord LLC, Credit Suisse, Cayman Islands Branch, as administrative agent and the lenders party thereto.	Exhibit 10.1 to Form 8-K/A filed by the registrants on October 9, 2009.
10.11	Receivables Sale and Servicing Agreement, dated September 26, 2007, by and among the Originators, Rexnord Industries, LLC as Servicer, and Rexnord Funding LLC.	Exhibit 10.1 to Form 8-K filed by the registrants on October 1, 2007.

10.12	Receivables Funding and Administration Agreement, dated September 26, 2007, by and among Rexnord Funding LLC and General Electric Capital Corporation.	Exhibit 10.2 to Form 8-K filed by the registrants on October 1, 2007.
10.13	Amended and Restated Guarantee and Collateral Agreement, dated as of October 5, 2009, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the subsidiary guarantors party thereto and Credit Suisse, Cayman Islands Branch, as administrative agent.	Exhibit 10.2 to Form 8-K/A filed by the registrants on October 9, 2009.
10.14	Rexnord Management Incentive Compensation Plan (revised as of June 18, 2009).*	Exhibit 10.14 to Form 10-K filed by the registrants on May 25, 2010
10.15	Rexnord Supplemental Retirement Plan adopted May 1, 2008.*	Exhibit 10.21 to Form 10-Q filed by the registrants on August 8, 2008.
10.16	Rexnord Supplemental Executive Retirement Plan As Amended Effective January 1, 2008.*	Exhibit 10.24 to Form 10-Q filed by the registrants on February 10, 2009.
10.17(a)	Employment Agreement between Rexnord LLC and Robert A. Hitt, dated July 21, 2006.*	Exhibit 10.2 to Form 8-K/A filed by the registrants on July 27, 2006.
10.17(b)	Letter of Clarification Related to July 21, 2006 Employment Agreement between Rexnord LLC and Robert A. Hitt dated September 8, 2008.*	Exhibit 10.22 to Form 10-Q filed by the registrants on November 5, 2008.
10.17(c)	Employment Separation and General Release Agreement, dated as of September 11, 2009, by and between Robert A. Hitt, Rexnord LLC, RBS Global, Inc. and Rexnord Holdings, Inc.*	Exhibit 10.1 to Form 8-K filed by the registrants on October 19, 2009.
10.18(a)	Employment Agreement between Rexnord LLC and Alex P. Marini, dated as of February 7, 2007.*	Exhibit 10.16 to Form 10-K filed by the registrants on May 25, 2007.
10.18(b)	Letter of Clarification Related to Employment Agreement between Rexnord LLC and Alex P. Marini dated September 8, 2008.*	Exhibit 10.23 to Form 10-Q filed by the registrants on November 5, 2008.
10.18(c)	Employment Separation and General Release Agreement, dated as of June 8, 2009, by and between Alex P. Marini and Rexnord LLC.*	Exhibit 10.18(c) to Form 10-K filed by the registrants on May 25, 2010.
10.18(d)	Consultant Agreement, dated as of September 25, 2009, by and between Rexnord LLC and Alex P. Marini.*	Exhibit 10.18(d) to Form 10-K filed by the registrants on May 25, 2010.
12.1	Computation of ratio of earnings to fixed charges.		X
21.1	List of Subsidiaries of the registrants.		X
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.		X

23.2	Consent of Quarles & Brady LLP	Included in Exhibit 5.1 hereto.
24.1	Powers of Attorney	Included on the Signature pages hereto.
25.1	Form T-1 of Wells Fargo Bank, National Association, regarding Senior Note Indenture with respect to the 8 1/2% Senior Notes due 2018 and related guarantees.		X
99.1	Form of Letter of Transmittal.		X
99.2	Form of Notice of Guaranteed Delivery.		X
99.3	Form of Letter to Brokers.		X
99.4	Form of Letter to Clients.		X

*	Denotes management plan or compensatory plan or arrangement.
±	Includes non-material changes from prior versions.